PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 21, 2006)

                                  $908,227,000
                                  (APPROXIMATE)

                       J.P. MORGAN MORTGAGE TRUST 2006-A6
                                 ISSUING ENTITY

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-A6

                     J.P. MORGAN MORTGAGE ACQUISITION CORP.
                               SPONSOR AND SELLER

                      J.P. MORGAN ACCEPTANCE CORPORATION I
                                    DEPOSITOR

                                   ----------

--------------------------------------------------------------------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-18 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 6 IN THE PROSPECTUS.

The certificates will represent interests in the J.P. Morgan Mortgage Trust 2006-A6 only and will not represent an interest in, or an obligation of, J.P. Morgan Acceptance Corporation I, J.P. Morgan Mortgage Acquisition Corp., J.P. Morgan Securities Inc. or any other entity.

--------------------------------------------------------------------------------

The following classes of certificates are offered hereby:

o    Fifty-seven classes of senior certificates; and

o    Three classes of subordinate certificates.

The classes of certificates offered by this prospectus supplement and the initial class principal amounts thereof and interest rates thereon are listed in the table that begins on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of certificates listed in the table that begins on page S-1 under "Summary--Offered Certificates" and not to the other classes of certificates listed under "Summary--Non-Offered Certificates".

The assets of the issuing entity will primarily consist of four pools of conventional, adjustable rate, fully amortizing mortgage loans secured by first liens on one- to four-family residential properties having the additional characteristics described in "Description of the Mortgage Pools" in this prospectus supplement.

Principal and interest on the certificates will be payable monthly, beginning on the distribution date in October 2006, as described in this prospectus supplement. Credit enhancement for the offered certificates will consist of subordination and limited cross-collateralization.

The certificates offered by this prospectus supplement will be purchased by J.P. Morgan Securities Inc., as underwriter, from J.P. Morgan Acceptance Corporation I, as depositor, and are being offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to J.P. Morgan Acceptance Corporation I from the sale of these certificates will be approximately 100.73% of their initial principal balance, before deducting expenses estimated to be $561,000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the offered certificates will be made on or about September 28, 2006 in book-entry form, except the Class A-R Certificate, which will be delivered in fully registered form.

                                   ----------

                                [JP MORGAN LOGO]

SEPTEMBER 28, 2006

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates and may be different from the information in the prospectus.

          You should be certain to review the information in this prospectus supplement for a description of the specific terms of your certificates and the prospectus for additional information concerning your certificates.

          We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

          Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

          Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 100 F Street, N.E., Washington, DC 20548.

          Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

          This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC. You may request a free copy of any of the above filings by writing or calling:

                           J.P. MORGAN SECURITIES INC.
                                JPMSI OPERATIONS
                            10 SOUTH DEARBORN STREET
                               MAIL CODE IL1-0237
                             CHICAGO, ILLINOIS 60670
                                 (312) 732-8505

          You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY..................................................................    S-1
RISK FACTORS.............................................................   S-18
GLOSSARY OF DEFINED TERMS................................................   S-22
DESCRIPTION OF THE MORTGAGE POOLS........................................   S-22
   General...............................................................   S-22
   The Mortgage Loans....................................................   S-22
   The Pledged Asset Loans...............................................   S-25
   The Indices...........................................................   S-28
   Assignment of the Mortgage Loans......................................   S-29
DELINQUENCY AND FORECLOSURE INFORMATION FOR THE MORTGAGE LOANS...........   S-29
STATIC POOL INFORMATION..................................................   S-31
THE ORIGINATORS..........................................................   S-31
DESCRIPTION OF THE CERTIFICATES..........................................   S-41
   General...............................................................   S-41
   Book-Entry Certificates...............................................   S-43
   Exchangeable Certificates.............................................   S-43
   Available Distribution Amount.........................................   S-44
   Distributions of Interest.............................................   S-44
   Distributions of Principal............................................   S-47
   Priority of Distributions.............................................   S-48
   Distributions with Respect to Exchangeable Certificates...............   S-50
   Limited Cross-Collateralization Among the Mortgage Pools in the
      Aggregate Pool ....................................................   S-50
   Subordination of the Payment of the Subordinate Certificates..........   S-51
   Allocation of Losses..................................................   S-52
   Reports to Certificateholders.........................................   S-53
   Expected Final Distribution Date......................................   S-53
   Final Scheduled Distribution Date.....................................   S-53
   Optional Clean-Up Call................................................   S-53
   Voting Rights.........................................................   S-54
THE ISSUING ENTITY.......................................................   S-54
THE TRUSTEE..............................................................   S-55
THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR.....................   S-56
   Master Servicer.......................................................   S-57
   Securities Administrator..............................................   S-57
THE DEPOSITOR............................................................   S-57
THE SPONSOR AND SELLER...................................................   S-58
   General...............................................................   S-58
   Securitization Activities of the Sponsor..............................   S-58
AFFILIATES AND RELATED TRANSACTIONS......................................   S-58
THE SERVICERS............................................................   S-58
   General...............................................................   S-58
   JPMorgan Chase Bank, N.A..............................................   S-59
   PHH Mortgage Corporation..............................................   S-61
SERVICING OF THE MORTGAGE LOANS..........................................   S-69
   Servicing and Collection Procedures...................................   S-69
   Accounts..............................................................   S-70
   Flow of Funds.........................................................   S-71
   Compensating Interest to be Paid by the Servicers in Connection with
      Certain Prepaid Mortgage Loans.....................................   S-72
   Advances..............................................................   S-72
   Compliance with Applicable Servicing Criteria and Servicer
      Attestation........................................................   S-72
   Master Servicer Default; Servicer Default.............................   S-73
   Resignation of Servicers; Assignment and Merger.......................   S-73
FEES AND EXPENSES OF THE ISSUING ENTITY..................................   S-74
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE..............................   S-75
   Yield Considerations..................................................   S-75
   Subordination of the Offered Subordinate Certificates.................   S-78
   Sensitivity of the Interest-Only Certificates.........................   S-78
   Weighted Average Life.................................................   S-82
   Structuring Assumptions...............................................   S-83
USE OF PROCEEDS..........................................................   S-83
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................   S-83
   General...............................................................   S-83
   The Class A-R Certificates............................................   S-84
   Additional Considerations for the Exchangeable Certificates...........   S-85
   Other Taxes...........................................................   S-88
ERISA MATTERS............................................................   S-88
METHOD OF DISTRIBUTION...................................................   S-90
LEGAL MATTERS............................................................   S-90
LEGAL PROCEEDINGS........................................................   S-90
RATINGS..................................................................   S-90
LEGAL INVESTMENT.........................................................   S-91
GLOSSARY OF DEFINED TERMS................................................   S-92
Annex A: Certain Characteristics of the Mortgage Loans...................    A-1
Annex B-1: Assumed Mortgage Loan Characteristics.........................    B-1
Annex B-2: Principal Amount Decrement Tables.............................    B-4
Annex C: Permitted Exchangeable Certificate Combinations.................    C-1

                                TABLE OF CONTENTS

                                   PROSPECTUS

RISK FACTORS..............................................................     6
   Yield is Sensitive to Rate of Principal Prepayment.....................     6
   Limited Resale Market for Securities Could Adversely Affect Your
      Ability to Liquidate Your Investment................................     7
   Protection Against Losses is Limited Since Securities Will Receive
      Payments Only From Specified Sources................................     7
   Nature of Mortgages Securing the Loans May Delay Receipt of, or Result
      in Shortfalls in Proceeds Payable on a Loan.........................     8
   You Could Be Adversely Affected By Violations of Consumer Protection
      Laws................................................................    10
   You Could Be Adversely Affected By Violations of Environmental Laws....    10
   Value of Trust Assets May Be Less Than Outstanding Principal Balance of
      the Related Securities..............................................    11
   Weighted Average Net Mortgage Rate on the Loans May Limit Interest Rate
      on the Securities...................................................    11
   Risks Related to Loans with Interest-only Payments.....................    11
   High Balance Loans Increase Risk of Default............................    12
   Simultaneous Second Lien Risk..........................................    12
   Geographic Concentration of Loans Could Adversely Affect Your
      Investment..........................................................    12
   Military Action and Terrorist Attacks May Impact the Return on Your
      Security............................................................    12
   Book-Entry System for Certain Classes May Decrease Liquidity and Delay
      Payment.............................................................    13
   Bankruptcy and Insolvency Risks........................................    13
   Borrower May be Unable to Make Balloon Payment.........................    13
   High Loan-to-Value Ratios Increase Risk of Loss........................    14
   Mortgage Loans Originated According to Non-Agency Underwriting
      Guidelines May Have Higher Expected Delinquencies...................    14
   A Transfer of Servicing May Result in Increased Losses and
      Delinquencies on the Loans..........................................    15
   The Recording of the Mortgages in the Name of MERS May Affect the Yield
      on the Securities...................................................    15
   Risks Related to the Residual Interest Securities......................    15
THE TRUST FUND............................................................    16
   General................................................................    16
   The Loans..............................................................    18
   Underwriting Standards.................................................    22
   Modification of Loans..................................................    23
   Agency Securities......................................................    23
   Private Mortgage-Backed Securities.....................................    28
   Representations by Sellers or Originators; Repurchases.................    30
   Substitution of Trust Fund Assets......................................    32
USE OF PROCEEDS...........................................................    32
THE DEPOSITOR.............................................................    32
THE SPONSOR...............................................................    33
   General................................................................    33
   Securitization Activities of the Sponsor...............................    33
DESCRIPTION OF THE SECURITIES.............................................    34
   General................................................................    34
   Distributions on Securities............................................    36
   Advances...............................................................    37
   Reports to Securityholders.............................................    38
   Categories of Classes of Securities....................................    40
   Indices Applicable to Floating Rate and Inverse Floating Rate Classes..    42
   Book-Entry Registration of Securities..................................    48
   Exchangeable Securities................................................    50
   Purchase Obligations...................................................    53
   Mandatory Auctions.....................................................    53
CREDIT ENHANCEMENT........................................................    53
   General................................................................    53
   Subordination..........................................................    54
   Letter of Credit.......................................................    55
   Insurance Policies, Surety Bonds and Guaranties........................    55
   Over-Collateralization.................................................    55
   Spread Account.........................................................    56
   Reserve Accounts.......................................................    56
   Pool Insurance Policies................................................    57
   Cross-Collateralization................................................    59

   Other Insurance, Surety Bonds, Guaranties, and Letters of Credit.......    59
   Derivative Products....................................................    59
YIELD AND PREPAYMENT CONSIDERATIONS.......................................    59
THE AGREEMENTS............................................................    62
   Servicing..............................................................    62
   Assignment of the Trust Fund Assets....................................    62
   No Recourse to Sellers, Originators, Depositor or Master Servicer......    65
   Payments on Loans; Deposits to Security Account........................    65
   Pre-Funding Account....................................................    67
   Hazard Insurance.......................................................    68
   Realization Upon Defaulted Loans.......................................    70
   Servicing and Other Compensation and Payment of Expenses...............    71
   Evidence as to Compliance..............................................    71
   Matters Regarding the Master Servicer and the Depositor................    72
   Events of Default; Rights Upon Event of Default........................    72
   Amendment..............................................................    75
   Termination; Optional Termination......................................    76
   The Trustee............................................................    76
   The Securities Administrator...........................................    76
MATERIAL LEGAL ASPECTS OF THE LOANS.......................................    77
   General................................................................    77
   Foreclosure/Repossession...............................................    78
   Environmental Risks....................................................    80
   Rights of Redemption...................................................    81
   Anti-deficiency Legislation and Other Limitations on Lenders...........    81
   Due-on-Sale Clauses....................................................    82
   Enforceability of Prepayment and Late Payment Fees.....................    83
   Applicability of Usury Laws............................................    83
   The Contracts..........................................................    83
   Installment Contracts..................................................    85
   Servicemembers Civil Relief Act........................................    86
   Junior Mortgages; Rights of Senior Mortgagees..........................    86
   Commercial Loans.......................................................    87
   The Title I Program....................................................    88
   Consumer Protection Laws...............................................    91
MATERIAL FEDERAL INCOME TAX CONSEQUENCES..................................    92
   General................................................................    92
   Taxation of Debt Securities............................................    93
   Taxation of the REMIC and Its Holders..................................    98
   REMIC Expenses; Single Class REMICS....................................    98
   Taxation of the REMIC..................................................    99
   Taxation of Holders of Residual Interest Securities....................   100
   Administrative Matters.................................................   104
   Tax Status as a Grantor Trust..........................................   104
   Sale or Exchange.......................................................   106
   Miscellaneous Tax Aspects..............................................   107
   Tax Treatment of Foreign Investors.....................................   107
   Tax Characterization of the Trust Fund as a Partnership................   108
   Tax Consequences to Holders of the Notes...............................   108
   Tax Consequences to Holders of the Certificates........................   110
STATE TAX CONSIDERATIONS..................................................   114
ERISA CONSIDERATIONS......................................................   114
   General................................................................   114
   Prohibited Transactions................................................   115
   Plan Asset Regulation..................................................   115
   Prohibited Transaction Class Exemption 83-1............................   116
   The Underwriter's Exemption............................................   117
   Insurance Company Purchasers...........................................   119
   Consultation with Counsel..............................................   119
LEGAL INVESTMENT..........................................................   119
METHOD OF DISTRIBUTION....................................................   121
LEGAL MATTERS.............................................................   122
FINANCIAL INFORMATION.....................................................   122
RATING....................................................................   122
WHERE YOU CAN FIND MORE INFORMATION.......................................   123
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   124
STATIC POOL INFORMATION...................................................   124
GLOSSARY..................................................................   125

                                     SUMMARY

          This summary highlights selected information from this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

                           SERIES 2006-A6 CERTIFICATES

          The Mortgage Pass-Through Certificates, Series 2006-A6 consist of the classes of certificates listed in the table below. Only the classes of certificates listed in the table below under "Offered Certificates" are being offered by this prospectus supplement:

                     INITIAL CLASS
                   PRINCIPAL AMOUNT              APPROXIMATE    SUMMARY
                       OR CLASS        RELATED     INITIAL     INTEREST
                       NOTIONAL       MORTGAGE     INTEREST      RATE                                   MOODY'S       FITCH
      CLASS            AMOUNT(1)        POOL         RATE       FORMULA          DESIGNATION          RATING(59)   RATING(59)
----------------   ----------------   --------   -----------   --------   -------------------------   ----------   ----------
                                                    OFFERED CERTIFICATES

Class 1-A-1(61)    $207,496,000            1        6.087%       (2)      Super Senior/Exchangeable      Aaa          AAA
Class 1-A-1M(61)   $207,496,000            1        5.837%       (3)      Super Senior/Exchangeable      Aaa          AAA
Class 1-A-1S(61)   $207,496,000(4)         1        0.250%       (5)         Senior/Exchangeable         Aaa          AAA
Class 1-A-2        $130,929,000            1        6.087%       (2)       Super Senior/Sequential       Aaa          AAA
Class 1-A-3        $ 18,730,000            1        6.087%       (2)       Super Senior/Sequential       Aaa          AAA
Class 1-A-3M(61)   $ 18,730,000            1        5.837%       (6)      Super Senior/Exchangeable      Aaa          AAA
Class 1-A-3S(61)   $ 18,730,000(7)         1        0.250%       (8)         Senior/Exchangeable         Aaa          AAA
Class 1-A-4        $ 57,837,000            1        6.087%       (2)       Super Senior/Sequential       Aaa          AAA
Class 1-A-4L(61)   $ 57,837,000            1        5.587%       (9)      Super Senior/Exchangeable      Aaa          AAA
Class 1-A-4F(61)   $ 57,837,000(10)        1        0.500%      (11)         Senior/Exchangeable         Aaa          AAA
Class 1-A-4M(61)   $ 57,837,000            1        5.837%      (12)      Super Senior/Exchangeable      Aaa          AAA
Class 1-A-4S(61)   $ 57,837,000(13)        1        0.250%      (14)         Senior/Exchangeable         Aaa          AAA
Class 1-A-5        $  7,860,900            1        6.087%       (2)            Senior Support           Aa1          AAA
Class 2-A-1(61)    $334,774,000            2        6.084%      (15)      Super Senior/Exchangeable      Aaa          AAA
Class 2-A-1M(61)   $334,774,000            2        5.834%      (16)      Super Senior/Exchangeable      Aaa          AAA
Class 2-A-1S(61)   $334,774,000(17)        2        0.250%      (18)         Senior/Exchangeable         Aaa          AAA
Class 2-A-2        $193,316,000            2        6.084%      (15)       Super Senior/Sequential       Aaa          AAA
Class 2-A-3        $ 46,666,000            2        6.084%      (15)       Super Senior/Sequential       Aaa          AAA
Class 2-A-3L(61)   $ 46,666,000            2        5.584%      (19)      Super Senior/Exchangeable      Aaa          AAA
Class 2-A-3F(61)   $ 46,666,000(20)        2        0.500%      (21)         Senior/Exchangeable         Aaa          AAA
Class 2-A-3M(61)   $ 46,666,000            2        5.834%      (22)      Super Senior/Exchangeable      Aaa          AAA
Class 2-A-3S(61)   $ 46,666,000(23)        2        0.250%      (24)         Senior/Exchangeable         Aaa          AAA
Class 2-A-4        $ 94,792,000            2        6.084%      (15)       Super Senior/Sequential       Aaa          AAA
Class 2-A-4L(61)   $ 94,792,000            2        5.584%      (25)      Super Senior/Exchangeable      Aaa          AAA
Class 2-A-4F(61)   $ 94,792,000(26)        2        0.500%      (27)         Senior/Exchangeable         Aaa          AAA
Class 2-A-4M(61)   $ 94,792,000            2        5.834%      (28)      Super Senior/Exchangeable      Aaa          AAA
Class 2-A-4S(61)   $ 94,792,000(29)        2        0.250%      (30)         Senior/Exchangeable         Aaa          AAA
Class 2-A-5        $ 12,682,000            2        6.084%      (15)            Senior Support           Aa1          AAA

                     INITIAL CLASS
                   PRINCIPAL AMOUNT              APPROXIMATE    SUMMARY
                       OR CLASS        RELATED     INITIAL     INTEREST
                       NOTIONAL       MORTGAGE     INTEREST      RATE                                   MOODY'S       FITCH
      CLASS            AMOUNT(1)        POOL         RATE       FORMULA          DESIGNATION          RATING(59)   RATING(59)
----------------   ----------------   --------   -----------   --------   -------------------------   ----------   ----------
Class 3-A-1(61)    $230,357,000            3        6.165%      (31)      Super Senior/Exchangeable      Aaa          AAA
Class 3-A-1M(61)   $230,357,000            3        5.915%      (32)      Super Senior/Exchangeable      Aaa          AAA
Class 3-A-1S(61)   $230,357,000(33)        3        0.250%      (34)         Senior/Exchangeable         Aaa          AAA
Class 3-A-2(61)    $172,243,000            3        6.165%      (31)      Super Senior/Exchangeable      Aaa          AAA
Class 3-A-2M(61)   $172,243,000            3        5.915%      (35)      Super Senior/Exchangeable      Aaa          AAA
Class 3-A-2S(61)   $172,243,000(36)        3        0.250%      (37)         Senior/Exchangeable         Aaa          AAA
Class 3-A-3(61)    $ 58,114,000            3        6.165%      (31)      Super Senior/Exchangeable      Aaa          AAA
Class 3-A-3L(61)   $ 58,114,000            3        5.665%      (38)      Super Senior/Exchangeable      Aaa          AAA
Class 3-A-3F(61)   $ 58,114,000(39)        3        0.500%      (40)         Senior/Exchangeable         Aaa          AAA
Class 3-A-3M(61)   $ 58,114,000            3        5.915%      (41)      Super Senior/Exchangeable      Aaa          AAA
Class 3-A-3S(61)   $ 58,114,000(42)        3        0.250%      (43)         Senior/Exchangeable         Aaa          AAA
Class 3-A-4        $133,062,000            3        6.165%      (31)       Super Senior/Sequential       Aaa          AAA
Class 3-A-5(61)    $ 68,338,000            3        6.165%      (31)      Super Senior/Exchangeable      Aaa          AAA
Class 3-A-6(61)    $ 99,674,101            3        6.165%      (31)      Super Senior/Exchangeable      Aaa          AAA
Class 3-A-6L(61)   $ 99,674,101            3        5.665%      (44)      Super Senior/Exchangeable      Aaa          AAA
Class 3-A-6F(61)   $ 99,674,101(45)        3        0.500%      (46)         Senior/Exchangeable         Aaa          AAA
Class 3-A-6M(61)   $ 99,674,101            3        5.915%      (47)      Super Senior/Exchangeable      Aaa          AAA
Class 3-A-6S(61)   $ 99,674,101(48)        3        0.250%      (49)         Senior/Exchangeable         Aaa          AAA
Class 3-A-7        $ 28,957,000            3        6.165%      (31)       Super Senior/Sequential       Aaa          AAA
Class 3-A-7L(61)   $ 28,957,000            3        5.665%      (50)      Super Senior/Exchangeable      Aaa          AAA
Class 3-A-7F(61)   $ 28,957,000(51)        3        0.500%      (52)         Senior/Exchangeable         Aaa          AAA
Class 3-A-7M(61)   $ 28,957,000            3        5.915%      (53)      Super Senior/Exchangeable      Aaa          AAA
Class 3-A-7S(61)   $ 28,957,000(54)        3        0.250%      (55)         Senior/Exchangeable         Aaa          AAA
Class 3-A-L1       $ 39,181,000            3        6.165%      (31)       Super Senior/Sequential       Aaa          AAA
Class 3-A-L2       $ 29,157,000            3        6.165%      (31)       Super Senior/Sequential       Aaa          AAA
Class 3-A-8        $  8,727,000            3        6.165%      (31)            Senior Support           Aa1          AAA
Class 4-A-1        $ 76,745,000            4        5.254%      (56)             Super Senior            Aaa          AAA
Class 4-A-2        $  3,491,000            4        5.254%      (56)            Senior Support           Aa1          AAA
Class B-1          $ 17,397,000          1-4        6.031%      (57)             Subordinate             (60)          AA
Class B-2          $  5,951,000          1-4        6.031%      (57)             Subordinate             (60)           A
Class B-3          $  2,746,000          1-4        6.031%      (57)             Subordinate             (60)         BBB
Class A-R          $        100            1        6.087%       (2)           Senior/Residual           Aaa          AAA

                                                  NON-OFFERED CERTIFICATES

Class B-4          $  3,204,000          1-4        6.031%      (57)             Subordinate             (60)          BB
Class B-5          $  1,831,000          1-4        6.031%      (57)             Subordinate             (60)           B
Class B-6          $  2,290,984          1-4        6.031%      (57)             Subordinate             (60)         (60)
Class P            $        100          1-4          N/A       N/A(58)      Prepayment Penalties        Aaa          AAA

----------
(1) These balances are approximate and are subject to an increase or decrease of up to 5%, as described in this prospectus supplement.

(2) On each distribution date, interest will accrue on the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5 and Class A-R Certificates based upon the weighted average of the net interest rates on the pool 1 mortgage loans, as described in this prospectus supplement.

(3) On each distribution date on or prior to the distribution date in July 2011, interest will accrue on the Class 1-A-1M Certificates based upon the weighted average of the net interest rates on the pool 1 mortgage loans, as described in this prospectus supplement, minus 0.25%. On each distribution date after the distribution date in July 2011, interest will accrue on the Class 1-A-1M Certificates based upon the weighted average of the net interest rates on the pool 1 mortgage loans, as described in this prospectus supplement.

(4) On each distribution date, the class notional amount of the Class 1-A-1S Certificates will be equal to the class principal amount of the Class 1-A-1M Certificates immediately prior to that distribution date.

(5) On each distribution date on or prior to the distribution date in July 2011, the per annum interest rate applicable to the Class 1-A-1S Certificates will equal 0.25%. On each distribution date after the distribution date in July 2011, the interest rate applicable to the Class 1-A-1S Certificates will equal zero and the Class 1-A-1S Certificates will not be entitled to payments in respect of interest.

(6) On each distribution date on or prior to the distribution date in July 2011, interest will accrue on the Class 1-A-3M Certificates based upon the weighted average of the net interest rates on the pool 1 mortgage loans, as described in this prospectus supplement, minus 0.25%. On each distribution date after the distribution date in July 2011, interest will accrue on the Class 1-A-3M Certificates based upon the weighted average of the net interest rates on the pool 1 mortgage loans, as described in this prospectus supplement.

(7) On each distribution date, the class notional amount of the Class 1-A-3S Certificates will be equal to the class principal amount of the Class 1-A-3M Certificates immediately prior to that distribution date.

(8) On each distribution date on or prior to the distribution date in July 2011, the per annum interest rate applicable to the Class 1-A-3S Certificates will equal 0.25%. On each distribution date after the distribution date in July 2011, the interest rate applicable to the Class 1-A-3S Certificates will equal zero and the Class 1-A-3S Certificates will not be entitled to payments in respect of interest

(9) On each distribution date on or prior to the distribution date in July 2011, interest will accrue on the Class 1-A-4L Certificates will be based upon the weighted average of the net interest rates on the pool 1 mortgage loans, as described in this prospectus supplement, minus 0.50%. On each distribution date after the distribution date in July 2011, interest will accrue on the Class 1-A-4L Certificates based upon the weighted average of the net interest rates on the pool 1 mortgage loans, as described in this prospectus supplement.

(10) On each distribution date, the class notional amount of the Class 1-A-4F Certificates will be equal to the class principal amount of the Class 1-A-4L Certificates immediately prior to that distribution date.

(11) On each distribution date on or prior to the distribution date in July 2011, the per annum interest rate applicable to the Class 1-A-4F Certificates will equal 0.50%. On each distribution date after the distribution date in July 2011, the interest rate applicable to the Class 1-A-4F Certificates will equal zero and the Class 1-A-4F Certificates will not be entitled to payments in respect of interest.

(12) On each distribution date on or prior to the distribution date in July 2011, interest will accrue on the Class 1-A-4M Certificates based upon the weighted average of the net interest rates on the pool 1 mortgage loans, as described in this prospectus supplement, minus 0.25%. On each distribution date after the distribution date in July 2011, interest will accrue on the Class 1-A-4M Certificates based upon the weighted average of the net interest rates on the pool 1 mortgage loans, as described in this prospectus supplement.

(13) On each distribution date, the class notional amount of the Class 1-A-4S Certificates will be equal to the class principal amount of the Class 1-A-4M Certificates immediately prior to that distribution date.

(14) On each distribution date on or prior to the distribution date in July 2011, the per annum interest rate applicable to the Class 1-A-4S Certificates will equal 0.25%. On each distribution date after the distribution date in July 2011, the interest rate applicable to the Class 1-A-4S Certificates will equal zero and the Class 1-A-4S Certificates will not be entitled to payments in respect of interest.

(15) On each distribution date, interest will accrue on the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans, as described in this prospectus supplement.

(16) On each distribution date on or prior to the distribution date in July 2013, interest will accrue on the Class 2-A-1M Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans, as described in this prospectus supplement, minus 0.25%. On each distribution date after the distribution date in July 2013, interest will accrue on the Class 2-A-1M Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans, as described in this prospectus supplement.

(17) On each distribution date, the class notional amount of the Class 2-A-1S Certificates will be equal to the class principal amount of the Class 2-A-1M Certificates immediately prior to that distribution date.

(18) On each distribution date on or prior to the distribution date in July 2013, the per annum interest rate applicable to the Class 2-A-1S Certificates will equal 0.25%. On each distribution date after the distribution date in July 2013, the interest rate applicable to the Class 2-A-1S Certificates will equal zero and the Class 2-A-1S Certificates will not be entitled to payments in respect of interest.

(19) On each distribution date on or prior to the distribution date in July 2013, interest will accrue on the Class 2-A-3L Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans, as described in this prospectus supplement, minus 0.50%. On each distribution date after the distribution date in July 2013, interest will accrue on the Class 2-A-3L Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans, as described in this prospectus supplement.

(20) On each distribution date, the class notional amount of the Class 2-A-3F Certificates will be equal to the class principal amount of the Class 2-A-3L Certificates immediately prior to that distribution date.

(21) On each distribution date on or prior to the distribution date in July 2013, the per annum interest rate applicable to the Class 2-A-3F Certificates will equal 0.50%. On each distribution date after the distribution date in July 2013, the interest rate applicable to the Class 2-A-3F Certificates will equal zero and the Class 2-A-3F Certificates will not be entitled to payments in respect of interest.

(22) On each distribution date on or prior to the distribution date in July 2013, interest will accrue on the Class 2-A-3M Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans, as described in this prospectus supplement, minus 0.25%. On each distribution date after the distribution date in July 2013, interest will accrue on the Class 2-A-3M Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans, as described in this prospectus supplement.

(23) On each distribution date, the class notional amount of the Class 2-A-3S Certificates will be equal to the class principal amount of the Class 2-A-3M Certificates immediately prior to that distribution date.

(24) On each distribution date on or prior to the distribution date in July 2013, the per annum interest rate applicable to the Class 2-A-3S Certificates will equal 0.25%. On each distribution date after the distribution date in July 2013, the interest rate applicable to the Class 2-A-3S Certificates will equal zero and the Class 2-A-3S Certificates will not be entitled to payments in respect of interest.

(25) On each distribution date on or prior to the distribution date in July 2013, interest will accrue on the Class 2-A-4L Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans, as described in this prospectus supplement, minus 0.50%. On each distribution date after the distribution date in July 2013, interest will accrue on the Class 2-A-4L Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans, as described in this prospectus supplement.

(26) On each distribution date, the class notional amount of the Class 2-A-4F Certificates will be equal to the class principal amount of the Class 2-A-4L Certificates immediately prior to that distribution date.

(27) On each distribution date on or prior to the distribution date in July 2013, the per annum interest rate applicable to the Class 2-A-4F Certificates will equal 0.50%. On each distribution date after the distribution date in July 2013, the interest rate applicable to the Class 2-A-4F Certificates will equal zero and the Class 2-A-4F Certificates will not be entitled to payments in respect of interest.

(28) On each distribution date on or prior to the distribution date in July 2013, interest will accrue on the Class 2-A-4M Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans, as described in this prospectus supplement, minus 0.25%. On each distribution date after the distribution date in July 2013, interest will accrue on the Class 2-A-4M Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans, as described in this prospectus supplement.

(29) On each distribution date, the class notional amount of the Class 2-A-4S Certificates will be equal to the class principal amount of the Class 2-A-4M Certificates immediately prior to that distribution date.

(30) On each distribution date on or prior to the distribution date in July 2013, the per annum interest rate applicable to the Class 2-A-4S Certificates will equal 0.25%. On each distribution date after the distribution date in July 2013, the interest rate applicable to the Class 2-A-4S Certificates will equal zero and the Class 2-A-4S Certificates will not be entitled to payments in respect of interest.

(31) On each distribution date, interest will accrue on the Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-7, Class 3-A-L1, Class 3-A-L2 and Class 3-A-8 Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement.

(32) On each distribution date on or prior to the distribution date in July 2016, interest will accrue on the Class 3-A-1M Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement, minus 0.25%. On each distribution date after the distribution date in July

     2016, interest will accrue on the Class 3-A-1M Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement.

(33) On each distribution date, the class notional amount of the Class 3-A-1S Certificates will be equal to the class principal amount of the Class 3-A-1M Certificates immediately prior to that distribution date.

(34) On each distribution date on or prior to the distribution date in July 2016, the per annum interest rate applicable to the Class 3-A-1S Certificates will equal 0.25%. On each distribution date after the distribution date in July 2016, the interest rate applicable to the Class 3-A-1S Certificates will equal zero and the Class 3-A-1S Certificates will not be entitled to payments in respect of interest.

(35) On each distribution date on or prior to the distribution date in July 2016, interest will accrue on the Class 3-A-2M Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement, minus 0.25%. On each distribution date after the distribution date in July 2016, interest will accrue on the Class 3-A-2M Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement.

(36) On each distribution date, the class notional amount of the Class 3-A-2S Certificates will be equal to the class principal amount of the Class 3-A-2M Certificates immediately prior to that distribution date.

(37) On each distribution date on or prior to the distribution date in July 2016, the per annum interest rate applicable to the Class 3-A-2S Certificates will equal 0.25%. On each distribution date after the distribution date in July 2016, the interest rate applicable to the Class 3-A-2S Certificates will equal zero and the Class 3-A-2S Certificates will not be entitled to payments in respect of interest.

(38) On each distribution date on or prior to the distribution date in July 2016, interest will accrue on the Class 3-A-3L Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement, minus 0.50%. On each distribution date after the distribution date in July 2016, interest will accrue on the Class 3-A-3L Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement.

(39) On each distribution date, the class notional amount of the Class 3-A-3F Certificates will be equal to the class principal amount of the Class 3-A-3L Certificates immediately prior to that distribution date.

(40) On each distribution date on or prior to the distribution date in July 2016, the per annum interest rate applicable to the Class 3-A-3F Certificates will equal 0.50%. On each distribution date after the distribution date in July 2016, the interest rate applicable to the Class 3-A-3F Certificates will equal zero and the Class 3-A-3F Certificates will not be entitled to payments in respect of interest.

(41) On each distribution date on or prior to the distribution date in July 2016, interest will accrue on the Class 3-A-3M Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement, minus 0.25%. On each distribution date after the distribution date in July 2016, interest will accrue on the Class 3-A-3M Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement.

(42) On each distribution date, the class notional amount of the Class 3-A-3S Certificates will be equal to the class principal amount of the Class 3-A-3M Certificates immediately prior to that distribution date.

(43) On each distribution date on or prior to the distribution date in July 2016, the per annum interest rate applicable to the Class 3-A-3S Certificates will equal 0.25%. On each distribution date after the distribution date in July 2016, the interest rate applicable to the Class 3-A-3S Certificates will equal zero and the Class 3-A-3S Certificates will not be entitled to payments in respect of interest.

(44) On each distribution date on or prior to the distribution date in July 2016, interest will accrue on the Class 3-A-6L Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement, minus 0.50%. On each distribution date after the distribution date in July 2016, interest will accrue on the Class 3-A-6L Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement.

(45) On each distribution date, the class notional amount of the Class 3-A-6F Certificates will be equal to the class principal amount of the Class 3-A-6L Certificates immediately prior to that distribution date.

(46) On each distribution date on or prior to the distribution date in July 2016, the per annum interest rate applicable to the Class 3-A-6F Certificates will equal 0.50%. On each distribution date after the distribution date in July 2016, the interest rate applicable to the Class 3-A-6F Certificates will equal zero and the Class 3-A-6F Certificates will not be entitled to payments in respect of interest.

(47) On each distribution date on or prior to the distribution date in July 2016, interest will accrue on the Class 3-A-6M Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement, minus 0.25%. On each distribution date after the distribution date in July

     2016, interest will accrue on the Class 3-A-6M Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement.

(48) On each distribution date, the class notional amount of the Class 3-A-6S Certificates will be equal to the class principal amount of the Class 3-A-6M Certificates immediately prior to that distribution date.

(49) On each distribution date on or prior to the distribution date in July 2016, the per annum interest rate applicable to the Class 3-A-6S Certificates will equal 0.25%. On each distribution date after the distribution date in July 2016, the interest rate applicable to the Class 3-A-6S Certificates will equal zero and the Class 3-A-6S Certificates will not be entitled to payments in respect of interest.

(50) On each distribution date on or prior to the distribution date in July 2016, interest will accrue on the Class 3-A-7L Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement, minus 0.50%. On each distribution date after the distribution date in July 2016, interest will accrue on the Class 3-A-7L Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement.

(51) On each distribution date, the class notional amount of the Class 3-A-7F Certificates will be equal to the class principal amount of the Class 3-A-7L Certificates immediately prior to that distribution date.

(52) On each distribution date on or prior to the distribution date in July 2016, the per annum interest rate applicable to the Class 3-A-7F Certificates will equal 0.50%. On each distribution date after the distribution date in July 2016, the interest rate applicable to the Class 3-A-7F Certificates will equal zero and the Class 3-A-7F Certificates will not be entitled to payments in respect of interest.

(53) On each distribution date on or prior to the distribution date in July 2016, interest will accrue on the Class 3-A-7M Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement, minus 0.25%. On each distribution date after the distribution date in July 2016, interest will accrue on the Class 3-A-7M Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement.

(54) On each distribution date, the class notional amount of the Class 3-A-7S Certificates will be equal to the class principal amount of the Class 3-A-7M Certificates immediately prior to that distribution date.

(55) On each distribution date on or prior to the distribution date in July 2016, the per annum interest rate applicable to the Class 3-A-7S Certificates will equal 0.25%. On each distribution date after the distribution date in July 2016, the interest rate applicable to the Class 3-A-7S Certificates will equal zero and the Class 3-A-7S Certificates will not be entitled to payments in respect of interest.

(56) On each distribution date, interest will accrue on the Class 4-A-1 and Class 4-A-2 Certificates based upon the weighted average of the net interest rates on the pool 4 mortgage loans, as described in this prospectus supplement.

(57) Interest will accrue on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates based upon the weighted average of the net interest rates on all of the pool 1, pool 2, pool 3 and pool 4 mortgage loans, as described in this prospectus supplement.

(58) The Class P Certificates will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment penalty or charges received in respect of the mortgage loans.

(59) The ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated. We refer you to "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

(60) Such rating agency has not been asked to rate these certificates.

(61) Each of these classes of certificates are exchangeable for certain other classes of offered certificates in the combinations identified in Annex C to this prospectus supplement. See "Description of the Offered Certificates
     - Exchangeable Certificates" in this prospectus supplement.

The Mortgage Pass-Through Certificates, Series 2006-A6 will also have the following characteristics:

                                                                       FINAL
                           DELAY/     INTEREST    EXPECTED FINAL      SCHEDULED       MINIMUM
                RECORD    ACCRUAL      ACCRUAL     DISTRIBUTION     DISTRIBUTION    DENOMINATION    INCREMENTAL
    CLASS      DATE(1)   PERIOD(2)   CONVENTION      DATE (3)          DATE (4)         (5)        DENOMINATIONS     CUSIP
------------   -------   ---------   ----------   --------------   --------------   ------------   -------------   ---------
                                                    OFFERED CERTIFICATES
Class 1-A-1       CM      24 day       30/360     September 2011    October 2036      $100,000          $1         46628BAA8
Class 1-A-1M      CM      24 day       30/360     September 2011    October 2036      $100,000          $1         46628BAB6
Class 1-A-1S      CM      24 day       30/360       July 2011       October 2036      $100,000          $1         46628BAC4
Class 1-A-2       CM      24 day       30/360      January 2010     October 2036      $100,000          $1         46628BAD2
Class 1-A-3       CM      24 day       30/360     December 2010     October 2036      $100,000          $1         46628BAE0
Class 1-A-3M      CM      24 day       30/360     December 2010     October 2036      $100,000          $1         46628BCS7
Class 1-A-3S      CM      24 day       30/360     December 2010     October 2036      $100,000          $1         46628BCR9
Class 1-A-4       CM      24 day       30/360     September 2011    October 2036      $100,000          $1         46628BAF7
Class 1-A-4L      CM      24 day       30/360     September 2011    October 2036      $100,000          $1         46628BAG5
Class 1-A-4F      CM      24 day       30/360       July 2011       October 2036      $100,000          $1         46628BAH3
Class 1-A-4M      CM      24 day       30/360     September 2011    October 2036      $100,000          $1         46628BAJ9
Class 1-A-4S      CM      24 day       30/360       July 2011       October 2036      $100,000          $1         46628BAK6
Class 1-A-5       CM      24 day       30/360     September 2011    October 2036      $100,000          $1         46628BAL4
Class 2-A-1       CM      24 day       30/360     September 2013    October 2036      $100,000          $1         46628BAM2
Class 2-A-1M      CM      24 day       30/360     September 2013    October 2036      $100,000          $1         46628BAN0
Class 2-A-1S      CM      24 day       30/360       July 2013       October 2036      $100,000          $1         46628BAP5
Class 2-A-2       CM      24 day       30/360       July 2009       October 2036      $100,000          $1         46628BAQ3
Class 2-A-3       CM      24 day       30/360     December 2010     October 2036      $100,000          $1         46628BAR1
Class 2-A-3L      CM      24 day       30/360     December 2010     October 2036      $100,000          $1         46628BAS9
Class 2-A-3F      CM      24 day       30/360     December 2010     October 2036      $100,000          $1         46628BAT7
Class 2-A-3M      CM      24 day       30/360     December 2010     October 2036      $100,000          $1         46628BAU4
Class 2-A-3S      CM      24 day       30/360     December 2010     October 2036      $100,000          $1         46628BAV2
Class 2-A-4       CM      24 day       30/360     September 2013    October 2036      $100,000          $1         46628BAW0
Class 2-A-4L      CM      24 day       30/360     September 2013    October 2036      $100,000          $1         46628BAX8
Class 2-A-4F      CM      24 day       30/360       July 2013       October 2036      $100,000          $1         46628BAY6
Class 2-A-4M      CM      24 day       30/360     September 2013    October 2036      $100,000          $1         46628BAZ3
Class 2-A-4S      CM      24 day       30/360       July 2013       October 2036      $100,000          $1         46628BBA7
Class 2-A-5       CM      24 day       30/360     September 2013    October 2036      $100,000          $1         46628BBB5
Class 3-A-1       CM      24 day       30/360     September 2016    October 2036      $100,000          $1         46628BBC3
Class 3-A-1M      CM      24 day       30/360     September 2016    October 2036      $100,000          $1         46628BBD1
Class 3-A-1S      CM      24 day       30/360       July 2016       October 2036      $100,000          $1         46628BBE9
Class 3-A-2       CM      24 day       30/360        May 2011       October 2036      $100,000          $1         46628BBF6
Class 3-A-2M      CM      24 day       30/360        May 2011       October 2036      $100,000          $1         46628BBG4
Class 3-A-2S      CM      24 day       30/360        May 2011       October 2036      $100,000          $1         46628BBH2
Class 3-A-3       CM      24 day       30/360     September 2016    October 2036      $100,000          $1         46628BBJ8
Class 3-A-3L      CM      24 day       30/360     September 2016    October 2036      $100,000          $1         46628BBK5
Class 3-A-3F      CM      24 day       30/360       July 2016       October 2036      $100,000          $1         46628BBL3
Class 3-A-3M      CM      24 day       30/360     September 2016    October 2036      $100,000          $1         46628BBM1
Class 3-A-3S      CM      24 day       30/360       July 2016       October 2036      $100,000          $1         46628BBN9
Class 3-A-4       CM      24 day       30/360       July 2009       October 2036      $100,000          $1         46628BBP4
Class 3-A-5       CM      24 day       30/360     September 2013    October 2036      $100,000          $1         46628BBQ2

                                                                       FINAL
                           DELAY/     INTEREST    EXPECTED FINAL      SCHEDULED       MINIMUM
                RECORD    ACCRUAL      ACCRUAL     DISTRIBUTION     DISTRIBUTION    DENOMINATION    INCREMENTAL
    CLASS      DATE(1)   PERIOD(2)   CONVENTION      DATE (3)          DATE (4)         (5)        DENOMINATIONS     CUSIP
------------   -------   ---------   ----------   --------------   --------------   ------------   -------------   ---------
Class 3-A-6       CM      24 day       30/360     September 2013    October 2036      $100,000          $1         46628BBR0
Class 3-A-6L      CM      24 day       30/360     September 2013    October 2036      $100,000          $1         46628BBS8
Class 3-A-6F      CM      24 day       30/360     September 2013    October 2036      $100,000          $1         46628BBT6
Class 3-A-6M      CM      24 day       30/360     September 2013    October 2036      $100,000          $1         46628BBU3
Class 3-A-6S      CM      24 day       30/360     September 2013    October 2036      $100,000          $1         46628BBV1
Class 3-A-7       CM      24 day       30/360     September 2016    October 2036      $100,000          $1         46628BBW9
Class 3-A-7L      CM      24 day       30/360     September 2016    October 2036      $100,000          $1         46628BBX7
Class 3-A-7F      CM      24 day       30/360       July 2016       October 2036      $100,000          $1         46628BBY5
Class 3-A-7M      CM      24 day       30/360     September 2016    October 2036      $100,000          $1         46628BBZ2
Class 3-A-7S      CM      24 day       30/360       July 2016       October 2036      $100,000          $1         46628BCA6
Class 3-A-L1      CM      24 day       30/360        May 2011       October 2036      $100,000          $1         46628BCP3
Class 3-A-L2      CM      24 day       30/360     September 2013    October 2036      $100,000          $1         46628BCQ1
Class 3-A-8       CM      24 day       30/360     September 2016    October 2036      $100,000          $1         46628BCN8
Class 4-A-1       CM      24 day       30/360       July 2011       October 2036      $100,000          $1         46628BCC2
Class 4-A-2       CM      24 day       30/360       July 2011       October 2036      $100,000          $1         46628BCD0
Class B-1         CM      24 day       30/360     September 2016    October 2036      $100,000          $1         46628BCE8
Class B-2         CM      24 day       30/360     September 2016    October 2036      $100,000          $1         46628BCF5
Class B-3         CM      24 day       30/360     September 2016    October 2036      $100,000          $1         46628BCG3
Class A-R         CM      24 day       30/360      October 2006     October 2036      $    100          NA         46628BCH1

                                                  NON-OFFERED CERTIFICATES
Class B-4         CM      24 day       30/360     September 2016    October 2036      $100,000           $1        46628BCJ7
Class B-5         CM      24 day       30/360     September 2016    October 2036      $100,000           $1        46628BCK4
Class B-6         CM      24 day       30/360     September 2016    October 2036      $100,000           $1        46628BCL2
Class P           CM        N/A          N/A      September 2011   September 2011     $    100           NA        46628BCM0

(1) CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date.

(2) 24 Day = For any distribution date, the interest accrual period will be the calendar month preceding that distribution date.

(3) Calculated as described in this prospectus supplement under "Description of the Certificates -- Expected Final Distribution Date"

(4) Calculated as described in this prospectus supplement under "Description of the Certificates -- Final Scheduled Distribution Date"

(5) The Class A-R and Class P Certificates will be issued in definitive, fully registered form, representing the entire percentage interest of such class.

The certificates offered by this prospectus supplement, except for the Class A-R Certificate, will be issued in book-entry form and in the minimum denominations (or multiples thereof) set forth under "Description of the Certificates -- General" in this prospectus supplement. The Class A-R Certificate will be issued in fully registered definitive form.

The offered certificates represent ownership interests in an issuing entity which will consist primarily of four separate pools of mortgage loans. "Pool 1", "pool 2", "pool 3" and "pool 4" together are sometimes referred to in this prospectus supplement as the "aggregate pool".

Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization Among the Mortgage Pools" below, distributions to the certificates beginning with "1" designation, referred to herein as the "group 1 certificates", will be solely derived from collections on the pool 1 mortgage loans, distributions to the certificates beginning with a "2" designation, referred to herein as the "group 2 certificates", will be solely derived from collections on the pool 2 mortgage loans, distributions to the certificates beginning with a "3" designation, referred to herein as the "group 3 certificates", will be solely derived from collections on the pool 3 mortgage loans and distributions to the certificates beginning with a "4" designation, referred to herein as the "group 4 certificates", will be solely derived from collections on the pool 4 mortgage loans. Collections from all of the mortgage loans in the aggregate pool will be available to make distributions on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates. The Class P Certificates will be entitled to any prepayment penalties from the mortgage loans.

Unless otherwise specified, whenever reference is made herein to a percentage of some or all of the mortgage loans or some or all of the mortgage loans in a pool, such percentage is determined on the basis of the stated principal balance of the mortgage loans in the aggregate pool or of such pool as of the cut-off date.

                                 ISSUING ENTITY

J.P. Morgan Mortgage Trust 2006-A6 will issue the certificates. The issuing entity will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee. The certificates solely represent beneficial ownership interests in the issuing entity created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor or any other person.

                                   THE TRUSTEE

U.S. Bank National Association will act as trustee of the issuing entity under the pooling and servicing agreement.

                                 THE ORIGINATORS

Approximately 41.54% of the mortgage loans in the aggregate pool were originated or acquired by Chase Home Finance LLC (successor by merger to Chase Manhattan Mortgage Corporation). Approximately 28.45% of the mortgage loans in the aggregate pool were originated or acquired by PHH Mortgage Corporation. Approximately 12.61% of the mortgage loans in the aggregate pool were originated or acquired by Countrywide Home Loans, Inc. No other originator originated or acquired more than 10% of the mortgage loans.

We refer you to "Description of the Mortgage Pools" in this prospectus supplement for more information.

                             THE SPONSOR AND SELLER

J.P. Morgan Mortgage Acquisition Corp., a Delaware corporation, has previously acquired the mortgage loans from the originators. On the closing date, J.P. Morgan Mortgage Acquisition Corp., as seller, will sell all of its interest in the mortgage loans to the depositor.

                                  THE DEPOSITOR

On the closing date, J.P. Morgan Acceptance Corporation I, a Delaware corporation, will assign all of its interest in the mortgage loans to the trustee for the benefit of certificateholders.

                                  THE CUSTODIAN

JPMorgan Chase Bank, National Association will maintain custody of the mortgage files relating to the mortgage loans on behalf of the issuing entity.

                             THE MASTER SERVICER AND
                            SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association, will act as master servicer and securities administrator under the pooling and servicing agreement.

                                  THE SERVICERS

JPMorgan Chase Bank, National Association, PHH Mortgage Corporation, Countrywide Home Loans Servicing LP and certain other servicers will each act as a servicer of a portion of the mortgage loans. The servicers will each act as a servicer of the mortgage loans originated or acquired by it pursuant to an existing purchase and servicing agreement between such servicer and the seller. JPMorgan Chase Bank, National Association will also service, and Chase Home Finance LLC will subservice, the mortgage loans originated or acquired by certain other originators pursuant to an existing servicing agreement among JPMorgan Chase Bank, National Association, Chase Home Finance LLC and the seller. The rights of the seller under these purchase and servicing agreements and the servicing agreement will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of certificateholders. No other servicer will service more than 10% of the mortgage loans.

We refer you to "The Servicers" and "Servicing of the Mortgage Loans" in this prospectus supplement for more information.

                                  CUT-OFF DATE

SEPTEMBER 1, 2006. The cut-off date is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans.

                                DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter, commencing in October 2006. Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

                                   RECORD DATE

The record date will be the last business day of the month preceding the month of a distribution date.

                            EXCHANGEABLE CERTIFICATES

On or before the distribution date in September 2008, certain classes of certificates, referred to in this prospectus supplement as the exchangeable certificates, are exchangeable for certain other classes of certificates, referred to in this prospectus supplement as the REMIC certificates, in combinations referred to in this prospectus supplement as the REMIC combinations. The exchangeable certificates and related REMIC combinations are identified in Annex C to this prospectus supplement. See "Description of the Offered Certificates--Exchangeable Certificates" in this prospectus supplement.

In the event that any REMIC combination is exchanged for the related exchangeable certificates, such exchangeable certificates will be entitled to a proportionate share of the principal and interest distributions on each class of REMIC certificates in the related REMIC combination. In addition, each class of exchangeable certificates will bear a proportionate share of losses and interest shortfalls, as applicable, allocable to each class of REMIC certificates in the related REMIC combination.

We refer you to "Description of the Certificates -- Exchangeable Certificates" in this prospectus supplement for more information.

                            DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the related mortgage pool or mortgage pools, each class of certificates will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount or class notional amount, as applicable, of such class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period.

For each distribution date, the accrual period will be the calendar month preceding the month in which the distribution date occurs. Interest on all classes of certificates for all accrual periods will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

Each class of exchangeable certificates will be entitled to a proportionate share of the interest distributions on each class of REMIC certificates in the related REMIC combination.

We refer you to "Description of the Certificates -- Distributions of Interest" in this prospectus supplement for more information.

                           DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the certificates on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different classes of related certificates and (2) the amount of funds actually received on the mortgage loans and available to make distributions on the related certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

On each distribution date, each class of certificates will receive principal payments in accordance with the priorities set forth in "Description of Certificates -- Priority of Distributions" and based on principal collections from the related mortgage pool or mortgage pools for the related due period.

On each distribution date when any class of exchangeable certificates is outstanding, principal distributions otherwise distributable to the related REMIC certificates in the related REMIC combination will be allocated to such exchangeable certificates. The payment characteristics of each class of exchangeable certificates will reflect the aggregate payment characteristics of the REMIC certificates in the related REMIC combination. Annex C shows the REMIC combinations and the exchangeable certificates. A description of the characteristics of the REMIC certificates and the exchangeable certificates is set forth in the table that begins on page S-1. See "Description of the Certificates--Exchangeable Certificates--Procedures" in this prospectus supplement for a description of exchangeable certificates and exchange procedures and fees.

We refer you to "Description of the Certificates -- Distributions of Principal" in this prospectus supplement and "Description of the Securities - Distributions on Securities" in the prospectus for more information.

                        FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the offered certificates is the distribution date in October 2036, which is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan.

                         LIMITED CROSS-COLLATERALIZATION
                            AMONG THE MORTGAGE POOLS

In certain very limited circumstances, principal and interest collected on the mortgage loans in a mortgage pool may be applied to pay principal or interest, or both, to the senior certificates unrelated to that mortgage pool.

We refer you to "Description of the Certificates - Limited
Cross-Collateralization Among the Mortgage Pools" in this prospectus supplement for more information.

                   OPTIONAL CLEAN-UP CALL OF THE CERTIFICATES

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans is equal to or less than 5% of the aggregate principal balance of the mortgage loans as of the cut-off date, as described herein, the master servicer will have the option to purchase all of the mortgage loans in the aggregate pool thereby causing an early retirement of the certificates.

We refer you to "Description of the Certificates -- Optional Clean-Up Call" in this prospectus supplement for more information.

                               CREDIT ENHANCEMENT

SUBORDINATION. The subordinate classes of certificates will provide credit enhancement for the senior certificates. In addition, the Class B-1 Certificates will have a payment priority over the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; the Class B-2 Certificates will have a payment priority over the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; and the Class B-3 Certificates will have a payment priority over the Class B-4, Class B-5 and Class B-6 Certificates.

If the mortgage loans in any mortgage pool experience losses, then, generally, the principal amount of the subordinate certificates that is lowest in seniority and still outstanding will be reduced by the amount of those realized losses until the total outstanding principal balance of such class equals zero.

If a loss has been allocated to reduce the principal amount of your class of certificates, you will receive no payment in respect of that reduction. If the subordination of the subordinate certificates is insufficient to absorb losses, then the senior certificates relating to the mortgage pool incurring the realized losses will be allocated such losses and may never receive all of their principal payments, except that (i) any realized losses, other than excess losses, on the pool 1 mortgage loans that would otherwise be allocated to the Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates will instead be allocated to the Class 1-A-5 Certificates, until the class principal amount of the Class 1-A-5 Certificates has been reduced to zero, (ii) any realized losses, other than excess losses, on the pool 2 mortgage loans that would otherwise be allocated to the Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates will instead be allocated to the Class 2-A-5 Certificates, until the class principal amount of the Class 2-A-5 Certificates has been reduced to zero, (iii) any realized losses, other than excess losses, on the pool 3 mortgage loans that would otherwise be allocated to the Class 3-A-4, Class 3-A-L1, Class 3-A-L2 and Class 3-A-7 Certificates will instead be allocated to the Class 3-A-8 Certificates, until the class principal amount of the Class 3-A-8 Certificates has been reduced to zero, and (iv) any realized losses, other than excess losses, on the pool 4 mortgage loans that would otherwise be allocated to the Class 4-A-1 Certificates will instead be allocated to the Class 4-A-2 Certificates, until the class principal amount of the Class 4-A-2 Certificates has been reduced to zero.

Notwithstanding the loss allocation provisions described above, special hazard losses, bankruptcy losses, and fraud losses in excess of the related coverage amounts set forth in this prospectus supplement, are, in general, allocated pro rata to each affected class of related certificates instead of first being allocated to the subordinate certificates. Unlike other realized losses, these excess losses on the mortgage loans will be allocated pro rata among all related classes of certificates.

SHIFTING OF INTEREST. In addition, to extend the period during which the subordinate certificates remain available as credit enhancement to the senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal received on the mortgage loans in a pool will generally be allocated to the senior certificates during the first seven years after the cut-off date. This disproportionate allocation will continue but be subject to reduction over an additional four year period as described in this prospectus supplement, unless certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates as a whole while, in the absence of realized losses on the mortgage loans, increasing the percentage interest in the principal balance of the related mortgage loans that the subordinate certificates evidence.

We refer you to "Risk Factors -- Potential Inadequacy of Credit Enhancement," "Description of the Certificates -- Priority of Distributions" and "-- Allocation of Losses" in this prospectus supplement for more information.

                               THE MORTGAGE LOANS

STATISTICAL INFORMATION. The statistical information on the mortgage loans presented herein is based on the principal balance of such mortgage loans as of September 1, 2006. Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date. As a result, the statistical distribution of the characteristics in the final mortgage pools as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

In the event of a material breach of the representations and warranties made by the related originator or the seller with respect to a mortgage loan, or in the event that a required document is not included in the mortgage file for a mortgage loan, the related originator or the seller, as applicable, will be required to either cure the breach in all material respects, substitute a new mortgage loan for the affected mortgage loan or repurchase the mortgage loan from the issuing entity.

GENERAL. On the cut-off date, the assets of the issuing entity consisted of 1,736 mortgage loans with a total principal balance of approximately $915,552,984. The mortgage loans consist of adjustable rate, conventional, fully amortizing, first lien residential mortgage loans, all of which have an original term to stated maturity of 30 years.

POOL 1 CHARACTERISTICS. As of the cut-off date, pool 1 consisted of 454 mortgage loans having a total principal balance of approximately $223,515,901 (or approximately 24.41% of the aggregate cut-off date balance of the mortgage loans in the aggregate pool). All of the pool 1 mortgage loans have interest rates that adjust approximately five years after origination. The mortgage interest rates of approximately 99.48% and 0.52% of the pool 1 mortgage loans adjust, commencing approximately five years after origination, based on the 1-Year LIBOR index or the 1-Year CMT index, respectively, and all of such mortgage loans have original terms to maturity of 30 years.

Approximately 25.52% and 59.94% of the pool 1 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five or ten years, respectively, following origination of such mortgage loan. Following such five- or ten-year period, the monthly payment with respect to each such pool 1 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

POOL 2 CHARACTERISTICS. As of the cut-off date, pool 2 consisted of 713 mortgage loans having a total principal balance of approximately $360,619,560 (or approximately 39.39% of the aggregate cut-off date balance of the mortgage loans in the aggregate pool). All of the pool 2 mortgage loans have interest rates that adjust approximately seven years after origination. The mortgage interest rates of approximately 16.63%, 83.24% and 0.14% of the pool 2 mortgage loans adjust, commencing approximately seven years after origination, based on the Six-Month LIBOR index, the 1-Year LIBOR index or the 1-Year CMT index, respectively, and all of such mortgage loans have original terms to maturity of 30 years.

Approximately 23.92% and 60.99% of the pool 2 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of seven or ten years, respectively, following origination of such mortgage loan. Following such seven- or ten-year period, the monthly payment with respect to each such pool 2 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

POOL 3 CHARACTERISTICS. As of the cut-off date, pool 3 consisted of 392 mortgage loans having a total principal balance of approximately $248,141,758 (or approximately 27.10% of the aggregate cut-off date balance of the mortgage loans in the aggregate pool). All of the pool 3 mortgage loans have interest rates that adjust approximately ten years after origination. The mortgage interest rates of approximately 19.10% and 80.90% of the pool 3 mortgage loans adjust, commencing approximately ten years after origination, based on the Six-Month LIBOR index or the 1-Year LIBOR index, respectively, and all of such mortgage loans have original terms to maturity of 30 years.

Approximately 84.71% of the pool 3 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of ten years following origination of such mortgage loan. Following such ten-year period, the monthly payment with respect to each such pool 3 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

POOL 4 CHARACTERISTICS. As of the cut-off date, pool 4 consisted of 177 mortgage loans having a total principal balance of approximately $83,275,764 (or approximately 9.10% of the aggregate cut-off date balance of the mortgage loans in the aggregate pool). All of the pool 4 mortgage loans have interest rates that adjust approximately five years after origination. The mortgage interest rates of approximately 91.91% and 8.09% of the pool 4 mortgage loans adjust, commencing approximately five years after origination, based on the 1-Year CMT index or the 1-Year LIBOR index, respectively, and all of such mortgage loans have original terms to maturity of 30 years.

Approximately 60.49% and 22.66% of the pool 4 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five or ten years, respectively, following origination of such mortgage loan. Following such five- or ten-year period, the monthly payment with respect to each such pool 4 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

We refer you to "Description of the Mortgage Pools" in this prospectus supplement for more information.

SUMMARY STATISTICAL DATA. The following table summarizes the characteristics of the mortgage loans in the aggregate pool and each mortgage pool as of the cut-off date. Tabular information concerning the statistical characteristics of the mortgage loans in the aggregate pool and each mortgage pool as of the cut-off date can be found at "Description of the Mortgage Pools -- Tabular Characteristics of the Mortgage Loans" in this prospectus supplement.

AGGREGATE OUTSTANDING PRINCIPAL BALANCE
Aggregate Pool: ...........................   $915,552,984
Pool 1: ...................................   $223,515,901
Pool 2: ...................................   $360,619,560
Pool 3: ...................................   $248,141,758
Pool 4: ...................................   $ 83,275,764

AGGREGATE NUMBER OF MORTGAGE LOANS
Aggregate Pool: ...........................          1,736
Pool 1: ...................................            454
Pool 2: ...................................            713
Pool 3: ...................................            392
Pool 4: ...................................            177

AVERAGE STATED PRINCIPAL BALANCE
Aggregate Pool: ...........................   $    527,392
Pool 1: ...................................   $    492,325
Pool 2: ...................................   $    505,777
Pool 3: ...................................   $    633,014
Pool 4: ...................................   $    470,484

WEIGHTED AVERAGE CURRENT MORTGAGE RATE
Aggregate Pool: ...........................          6.299%
Pool 1: ...................................          6.368%
Pool 2: ...................................          6.349%
Pool 3: ...................................          6.428%
Pool 4: ...................................          5.512%

WEIGHTED AVERAGE MARGIN
Aggregate Pool: ...........................          2.301%
Pool 1: ...................................          2.271%
Pool 2: ...................................          2.259%
Pool 3: ...................................          2.252%
Pool 4: ...................................          2.710%

WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY
Aggregate Pool: ...........................     360 months
Pool 1: ...................................     360 months
Pool 2: ...................................     360 months
Pool 3: ...................................     360 months
Pool 4: ...................................     360 months

WEIGHTED AVERAGE REMAINING TERM TO MATURITY
Aggregate Pool: ...........................     357 months
Pool 1: ...................................     358 months
Pool 2: ...................................     358 months
Pool 3: ...................................     357 months
Pool 4: ...................................     346 months

PLEDGED ASSET LOANS. Approximately 2.97%, 6.00% and 0.46% of the mortgage loans in pool 2, pool 3 and pool 4, respectively, in addition to being secured by real property, are secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor.

We refer you to "Description of the Mortgage Pools -- The Pledged Asset Loans" in this prospectus supplement for more detail.

                         SERVICING OF THE MORTGAGE LOANS

The master servicer will supervise the performance of each servicer under the related purchase and servicing agreement and the servicing agreements, as applicable.

Under the related purchase and servicing agreement and the servicing agreement, each servicer is generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the related mortgage loans on the immediately preceding determination date. The master servicer will be obligated to make any required advance if a servicer fails in its obligation to do so, to the extent described in this prospectus supplement. The master servicer and the servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans. However, if the master servicer or the servicers make advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, such parties will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

The servicers will also make interest payments to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a related mortgage loan. If the servicers fail to make required payments in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicing fee (not including any investment income the master servicer may be entitled to) to the extent necessary to fund any such shortfalls.

We refer you to "Servicing of the Mortgage Loans" in this prospectus supplement for more detail.

                                FEES AND EXPENSES

The rate at which expense fees accrue is expected to range from 0.2585% to 0.7585% per annum of the outstanding principal balance of each mortgage loan. As of the cut-off date, the weighted average per annum rate at which the expense fees accrue is expected to equal 0.2805% with respect to the Pool 1, 0.2648% with respect to the Pool 2, 0.2627% with respect to the Pool 3 and 0.2585% with respect to the Pool 4. With respect to approximately 40.65% and 6.83% of the pool 1 and pool 2 mortgage loans, respectively, and none of the mortgage loans in pool 3 or pool 4, the servicing fee rate will increase by 0.125%, per annum on the first adjustment date for such mortgage loan.

The expense fees consist of the servicing fee, the master servicing fee (not including any investment income the master servicer may be entitled to) and lender paid mortgage guaranty insurance premiums.

Before payments are made on the certificates, the servicers will be paid a monthly fee calculated as a percentage of the principal balance of each mortgage loan serviced by that servicer as described under "Fees and Expenses of the Issuing Entity" in this prospectus supplement.

Before payments are made on the certificates, the master servicer will be paid a monthly fee, calculated at 0.0085% per annum of the outstanding principal balance of each mortgage loan. The master servicer will pay the trustee fee and the securities administrator fee. Expenses of the servicers, the master servicer, the trustee and the securities administrator may be reimbursed from the issuing entity before payments are made on the certificates.

                             MATERIAL FEDERAL INCOME
                                TAX CONSEQUENCES

For federal income tax purposes, all or a portion of the issuing entity will comprise a tiered REMIC structure. Each class of offered certificates other than the Exchangeable Certificates and the Class A-R Certificates will represent regular interests in a REMIC. The Class A-R Certificates will represent ownership of the residual interest in the upper-tier REMIC. The residual interests in the remaining REMICs are not offered hereby.

We refer you to "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for more information.

                                  ERISA MATTERS

Subject to important considerations described under "ERISA Matters" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus, the offered certificates, other than the Class A-R Certificate, will be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements. The Class A-R Certificate will not be eligible for purchase by any such plan or arrangement, except as described herein.

We refer you to "ERISA Matters" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus for more information.

                                LEGAL INVESTMENT

Generally all of the certificates offered by this prospectus supplement (except the Class B-2 and Class B-3 Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

We refer you to "Legal Investment" in the prospectus for more information.

                           RATING OF THE CERTIFICATES

The certificates offered by this prospectus supplement will initially have ratings at least as high as the ratings specified on page S-1 from Fitch, Inc. and Moody's Investors Service, Inc.

                                  RISK FACTORS

          Investors should consider the following factors in connection with the purchase of certificates. You should also consider the risk factors described in the accompanying prospectus. All statistical information referred to in this section is based on the mortgage pools as constituted on the cut-off date.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

          The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans of the related mortgage pool or mortgage pools. Approximately 96.69% of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. Approximately 10.06% and 2.17% of the mortgage loans in pool 1 and pool 2, respectively, and none of the mortgage loans in pool 3 or pool 4 impose a penalty for certain early full or partial prepayments of a mortgage loan. If a mortgage loan imposes a prepayment penalty and the mortgagor makes a prepayment during a specified period which generally ranges from a minimum of one year to a maximum of five years after origination and the amount of such prepayment is in excess of a certain amount, a penalty is imposed and will be collected to the extent permitted under applicable law. Prepayment penalties may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

          The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

          We cannot predict the rate at which borrowers will repay their mortgage loans. The yield to maturity of the certificates will also be affected by the master servicer's exercise of its optional clean-up call on the related mortgage loans.

          See "Risk Factors-- Yield is Sensitive to Rate of Principal Prepayment" in the prospectus and "Yield, Prepayment and Weighted Average Life" in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

RAPID PREPAYMENTS ON THE MORTGAGE LOANS IN A MORTGAGE POOL WILL REDUCE THE YIELD ON THE RELATED INTEREST-ONLY CERTIFICATES.

          The interest-only certificates receive only distributions of interest. Distributions to the holders of these classes are based on their notional amount, calculated as described herein. You should fully consider the risks associated with an investment in the interest-only certificates. If the related mortgage loans prepay faster than expected, holders of interest-only certificates may not fully recover their initial investment.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS AND HIGH BALANCE LOANS

          Approximately 25.52% and 59.94% of the mortgage loans in pool 1 provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five or ten years, respectively, following the origination of the related mortgage loan. Approximately 23.92% and 60.99% of the mortgage loans in pool 2 provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of seven or ten years, respectively, following the origination of the related mortgage loan. Approximately 84.71% of the mortgage loans in pool 3 provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of ten years following the origination of the related mortgage loan. Approximately 60.49% and 22.66% of the mortgage loans in pool 4 provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five or ten years, respectively, following the origination of the related mortgage loan.

          See "Risk Factors -- Risks Related to Loans with Interest-Only Payments" in the prospectus for a discussion of the risks related to interest-only mortgage loans.

          As of the cut-off date, approximately 9.53%, 16.28%, 28.77% and 30.15% of the mortgage loans in pool 1, pool 2, pool 3 and pool 4, respectively, were in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on such mortgage pool.

YOUR YIELD MAY BE AFFECTED BY CHANGES IN INTEREST RATES

          The mortgage interest rate on each mortgage loan will be based on the 1-Year CMT Index, the Six-Month LIBOR index or the 1-Year LIBOR index. No prediction can be made as to future levels of any of these indices or as to the timing of any changes therein, each of which will directly affect the yields of the related classes of certificates.

          See "Description of the Certificates -- Distributions of Interest" in this prospectus supplement.

LIMITED CROSS-COLLATERALIZATION AMONG THE MORTGAGE POOLS; LIMITED RECOURSE

          With very limited exception described in "Description of the Certificates -- Limited Cross-Collateralization Among the Mortgage Pools," interest and principal on the senior certificates will be allocated based on amounts collected in respect of the mortgage loans in the related mortgage pool. In the case of the senior certificates, the mortgage pools will generally not be "cross-collateralized" -- interest and principal collections received from the mortgage loans in a mortgage pool will generally only be available for distribution to the related senior certificates and not to the senior certificates related to the other mortgage pools. For example, collections from pool 1 will generally only be available to make distributions to the group 1 certificates, but not to the other classes of senior certificates; and collections from all mortgage pools will be available to make distributions to the subordinate certificates.

          Because the subordinate certificates represent interests in all mortgage pools, the class principal amounts of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any one mortgage pool. Therefore, the allocation of realized losses on the mortgage loans in any one mortgage pool to the subordinate certificates will reduce the subordination provided by the subordinate certificates to all of the classes of senior certificates related to a mortgage pool, including the senior certificates related to the mortgage pools that did not suffer any losses. This will increase the likelihood that future realized losses on the mortgage loans may be allocated to senior certificates related to a mortgage pool that did not suffer those previous losses.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

          Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the seller, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the related mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

          The certificates are not insured by any financial guaranty insurance policy. The subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, as applicable, but are limited in nature and may be insufficient to cover all losses on the mortgage loans. None of the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the rating of the certificates.

          The amount of realized losses, other than excess losses, experienced on the mortgage loans will be applied to reduce the principal amount of the subordinate certificates then outstanding with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur realized losses and may never receive all of their principal payments. You should consider the following:

o if you buy a Class B-3 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced by the amount of that excess;

o if you buy a Class B-2 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced by the amount of that excess;

o if you buy a Class B-1 Certificate and losses on the mortgage loans exceed the total principal amount of Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced by the amount of that excess; and

o after the total class principal amount of the subordinate certificates has been reduced to zero, realized losses on the mortgage loans will reduce the class principal amounts of the senior certificates related to the mortgage pool incurring such loss. The Class 1-A-5, Class 2-A-5, Class 3-A-8 and Class 4-A-2 Certificates will be allocated realized losses, other than excess losses, on the mortgage loans in the related mortgage pool before the other related classes of senior certificates are allocated such losses. See "Description of the Certificates -- Priority of Distributions" and "-- Allocation of Losses" in this prospectus supplement.

          Furthermore, the subordinate certificates will provide only limited protection against special hazard losses, bankruptcy losses and fraud losses on the mortgage loans up to certain amounts specified in this prospectus supplement. Any losses on the mortgage loans in a mortgage pool in excess of those amounts will be allocated among each class of senior certificates related to that mortgage pool and each class of subordinate certificates in the manner set forth in this prospectus supplement, notwithstanding the above allocation of realized losses. You should note that it is possible that a disproportionate amount of coverage for these types of losses may be experienced by one mortgage pool which could make certificates related to the other mortgage pools more likely to suffer a loss. See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement.

RISKS RELATED TO EXCHANGEABLE CERTIFICATES

          The characteristics of the exchangeable certificates will reflect the characteristics of the related REMIC certificates. Investors should also consider a number of factors that will limit a certificateholder's ability to exchange REMIC certificates for related exchangeable certificates and vice versa:

o At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex C.

o A certificateholder that does not own the certificates may be unable to obtain the necessary REMIC certificates or exchangeable certificates.

o The certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

o Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

o Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

o    Only the combinations listed on Annex C are permitted.

CONCENTRATION OF MORTGAGE LOANS COULD ADVERSELY AFFECT YOUR INVESTMENT

          Approximately 35.60%, 25.57%, 23.67% and 26.82% of the mortgage loans included in pool 1, pool 2, pool 3 and pool 4, respectively, are secured by mortgaged properties located in California. There are also significant concentrations of mortgage loans in other states as described under "Description of the Mortgage Pools -- Tabular Characteristics of the Mortgage Loans" in this prospectus supplement. Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.

          Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The issuing entity's ability to make payments on the certificates could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

          There may also be significant concentrations of mortgage loans in other states. Consequently, losses and prepayments on the mortgage loans in a particular pool and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in any of these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods in these areas.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

          The mortgage loans were either originated or acquired in accordance, generally, with the underwriting guidelines described in this prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the related mortgage loans.

HURRICANES MAY HAVE AFFECTED MORTGAGED PROPERTIES

          Hurricanes, which have struck the Gulf Coast region of the United States during the months of July, August, September and October 2005, may have adversely affected any mortgaged properties located in that area. Additional hurricanes have struck and are anticipated to strike the region in 2006. The related originator or the seller will make a representation and warranty that each mortgaged property is free of material damage and in good repair as of the closing date. We do not know how many mortgaged properties have been or may be affected by the hurricanes. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes. Any adverse impact as a result of this event may be borne by the holders of the certificates, particularly if the related originator or seller, as applicable, fails to repurchase any mortgage loan that breaches this representation and warranty or the damage to a mortgaged property occurs after the closing date.

          In addition, we are unable to predict the effect of the hurricanes on the economy in the affected regions. The full economic impact of the hurricanes is uncertain but may affect the ability of borrowers to make payments on their mortgage loans, the ability of the servicer to make collections on mortgage loans and the level of forbearance afforded by the servicer to borrowers. Initial economic effects appear to include localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity, regional interruptions in travel and transportation, tourism and economic activity generally, and nationwide decreases in petroleum availability with a corresponding increase in price.

                            GLOSSARY OF DEFINED TERMS

          A glossary of defined terms used in this prospectus supplement begins on page S-92. Any terms used in this prospectus supplement but not defined in the glossary are defined in the accompanying prospectus.

                        DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

          The following is a summary description of the Mortgage Loans in the Mortgage Pools as of the Cut-off Date. The information presented herein does not take into account any Mortgage Loans that have or may prepay in full or have been or may be removed because of incomplete documentation or otherwise for the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefore. As a result, the information regarding the Mortgage Loans may vary from comparable information based upon the actual composition of the Mortgage Pools as of the Closing Date, although such variance will not be material.

          Whenever reference is made herein to a percentage of some or all of the Mortgage Loans or some or all of a Mortgage Pool, such percentage is determined on the basis of the Stated Principal Balance of the Mortgage Loans in the Aggregate Pool or of a particular Mortgage Pool as of the Cut-off Date.

THE MORTGAGE LOANS

          Certain general information with respect to the Mortgage Loans is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Issuing Entity and other mortgage loans may be substituted therefore. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 5%.

          The Sponsor selected the Mortgage Loans for sale to the Depositor from among its portfolio of mortgage loans based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics. In making this selection, the Sponsor took into account investor preferences and the Sponsor's objective of obtaining the most favorable combination of ratings on the Certificates.

          At the Cut-off Date, the assets of the Aggregate Pool consisted of four pools having, in the aggregate, 1,736 Mortgage Loans having an aggregate Stated Principal Balance as of the Cut-off Date of approximately $915,552,984 secured by first liens on Mortgaged Properties, substantially all of which have original terms to maturity of 30 years. As described herein at "Description of the Certificates--General," the Mortgage Loans have been segregated into Pool 1, Pool 2, Pool 3 and Pool 4 for the purpose of allocating distributions among the Senior Certificates. Each Mortgage Pool has the characteristics described below.

          Pool 1 consists of 454 Mortgage Loans having a Cut-off Date balance of approximately $223,515,901 (approximately 24.41% of the Aggregate Pool Cut-off Date Balance). The mortgage interest rates of all of the Pool 1 Mortgage Loans adjust approximately five years after origination. All of the Pool 1 Mortgage Loans have interest rates that adjust, commencing approximately five years after origination, annually based on either the 1-Year LIBOR index or the 1-Year CMT index (see "--The Indices" below), and all of such Mortgage Loans have original terms to maturity of 30 years. Approximately 25.52% and 59.94% of the Pool 1 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five or ten years, respectively, following the origination of the related Mortgage Loan. Following such five- or ten-year interest-only period, the Scheduled Payment with respect to each such Pool 1 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate.

          As of the Cut-off Date, with respect to the Pool 1 Mortgage Loans, the weighted average current Mortgage Rate is approximately 6.368% per annum, the weighted average margin is approximately 2.271%, the weighted average remaining term to maturity is approximately 358 months and the weighted average remaining interest-only term of the interest-only Mortgage Loans in Pool 1 is approximately 100 months.

          Pool 2 consists of 713 Mortgage Loans having a Cut-off Date balance of approximately $360,619,560 (approximately 39.39% of the Aggregate Pool Cut-off Date Balance). The mortgage interest rates of all of the Pool 2 Mortgage Loans adjust approximately seven years after origination. All of the Pool 2 Mortgage Loans have interest rates that adjust, commencing approximately seven years after origination, either semi-annually based on the Six-Month LIBOR index, annually based on the 1-Year LIBOR index or the 1-Year CMT index (see "--The Indices" below), and all of such Mortgage Loans have original terms to maturity of 30 years. Approximately 23.92% and 60.99% of the Pool 2 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of seven or ten years, respectively, following the origination of the related Mortgage Loan. Following such seven- or ten-year interest-only period, the Scheduled Payment with respect to each such Pool 2 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate.

          As of the Cut-off Date, with respect to the Pool 2 Mortgage Loans, the weighted average current Mortgage Rate is approximately 6.349% per annum, the weighted average margin is approximately 2.259%, the weighted average remaining term to maturity is approximately 358 months and the weighted average remaining interest-only term of the interest-only Mortgage Loans in Pool 2 is approximately 107 months.

          Pool 3 consists of 392 Mortgage Loans having a Cut-off Date balance of approximately $248,141,758 (approximately 27.10% of the Aggregate Pool Cut-off Date Balance). The mortgage interest rates of all of the Pool 3 Mortgage Loans adjust approximately ten years after origination. All of the Pool 3 Mortgage Loans have interest rates that adjust, commencing approximately ten years after origination, either semi-annually based on the Six-Month LIBOR index or annually based on the 1-Year LIBOR index (see "--The Indices" below), and all of such Mortgage Loans have original terms to maturity of 30 years. Approximately 84.71% of the Pool 3 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of ten years following the origination of the related Mortgage Loan. Following such ten-year interest-only period, the Scheduled Payment with respect to each such Pool 3 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate.

          As of the Cut-off Date, with respect to the Pool 3 Mortgage Loans, the weighted average current Mortgage Rate is approximately 6.428% per annum, the weighted average margin is approximately 2.252%, the weighted average remaining term to maturity is approximately 357 months and the weighted average remaining interest-only term of the interest-only Mortgage Loans in Pool 3 is approximately 118 months.

          Pool 4 consists of 177 Mortgage Loans having a Cut-off Date balance of approximately $83,275,764 (approximately 9.10% of the Aggregate Pool Cut-off Date Balance). The mortgage interest rates of all of the Pool 4 Mortgage Loans adjust approximately five years after origination. All of the Pool 4 Mortgage Loans have interest rates that adjust, commencing approximately five years after origination, annually based on either the 1-Year LIBOR index or the 1-Year CMT index (see "--The Indices" below), and all of such Mortgage Loans have original terms to maturity of 30 years. Approximately 60.49% and 22.66% of the Pool 4 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five or ten years following the origination of the related Mortgage Loan. Following such five- or ten-year interest-only period, the Scheduled Payment with respect to each such Pool 4 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate.

          As of the Cut-off Date, with respect to the Pool 4 Mortgage Loans, the weighted average current Mortgage Rate is approximately 5.512% per annum, the weighted average margin is approximately 2.710%, the weighted average remaining term to maturity is approximately 346 months and the weighted average remaining interest-only term of the interest-only Mortgage Loans in Pool 4 is approximately 64 months.

          None of the Mortgage Loans will be guaranteed by any governmental agency. Pursuant to the Assignment Agreements, the Seller and the Depositor will assign to the Trustee, on behalf of the Issuing Entity, their respective interests in the Purchase and Servicing Agreements and JPMCB Servicing Agreement.

          The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements. JPMCB, Countrywide Servicing, PHH Mortgage and certain other servicers will service the Mortgage Loans pursuant to their respective Purchase and Servicing Agreements. JPMCB, as servicer and CHF, as subservicer, will service the Mortgage Loans originated by certain other Originators pursuant to the JPMCB Servicing Agreement.

          All of the Mortgage Loans provide for payments on the Due Date. Due to the provisions for monthly advances by the applicable Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Approximately 96.69% of the Mortgage Loans in the Aggregate Pool permit early voluntary prepayments in full or in part without the imposition of prepayment penalties. Any prepayment penalties received from collections on the Mortgage Loans in the Aggregate Pool will be distributed to the Class P Certificates.

          The Mortgage Loans were originated from February 2002 through August 2006. No more than approximately 0.79% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area. The latest stated maturity date of any Mortgage Loan is September 2036. As of the Cut-off Date, none of the Mortgage Loans were more than 30 days delinquent. As of the Cut-off Date, with respect to the Mortgage Loans, the weighted average current Mortgage Rate is approximately 6.299% per annum, the weighted average margin is approximately 2.301%, the weighted average remaining term to maturity is approximately 357 months and the weighted average remaining interest-only term of the interest-only Mortgage Loans is approximately 105 months. No Mortgage Loan had a Loan-to-Value Ratio at origination of more than 100.00%. Approximately 2.84% of the Mortgage Loans, in addition to being secured by real property, were secured by a security interest in a limited amount of additional collateral owned by the borrower or are supported by a third-party guarantee as described at "-- The Pledged Asset Loans" below. All of the Mortgage Loans with Effective Loan-to-Value Ratios greater than 80.01% as of the cut-off date that were not secured by a security interest in additional collateral or not supported by a third-party guarantee were covered by a primary mortgage insurance policy. No Pledged Asset Loan had an Effective Loan-to-Value Ratio at origination of more than 75.00%.

          No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

          As set forth in the "Credit Scores" tables in Annex A (which is incorporated herein as port of this prospectus supplement), credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit scores are generated by models developed by third party credit reporting organizations which analyzed data on consumers in order to establish patterns which are believed to be indicative of a borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

THE PLEDGED ASSET LOANS

          Those PHH Mortgage Loans (or Mortgage Loans originated or acquired by certain other Originators) that have a Loan-to-Value Ratio generally in excess of 80% and are not covered by a primary mortgage insurance policy will be either
(i) secured by a security interest in additional collateral (usually securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in additional collateral (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH Mortgage or another lender to the guarantor. The amount of the Pledged Assets relating to PHH Mortgage Loans securing a Pledged Asset Loan generally equals the down payment or equity required by PHH Mortgage. The requirement to maintain Pledged Assets generally terminates when the principal balance of such Pledged Asset Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such Pledged Asset Loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH Mortgage.

          On or prior to the Closing Date, the Depositor will have assigned to the Issuing Entity its rights under the Limited Purpose Surety Bond. The Limited Purpose Surety Bond will not cover any payments on the Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.

          No assurance can be given as to the amount of proceeds, if any, that might be realized from Pledged Assets. Proceeds from the liquidation of any Pledged Assets will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge or guaranty agreement, as applicable.

                  TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS (AGGREGATE POOL)

          The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans.....................................         1,736
Total Stated Principal Balance...............................     $915,552,984
Current Mortgage Rates:
   Weighted Average..........................................        6.299%
   Range.....................................................   4.000% to 7.500%
Weighted Average Margin......................................        2.301%
Weighted Average Remaining Term to Maturity (in months)......          357

          The Stated Principal Balances of the Mortgage Loans range from approximately $5,666 to approximately $3,000,000. The Mortgage Loans have an average Stated Principal Balance of approximately $527,392.

          The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 71.12%, and no Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

          No more than approximately 0.79% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

          The Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement (which is incorporated herein as part of this prospectus supplement). Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

TABULAR CHARACTERISTICS OF THE POOL 1 MORTGAGE LOANS

          The Pool 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 1 Mortgage Loans..............................         454
Total Stated Principal Balance...............................     $223,515,901
Current Mortgage Rates:
   Weighted Average..........................................        6.368%
   Range.....................................................   5.090% to 7.500%
Weighted Average Margin......................................        2.271%
Weighted Average Remaining Term to Maturity (in months)......         358

          The Stated Principal Balances of the Pool 1 Mortgage Loans range from approximately $46,185 to approximately $1,940,000. The Pool 1 Mortgage Loans have an average Stated Principal Balance of approximately $492,325.

          The weighted average Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is approximately 74.16%, and no Pool 1 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

          No more than approximately 1.34% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

          The Mortgage Loans in Pool 1 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement (which is incorporated herein as part of this prospectus supplement). Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in Pool 1 as of the Cut-off Date and, due to rounding, may not total 100%.

TABULAR CHARACTERISTICS OF THE POOL 2 MORTGAGE LOANS

          The Pool 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 2 Mortgage Loans..............................         713
Total Stated Principal Balance...............................     $360,619,560
Current Mortgage Rates:
   Weighted Average..........................................        6.349%
   Range.....................................................   5.000% to 6.830%
Weighted Average Margin......................................        2.259%
Weighted Average Remaining Term to Maturity (in months)......         358

          The Stated Principal Balances of the Pool 2 Mortgage Loans range from approximately $64,100 to approximately $2,962,500. The Pool 2 Mortgage Loans have an average Stated Principal Balance of approximately $505,777.

          The weighted average Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is approximately 71.70%, and no Pool 2 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

          No more than approximately 1.46% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

          The Mortgage Loans in Pool 2 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement (which is incorporated herein as part of this prospectus supplement). Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in Pool 2 as of the Cut-off Date and, due to rounding, may not total 100%.

TABULAR CHARACTERISTICS OF THE POOL 3 MORTGAGE LOANS

          The Pool 3 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 3 Mortgage Loans..............................         392
Total Stated Principal Balance...............................     $248,141,758
Current Mortgage Rates:
   Weighted Average..........................................        6.428%
   Range.....................................................   5.125% to 7.500%
Weighted Average Margin......................................        2.252%
Weighted Average Remaining Term to Maturity (in months)......         357

          The Stated Principal Balances of the Pool 3 Mortgage Loans range from approximately $75,000 to approximately $2,394,500. The Pool 3 Mortgage Loans have an average Stated Principal Balance of approximately $633,014.

          The weighted average Loan-to-Value Ratio at origination of the Pool 3 Mortgage Loans is approximately 68.42%, and no Pool 3 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

          No more than approximately 1.87% of the Pool 3 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

          The Mortgage Loans in Pool 3 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement (which is incorporated herein as part of this prospectus supplement). Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in Pool 3 as of the Cut-off Date and, due to rounding, may not total 100.00%.

TABULAR CHARACTERISTICS OF THE POOL 4 MORTGAGE LOANS

          The Pool 4 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 4 Mortgage Loans..............................         177
Total Stated Principal Balance...............................     $83,275,764
Current Mortgage Rates:
   Weighted Average..........................................        5.512%
   Range.....................................................   4.000% to 6.375%
Weighted Average Margin......................................        2.710%
Weighted Average Remaining Term to Maturity (in months)......         346

          The Stated Principal Balances of the Pool 4 Mortgage Loans range from approximately $5,665 to approximately $3,000,000. The Pool 4 Mortgage Loans have an average Stated Principal Balance of approximately $470,484.

          The weighted average Loan-to-Value Ratio at origination of the Pool 4 Mortgage Loans is approximately 68.43%, and no Pool 4 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

          No more than approximately 3.60% of the Pool 4 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

          The Mortgage Loans in Pool 4 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement (which is incorporated herein as part of this prospectus supplement). Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in Pool 4 as of the Cut-off Date and, due to rounding, may not total 100.00%.

THE INDICES

          The Mortgage Rate for all of the Mortgage Loans will be adjusted semi-annually or annually on the related adjustment date. The index for the Mortgage Rate borne by all of the Mortgage Loans may be calculated as follows (in each case, rounded to the nearest one-eighth of one percent):

          Six-Month LIBOR. The Mortgage Rate borne by approximately 11.73% of the Mortgage Loans (by Aggregate Pool Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, every six months to equal Six-Month LIBOR plus a margin ranging from 2.000% to 2.250%.

          1-Year LIBOR. The Mortgage Rate borne by approximately 79.73% of the Mortgage Loans (by Aggregate Pool Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, annually to equal 1-Year LIBOR plus a margin ranging from 2.250% to 2.750%.

          1-Year CMT. The Mortgage Rate borne by approximately 8.54% of the Mortgage Loans (by Aggregate Pool Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, annually to equal 1-Year CMT plus a margin ranging from 2.750% to 2.850%.

ASSIGNMENT OF THE MORTGAGE LOANS

          Under the Assignment Agreements, the Seller will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Issuing Entity. Pursuant to the Assignment Agreements, the Seller will transfer to the Depositor and the Depositor will transfer to the Trustee its rights under the Purchase and Servicing Agreements with respect to certain representations, warranties and covenants made by the Originators relating to, among other things, certain characteristics of the Mortgage Loans. Pursuant to the related Assignment Agreement or Reconstitution Agreement, the applicable Originator will represent that the representations and warranties relating to the origination of the related Mortgage Loans originated by it are true and correct as of the Cut-off Date or the Closing Date, as applicable. In addition, pursuant to the Pooling and Servicing Agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of the related Mortgage Loans. An Originator or the Seller will be obligated to purchase or substitute a similar mortgage loan for any Defective Mortgage Loan as described in "The Agreements -- Assignment of the Issuing Entity Assets" in the accompanying prospectus and "The Issuing Entity -- Representations by Sellers or Originators; Repurchases" in the accompanying prospectus.

          Pursuant to a Pooling and Servicing Agreement, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, on behalf of the Issuing Entity, all of its rights to the Mortgage Loans and its rights under the Assignment Agreements (including the right to enforce the Originators' purchase obligations). The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

         DELINQUENCY AND FORECLOSURE INFORMATION FOR THE MORTGAGE LOANS

          The following table sets forth certain information regarding the delinquency performance for the Mortgage Loans in the past twelve months as of the Cut-off Date.

                                                                   AS OF SEPTEMBER 1, 2006
                                     ----------------------------------------------------------------------------------
                                                                                            SCHEDULED PRINCIPAL
                                         NUMBER OF LOANS WITH ONE INSTANCE OF                 BALANCE OF LOANS
                                                      DELINQUENCY                     WITH ONE INSTANCE OF DELINQUENCY
                                     --------------------------------------------   -----------------------------------
                                                             PERCENTAGE OF TOTAL      SCHEDULED        PERCENTAGE OF
                                     NUMBER OF AGGREGATE     NUMBER OF AGGREGATE      PRINCIPAL     SCHEDULED PRINCIPAL
                                     POOL MORTGAGE LOANS   POOL MORTGAGE LOANS(1)      BALANCE           BALANCE(2)
                                     -------------------   ----------------------   -------------   -------------------
Period of Delinquency
   30-59 days                                 12                    0.69%           $5,602,535.95          0.61%
   60-89 days                                  1                    0.06%           $  520,346.56          0.06%
   90 day or more                              0                    0.00%           $        0.00          0.00%
Foreclosures, Bankruptcies or Real
   Estate Owned                                0                    0.00%           $        0.00          0.00%
TOTAL:                                        13                    0.75%           $6,122,882.51          0.67%

(1) These percentages are based on the percentage of the total number of the Mortgage Loans.

(2) These percentages are based on the percentage of the aggregate principal balance of the Mortgage Loans.

                                                                   AS OF SEPTEMBER 1, 2006
                                     ---------------------------------------------------------------------------------
                                                                                           SCHEDULED PRINCIPAL
                                           NUMBER OF LOANS WITH TWO OR MORE         BALANCE OF LOANS WITH TWO OR MORE
                                                INSTANCE OF DELINQUENCY                    INSTANCE OF DELINQUENCY
                                     --------------------------------------------   ----------------------------------
                                                             PERCENTAGE OF TOTAL      SCHEDULED       PERCENTAGE OF
                                     NUMBER OF AGGREGATE     NUMBER OF AGGREGATE      PRINCIPAL    SCHEDULED PRINCIPAL
                                     POOL MORTGAGE LOANS   POOL MORTGAGE LOANS(1)      BALANCE          BALANCE(2)
                                     -------------------   ----------------------   ------------   -------------------
Period of Delinquency
   30-59 days                                 2                     0.12%           $622,981.12           0.07%
   60-89 days                                 0                     0.00%           $      0.00           0.00%
   90 day or more                             0                     0.00%           $      0.00           0.00%
Foreclosures, Bankruptcies or Real
   Estate Owned                               0                     0.00%           $      0.00           0.00%
TOTAL:                                        2                     0.12%           $622,981.12           0.07%

(1) These percentages are based on the percentage of the total number of the Mortgage Loans.

(2) These percentages are based on the percentage of the aggregate principal balance of the Mortgage Loans.

                             STATIC POOL INFORMATION

          The depositor will make available any of the sponsor's material static pool information as required under the SEC's rules and regulations. The static pool information material to this offering of certificates is located at http://jpmorgan.com/staticpool/mbs/JPMMT2006-A6. The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

          The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

                                 THE ORIGINATORS

          GENERAL

          Approximately 41.54% of the Mortgage Loans were originated or acquired by Chase Home Finance LLC (successor by merger to Chase Manhattan Mortgage Corporation) or JPMorgan Chase Bank, National Association. Approximately 28.45% of the Mortgage Loans were originated or acquired by PHH Mortgage Corporation. Approximately 12.61% of the Mortgage Loans were originated or acquired by Countrywide Home Loans, Inc. No other Originator originated or acquired greater than 10% of the Mortgage Loans.

          The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements. The Chase Originator Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described below under "--The Chase Originators--Underwriting Guidelines." The PHH Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described below under "--PHH Mortgage Corporation--Underwriting Guidelines." All other Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described below under "--General Underwriting Guidelines".

          GENERAL UNDERWRITING GUIDELINES

          Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. See "The Trust Fund--The Loans--Underwriting Standards" in the prospectus.

          A lender may also originate mortgage loans pursuant to alternative sets of underwriting criteria under reduced or limited documentation programs. These programs are designed to facilitate the loan approval process. Under these programs, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum loan-to-value ratios under these programs are generally more restrictive than those under the lender's standard underwriting criteria.

          Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet the monthly payments on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

          The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

          From time to time, exceptions to a lender's underwriting policies may be made. Such exceptions may be made on a loan-by-loan basis at the discretion of the lender's underwriter. Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

          THE CHASE ORIGINATORS

          Set forth in this section of the Prospectus Supplement is certain information with respect to the Chase Originators and a summary their underwriting guidelines. The information set forth in this section has been provided by the Chase Originators.

          General. The Chase Originator Mortgage Loans were originated by JPMCB generally using underwriting guidelines as set forth below. See "Underwriting Guidelines". JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co. ("JPMorgan Chase"), a Delaware corporation whose principal office is located in New York, New York. JPMCB is a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

          As of June 30, 2006, JPMorgan Chase Bank, National Association, had total assets of $1,144.7 billion, total net loans of $396.4 billion, total deposits of $628.6 billion, and total stockholder's equity of $89.4 billion. These figures are extracted from JPMCB's unaudited Consolidated Reports of Condition and Income as of June 30, 2006, which are filed with the Federal Deposit Insurance Corporation.

          Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC ("CHF"), a wholly-owned, Delaware limited liability company.

          CHF acquired the Chase Originator Mortgage Loans immediately after the origination by or for JPMCB. CHF (or a predecessor in interest) has been originating or acquiring mortgage loans for over 50 years and has been originating or acquiring mortgage loans similar to the Chase Originator Mortgage Loans at least since 1998. CHF originated approximately $173.6 billion, $94.6 billion and $85.4 billion of mortgage loans during 2003, 2004 and 2005, respectively. As of June 30, 2006, CHF had originated $36.6 billion of mortgage loans during 2006.

          Underwriting Guidelines. The following is a description of the underwriting policies customarily employed by CHF with respect to residential mortgage loans which it originated during the period of origination of the Mortgage Loans. The Mortgage Loans originated by JPMorgan Chase Bank, National Association during such period were also originated using such underwriting policies. The Chase Originators have represented to the Seller that, except for a portion of the Mortgage Loans representing approximately 12.28% of the Chase Originator Mortgage Loans (by aggregate Stated Principal Balance of the Chase Originator Mortgage Loans as of the Cut-off Date) or approximately 5.10% of the Mortgage Loans (by aggregate States Principal Balance of the Mortgage Loans as of the Cut-off Date), the Chase Originator Mortgage Loans were originated generally in accordance with such policies. The depositor believes that such Mortgage Loans subject to the exception in the previous sentence were originated generally in accordance with the underwriting policies of CHF. References to Mortgage Loans in this section refer to the Chase Originator Mortgage Loans originated or acquired by the Chase Originators in accordance with the underwriting guidelines described below.

          The Mortgage Loans were originated in a manner generally consistent, except as to loan amounts, with Fannie Mae or Freddie Mac published underwriting guidelines. CHF believes that each Mortgage Loan originated in such a manner generally meets the credit, appraisal and underwriting standards described in such published underwriting guidelines, except for the original principal balances of such Mortgage Loans. Initially, a prospective borrower is required to fill out an application designed to provide pertinent information about the borrower's assets, liabilities, income and credit, the property to be financed and the type of loan desired. CHF obtains a three-file merged credit report for each borrower, which summarizes each repository's credit score, credit history and depth, and any derogatory public records. The middle of three credit scores is used if there is a single applicant and the lower of both middle credit scores is used if there are joint applicants. In addition, CHF verifies employment, income and assets. Self-employed prospective borrowers are generally required to submit their federal income tax returns for the last two years and in certain cases a separate statement of income and expenses independently verified by a third party.

          Once the necessary information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes and insurance) as well as to meet other financial obligations and monthly living expenses. For loans with a loan-to-value ratio of 80% or less, CHF's lending guidelines require that all current fixed obligations of the borrower (including mortgage payments based on CHF's mortgage rates at the time of the application and other expenses related to the residence) generally may not exceed 40% of the borrower's gross income in the case of a borrower with income of under $75,000, 42% of the borrower's gross income in the case of a borrower with income of between $75,000 and $150,000 and 44% of the borrower's gross income in the case of a borrower with income in excess of $150,000. For interest-only mortgage loans with a loan-to-value ratio between 80.01% and 90%, CHF's lending guidelines require that the mortgage payments (based on CHF's mortgage rates at the time of application) plus applicable real property taxes, any condominium common charges and hazard insurance, as well as all other monthly obligations (revolving debt, car payments, etc.), generally may not exceed 40% of the borrower's gross income. For amortizing adjustable rate mortgage loans with a loan-to-value ratio greater than 80.01% with a Minimum Credit Risk Score of 620-659, CHF's lending guidelines require that the mortgage payments (based on CHF's mortgage rates at the time of application) may not exceed 36% of the borrower's gross income. For amortizing adjustable rate mortgage loans with a loan-to-value ratio greater than 80.01% with a Minimum Credit Risk Score greater than or equal to 660, CHF's lending guidelines require that the mortgage payments (based on CHF's mortgage rates at the time of application) may not exceed 40% of the borrower's gross income. Other credit considerations may cause CHF to depart from these guidelines in certain cases. Where there are two individuals signing the mortgage note, the income and debts of both are included in the computation.

          Pursuant to CHF's Reduced Documentation Program, written verification of the borrower's income is not required. In order to qualify for the program, the borrower must satisfy a 20% down-payment requirement from the borrower's own assets. These assets are verified through bank statements and may be supplemented by third-party verification. A residential mortgage credit report, or "in file" report, is obtained and reviewed to determine the borrower's repayment history. The maximum loan-to-value ratio of any mortgage loan originated under this program is approximately 80% (65% for "cash out" refinancings).

          Pursuant to CHF's Streamlined Refinance Program, verification and documentation of application information is reduced for borrowers who refinance fully amortizing mortgage loans serviced by CHF. In order to qualify for this refinance program, the borrower must have demonstrated overall creditworthiness as defined in the program guides. In addition, a documented servicing record with respect to such borrower of at least 24 months must be available. If there are multiple lenders during such 24 month period, CHF must have been the servicer for at least the most recent 12 months.

          Pursuant to CHF's "No Doc" program, no employment information, sources of income, income amount or assets are disclosed. Additionally, employment verification is not required. The underwriting for such mortgage loans is based primarily or entirely on a stronger credit profile (evidenced by a higher minimum FICO credit risk score), a lower maximum product limit and additional due diligence performed on the collateral.

          "Stated Income Stated Asset Program" (which is sometimes referred to as "Simply Signature") is CHF's "reactive" program. While income and assets are not verified, eligibility and approval are determined by CHF's automated underwriting system and are based on a stronger borrower credit history and profile.

          CHF requires an appraisal (which in certain circumstances may be a confirmation of an existing appraisal) to be made of each property to be financed. The appraisal is conducted by an independent fee appraiser who visits the property and estimates its market value. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the lower of purchase price or appraised value determines the maximum amount which will be advanced against the property. For certain jumbo loans in high value markets, the lower value of two appraisals would be used if certain dollar amounts and loan-to-value thresholds are exceeded.

          From time to time, exceptions and/or variances to CHF's underwriting policies may be made. Such exceptions and/or variances may be made only if specifically approved on a loan-by-loan basis by certain credit and-underwriting personnel of the CHF who have the authority to make such exceptions and/or variances. Exceptions and/or variances may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

          CHF obtains a search of the liens of record to which the property being financed is subject at the time of origination. Title insurance is required in the case of all mortgage loans.

          PHH MORTGAGE CORPORATION

          Set forth in this section of the Prospectus Supplement is certain information with respect to PHH Mortgage and a summary their underwriting guidelines. The information set forth in this section has been provided by PHH Mortgage.

          PHH Mortgage, a New Jersey corporation, is a wholly owned subsidiary of PHH Corporation. PHH Mortgage is a centralized mortgage lender, which provides residential mortgage banking services in all 50 states, the District of Columbia and the United States Virgin Islands. PHH Mortgage's business consists primarily of the acquisition/origination, sale and servicing of residential first- and second-lien mortgage loans. PHH Mortgage is qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered. It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable. It also has the following approvals: HUD nonsupervised one- to four-family mortgagee; FHA approved mortgagee; Fannie Mae first and second mortgage one- to four-family seller/servicer; Freddie Mac first and second mortgage one- to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

          On January 31, 2005, PHH Corporation completed the previously announced spin-off from Cendant Corporation. Shares of PHH Corporation common stock were distributed to Cendant Corporation shareholders in the form of a tax-free stock dividend. PHH Corporation shares began "regular way" trading on the New York Stock Exchange on February 1, 2005. In connection with the spin-off, certain subsidiaries of Cendant Corporation entered into agreements with PHH Corporation and certain of its mortgage subsidiaries for the purpose of forming a venture intended to originate mortgage loans for customers of Cendant Corporation's real estate brokerage and relocation businesses.

          PHH Mortgage maintains its executive offices at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 917-6000.

          PHH Mortgage purchases, originates, sells and services residential mortgages in the United States via the following channels:

          Financial Institutions Channel: PHH Mortgage is a leading provider of "private label" mortgage origination and servicing for financial institutions and other entities. Through this channel, PHH Mortgage offers a complete outsourcing solution, from processing applications through funding to secondary market sales of loans and ongoing servicing, for clients that want to offer mortgage services to customers, but are not equipped to handle all aspects of the process cost-effectively.

          Real Estate Brokers Channel: PHH Mortgage works with real estate brokers to provide their customers mortgage loans. As a result of these affiliations with real estate brokers, PHH Mortgage has access to home buyers at the time of purchase. Through this channel, mortgage products are marketed to customers of Cendant Corporation's real estate brokerage and relocation businesses through a joint venture between certain subsidiaries of Cendant Corporation and PHH Corporation and certain of its mortgage subsidiaries. Additionally, PHH Mortgage works with brokers that are not affiliated with Cendant Corporation.

          Substantially all of the origination and acquisition activities are conducted by PHH Mortgage from centralized facilities located in Mt. Laurel, New Jersey, Jacksonville, Florida and in East Providence, Rhode Island. PHH Mortgage offers mortgages through the following platforms:

          TELESERVICES. Mortgages are offered to consumers through a toll-free number teleservices operation based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island under programs for real estate organizations (Phone In, Move In(R)), private label programs for financial institutions, and for relocation clients in conjunction with the operations of Cendant Mobility(SM), a relocation business, and a leading provider of employee relocation services.

          In its teleservices operations, PHH Mortgage and certain subsidiaries employ "mortgage consultants" that receive applications over the telephone, and thereafter refer the origination of the loan to "loan processors" for processing. Mortgage consultants are not involved in the process once the loan is referred to a loan processor. The mortgage consultant has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function. Loan processors are compensated with a base salary plus incentive bonus, and are evaluated in large part based on customer feedback.

          INTERNET. Mortgage information is offered to consumers through a web interface that is owned by PHH Mortgage. The web interface contains educational materials, rate quotes and a full mortgage application. This content is made available to the customers of partner organizations, including Century 21(R), Coldwell Banker(R), ERA(R) and Cendant Mobility(SM). In addition, PHH Mortgage developed and launched its own online brand--InstaMortgage.com(SM) in 1999. Applications from online customers are processed via PHH Mortgage's teleservices platform.

          FIELD SALES PROFESSIONALS. Mortgages are offered to consumers through field sales professionals with all processing, underwriting and other origination activities based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island. These field sales professionals generally are located in real estate offices or financial institutions around the United States and are equipped with software to obtain product information, quote interest rates and prepare a mortgage application with the consumer. Once the field sales professional forwards the application for processing, the loan package is assigned to a loan processor. The professional is kept informed of the process, but is generally uninvolved in the processing of the loan. The field sales professional generally has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function.

          CLOSED LOAN PURCHASES. This platform is also known as the wholesale/correspondent platform. PHH Mortgage generally underwrites and (i) partially processes and closes and/or (ii) purchases closed loans from financial institutions and mortgage banks. These include banks, credit unions and other mortgage companies that are affiliated with real estate brokerage organizations. PHH Mortgage approves all of its wholesalers/correspondents after a thorough review of the entity's corporate, financial and licensing information.

          WHOLESALE. PHH Mortgage underwrites, closes and funds the processed loans after submission by the broker/wholesaler.

          CORRESPONDENT. PHH Mortgage purchases closed loans. One platform requires that PHH Mortgage underwrite loans prior to purchasing and the other platform delegates the underwriting authority to the correspondent.

          PHH Mortgage has been an originator of mortgage loans since 1978 and has originated first-lien prime adjustable-rate mortgage loans since 1994. The following table describes size, composition and growth of PHH Mortgage's total residential mortgage loan production as of the periods ended indicated below.

                                                          December 31, 2004
                                                           (Dollar Amounts
                                      December 31, 2003      in Millions)     September 30, 2005
                                      -----------------   -----------------   ------------------
Loan Type                              Units    Dollars    Units    Dollars     Units    Dollars
-----------------------------------   -------   -------   -------   -------    -------   -------
Conventional(1) ...................   406,237   $77,370   219,460   $46,545    139,973   $32,283
Government(2) .....................    23,048     3,032    11,105     1,494      4,390       610
Home Equity Lines of Credit .......    38,339     3,299    47,337     4,514     31,692     3,602
Total Residential Mortgage Loans ..   467,624   $83,701   277,902   $52,553    176,055   $36,495

----------
(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2)  Includes FHA and VA Loans

          PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates.

UNDERWRITING STANDARDS

          PHH Mortgage's products currently consist of:

          o First-lien conventional loans (both conforming loans and non-conforming loans), government insured Federal Housing Administration ("FHA") and government guaranteed Veterans Administration ("VA") loans; and

          o    first and junior lien home equity loans and lines of credit.

          The underwriting standards used by PHH Mortgage for mortgage loans vary based on the type of mortgage product. Set forth below is a summary of underwriting standards used in approving various products:

                 MORTGAGE PRODUCT                   UNDERWRITING STANDARDS USED
-------------------------------------------------   ---------------------------
                First Lien FHA/VA                            Ginnie Mae
        First Lien Conventional/Conforming           Fannie Mae or Freddie Mac
      First Lien Conventional/Non-Conforming                PHH Mortgage
Home Equity Loans and Home Equity Lines of Credit           PHH Mortgage

          PHH Mortgage's underwriting standards have been established based upon its knowledge of the primary and secondary residential mortgage markets. They are intended to originate investment-quality mortgage loans that are salable in the secondary mortgage market. They are applied in originating or purchasing loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various "private-label" programs. The application of the underwriting standards represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including but not limited to, the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. PHH Mortgage may adapt its underwriting guidelines based upon the nature of a specific private-label relationship.

          General Underwriting Procedure

          The following describes the general underwriting procedures used for mortgage loans originated or purchased, and underwritten by PHH Mortgage. From time to time, exceptions to PHH Mortgage's underwriting policies may be made. Such exceptions are made on a loan-by-loan basis only at the discretion of PHH Mortgage's underwriters and may be made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, equity, employment and residential stability.

          PHH Mortgage's underwriting guidelines are applied to evaluate an applicant's credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses (except as described below), along with an authorization to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history. Unless prohibited by applicable state law, the applicant is typically required to pay an application fee if application is made directly to PHH Mortgage.

          PHH Mortgage makes substantial use of automated underwriting systems and procedures in implementing its underwriting guidelines. These systems are used in conjunction with PHH Mortgage's underwriting staff and control the loan approval process to ensure consistent loan decisioning and conditioning.

          In evaluating the applicant's ability and willingness to repay the proposed loan, PHH Mortgage reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, PHH Mortgage may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

          Except as described below, PHH Mortgage verifies the applicant's liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and a specified amount of cash reserves after the closing of the related mortgage. Additional liquid assets may not be verified.

          Except as described below, PHH Mortgage also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed PHH Mortgage debt payment.

          In determining the adequacy of the property as collateral for a first lien mortgage loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by PHH Mortgage, except as noted in this prospectus supplement. The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property. In lieu of an appraisal, alternative collateral assessment products which comply with Fannie Mae/Freddie Mac criteria may be used.

          In many cases, the appraisal is obtained through a network of appraisers managed by STARS(SM) (Speedy Title Appraisal and Review Services), a corporation owned by the same parent company as PHH Mortgage that was originally established to support the Cendant Mobility relocation program with appraisals obtained for relocation transactions (that is, transfers that require an accurate price estimate in the absence of a current sale transaction). In certain cases, PHH Mortgage may employ the use of a third party statistical valuation in lieu of an appraisal.

          Credit scores are obtained by PHH Mortgage in connection with mortgage loan applications to help assess a borrower's credit-worthiness. On an exception basis, credit scores may be obtained by PHH Mortgage after the purchase of a mortgage loan if the related seller does not provide a credit score. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

          The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. These organizations publish scores ranging from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt-to-income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's credit score would not be lower if obtained as of the date of this prospectus supplement.

          For all first lien mortgage loans, a title report generally must be obtained. Generally, all liens must be satisfied and removed prior to or upon the closing of any of the mortgage loans. Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

          Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant's income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. PHH Mortgage also reviews the level of an applicant's liquid assets as an indication of creditworthiness.

          PHH Mortgage encourages borrowers to agree to make their monthly payments through automated clearing house (ACH) debits from an established bank account, as a way to improve the rate of timely payments on its loan portfolio.

          PHH Mortgage Corporation's Underwriting Standards

          The following underwriting guidelines are used by PHH Mortgage in originating or purchasing first lien mortgage loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various private label programs. Loan applicants may be eligible for a loan approval process permitting less documentation. These documentation standards limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. See "Other Documentation Standards" below.

          PHH Mortgage originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases where primary mortgage insurance is obtained it may be paid for either by the borrower or by PHH Mortgage. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% (i) will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained or (ii) are required to have pledged assets securing such loans. See "Pledged Asset Loans."

          Full Documentation Standards

          The underwriting standards of PHH Mortgage for first lien mortgage loans generally allow loan-to-value ratios at origination of up to 95% for mortgage loans. However, certain programs allow mortgage loans that had loan-to-value ratios at origination of up to 100%.

          In determining whether a prospective borrower has sufficient monthly income available

          o to meet the borrower's monthly obligation on the proposed mortgage loan and

          o to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan,

          PHH Mortgage generally applies debt service-to-income ratios of up to 50% of the proposed borrower's acceptable stable monthly gross income. Under certain programs, however, PHH Mortgage makes loans where these ratios are up to 60%.

          PHH Mortgage's guidelines for verifying an applicant's income and employment are generally as follows:

          o for salaried applicants, PHH Mortgage typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant's employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business. Verifications of income may be waived under certain programs offered by PHH Mortgage, but PHH Mortgage's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained;

          o for non-salaried applicants, including self-employed applicants, PHH Mortgage requires copies of the applicant's two most recent federal income tax returns and business tax returns for self-employed applicants, if necessary, along with all supporting schedules. In some cases, PHH Mortgage may waive submission of such supporting schedules if this income is insignificant in relation to the applicant's overall income, or does not affect the applicant's ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant's income shows significant variations from year to year.

          Other Documentation Standards

          PHH Mortgage also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program ("Reduced Documentation Program"), stated income, stated asset program ("Stated Income, Stated Asset Program"), stated income, full asset program ("Stated Income

Full Asset Program"), no income, stated asset program ("No Income Stated Asset Program") and rate and term refinance limited documentation program ("Streamlined Documentation Program"). Under the Reduced Documentation Program, Stated Income, Stated Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program, certain documentation concerning income/employment and asset verification is reduced or excluded. Each of these programs is designed to facilitate the loan approval process.

          Under the Streamlined Documentation Program, which is generally available only to the loans in PHH Mortgage's portfolio having no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any. Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a "drive-by" appraisal may be obtained in certain cases and the loan-to-value ratio generally may not exceed the original loan-to-value ratio at origination.

          Another program (the "Liquidity Program") provides for expedited processing on certain loans based on the risk profile of the loan. During the origination process, PHH Mortgage conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan. Under the Liquidity Program, loans are categorized into different processing tracks based upon their overall risk profile, as evidenced by the loan-to-value ratio, debt-to-income ratio, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount. For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for PHH Mortgage to process the loan. The liquidity ratio used in this program is defined as the total amount of a borrower's liquid assets, as verified by PHH Mortgage, divided by the total amount of the proposed loan. For example, a borrower with $500,000 in verified liquid assets who is requesting a $250,000 loan amount would have a 2.0 liquidity ratio. Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts. Business assets are generally not considered part of a borrower's liquid assets unless the business is 100% owned by the borrower. The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, annuities, concentrated equity positions if the share price is less than $10 and any stock options or unvested shares of stock. PHH Mortgage believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness. A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs. If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income. The level of income documentation required by the Liquidity Program is determined by the combination of the borrower's credit score and overall credit profile, liquidity ratio, and the loan-to-value ratio of the proposed loan. Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, PHH Mortgage may require the following different levels of income disclosure and verification:

          o    no income disclosure with no verification of income required;

          o debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required; or

          o income disclosure and verification using streamlined/alternate documentation.

          The mortgage loans may include loans made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals. These loans are generally structured as follows:

          o the loan is made to the individual applicant, secured by a mortgage or deed of trust from the entity; or

          o the loan is made to the entity, secured by a mortgage or deed of trust from the entity and guaranteed by the individual applicant; or

          o the loan is made jointly to the individual applicant and the entity, secured by a mortgage or deed of trust from the entity.

               In these cases, PHH Mortgage applies its standard underwriting criteria to the property and the individual applicant. These loans are generally categorized as owner-occupied if the individual applicant states in the application that, as of the closing of the related loan, the property will be occupied by one or more applicants.

          The mortgage loans may include loans to borrowers who are non-resident aliens in the United States. In general, PHH Mortgage applies the same underwriting guidelines to these borrowers as under its standard mortgage programs. PHH Mortgage may limit the loan-to-value ratio on these loans if adequate income and credit information is not available.

          In addition, PHH Mortgage originates certain mortgage loans ("Relocation Mortgage Loans") made to employees of corporations who have a substantial portion of the costs related to the mortgage loan reimbursed by their employer. Some of the expenses eligible for consideration include closing costs and discount points or real estate commissions. Relocation Mortgage Loans are otherwise originated pursuant to PHH Mortgage's underwriting policies as described herein.

          Pledged Asset Loans

          Certain mortgage loans that have a loan-to-value ratio in excess of 80% and are not covered by a primary mortgage insurance policy may be also either (i) secured by a security interest in pledged assets (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in pledged assets (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH Mortgage or another lender to the guarantor. The amount of such pledged assets securing such pledged asset loan generally equals the down payment or equity required by PHH Mortgage. The requirement to maintain pledged assets generally terminates when the principal balance of such pledged asset loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the LTV for such pledged asset loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH Mortgage.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          On the Closing Date the Certificates, other than the Exchangeable Certificates, will be issued pursuant to the Pooling and Servicing Agreement. The Exchangeable Certificates will be issued pursuant to a trust agreement between the Depositor, the Trustee and the Securities Administrator. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

          The Certificates will consist of the (a) Senior Certificates and (b) Subordinate Certificates. Only the Offered Certificates are offered under this prospectus supplement. The Privately Offered Certificates are not offered under this prospectus supplement. Accordingly, the description of the Privately Offered Certificates provided in this prospectus supplement is solely for informational purposes.

          Each class of Certificates will be issued in the initial Class Principal Amounts set forth in the table under "Summary -- Offered Certificates". The initial Class Principal Amount of each class may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at "Description of the Mortgage Pools."

          The Offered Certificates (other than the Class A-R Certificates) will be issued in minimum denominations in principal amounts of $100,000 and integral multiples of $1 in excess thereof. The Class A-R Certificate will be issued as a single instrument in fully registered, definitive form, representing the entire principal amount of such Certificate.

          The Certificates represent beneficial ownership interests in the Issuing Entity, the assets of which on the Closing Date will consist primarily of (1) the Pool 1 Mortgage Loans, the Pool 2 Mortgage Loans, the Pool 3 Mortgage Loans and the Pool 4 Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Accounts and the Distribution Account (see "Servicing of the Mortgage Loans -- Accounts" below); (3) the Issuing Entity's rights under the Assignment Agreements; (4) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (5) any applicable insurance policies; and (6) the proceeds of all of the foregoing. In addition, the rights under certain pledged collateral accounts and the Limited Purpose Surety Bond with respect to the Pledged Asset Loans will be assigned to the Trustee for the benefit of the Certificateholders. See "Description of the Mortgage Pools -- The Pledged Asset Loans." The Pledged Assets will not be part of any REMIC. The assets of the Issuing Entity will also include an additional pool of mortgage loans. The securities related to such additional pool are not offered hereby.

          Solely for purposes of determining distributions of interest and principal on the Senior Certificates, the Senior Certificates have been divided into the following Certificate Groups:

          THE GROUP 1 CERTIFICATES: With limited exceptions described at "-- Limited Cross-Collateralization Among the Mortgage Pools," distributions of interest and principal on the Group 1 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 1 Mortgage Loans.

          THE GROUP 2 CERTIFICATES: With limited exceptions described at "-- Limited Cross-Collateralization Among the Mortgage Pools," distributions of interest and principal on the Group 2 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 2 Mortgage Loans.

          THE GROUP 3 CERTIFICATES: With limited exceptions described at "-- Limited Cross-Collateralization Among the Mortgage Pools," distributions of interest and principal on the Group 3 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 3 Mortgage Loans.

          THE GROUP 4 CERTIFICATES: With limited exceptions described at "-- Limited Cross-Collateralization Among the Mortgage Pools," distributions of interest and principal on the Group 4 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 4 Mortgage Loans.

          Distributions of interest and principal on the Class B-1, Class B-2, Class B-3 and the other Subordinate Classes will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 1, Pool 2, Pool 3 and Pool 4 Mortgage Loans in the aggregate.

          The Class P Certificates will be entitled to all prepayment penalties received on the Mortgage Loans. Distributions of principal on the Class P Certificates will be based solely on amounts on deposit in the Class P Reserve Fund.

          Distributions on the Certificates will be made by the Securities Administrator, on behalf of the Trustee, on each Distribution Date, to the persons in whose names such Certificates are registered on the related Record Date.

          Payments on each Distribution Date will be made by check mailed to the address of the Certificateholder entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds the Class A-R Certificate or who holds Certificates with an aggregate initial

Class Principal Amount of $1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator. See "-- Book-Entry Certificates" below for the method of payment to Beneficial Owners of Book-Entry Certificates.

BOOK-ENTRY CERTIFICATES

          The Offered Certificates other than the Class A-R Certificates will be Book-Entry Certificates. For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the accompanying prospectus.

EXCHANGEABLE CERTIFICATES

General

          On or before the Distribution Date in September 2008, the holder of the REMIC Certificates in any REMIC Combination may exchange all or part of each class of such REMIC Certificates for a proportionate interest in the related Exchangeable Certificates. The holder of each class of Exchangeable Certificates may also exchange all or part of such class for a proportionate interest in each such class of REMIC Certificates or other Exchangeable Certificates in the related REMIC Combination set forth in Annex C. This process may occur repeatedly up to and including the Distribution Date in September 2008.

          The classes of REMIC Certificates and of Exchangeable Certificates that are outstanding on any date and the outstanding principal balances of these classes will depend upon the aggregate distributions of principal made to such classes, as well as any exchanges that have occurred on or prior to such date. For the purposes of the definitions set forth in Annex A and the calculation of the Class Principal Amount of any class of REMIC Certificates, to the extent that exchanges of REMIC Certificates for Exchangeable Certificates occur, the aggregate Class Principal Amount of the REMIC Certificates will be deemed to include the Class Principal Amount of the related Exchangeable Certificates issued in the exchange and the Class Principal Amount of such Exchangeable Certificates will be deemed to be zero. REMIC Certificates in any REMIC Combination and the related Exchangeable Certificates may be exchanged only in the specified proportion that the original principal balances of such certificates bear to one another as shown in Annex C.

          Holders of Exchangeable Certificates will be the beneficial owners of an interest in the REMIC Certificates in the related REMIC Combination and will receive a proportionate share, in the aggregate, of the distributions on those certificates. With respect to any Distribution Date, the aggregate amount of principal and interest distributable to any Exchangeable Classes and the REMIC Certificates in the related REMIC Combination then outstanding on such Distribution Date will be equal to the aggregate amount of principal and interest otherwise distributable to all of the REMIC Certificates in the related REMIC Combination on such Distribution Date if no Exchangeable Certificates were then outstanding.

Procedures

          If a Certificateholder wishes to exchange certificates, the certificateholder must notify the Securities Administrator by e-mail at ctsspgexchanges@wellsfargo.com no later than two business days before the proposed Exchange Date. The notice must be on the Certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, outstanding Certificate Principal Amount and the original Certificate Principal Amount of the Certificates to be exchanged, the Certificateholder's DTC participant number and the proposed Exchange Date. After receiving the notice, the Securities Administrator will e-mail the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the second business day before the proposed Exchange Date.

          In connection with each exchange, the certificateholder must pay the Securities Administrator a fee equal to $5,000.

          The Securities Administrator will make the first distribution on a REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

          The characteristics of any Exchangeable Certificates will reflect the characteristics of the related REMIC Certificates in the related REMIC Combination. Investors should also consider a number of factors that will limit a Certificateholder's ability to exchange REMIC Certificates for Exchangeable Certificates and vice versa:

     o At the time of the proposed exchange, a Certificateholder must own Certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex C.

     o A Certificateholder that does not own the Certificates may be unable to obtain the necessary REMIC Certificates or Exchangeable Certificates.

     o The Certificateholder of needed Certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

     o Certain Certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

     o Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

     o    Only the combinations listed on Annex C are permitted.

AVAILABLE DISTRIBUTION AMOUNT

          Distributions of interest and principal on the Certificates will be made on each Distribution Date from the Available Distribution Amount of the related Mortgage Pool, in the case of the Senior Certificates, from the Available Distribution Amount of all Mortgage Pools in the Aggregate Pool in the case of the Subordinate Certificates, in the order of priority set forth below at "-- Priority of Distributions."

DISTRIBUTIONS OF INTEREST

          GENERAL. On each Distribution Date, each class of Certificates will be entitled to the related Interest Distribution Amount. For each Distribution Date and each related Accrual Period, interest on all classes of Certificates will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

          The Current Interest for each class of Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the related Mortgage Pool or Pools.

          Net Interest Shortfalls for a Mortgage Pool on any Distribution Date will be allocated among all classes of Senior Certificates of the related Certificate Group and all classes of Subordinate Certificates proportionately based on (i) in the case of the Senior Certificates, Current Interest otherwise distributable thereon on such Distribution Date and (ii) in the case of the Subordinate Certificates, interest accrued on their Apportioned Principal Balances, in each case before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date.

          If on a particular Distribution Date, there is an Interest Shortfall, interest will be distributed on each Certificate of equal priority within a Certificate Group based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid interest amount will be carried forward and added to the amount which holders of each such class of Certificates will be entitled to receive on the next Distribution Date. An Interest Shortfall could occur, for example, if losses realized on the Mortgage Loans in that Mortgage Pool were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

          CERTIFICATE INTEREST RATES. The Certificate Interest Rate for each Accrual Period for each class of Certificates is as follows:

               (A) The Certificate Interest Rate applicable to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5 and Class A-R Certificates will equal the Pool 1 Net WAC. The Certificate Interest Rate for the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5 and Class A-R Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 6.087% per annum.

               (B) On each Distribution Date on or prior to the Distribution Date in July 2011, the Certificate Interest Rate applicable to the Class 1-A-1M, Class 1-A-3M and Class 1-A-4M Certificates will equal the Pool 1 Net WAC minus 0.250%. On each Distribution Date after the Distribution Date in July 2011, the Certificate Interest Rate applicable to the Class 1-A-1M, Class 1-A-3M and Class 1-A-4M Certificates will equal the Pool 1 Net WAC. The Certificate Interest Rate for the Class 1-A-1M, Class 1-A-3M and Class 1-A-4M Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.837% per annum.

               (C) On each Distribution Date on or prior to the Distribution Date in July 2011, the Certificate Interest Rate applicable to the Class 1-A-1S, Class 1-A-3S and Class 1-A-4S Certificates will equal 0.250% per annum. On each Distribution Date after the Distribution Date in July 2011, the Certificate Interest Rate applicable to the Class 1-A-1S, Class 1-A-3S and Class 1-A-4S Certificates will equal zero and the Class 1-A-1S, Class 1-A-3S and Class 1-A-4S Certificates will not be entitled to payments in respect of interest.

               (D) On each Distribution Date on or prior to the Distribution Date in July 2011, the Certificate Interest Rate applicable to the Class 1-A-4L Certificates will equal the Pool 1 Net WAC minus 0.500%. On each Distribution Date after the Distribution Date in July 2011, the Certificate Interest Rate applicable to the Class 1-A-4L Certificates will equal the Pool 1 Net WAC. The Certificate Interest Rate for the Class 1-A-4L Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.587% per annum.

               (E) On each Distribution Date on or prior to the Distribution Date in July 2011, the Certificate Interest Rate applicable to the Class 1-A-4F Certificates will equal 0.500% per annum. On each Distribution Date after the Distribution Date in July 2011, the Certificate Interest Rate applicable to the Class 1-A-4F Certificates will equal zero and the Class 1-A-4F Certificates will not be entitled to payments in respect of interest.

               (F) The Certificate Interest Rate applicable to the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates will equal the Pool 2 Net WAC. The Certificate Interest Rate for the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 6.084% per annum.

               (G) On each Distribution Date on or prior to the Distribution Date in July 2013, the Certificate Interest Rate applicable to the Class 2-A-1M, Class 2-A-3M and Class 2-A-4M Certificates will equal the Pool 2 Net WAC minus 0.250%. On each Distribution Date after the Distribution Date in July 2013, the Certificate Interest Rate applicable to the Class 2-A-1M, Class 2-A-3M and Class 2-A-4M Certificates will equal the Pool 2 Net WAC. The Certificate Interest Rate for the Class 2-A-1M,

          Class 2-A-3M and Class 2-A-4M Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.834% per annum.

               (H) On each Distribution Date on or prior to the Distribution Date in July 2013, the Certificate Interest Rate applicable to the Class 2-A-1S, Class 2-A-3S and Class 2-A-4S Certificates will equal 0.250% per annum. On each Distribution Date after the Distribution Date in July 2013, the Certificate Interest Rate applicable to the Class 2-A-1S, Class 2-A-3S and Class 2-A-4S Certificates will equal zero and the Class 2-A-1S, Class 2-A-3S and Class 2-A-4S Certificates will not be entitled to payments in respect of interest.

               (I) On each Distribution Date on or prior to the Distribution Date in July 2013, the Certificate Interest Rate applicable to the Class 2-A-3L and Class 2-A-4L Certificates will equal the Pool 2 Net WAC minus 0.500%. On each Distribution Date after the Distribution Date in July 2013, the Certificate Interest Rate applicable to the Class 2-A-3L and Class 2-A-4L Certificates will equal the Pool 2 Net WAC. The Certificate Interest Rate for the Class 2-A-3L and Class 2-A-4L Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.584% per annum.

               (J) On each Distribution Date on or prior to the Distribution Date in July 2013, the Certificate Interest Rate applicable to the Class 2-A-3F and Class 2-A-4F Certificates will equal 0.500% per annum. On each Distribution Date after the Distribution Date in July 2013, the Certificate Interest Rate applicable to the Class 2-A-3F and Class 2-A-4F Certificates will equal zero and the Class 2-A-3F and Class 2-A-4F Certificates will not be entitled to payments in respect of interest.

               (K) The Certificate Interest Rate applicable to the Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-7, Class 3-A-L1, Class 3-A-L2 and Class 3-A-8 Certificates will equal the Pool 3 Net WAC. The Certificate Interest Rate for the Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-7, Class 3-A-L1, Class 3-A-L2 and Class 3-A-8 Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 6.165% per annum.

               (L) On each Distribution Date on or prior to the Distribution Date in July 2016, the Certificate Interest Rate applicable to the Class 3-A-1M, Class 3-A-2M, Class 3-A-3M, Class 3-A-6M and Class 3-A-7M Certificates will equal the Pool 3 Net WAC minus 0.250%. On each Distribution Date after the Distribution Date in July 2016, the Certificate Interest Rate applicable to the Class 3-A-1M, Class 3-A-2M, Class 3-A-3M, Class 3-A-6M and Class 3-A-7M Certificates will equal the Pool 3 Net WAC. The Certificate Interest Rate for the Class 3-A-1M, Class 3-A-2M, Class 3-A-3M, Class 3-A-6M and Class 3-A-7M Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.915% per annum.

               (M) On each Distribution Date on or prior to the Distribution Date in July 2016, the Certificate Interest Rate applicable to the Class 3-A-1S, Class 3-A-2S, Class 3-A-3S, Class 3-A-6S and Class 3-A-7S Certificates will equal 0.250% per annum. On each Distribution Date after the Distribution Date in July 2016, the Certificate Interest Rate applicable to the Class 3-A-1S, Class 3-A-2S, Class 3-A-3S, Class 3-A-6S and Class 3-A-7S Certificates will equal zero and the Class 3-A-1S, Class 3-A-2S, Class 3-A-3S, Class 3-A-6S and Class 3-A-7S Certificates will not be entitled to payments in respect of interest.

               (N) On each Distribution Date on or prior to the Distribution Date in July 2016, the Certificate Interest Rate applicable to the Class 3-A-3L, Class 3-A-6L and Class 3-A-7L Certificates will equal the Pool 3 Net WAC minus 0.500%. On each Distribution Date after the Distribution Date in July 2016, the Certificate Interest Rate applicable to the Class 3-A-3L, Class 3-A-6L and Class 3-A-7L Certificates will equal the Pool 3 Net WAC. The Certificate Interest Rate for the Class 3-A-3L, Class 3-A-6L and Class 3-A-7L Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.665% per annum.

               (O) On each Distribution Date on or prior to the Distribution Date in July 2016, the Certificate Interest Rate applicable to the Class 3-A-3F, Class 3-A-6F and Class 3-A-7F Certificates will equal 0.500% per annum. On each Distribution Date after the Distribution Date in July 2016, the Certificate Interest Rate applicable to the Class 3-A-3F, Class 3-A-6F and Class 3-A-7F Certificates will equal zero and the Class 3-A-3F, Class 3-A-6F and Class 3-A-7F Certificates will not be entitled to payments in respect of interest.

               (P) The Certificate Interest Rate applicable to the Class 4-A-1 and Class 4-A-2 Certificates will equal the Pool 4 Net WAC. The Certificate Interest Rate for the Class 4-A-1 and Class 4-A-2 Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.254% per annum.

               (Q) The Certificate Interest Rate applicable to each of the Subordinate Certificates will equal the Subordinate Net WAC. The Certificate Interest Rate for the Subordinate Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 6.031% per annum.

DISTRIBUTIONS OF PRINCIPAL

          GENERAL. All payments and other amounts received in respect of principal of the Mortgage Loans in a Mortgage Pool will be allocated between the related Senior Certificates and the Subordinate Certificates as follows:

          SENIOR PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date, a Mortgage Pool's Available Distribution Amount remaining after the payment of the applicable Interest Distribution Amount for the related Certificate Group will be distributed as principal on the Senior Certificates of such Certificate Group, up to the related Senior Principal Distribution Amount. The Senior Principal Distribution Amount will, in part, be based on the Senior Prepayment Percentage for such Distribution Date for such Certificate Group, which generally allocates a disproportionate amount of unscheduled payments of principal to the Senior Certificates of a Certificate Group for the first eleven years beginning with the first Distribution Date. This will have the effect of accelerating the amortization of such Senior Certificates while, in the absence of Realized Losses, increasing the interest in the principal balance of the Aggregate Pool evidenced by the Subordinate Certificates. Increasing the interest of the Subordinate Certificates relative to that of the Senior Certificates of a related Certificate Group is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

          SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT. Except as provided in the next paragraph, from the Available Distribution Amounts remaining after the payment of interest and principal to the related Senior Certificates and any Subordinate Certificate ranking in higher priority as described at "-- Priority of Distributions," each class of Subordinate Certificates will be entitled to receive on each Distribution Date its pro rata share of the Subordinate Principal Distribution Amount. Distributions of principal with respect to the Subordinate Certificates will be made on each Distribution Date sequentially to the classes of Subordinate Certificates in order of their numerical class designations, beginning with the Class B-1 Certificates, until such class has received its pro rata share for that Distribution Date. Distributions of each such class' share of the Subordinate Principal Distribution Amount will be made only after payments of interest and principal to each class ranking senior to such class, and interest to such class, have been paid. See "-- Priority of Distributions."

          With respect to each class of Subordinate Certificates, if on any Distribution Date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentages of all classes of Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments from the Mortgage Loans will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among any classes of Subordinate Certificates having lower numerical class designations than such class, pro rata, based upon their respective Class Principal Amounts, and distributed in the order described above.

          The approximate original Applicable Credit Support Percentages for the Subordinate Certificates on the date of issuance of such Certificates are expected to be as follows:

Class B-1........................   3.65%
Class B-2........................   1.75%
Class B-3........................   1.10%
Class B-4........................   0.80%
Class B-5........................   0.45%
Class B-6........................   0.25%

PRIORITY OF DISTRIBUTIONS

          The following distributions assume that only REMIC Certificates are outstanding. For a description of the distributions with respect to the Exchangeable Certificates, see "--Distributions with Respect to Exchangeable Certificates" below. On each Distribution Date, the Available Distribution Amount from (a) the related Mortgage Pool (in the case of the Senior Certificates) and (b) all Mortgage Pools (in the case of the Subordinate Certificates) will be allocated among such classes of Senior Certificates and Subordinate Certificates in the following order of priority:

               (1) Concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Senior Certificates of the related Certificate Group;

               (2) Concurrently,

                    (a) to the Class A-R, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates, the Senior Principal Distribution Amount for Pool 1, in the following order of priority:

                         (i) to the Class A-R Certificates, until its Class
               Principal Amount has been reduced to zero;

                         (ii) concurrently:

                              (A) approximately 96.3498267295%, sequentially, to
                         the Class 1-A-2, Class 1-A-3 and Class 1-A-4
                         Certificates, in that order, until their respective Class Principal Amounts have been reduced to zero;

                              (B) approximately 3.6501732705%, to the Class
                         1-A-5 Certificates, until its Class Principal Amount has been reduced to zero;

                    (b) to the Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates, the Senior Principal Distribution Amount for Pool 2, concurrently, as follows:

                         (i) approximately 96.3500414441%, sequentially, to the
               Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Class Principal Amounts have been reduced to zero;

                         (ii) approximately 3.6499585559%, to the Class 2-A-5
               Certificates, until its Class Principal Amount has been reduced to zero;

                    (c) to the Class 3-A-4, Class 3-A-L1, Class 3-A-L2, Class 3-A-7 and Class 3-A-8 Certificates, the Senior Principal Distribution Amount for Pool 3, concurrently, as follows:

                         (i) approximately 96.3498184738%, sequentially, to the
               Class 3-A-4, Class 3-A-L1, Class 3-A-L2 and Class 3-A-7 Certificates, in that order, until their respective Class Principal Amounts have been reduced to zero

                         (ii) approximately 3.6501815262%, to the Class 3-A-8
               Certificates, until its Class Principal Amount has been reduced to zero;

                    (d) to the Class 4-A-1 and Class 4-A-2 Certificates, the Senior Principal Distribution Amount for Pool 4, pro rata based on Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero;

               (3)  Concurrently,

                    (a) To the Subordinate Certificates, in the following order of priority:

                         (i) to the Class B-1 Certificates, the payment of its
               applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                         (ii) to the Class B-1 Certificates, such class'
               Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

                         (iii) to the Class B-2 Certificates, the payment of its
               applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                         (iv) to the Class B-2 Certificates, such class'
               Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

                         (v) to the Class B-3 Certificates, the payment of its
               applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                         (vi) to the Class B-3 Certificates, such class'
               Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

                         (vii) to the Class B-4 Certificates, the payment of its
               applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                         (viii) to the Class B-4 Certificates, such class'
               Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

                         (ix) to the Class B-5 Certificates, the payment of its
               applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                         (x) to the Class B-5 Certificates, such class'
               Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

                         (xi) to the Class B-6 Certificates, the payment of its
               applicable Interest Distribution Amount and any outstanding Interest Shortfalls; and

                         (xii) to the Class B-6 Certificates, such class'
               Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero; and

               (4) To the Class A-R Certificate, to the extent provided in the Pooling and Servicing Agreement, any remaining amount of the Available Distribution Amount from the Mortgage Pools in the aggregate.

          On each Distribution Date, the Securities Administrator will withdraw from the Distribution Account all amounts representing prepayment penalties in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates. On the first Distribution Date immediately following the expiration of the latest prepayment penalty term with respect to the Mortgage Loans, the Securities Administrator will distribute all amounts on deposit in the Class P Reserve Fund to the holders of the Class P Certificates.

          Notwithstanding the priorities described in clause (3) above, (i) the aggregate amount distributable to the Subordinate Certificates will be reduced below that described in clause (3) under the circumstances described below in "-- Limited Cross-Collateralization Among the Mortgage Pools" and (ii) the allocation of principal prepayments among the classes of Subordinate Certificates will be further subject to the allocation provisions described above in the second paragraph under "-- Subordinate Principal Distribution Amount".

          On each Distribution Date on and after a Credit Support Depletion Date, the Available Distribution Amounts for the Mortgage Pools will be combined and distributed to the remaining related classes of Certificates, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls; second, to pay principal, on a pro rata basis (on the basis of their Class Principal Amounts), on the related Certificates; and third, to the Class A-R Certificate, any remaining Available Distribution Amounts from such Aggregate Pool.

DISTRIBUTIONS WITH RESPECT TO EXCHANGEABLE CERTIFICATES

          In the event that all or a portion of each class of REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of each class of Exchangeable Certificates, such Exchangeable Certificates will be entitled to
(a) interest distributions at the applicable Certificate Interest Rate on the outstanding Class Principal Amount, or Class Notional Amount, in the same priority as the REMIC Certificates that are exchanged therefore and (b) a proportionate share of the principal distributions on each class of REMIC Certificates in the related REMIC Combination, in the order of priority assigned to such related REMIC Certificates. In addition, such Exchangeable Certificates will bear a proportionate share of applicable losses and interest shortfalls allocable to each class of REMIC Certificates in the related REMIC Combination.

LIMITED CROSS-COLLATERALIZATION AMONG THE MORTGAGE POOLS IN THE AGGREGATE POOL

          The priority of distributions described above in "-- Priority of Distributions" will be subject to change if a Mortgage Pool is either subject to rapid prepayments or disproportionately high Realized Losses, as described below.

          a. CROSS-COLLATERALIZATION DUE TO RAPID PREPAYMENTS IN A MORTGAGE POOL. The priority of distributions will change in the case where a Mortgage Pool is experiencing rapid prepayments provided all the following conditions are met:

o the aggregate Class Principal Amount of a Certificate Group has been reduced to zero;

o    there are Subordinate Certificates still outstanding; and

o either (i) the Aggregate Subordinate Percentage on that date is less than 200% of the Aggregate Subordinate Percentage as of the Closing Date or (ii) the outstanding principal balance of the Mortgage Loans in a Mortgage Pool delinquent 60 days or more (including, for this purpose, loans in REO, foreclosure or bankruptcy status) averaged over the last six months, as a percentage of such Mortgage Pool's applicable Pool Subordinate Amount, is greater than or equal to 50%.

          When all of these three conditions are satisfied, all principal received or advanced with respect to the Mortgage Loans in the Mortgage Pool relating to the Certificate Group that has been paid in full, will be applied as a distribution of principal to the remaining Senior Certificates (pro rata, on the basis of the aggregate Class Principal Amount of the related Senior Certificates of the related Certificate Group), rather than applied as a principal distribution to the Subordinate Certificates. Such principal will be distributed in the same priority as those Senior Certificates would receive other distributions of principal.

          b. CROSS-COLLATERALIZATION DUE TO DISPROPORTIONATE REALIZED LOSSES IN A MORTGAGE POOL. Realized Losses are allocated generally to the Subordinate Certificates and not just to the portion of the Subordinate Certificates representing an interest in the Mortgage Pool that incurred the loss. Therefore, if Realized Losses of any Mortgage Pool that are allocated to the Subordinate Certificates exceed the related Pool Subordinate Amount for that Mortgage Pool, the principal balance of the Mortgage Loans of that Mortgage Pool will be less than the aggregate Class Principal Amount of the related Certificate Group. That is, the principal balance of Mortgage Loans in that Mortgage Pool will be less than the Class Principal Amount of the Certificate Group being supported by that collateral and, therefore, the related Certificate Group is "undercollateralized." In that situation, payments on the Mortgage Loans in the other Mortgage Pools will be used to make interest and then principal distributions to the Senior Certificates related to the undercollateralized Certificate Group to the extent described below.

          If, on any Distribution Date, any Certificate Group is an Undercollateralized Group, then until the occurrence of the Credit Support Depletion Date, the priority of distributions described in this prospectus supplement under "-- Priority of Distributions" will be altered as follows:

o the Available Distribution Amount for an Overcollateralized Group, to the extent remaining following distributions of interest and principal to the related Senior Certificates of that Certificate Group will be paid in the following priority: (1) first, such amount, up to an amount for the Undercollateralized Group equal to the Total Transfer Amount will be distributed first to the Senior Certificates related to the Undercollateralized Group in payment of accrued but unpaid interest, if any, and then to those Senior Certificates as principal, in the same order and priority as they would receive other distributions of principal; and
     (2) second, any remaining amount will be distributed pursuant to paragraph
     (3) under "--Priority of Distributions" in this prospectus supplement.

          If more than one Certificate Group on any Distribution Date is entitled to a Transfer Payment such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Amount of the related Senior Certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Certificate Group. If more than one Certificate Group on any Distribution Date is required to make Transfer Payments, such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the Class Principal Amount of the related Senior Certificates.

          The payment of interest to the Senior Certificates of an Undercollateralized Group from the interest collected on an Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Subordinate Certificates.

SUBORDINATION OF THE PAYMENT OF THE SUBORDINATE CERTIFICATES

          The rights of the holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Senior Certificates and the rights of the holders of each class of Subordinate Certificates (other than the Class B-1 Certificate) to receive such payments will be further subordinated to the rights of the class or classes of Subordinate Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinate Certificates to the Senior Certificates and the further subordination among the Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses.


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

ALLOCATION OF LOSSES

                    Allocation of Losses - General

          In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

          Modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a Deficient Valuation or a Debt Service Reduction. However, none of these bankruptcy proceedings shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer or the related Servicer is pursuing any remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Master Servicer or the related Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

          The Subordinate Certificates will provide limited protection to the Senior Certificates and Subordinate Certificates of higher relative priority against (i) Special Hazard Losses, up to the related Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses, up to the related Bankruptcy Loss Coverage Amount and (iii) Fraud Losses, up to the related Fraud Loss Coverage Amount.

          The amount of coverage provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

                    Allocation of Losses

          If a Realized Loss, other than any Excess Loss, occurs on the Mortgage Loans, then, on each Distribution Date that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-6 Certificates while those Certificates are outstanding, then to the Class B-5 Certificates, and so forth) and second, to the Senior Certificates related to the Mortgage Pool sustaining such losses, pro rata on the basis of their respective Class Principal Amounts, except that, after the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero, (i) any Realized Losses, other than Excess Losses, on the Pool 1 Mortgage Loans that would otherwise be allocated to the Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates will instead be allocated to the Class 1-A-5 Certificates, until the Class Principal Amount of the Class 1-A-5 Certificates has been reduced to zero, (ii) any Realized Losses, other than Excess Losses, on the Pool 2 Mortgage Loans that would otherwise be allocated to the Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates will instead be allocated to the Class 2-A-5 Certificates, until the Class Principal Amount of the Class 2-A-5 Certificates has been reduced to zero, (iii) any Realized Losses, other than Excess Losses, on the Pool 3 Mortgage Loans that would otherwise be allocated to the Class 3-A-4, Class 3-A-L1, Class 3-A-L2 and Class 3-A-7 Certificates will instead be allocated to the Class 3-A-8 Certificates, until the Class Principal Amount of the Class 3-A-8 Certificates has been reduced to zero, and (iv) any Realized Losses, other than Excess Losses, on the Pool 4 Mortgage Loans that would otherwise be allocated to the Class 4-A-1 Certificates will instead be allocated to the Class 4-A-2 Certificates, until the Class Principal Amount of the Class 4-A-2 Certificates has been reduced to zero.

          The Class Principal Amount of the lowest ranking class of Subordinate Certificates then outstanding will also be reduced by Subordinate Certificate Writedown Amount.

          On each Distribution Date, Excess Losses on each Mortgage Pool will be allocated pro rata among the classes of the related Certificate Group and the Subordinate Certificates as follows: (i) in the case of the


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Senior Certificates, such Excess Loss will be allocated among the classes in the related Certificate Group pro rata based on their Class Principal Amounts and
(ii) in the case of the Subordinate Certificates, such Excess Loss will be allocated among the classes of Subordinate Certificates pro rata based on each class' share of the Apportioned Principal Balance for the related Mortgage Pool; provided, however, on any Distribution Date after the third Senior Termination Date, Excess Losses on the Mortgage Loans will be allocated to the Senior Certificates and Subordinate Certificates, pro rata, based upon their respective Class Principal Amounts; provided further, however, on any Distribution Date on and after the Credit Support Depletion Date, any Excess Loss will be allocated pro rata among all classes of Senior Certificates based on their respective
Class Principal Amounts.

REPORTS TO CERTIFICATEHOLDERS

          On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder and the rating agencies a statement (based on information received from the Master Servicer and each Servicer). For a description of the information available in this statement, please see "Reports to Securityholders" in the accompanying prospectus.

          The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator's website. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

          In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

EXPECTED FINAL DISTRIBUTION DATE

          The Expected Final Distribution Date for each class of Offered Certificates is the Distribution Date on which the Class Principal Amount for such Class will be reduced to zero, based on the Structuring Assumptions and assuming that the Mortgage Loans prepay at a rate of 25% CPB. The actual final Distribution Date of any class of Certificates may be earlier or later than such class's Expected Final Distribution Date.

FINAL SCHEDULED DISTRIBUTION DATE

          The Final Scheduled Distribution Date for the Offered Certificates is October 2036, which is the Distribution Date in the month following the scheduled maturity date for the latest maturing Mortgage Loan in the Aggregate Pool. The actual final Distribution Date of any class of Certificates may be substantially earlier than the Final Scheduled Distribution Date.

OPTIONAL CLEAN-UP CALL

          On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in the Aggregate Pool as of the related Due Date is equal to or less than 5% of the aggregate principal balance of the Mortgage Loans in the Aggregate Pool as of the Cut-off Date, the Master Servicer will have the option to purchase the Mortgage Loans at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Issuing Entity relating to the Aggregate Pool and (iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee and
(b) the fair market value, determined in accordance with the terms of the Pooling and Servicing Agreement, of all outstanding Mortgage Loans (other than Liquidated Mortgage Loans), all property acquired in respect of any such Mortgage Loans remaining in the Issuing Entity and all other property relating to the Aggregate Pool included in any REMIC formed under the Pooling and Servicing Agreement.

          If such option is exercised, and the amount specified in clause (b) of the preceding paragraph exceeds the amount specified in clause (a) of that paragraph, then a residual class specified in the Pooling and Servicing Agreement will be entitled to receive the amount of such excess. These residual classes are not offered hereby.

          If the option is exercised it will effect an early retirement of the Certificates. Distributions on the Certificates relating to the optional termination will be treated as a prepayment of the Mortgage Loans and the amounts paid in connection with the optional termination will be paid in accordance with the priorities and amounts set forth herein. With respect to an optional termination, the proceeds for that distribution may not be sufficient to distribute the full amount to which each class of Certificates is entitled.

VOTING RIGHTS

          The Class A-R Certificates will be allocated 1% of all voting rights and the other classes of Certificates, other than the Class P Certificates, will be allocated 99% of all voting rights under the Pooling and Servicing Agreement. Voting rights will be allocated among these other classes of Certificates in proportion to their respective Class Principal Amounts and among Certificates of such class in proportion to their Percentage Interests.

                               THE ISSUING ENTITY

          On the Closing Date, and until the termination of the Issuing Entity pursuant to the Pooling and Servicing Agreement, J.P. Morgan Mortgage Trust 2006-A6 will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the assets described under the fifth paragraph under "Description of the Certificates--General" above. The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

          The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Master Servicer, the Servicers and the Securities Administrator will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement.

          The Trustee and the Securities Administrator, on behalf of the Issuing Entity, are only permitted to take such actions as are specifically set forth in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity, will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

          If the assets of the Issuing Entity are insufficient to pay the Certificateholders all principal and interest owed, holders of certain classes of Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

                                   THE TRUSTEE

          U.S. Bank National Association ("U.S. Bank") will act as the Trustee under the terms of the Pooling and Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $213 billion as of June 30, 2006. As of June 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,434 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

          U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank's corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

          U.S. Bank has provided corporate trust services since 1924. As of June 30, 2006, U.S. Bank was acting as trustee with respect to 57,621 issuances of securities with an aggregate outstanding principal balance of over $1.7 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

          On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

          On July 24, 2006, U.S. Bank entered into a definitive agreement to purchase the municipal and corporate bond trustee business of SunTrust Banks, Inc. The transaction is subject to certain regulatory approvals and is expected to close by the end of the third quarter 2006 with conversion occurring during the first quarter 2007. Following the closing of the acquisition, the SunTrust affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

          As of June 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 667 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $292,570,800,000.

          In the event of a default by the Master Servicer under the Pooling and Servicing Agreement of which a responsible officer of the Trustee has actual knowledge that has not been remedied, either the Trustee or holders of Certificates evidencing at least 25% of the voting rights will have the right to terminate the Master Servicer. If the Master Servicer is terminated, or the Master Servicer resigns, the Trustee will become the successor Master Servicer. However, if the Trustee is unwilling or unable to act as successor Master Servicer, it may appoint, or petition a court to appoint, a successor master servicer.

          The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing agreement or if the Trustee becomes incapable of acting under the Pooling and Servicing Agreement or insolvent. The Trustee may also be removed at any time by the Certificateholders evidencing not less than 50% of the voting rights evidenced by the Certificates. In such circumstances, the Depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any expenses associated with the resignation or removal of the Trustee and the appointment of a successor will generally be paid by the Trustee or the Depositor.


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

          The Trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates and may transact business with other interested parties with the same rights as it would have if it were not Trustee.

               The Trustee will not be liable under the Pooling and Servicing
Agreement:

          o expect for the performance of such duties and obligations as are specifically set forth in the Pooling and Servicing Agreement;

          o for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement; or

          o for any action taken or omitted by it in good faith in accordance with the direction of holders of Certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such Trustee, or relating to the exercise of any trust or power conferred upon such trustee under the Pooling and Servicing Agreement.

          In the absence of bad faith, the Trustee may conclusively rely upon any certificates or opinions of counsel furnished to such Trustee under the Pooling and Servicing Agreement. Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel. The Trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to a responsible officer of the Trustee or unless a responsible officer of the Trustee has received written notice thereof.

          The Trustee will be paid an annual fee by the Master Servicer from its Master Servicing Fee. The Trustee will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payment of any amounts to Certificateholders.

              THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

          Wells Fargo Bank, National Association ("WELLS FARGO BANK") will act as Master Servicer and Securities Administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

          Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included as assets of the Issuing Entity. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

MASTER SERVICER

          Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as Master Servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

          Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included as assets of the Issuing Entity. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

SECURITIES ADMINISTRATOR

          Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

                                  THE DEPOSITOR

          J.P. Morgan Acceptance Corporation I, a Delaware corporation incorporated on June 27, 1988, is a direct, wholly-owned subsidiary of JPMorgan Securities Holdings LLC and will act as the Depositor for the Issuing Entity. The principal executive offices of the Depositor are located at 270 Park Avenue, New York, New York 10017. As Depositor it will establish the Issuing Entity and will be the party that deposits, sells or otherwise conveys to the Issuing Entity the assets of the trust. Its telephone number is (212) 270-8863.

          The Depositor has been engaged in the securitization of mortgage loans, contracts and mortgage-backed securities since its incorporation. The Depositor is generally engaged in the business of acting as depositor of one or more trusts that issues series of notes, bonds or other evidence or indebtedness and certificates that are secured by or represent interests in the assets of a trust. The Depositor is also generally engaged in acquiring, owning, holding and pledging as collateral and otherwise dealing with mortgage loans and mortgaged-backed securities. The Depositor has acquired the Mortgage Loans from the Sponsor in a privately negotiated transaction.

          The certificate of incorporation of the Depositor provides that the Depositor may not conduct any activities other than those related to issuing and selling one or more series of securities, acquiring and selling mortgage loans and mortgage-backed securities, serving as Depositor of the trusts and engaging in activities incidental to the foregoing.

          The Depositor will have limited obligations with respect to the Certificates. The Depositor will obtain certain representations and warranties from the Originators and the Sponsor regarding the

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Mortgage Loans. The Depositor will also assign to the Trustee the Depositor's rights with respect to those representations and warranties. See "The Agreements -Assignment of the Trust Fund Assets" and "The Trust Fund -- Representations by Seller or Originators; Repurchases" in the attached prospectus.

          After issuance of the Certificates, the Depositor will have no material obligations with respect to the Certificates and Mortgage Loans, other than the (i) the right to appoint a successor trustee upon the resignation or removal of the trustee and (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended.

          The Depositor does not have, nor is it expected in the future to have, any significant assets. Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates.

                             THE SPONSOR AND SELLER

GENERAL

          J.P. Morgan Mortgage Acquisition Corp. will act as sponsor of the Issuing Entity. The Sponsor has sold the Mortgage Loans to the Depositor for sale to the Issuing Entity. JPMAC, a Delaware corporation incorporated on July 12, 2002, is a direct, wholly-owned subsidiary of JPMorgan Chase Bank, N.A. The principal executive offices of JPMAC are located at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 270-8863.

SECURITIZATION ACTIVITIES OF THE SPONSOR

          JPMAC has been engaged in the securitization of assets since its incorporation. In connection with these activities, JPMAC uses special purpose entities, such as the Depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages and home equity loans.

          During fiscal years 2005, 2004 and 2003, JPMAC securitized approximately $24,053,832,713, $4,510,234,249 and $544,933,778 of residential mortgages, respectively. During this period, no securitizations sponsored by JPMAC have defaulted or experienced an early amortization or trigger event.

          In the normal course of its securitization program, JPMAC acquires mortgage loans from third party originators and through its affiliates. Employees of JPMAC or its affiliates structure securitization transactions in which the mortgage loans are sold to the Depositor. In consideration for the Mortgage Loans which JPMAC sold to the Depositor, the Depositor has caused the issuance of the Certificates. JPMAC will receive the net proceeds from the sale of the Offered Certificates.

                      AFFILIATES AND RELATED TRANSACTIONS

          The Sponsor is a wholly owned subsidiary of JPMCB and an affiliate of the Depositor and the Underwriter. JPMCB is an Originator and a Servicer of the Mortgage Loans and the Custodian for the mortgage files. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, the Underwriter or JPMCB that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm's length transaction with unaffiliated entities.

                                  THE SERVICERS

GENERAL

          JPMCB will service approximately 47.75% of the Mortgage Loans, by Aggregate Cut-off Date Balance. PHH Mortgage will service approximately 28.45% of the Mortgage Loans, by Aggregate Cut-off Date Balance. Countrywide Home Loans Servicing LP will service approximately 12.61% of the Mortgage Loans, by Aggregate Cut-off Date Balance. No other Servicer will service more than 10% of the Mortgage Loans in the Aggregate Pool. Each Servicer will initially have primary responsibility for servicing the

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Mortgage Loans serviced by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties. Set forth below is certain information with respect to the servicing of mortgage loans by JPMCB and PHH Mortgage.

JPMORGAN CHASE BANK, N.A.

          The information set forth in this section of the Prospectus Supplement has been provided by JPMCB.

          JPMCB, a national banking association, is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMCB's main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation. JPMCB is an affiliate of JPMorgan Securities, Inc., the underwriter. JPMCB is rated "RPS1", "Strong" and "SQ1", by Fitch, S&P and Moody's, respectively. JPMCB does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in the related Servicing Agreement.

          Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC ("CHF"), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation ("CMMC") was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

          JPMCB may perform any or all of its obligations under its servicing agreement through one or more subservicers. JPMCB has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. JPMCB will remain liable for its servicing duties and obligations under its servicing agreement as if JPMCB alone were servicing the Mortgage Loans. As a result we are providing disclosure regarding CHF. CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

          JPMCB is the product of numerous mergers and acquisitions. Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank's operations. As JPMCB's mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (including conforming, jumbo, Alt-A and community development programs), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

          Servicing operations, for "prime" quality mortgage loans are audited internally by JPMCB's General Audit and Risk groups and subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency. JPMCB utilizes committees assembled on a quarterly basis to analyze compliance to Fair Debit Collections and Fair Lending legislation. JPMCB employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

          JPMCB as a servicer has made numerous changes to its servicing procedures during the past three years in order to improve its servicing processes and to increase efficiencies including the expansion of its customer care operational centers to Manila, Philippines and Costa Rica.

          Neither JPMCB nor CHF is in default or has been terminated for cause under any servicing agreement with respect to prime mortgage loans to which it is a party.

          No material litigation or governmental proceeding is pending against JPMCB or CHF or their properties that would have a material adverse effect on the Certificates. The financial condition of JPMCB and the financial condition of CHF do not pose any material risks to their respective ability to service the mortgage loans.

          JPMCB, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers. Outbound calling is made five days a week from 9:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday. There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

          Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure. Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed. Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters. In addition to the Chase internet site delivering applications and program overviews, High Risk Property Managers review options during site inspections and local housing association referrals.

          CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions. Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor. Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status. Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accuracy, managing data security, and to effectively manage any initiated legal action.

          Under the terms of the related Servicing Agreement, the Servicer may agree to modification upon the request of the mortgager provided the modification is in lieu of a refinancing and the servicer purchases the related mortgage loan for a price equal to the outstanding principal balance of the Mortgage Loan.

          Under the terms of the related Servicing Agreement, the Servicer generally will not be liable for any losses on the Mortgage Loans.

          The Servicer is required to make advances of delinquent monthly payments of interest and principal to the extent described in this prospectus supplement. See "Advances" below. The Servicer has not failed to make a required advance in connection with any mortgage-backed securitization.

          Chase Home Finance LLC. Because JPMCB does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMCB does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses. Therefore, JPMCB is providing below information relating to the portfolio of "prime" mortgage loans (exclusive of FHA and VA loans) secured by one- to four-family residential properties which were originated by or for JPMCB or its affiliates and which are serviced or subserviced by CHF (exclusive of any such mortgage loans as to which there exists either (i) a subservicing arrangement with a third party that is not an affiliate of JPMCB or (ii) a master servicing arrangement).

       Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans)
                       Principal Balance as of (Billions):

                                    June 30,
                                      2006
                                    --------
                                     $424.1

       Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans)
                       Principal Balance as of (Billions):

                                  December 31,
                             ------------------------
                              2005     2004     2003
                             ------   ------   ------
                             $402.6   $372.6   $333.3

       Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans)
                      By Number of Loans as of (Millions):

                                    June 30,
                                      2006
                                    --------
                                      2.705

       Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans)
                      By Number of Loans as of (Millions):

                                    December 31,
                              ---------------------
                               2005    2004    2003
                              -----   -----   -----
                              2.643   2.598   2.410

          Collection Procedures. CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the applicable mortgage and applicable state law.

PHH MORTGAGE CORPORATION

          The information set forth in this section of the prospectus supplement has been provided by PHH Mortgage Corporation.

          PHH Mortgage will service the Mortgage Loans substantially in accordance with the procedures set forth under "Servicing of the Mortgage Loans" below.

          PHH Mortgage has been servicing residential mortgage loans since 1978. The following table describes size, composition and growth of PHH Mortgage's total residential mortgage loan servicing portfolio as of the periods ended indicated below.

                                      December 31, 2003    December 31, 2004   September 30, 2005
                                     ------------------   ------------------   ------------------
                                                     (Dollar Amounts in Millions)
                                     ------------------------------------------------------------
Loan Type                             Units     Dollars    Units     Dollars    Units     Dollars
---------                            -------   --------   -------   --------   -------   --------
Conventional(1)...................   783,434   $126,996   793,813   $133,816   801,315   $135,713
Government(2).....................    87,420      8,908    77,591      7,978    67,792      6,954
Home Equity Lines of Credit.......    68,219      2,715    90,568      3,922    96,818      4,246
Total Residential Mortgage Loans..   939,073   $138,619   961,972   $145,716   965,925   $146,913

----------
(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2)  Includes FHA and VA Loans

          PHH Mortgage has a collections department that it uses to determine the root cause or causes ("hardships"), and a plan of action, when a mortgagor is unable to make their regularly scheduled mortgage payment by the related due date. Hardships are categorized as either "short-term" or "long-term", and based on the length of the hardship, the collections department's representative will develop a plan of action, including offering repayment plans, soliciting loss mitigation assistance programs and offering counseling where continued borrower interest in the property appears less feasible. All mortgage loans are scored using one of the two standard industry behavioral scoring models. These scores, or risk factors, are used to determine the outbound calling strategy and default handling assigned to each mortgage loan. PHH Mortgage initiates outbound phone calls, based on the behavioral score, at precise times during the month using a predictive dialer. In addition, inbound calls handled by PHH Mortgage's Voice Response Unit (VRU) will automatically route the mortgagor to the collections department if the mortgage loan is more than 30 days delinquent. Once contact with the mortgagor is made, details of the conversation are documented in PHH Mortgage's collections department's system. PHH Mortgage has guidelines that suggest the minimum information collectors should attempt to obtain from delinquent mortgagors at various stages of delinquency. The following day, all mortgage loans where contact was made from the previous day are automatically removed from the daily outbound calling campaigns for three days and the process begins again until the mortgagors for all delinquent mortgage loans are contacted. Once all mortgage loans have had an attempt, they are recycled for additional attempts. Accounts that require a follow-up phone call receive a reminder code that indicates to the system that the customer needs to be called back if payment is not received by an agreed upon date. While on any call, the collector determines the borrower's attitude toward the delinquency and gains an understanding of the mortgagor's hardship. If the customer has no concrete plan to bring the account current, the customer is then requested to participate in an interview in order to assess their financial situation. Borrower's income, assets and expenses are analyzed in determining appropriate courses of action and/or workout solutions that could be pursued.

          Continued follow up is made until the mortgage loan is brought current or no plan of action can be agreed upon. In cases where no plan of action is made by the 120th day of delinquency, a formal review is conducted to determine the appropriateness of initiating a foreclosure action. On July 15, 2004, PHH Mortgage entered into an agreement with First American Default Management Solutions LLC. Pursuant to that agreement, First American provides and performs certain foreclosure, eviction, bankruptcy, claims, property inspection and preservation and related default functions for PHH Mortgage. Employees of First American are located at PHH Mortgage's premises and First American's premises. First American's operations are located in Dallas, Texas.

          On January 6, 2004, PHH Mortgage entered into an agreement with ICT Group, Inc. Pursuant to that agreement, ICT provides inbound customer service telephone response services. On December 26, 2004, PHH Mortgage entered into an agreement with West Corporation. Pursuant to that agreement, WEST provides inbound customer service telephone response services. Combined, ICT and WEST handle an average of 80,000 monthly inbound calls. This represents approximately 60% of PHH Mortgage's total monthly inbound customer service calls. ICT's operations are located in Amherst, New York. WEST's operations are located in Spokane, Washington.

          In September 2004, PHH Mortgage adopted the Account Receivable Check Conversion (ARC) check clearing methodology. This process converts paper checks into an automated clearing house transaction which expedites the check clearing time frame. As of December 2005, approximately 55% of PHH Mortgage's first lien mortgage loan portfolio and approximately 82% of PHH Mortgage's home equity portfolio payments are processed via the ARC method on a monthly basis.

          Except as described above, there have been no other material changes to PHH Mortgage's servicing policies or procedures.

          PHH Mortgage is not aware of any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer. PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates. PHH Mortgage has made all advances required to be made by it as a master servicer, a servicer or a sub-servicer of residential mortgage loans during the preceding three years.

          The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2004 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification. PHH Mortgage undertook remediation activities to address this material instance of noncompliance as of December 31, 2004.

          The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2005 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification. PHH Mortgage completed the implementation of an automated reconciliation system that allowed it to reduce the time required to complete custodial bank account reconciliations from within 60 calendar days after the cutoff date to within 30 calendar days after the cutoff date, and as of December 31, 2005, all of these reconciliations were completed within 45 calendar days after the cutoff date.

          Except as described in the preceding two paragraphs, PHH Mortgage is not aware of any other material noncompliance with any applicable servicing criteria as to any other securitizations.

          Recent Developments

          In a Current Report on Form 8-K that PHH Corporation ("PHH") filed on September 26, 2006, PHH reported that it expected to file its Annual Report on Form 10-K for the year ended December 31, 2005 (the "Form 10-K") on or before October 31, 2006. PHH also reported that it expected that it would be unable to meet the SEC deadline for filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and that it was unable to provide an expected date for the filing of its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 (collectively, the "2006 Form 10-Qs").

          PHH previously disclosed in its Form 8-K filings of March 1, 2006, March 17, 2006, May 11, 2006, June 12, 2006, July 21, 2006 and August 16, 2006
(collectively, the "Form 8-Ks"), that it was evaluating accounting matters regarding transactions surrounding its spin-off ("Spin-Off") from Cendant Corporation ("Cendant") and certain other matters not related to the Spin-Off.

          PHH reported, as previously disclosed in its Form 8-K filing of July 21, 2006, that on July 17, 2006, after consultation with and review of the conclusions of management, the Audit Committee of its Board of Directors concluded that PHH's audited financial statements for the years ended December 31, 2001, 2002, 2003 and 2004 and its unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 (collectively, the "Prior Financial Statements") should not be relied upon because of errors in the Prior Financial Statements. PHH reported that it had determined that the correction of these errors was material and would require the restatement of certain of its Prior Financial Statements. PHH reported on September 26, 2006 that the restatement adjustments would correct certain historical accounting policies to conform those policies to accounting principles generally accepted in the U.S. ("GAAP") and correct errors made in the application of GAAP, including but not limited to errors described in the Form 8-Ks and in Form 8-K filed on September 26, 2006.

          PHH reported that it had determined that it will restate its audited financial statements and related disclosures for the years ended December 31, 2003 and 2004 in its 2005 Form 10-K. PHH reported that certain restatement adjustments affecting its audited annual financial statements for periods prior to December 31, 2003 will also be reflected in the Selected Consolidated Financial Data appearing in the Form 10-K and that certain restatement adjustments also affect its unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005, previously filed in its Quarterly Reports on Form 10-Q. PHH reported that these restatement adjustments will similarly be reflected in the Selected Unaudited Quarterly Financial Data appearing in the Form 10-K and, with respect to the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, will be reflected in the 2006 Form 10-Qs.

          PHH reported that as part of this determination, it had concluded that it will not amend its previously-filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q for periods affected by the restatement adjustments, and accordingly the financial statements and related financial information contained in such reports should not be relied upon even after it files the Form 10-K and the 2006 Form 10-Qs. PHH reported that it had discussed the aforementioned restatement matters with the Audit Committee of its Board of Directors and Deloitte & Touche LLP, its independent registered public accounting firm.

          PHH reported that it continues to make the completion of its financial statements for fiscal year 2005 and the related SEC periodic report filings a top priority and that it has devoted substantial internal and external resources to the completion of its 2005 financial statements and related matters. PHH reported that it expects that as a result of these efforts, along with efforts to complete its assessment of internal controls over financial reporting as of December 31, 2005, as required by Section 404 of the Sarbanes-Oxley Act of 2002, it will incur incremental fees and expenses for additional auditor services, financial and other consulting services, legal services and liquidity waivers of approximately $30 million to $35 million. PHH reported that through September 25, 2006, it had been invoiced for incremental fees and expenses of approximately $27 million, of which it expects $7 million will be recorded in 2005. PHH reported that while it did not expect fees and expenses relating to the preparation of its financial results for future periods to remain at this level, it expected that these fees and expenses would remain relatively higher than historical fees and expenses in this category for the next several quarters.

          PHH reported that it continued to believe it had adequate liquidity to fund its operating cash needs. PHH reported that it had previously obtained certain waivers and continues to seek additional waivers extending the date for delivery of its audited financial statements, or the audited financial statements of its subsidiaries, and other documents related to such financial statements to certain lenders, trustees and other third parties in connection with certain of its financing, servicing, hedging and related agreements and instruments (collectively, the "Financing Agreements").

          PHH previously reported that it had identified certain accounting errors in its Prior Financial Statements, including the appropriateness of a portion of mortgage re-insurance premiums being included as a component of the cash flows of its mortgage servicing rights ("MSRs"). PHH reported that prior to the second quarter of 2003, it capitalized the estimated future cash flows related to mortgage re-insurance premiums as part of its MSRs. PHH reported that it ceased capitalizing new mortgage re-insurance premiums in the second quarter of 2003, and the balance of previously capitalized mortgage re-insurance premiums was fully amortized as of the end of the first quarter of 2005. PHH reported that it intended to change this accounting treatment, which it expects will impact only the timing of revenue recognition. PHH reported that it expects this change will result in a reduction in pre-tax income of approximately $108 million in years prior to 2001 and $27 million in 2001, and an offsetting increase in pre-tax income of approximately $44 million in 2002, $70 million in 2003, $19 million in 2004 and $2 million in 2005.

          PHH also reported that it has not completed its assessment of internal controls over financial reporting as of December 31, 2005, as required by
Section 404 of the Sarbanes-Oxley Act of 2002. PHH reported that it had, however, identified a number of internal control deficiencies, some of which have been classified as material weaknesses and others that may be classified as significant deficiencies that alone or in the aggregate may constitute material weaknesses. PHH reported that it expected to conclude that its disclosure controls and procedures as of the year ended December 31, 2005 and the quarters ended March 31, 2006 and June 30, 2006 were not effective. PHH reported that it had devoted, and would continue to devote, substantial time and incur significant expense in connection with meeting these requirements.

          PHH reported that its Audit Committee had discussed the matters disclosed above with Deloitte & Touche LLP.

          PHH reported that it concluded its evaluation of the following accounting matters identified in the Form 8-Ks:

               o After evaluating the documentation and other information concerning the operations of PHH Home Loans LLC, the mortgage joint venture between Cendant and PHH Mortgage, which commenced operations in October 2005, it determined that the operations of PHH Home Loans, LLC should be consolidated in its financial statements. PHH reported that this treatment is consistent with its historical accounting treatment.

               o After evaluating certain Spin-Off deferred tax assets relating to alternative minimum tax credits and net operating loss carryforwards, it determined that it will record valuation allowances against these deferred tax assets relating to the net operating loss carryforwards, which will result in the impairment of such deferred tax assets and require a charge to net income of approximately $25 million in 2005.

               o PHH reported that, as previously disclosed, it evaluated and resolved the appropriateness of state tax effective rates included in its income tax provision, which it expects will result in a charge to its 2005 net income of approximately $6 million.

               o PHH reported that it has reevaluated the appropriateness of including a portion of mortgage re-insurance premiums as a component of the cash flows of its MSRs. PHH reported that prior to the second quarter of 2003, it capitalized the estimated future cash flows related to mortgage re-insurance premiums as part of its MSRs. PHH reported that it ceased capitalizing new mortgage re-insurance premiums in the second quarter of 2003 and the balance of previously capitalized mortgage re-insurance premiums was fully amortized as of the end of the first quarter of 2005. PHH reported that it intended to change this accounting treatment, which it expects will impact only the timing of revenue recognition. PHH reported that it expected this change will result in a reduction in pre-tax income of approximately $108 million in years prior to 2001 and $27 million in 2001 and an offsetting increase in pre-tax income of approximately $44 million in 2002, $70 million in 2003, $19 million in 2004 and $2 million in 2005.

          PHH reported that it was continuing to evaluate the following accounting matters identified in the Form 8-Ks and certain other accounting matters in conjunction with the preparation of its 2005 financial statements:

               o The appropriateness of not recording federal income tax reserves and valuation allowances associated with the amended and restated tax sharing agreement dated as of December 21, 2005 with Cendant post Spin-Off, which PHH reported may result in the creation of a reserve and/or valuation allowance and a charge to PHH's 2005 net income. PHH reported that this analysis requires an in-depth examination of the tax accounting methodologies that it previously utilized.

               o The appropriateness of not recording certain amounts relating to an ongoing audit by the Canadian tax authorities of the goods and service tax, which if unfavorably resolved could result in additional taxes, interest and penalties of approximately $16 million in 2005.

               o The $239 million goodwill impairment recorded in the first quarter of 2005 as a result of the Spin-Off. PHH reported that its analysis of this matter has been complicated by the need to obtain and evaluate certain historical information and documentation going back to 2001.

               o The reevaluation of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation recorded at the time of the Spin-Off and the resulting goodwill impairment previously recorded in the first quarter of 2005, which may result in a reclassification to goodwill and an impairment of such goodwill and could potentially be reflected as a charge to its 2005 net income of as much as $21 million. PHH reported that its analysis of this $21 million of intangibles was ongoing and it expected this matter to be resolved in conjunction with the resolution of the $239 million goodwill impairment taken at the time of the Spin-Off.

               o The appropriateness of the timing of revenue recognition related to loan sales from PHH Mortgage to Bishops Gate Residential Mortgage Trust ("Bishop's Gate"), a consolidated special purpose entity, prior to the adoption of Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), and the accounting for derivatives and hedging activities related to loans held for sale under Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). PHH reported that prior to the date of adoption of FIN 46 in the second quarter of 2003 and the related consolidation of Bishop's Gate, it recorded loan sales to Bishop's Gate at the time of sale; however, it deferred the gain on sale until it completed its obligation to assist Bishop's Gate in selling those loans to third-party investors. PHH reported that, in addition, it used derivatives to hedge its interest rate risk from interest rate lock commitments, loans held for sale, and loans held by Bishop's Gate and used hedge accounting from the date of adoption of SFAS 133 in the first quarter of 2001 through the third quarter of 2003. PHH reported that it discontinued hedge accounting in the fourth quarter of 2003 and developed enhanced systems to meet the documentation requirements of SFAS 133 and resumed hedge accounting late in the first quarter of 2004. PHH reported that this assessment may result in the identification of errors in the timing of revenue recognition for the periods in 2004 and prior. PHH estimated the potential impact related to these items could result in increases in pre-tax income of approximately $17 million in years prior to 2001 and $39 million in 2001 and offsetting decreases in pre-tax income of approximately $24 million in 2002, $30 million in 2003 and $2 million in 2004. PHH did not expect this change in accounting treatment to impact pre-tax income in 2005.

               o The reevaluation of contemporaneous documentation required to employ SFAS 133 hedge accounting to certain financial instruments used to hedge interest rate risk for the years 2002 through 2005. PHH reported that this reevaluation may result in the disallowance of hedge accounting previously used for these hedging arrangements. PHH estimated the aggregate potential impact could result in a net increase to pre-tax income of $20 million in 2002, partially offset by net decreases to pre-tax income of $7 million in 2003, $5 million in 2004, and $6 million in 2005.

               o The reevaluation of the timing of recognition of motor company monies that impact the basis in PHH's leased vehicles and depreciation methodologies applied to certain of its leased vehicles, which PHH reported could result in changes to its depreciation expense. PHH reported that the aggregate potential impact could result in net decreases to pre-tax income of $10 million in years prior to 2001, $3 million in 2001 and $2 million in 2002, partially offset by net increases to pre-tax income of $1 million in 2003, $5 million in 2004, and $3 million in 2005.

          PHH reported that because the preparation of its financial statements continues, certain of the accounting matters identified as well as the potential impact of certain of these matters on its financial statements have not yet been finalized and are subject to change. PHH reported that, as it continues the process of evaluating the accounting issues identified in the Form 8-Ks and completing the preparation of its financial statements, additional material accounting issues may be identified which, individually or in the aggregate, may result in material impairments to assets and/or material adjustments to or restatements of its financial statements for prior periods or prior fiscal years beyond those that it has already disclosed.

          On July 21, 2006, PHH also reported that it has obtained certain waivers and continues to seek additional waivers extending the date for delivery of the audited financial statements of its subsidiaries and other documents related to such financial statements to certain regulators, investors in mortgage loans and other third parties in order to satisfy state mortgage licensing regulations and certain contractual requirements. PHH reported that it would continue to seek similar waivers as a result of the aforementioned accounting matters as may be necessary, however there could be no assurance that it could obtain any such waivers, or that any waivers obtained, including the waivers it has already obtained, would extend for a sufficient period of time to avoid restrictions on its business operations.

          In a Current Report on Form 8-K that PHH filed on July 24, 2006, it reported that it entered into an unsecured $750 million Credit Agreement (the "Credit Agreement"), dated as of July 21, 2006, among PHH, Citicorp North America, Inc. and Wachovia Bank, National Association, as syndication agents; J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners; the lenders referred to therein (the "Lenders"); and JPMorgan Chase Bank, N.A., as a Lender and as administrative agent for the Lenders. The Credit Agreement provides $750 million of capacity solely for the repayment of the unsecured medium term notes (the "MTNs") issued under PHH's public notes indenture. PHH reported that the capacity under the Credit Agreement together with the excess capacity available under its existing unsecured credit facilities provides sufficient liquidity to fund the outstanding balance of its MTNs. PHH reported that because it has failed to deliver the financial statements required under the public notes indenture related to the MTNs, it intended to launch a tender offer and consent solicitation in order either to retire the outstanding MTNs or obtain the requisite consents from the holders of the MTNs to waive compliance with the covenant requiring delivery of its financial statements. PHH reported that there were no borrowings outstanding under the Credit Agreement as of July 21, 2006.

          In a Current Report on Form 8-K that PHH filed on August 16, 2006, it reported that on August 16, 2006 it commenced a cash tender offer and consent solicitation (the "Offer") to the holders (the "Noteholders") of the MTNs. PHH reported that if the Offer is successful, it would do one or a combination of the following: (i) retire the outstanding MTNs from tendering Noteholders, or
(ii) obtain consent (the "Consent") from the holders of at least a majority in principal amount of the outstanding MTNs to (a) amend certain provisions of the Indenture governing the MTNs, dated as of November 6, 2000 by and between PHH and J.P. Morgan Trust Company, N.A. (as successor trustee for Bank One Trust Company, N.A.) (as amended and supplemented to August 16, 2006, the "2000 Indenture") regarding, among other things, the requirement to file with the SEC and the trustee the annual reports, quarterly reports and other documents (the "SEC Reports") required under the Exchange Act, and (b) waive certain defaults and potential events of default under the 2000 Indenture. Noteholders who tender their MTNs will be deemed to have provided their Consent. PHH reported that it had not received a notice of default, from the Noteholders or the trustee under the 2000 Indenture, but if it receives such a notice and the default or defaults are not cured within 90 days of the notice, the Noteholders would be entitled to cause the principal amount and accrued and unpaid interest on the MTNs to become immediately due and payable.

          PHH reported that the capacity under the Credit Agreement together with the excess capacity available under its existing unsecured credit facilities provides sufficient liquidity to fund the outstanding balance of the MTNs, and it continues to believe it has adequate liquidity to fund its operating cash needs.

          PHH reported that its revolving credit facilities and various other Financing Agreements require, among other things that PHH file, and/or deliver to the various lenders and trustees (within various specified periods of time), its financial statements or the financial statements of its mortgage services segment. PHH reported that it has discussed the accounting matters disclosed in its previously-filed Forms 8-K with its principal lenders.

          PHH reported on September 26,2006 that it had obtained waivers under its $1.3 billion Five Year Competitive Advance and Revolving Credit Agreement, $500 million Revolving Credit Agreement, the Credit Agreement and the Liquidity Agreement on September 19, 2006 which waive certain potential breaches of covenants under those instruments and extend the deadlines (the "Extended Deadlines") for the delivery of its financial statements and other documents to the various lenders under those instruments. PHH reported that the Extended Deadline for the Form 10-K is now November 30, 2006 and the Extended Deadline for the 2006 Form 10-Qs is now December 29, 2006. PHH reported that it did not obtain a waiver for the delivery date for the Chesapeake Funding, LLC, annual servicing report because it expected to provide this report to the lenders on or before the existing September 30, 2006 deadline.

          Under certain of PHH's Financing Agreements, the lenders or trustees have the right to notify PHH if they believe PHH has breached a covenant under the operative documents and may declare an event of default. If PHH receives notice and is unable to cure the events of default or obtain necessary waivers within the required time periods or certain extended time periods, the maturity of some debt could be accelerated, and PHH's ability to incur additional indebtedness could be restricted. Moreover, defaults under certain of PHH's Financing Arrangements would trigger cross-default provisions under certain of PHH's other Financing Arrangements. PHH reported on September 26, 2006 that it had not received any notices of default accelerating its payment of its currently outstanding indebtedness.

          PHH reported that there can be no assurance that any additional waivers under any of its Financing Agreements would be received on a timely basis, if at all, or that any waivers obtained, including the waivers it had already obtained as described above, would extend for a sufficient period of time to avoid an acceleration event, an event of default or other restrictions on its business operations. Moreover, PHH reported, failure to obtain waivers could be material and adverse to its business, liquidity and financial condition.

          PHH reported that it had obtained certain waivers and continues to seek additional waivers extending the date for delivery of the audited financial statements of its subsidiaries and other documents related to such financial statements to certain regulators, investors in mortgage loans and other third parties in order to satisfy state mortgage licensing regulations and certain contractual requirements. PHH reported that certain of its waivers with state mortgage licensing regulators expire on September 30, 2006 and that it expected to complete the preparation of the consolidated financial statements of PHH Mortgage and its subsidiaries by September 30, 2006 in connection with these regulatory and contractual requirements. PHH reported that it would continue to seek similar waivers as a result of the aforementioned accounting matters as may be necessary but that there can be no assurance that any required waivers will be received on a timely basis, if at all, or that any waivers obtained, including the waivers it had already obtained, would extend for a sufficient period of time to avoid restrictions on its business operations. PHH reported that the failure to obtain waivers from investors in mortgage loans and other parties or the loss of licenses to do mortgage business in one or more states could be material and adverse to its business, liquidity and financial condition.

          PHH reported that Bishop's Gate, a consolidated special purpose entity, is a party to a Base Indenture dated December 11, 1998 (the "Bishop's Gate Indenture") between The Bank of New York, as indenture trustee (the "BG Trustee"), and Bishop's Gate, under which Bishop's Gate Residential Mortgage Loan Medium Term Notes, Variable Rate Notes, Series 1999-1, Due 2006 and Variable Rate Notes, Series 2001-2, Due 2008 (collectively, the "Notes") in the aggregate outstanding principal amount of $800 million were issued. PHH reported that Bishop's Gate had received all of the required approvals and executed a Supplemental Indenture waiving any event of default arising as a result of the failure to provide the BG Trustee with its and certain other audited annual and unaudited quarterly financial statements as required. PHH reported that this waiver will be effective provided that such financial statements are delivered to the BG Trustee and the rating agencies by the Extended Deadlines. PHH also reported that a waiver of any default under Bishop's Gate's Amended and Restated Liquidity Agreement (the "Liquidity Agreement"), dated as of December 11, 1998, as further amended and restated as of December 2, 2003, among Bishop's Gate, certain banks listed therein and JPMorgan Chase Bank, as Agent for failure to deliver the required financial statements by the Extended Deadline was also executed. PHH reported that Bishop's Gate maintains committed capacity of approximately $2.3 billion to fund eligible mortgage loans.

          PHH reported on August 16, 2006 that in March and April, 2006, several class actions were filed against it, its Chief Executive Officer and its former Chief Financial Officer in the U.S. District Court for the District of New Jersey. PHH reported that the plaintiffs purport to represent a class consisting of persons who purchased PHH's common stock between May 12, 2005 and March 1, 2006 (the "Class Period"). PHH reported that the plaintiffs alleged among other things, that the defendants violated the Exchange Act by failing to make complete and accurate disclosures concerning reported deferred tax assets and net income during the Class Period.

          PHH reported that also in March and April, 2006, two derivative actions were filed in the U.S. District Court for the District of New Jersey against it, its former Chief Financial Officer and each member of its Board of Directors. PHH reported that one of these derivative actions has since been voluntarily dismissed by the plaintiff. PHH reported that the remaining derivative action alleges breaches of fiduciary duty and related claims based on substantially the same factual allegations as to reported deferred tax assets and net income as the class actions described above as well as based on an alleged overstatement of goodwill. PHH reported that it intends to vigorously defend against these actions, but, due to the inherent uncertainties of litigation and because these actions are at a preliminary stage, it cannot predict the outcome of these matters at this time.

          In a Current Report on Form 8-K that PHH filed on August 30, 2006, it reported that it had received the requisite consents related to the Offer and extended the deadline for Noteholders to deliver their consent to 5:00 p.m., New York City time, on September 13, 2006.

          In a Current Report on Form 8-K that PHH filed on September 1, 2006, it reported that on August 31, 2006, PHH and J.P. Morgan Trust Company, N.A. (as successor in interest to Bank One Trust Company, N.A.), as Trustee (the "PHH Trustee"), entered into Supplemental Indenture No. 4 (the "Supplement") to the 2000 Indenture, as amended or supplemented to August 31, 2006 (the "Amended 2000 Indenture").

          The Supplement provides that during the period beginning August 31, 2006 and ending on the Covenant Reversion Date (as defined below), a failure to comply with the requirements to (i) file with the SEC, and deliver to the PHH Trustee, the SEC Reports and (ii) deliver to the PHH Trustee a written statement regarding compliance with PHH's obligations under the Amended 2000 Indenture and a description of any known defaults under the Amended 2000 Indenture (clauses
(i) and (ii) together, the "Requirements") will not constitute a default or event of default under the Amended 2000 Indenture. Failure to comply with the Requirements as of the Covenant Reversion Date will constitute a default under the Amended 2000 Indenture. The Supplement also provides that all defaults that shall have occurred prior to August 31, 2006 relating to PHH's failure to comply with the Requirements are waived. The "Covenant Reversion Date" means the earliest of 5:30 p.m., New York City time, on (i) the business day following PHH's failure to pay the initial consent fee and consideration for tendered securities, if due, in accordance with the Offer, and the related Letter of Transmittal, each as may be amended and supplemented from time to time (the "Offer Documents"), (ii) the business day following PHH's failure to pay the additional consent fee, if due, in accordance with the Offer Documents and (iii) December 31, 2006.

          PHH reported on September 26, 2006 that on September 14, 2006 it concluded the Offer and that it had announced that it received consents on behalf of approximately $585 million and tenders on behalf of approximately $416 million of the aggregate principal amount of the $1.081 billion of the MTNs (together representing approximately 93% of the outstanding principal amount thereof).

          PHH disclosed the developments discussed above in Form 8-K reports that it filed with the SEC on March 1, March 13, March 17, April 6, April 27, May 11, June 12, July 21, July 24, August 16, August 30, September 1, 2006, and September 26, 2006, respectively, which reports you can find on the SEC website at www.sec.gov. The developments described in this section and in these SEC filings could have a material adverse effect on the business, liquidity and financial condition of PHH and on the ability of PHH Mortgage to service the mortgage loans and perform its duties under the related Servicing Agreement. The inability of PHH Mortgage to perform these functions could have a material adverse effect on the value of the Certificates. These Form 8-K reports shall not be deemed to be incorporated by reference into this prospectus supplement or the depositor's registration statement.

                         SERVICING OF THE MORTGAGE LOANS

SERVICING AND COLLECTION PROCEDURES

          Servicing functions to be performed by each Servicer under the related Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. Each Servicer may contract with subservicers to perform some or all of such Servicer's servicing duties, but the Servicer will not thereby be released from its obligations under the related Servicing Agreement. When used herein with respect to servicing obligations, the term Servicer includes a subservicer.

          Each Servicer will make reasonable efforts to collect all payments called for under the related Mortgage Loans and will, consistent with the related Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the related Mortgage Loans. Consistent with the above, such Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies. The Depositor's prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

          Pursuant to the related Servicing Agreement, each Servicer will deposit collections on the related Mortgage Loans into the Custodial Account established by it. Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related Servicing Agreement. If permitted under the related Servicing Agreement, amounts on deposit in the related Custodial Account may be invested in certain permitted investments described therein. Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the related Servicer out of its own funds.

          On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related Servicing Agreement (net of such Servicer's servicing compensation) on each Servicer Remittance Date. On or prior to the date specified in the related Servicing Agreement, each Servicer will furnish to the Master Servicer information with respect to loan level remittance data for such month's remittance.

ACCOUNTS

          On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained a Custodial Account. On or prior to the Closing Date, the Securities Administrator will establish the Distribution Account. As further compensation, if permitted under the related Servicing Agreement, funds credited to the Custodial Account established by a Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments. Amounts on deposit in the Distribution Account may be invested at the discretion of the Securities Administrator for the benefit of the Master Servicer in permitted investments. The following table sets forth certain information with respect to the accounts of the Issuing Entity.

                                                         PARTY ENTITLED TO
       ACCOUNT             RESPONSIBLE PARTY             INVESTMENT INCOME
--------------------   ------------------------   ------------------------------
Custodial Accounts     Each Servicer will be      The related Servicer will be
                       responsible for            entitled to any investment
                       maintaining a Custodial    income on amounts in deposit
                       Account.                   in its Custodial Account.

Distribution Account   The Securities             The Master Servicer may be
                       Administrator will be      entitled to a portion of the
                       responsible for            investment income on amounts
                       maintaining the            in deposit in the Distribution
                       Distribution Account.      Account.

FLOW OF FUNDS

     On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately preceding Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account. On each Distribution Date, to the extent of the Available Distribution Amount for each Mortgage Pool on deposit in the Distribution Account, the Securities Administrator, on behalf of the Trustee, will make distributions to the related Certificateholders. The following table sets forth the flow of funds from collections of payments on the Mortgage Loans, the deposit of such funds into the accounts and the payments of such funds to the Certificateholders.

    PERIOD/EVENT                 DATES                     FLOW OF FUNDS
--------------------   ------------------------   ------------------------------
Due Period             The period beginning on    Each Servicer shall hold in
                       the second day of a        the related Custodial Account
                       calendar month and         all scheduled installments of
                       ending on the first day    interest (net of the Servicing
                       of the succeeding          Fees) and principal collected
                       calendar month.            on the related Mortgage Loans,
                                                  together with any Monthly
                                                  Advances in respect thereof.

Prepayment Period      The calendar month         Each Servicer shall hold in
                       immediately preceding      the related Custodial Account
                       the Distribution Date.     all partial or full
                                                  prepayments of principal and
                                                  certain other unscheduled
                                                  payments of principal,
                                                  together with any accrued
                                                  interest thereon on the
                                                  related Mortgage Loans during
                                                  such period plus any amounts
                                                  required to be paid by that
                                                  Servicer in respect of
                                                  Prepayment Interest Shortfalls
                                                  on such Mortgage Loans.

Servicer Remittance    The 18th day of each       On the Servicer Remittance
Date                   calendar month (or, if     Date, each Servicer will remit
                       the 18th is not a          to the Distribution Account,
                       Business Day, on the       (i) scheduled payments
                       immediately preceding      received on the Mortgage Loans
                       Business Day).             serviced by it due during the
                                                  related Due Period, (ii) any
                                                  Monthly Advances in respect
                                                  thereof and (iii) prepayments
                                                  and certain other unscheduled
                                                  amounts received on the
                                                  Mortgage Loans serviced by it
                                                  during the related Prepayment
                                                  Period in accordance with the
                                                  applicable Servicing Agreement

Distribution Date      The 25th day of each       On each Distribution Date, the
                       month, or if such day is   Securities Administrator will
                       not a Business Day, on     remit amounts on deposit in
                       the first Business Day     the Distribution Account to
                       thereafter.                Certificateholders in
                                                  accordance with the priority
                                                  of distributions set forth
                                                  herein.

COMPENSATING INTEREST TO BE PAID BY THE SERVICERS IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

          When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by a Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date. Thus, less than one month's interest may have been collected on Mortgage Loans that have been prepaid with respect to any Distribution Date. Pursuant to each Servicing Agreement, the related Servicer will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer.

          The respective obligations of the Servicers to make payments in respect of Prepayment Interest Shortfalls for any month shall be limited to their respective aggregate Servicing Fees for that month. The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicers, but such obligation is limited to its aggregate Master Servicing Fee (not including any investment income the Master Servicer may be entitled to) for that month. The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

ADVANCES

          Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Servicer Remittance Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for that Distribution Date, with respect to those Mortgage Loans serviced by it, Monthly Advances. The Master Servicer will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

          Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment or reasonable determination, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer fails to make a Monthly Advance as required under the related Servicing Agreement, the Master Servicer will be required to make, or shall cause the successor servicer to make, a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement will constitute a Master Servicer Default thereunder, in which case the Trustee or the successor master servicer will be obligated to make such Monthly Advance.

COMPLIANCE WITH APPLICABLE SERVICING CRITERIA AND SERVICER ATTESTATION

          The Pooling and Servicing Agreement provides that on or before a specified date in each year for which the Depositor is required to file a Form 10-K, each party participating in the servicing function of the Issuing Entity provide a report to the Securities Administrator and the Trustee on an assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB. A firm of independent public accountants will be required to furnish to the Securities Administrator and the Trustee, an attestation report compliant with Item 1122 of Regulation AB on the party's assessment of compliance with the applicable servicing criteria as an exhibit.

          The Pooling and Servicing Agreement also provides for delivery to the Trustee and the Depositor on or before a specified date in each calendar year, of an annual officer's certificate to the effect that each of the Securities Administrator and the Master Servicer, as applicable, has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year.

          The related Servicing Agreement provides for delivery to the Trustee, the Depositor, the Master Servicer and the Securities Administrator, on or before a specified date in each calendar year, of an annual officer's certificate to the effect that the Servicer has fulfilled its obligations under the related Servicing Agreement throughout the preceding year.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

          Events of default by the Master Servicer under the Pooling and Servicing Agreement include (i) any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

          If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Amount applicable to each class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer.

          Events of default under the Servicing Agreements include, among other things, (i) any failure of the Servicers to remit to the Distribution Account any required payment which continues unremedied for a specified period; (ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the related Servicer; and (iii) certain events of insolvency and certain actions by or on behalf of the Servicers indicating their insolvency, reorganization or inability to pay their obligations.

          In the event of a default by a Servicer under its Servicing Agreement, the Master Servicer will have the right to remove that Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders. In the event that the Master Servicer removes a Servicer, the Master Servicer or the Trustee will, in accordance with the Pooling and Servicing Agreement, act as successor servicer under the related Servicing Agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee. In connection with the removal of a Servicer, the Master Servicer will be entitled to be reimbursed from the assets of the Issuing Entity for all of its reasonable costs associated with the termination of such Servicer and the transfer of servicing to a successor servicer.

RESIGNATION OF SERVICERS; ASSIGNMENT AND MERGER

          No Servicer, other than JPMCB, may resign from its obligations and duties under its Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer, or (ii) with the approval of the Trustee, which approval may not be unreasonably withheld. JPMCB may assign or transfer its rights, duties or obligations under its Servicing Agreement; provided that any such assignment or transfer shall not result in a reduction or withdrawal of then-current ratings of the Certificates and such successor servicer meets the qualifications of a successor servicer as set forth in the related Servicing Agreement. No such resignation will become effective until a successor servicer has assumed the related Servicer's obligations and duties under such Servicing Agreement.

          Any person into which a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which a Servicer is a party, any person succeeding to the business of a Servicer or any person to whom a Servicer assigns or transfers its duties and obligations, will be the successor of such Servicer under the related Servicing Agreement.

                     FEES AND EXPENSES OF THE ISSUING ENTITY

          The expense fees for the Mortgage Loans are payable out of the interest payments on each Mortgage Loan. The expense fees consist of the Servicing Fee, the Master Servicing Fee and any lender paid mortgage guaranty insurance premiums, if applicable. The rate at which expense fees accrue is expected to range from 0.2585% to 0.7585% per annum of the outstanding principal balance of each Mortgage Loan. As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue is expected to equal 0.2805% with respect to the Pool 1, 0.2648% with respect to the Pool 2, 0.2627% with respect to the Pool 3 and 0.2585% with respect to the Pool 4.

          The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (other than prepayment penalties) and, if applicable, all reinvestment income earned on amounts on deposit in the related Custodial Accounts.

          The Master Servicer will be entitled to retain the Master Servicing Fee in connection with the performance of its obligations under the Pooling and Servicing Agreement. The Master Servicer will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payments to Certificateholders.

          The following table sets forth certain information with respect to the fees payable to the Servicers, the Master Servicer, the Trustee and the Securities Administrator in respect of the performance of their obligations to the Issuing Entity.

                                                    AMOUNT/                     PRIORITY/
    PARTY            FEE PAYABLE              DESCRIPTION OF FEE            SOURCE OF PAYMENT
-------------   ---------------------   ------------------------------   ----------------------
Servicers       Monthly                 With respect to each Servicer    Each Servicer will
                                        and each Mortgage Loan           withdraw their
                                        serviced by it, an amount        aggregate Servicing
                                        equal to 1/12 of the product     Fee from interest
                                        of (1) the principal balance     actually collected on
                                        of such Mortgage Loan as of      each Mortgage Loan
                                        the first day of the related     serviced by it, prior
                                        Due Period and (2) the           to such amounts being
                                        Servicing Fee Rate with          available to make
                                        respect to such Mortgage Loan.   payments on the
                                                                         Certificates

Master          Monthly                 The Master Servicer will         On each Distribution
Servicer                                receive an amount equal to       Date, the Master
                                        1/12 of the product of (1) the   Servicer may retain
                                        principal balance of each        the Master Servicing
                                        Mortgage Loan as of the first    Fee prior to
                                        day of the related Due Period    distributions to
                                        and (2) the Master Servicing     Certificateholders.
                                        Fee Rate with respect to such
                                        Mortgage Loan. The Master
                                        Servicer also may be entitled
                                        to a portion of investment
                                        earnings on amounts on deposit
                                        in the Distribution Account.

Trustee         As determined by the    The fees of the Trustee will     The fees of the
                Master Servicer and     be determined by agreement       Trustee will be paid
                the Trustee.            among the Master Servicer and    by the Master Servicer
                                        the Trustee.                     from the Master
                                                                         Servicing Fee.

Securities      As determined by the    The fees of the Securities       The fees of the
Administrator   Master Servicer and     Administrator will be            Securities
                the Securities          determined by agreement among    Administrator will be
                Administrator.          the Master Servicer and the      paid by the Master
                                        Securities Administrator.        Servicer from the
                                                                         Master Servicing Fee.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

YIELD CONSIDERATIONS

          The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related Mortgage Pool or Mortgage Pools. Yields will also be affected by the extent to which Mortgage Loans in the related Mortgage Pool or Mortgage Pools bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

          Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. Approximately 96.69% of the Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any penalty or premium. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

          As of the Cut-off Date, approximately 11.73%, 79.73%, and 8.54% of the Mortgage Loans are Six-Month LIBOR indexed Mortgage Loans, 1-Year LIBOR indexed Mortgage Loans and 1-Year CMT indexed Mortgage Loans, respectively. Increases and decreases in the Mortgage Rate on a Mortgage Loan will be limited by the maximum Mortgage Rate and the minimum Mortgage Rate, if any, and will be based on the applicable index in effect on the applicable date prior to the related interest rate adjustment date plus the applicable margin. The applicable index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some borrowers who prefer the certainty provided by fixed rate mortgage loans may, nevertheless, obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

          The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

          From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under each Purchase and Servicing Agreement, as modified by the related Assignment Agreements or the Pooling and Servicing Agreement, the Originator or Seller, as applicable, will represent and warrant that, as of the closing date, each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, an Originator or the Seller, as applicable, will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefore. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after such date, neither the Originator nor the Seller will have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

          Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

          As described herein, approximately 11.73%, 9.42% and 63.68% of the Mortgage Loans provide for only monthly interest payments for the first five, seven and ten years, respectively, following origination. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Mortgage Loans during such interest-only period. In addition, because no principal is due on the Mortgage Loans during such interest-only period, the Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on the Mortgage Loans are recalculated generally on the basis of a 25-, 23- or 20-year level payment amortization schedule, as applicable, as described herein, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the Mortgage Loans were calculated on the basis of a 30-year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

          As described under "Description of the Certificates -- Distributions of Principal" herein, scheduled and unscheduled principal payments on the Mortgage Loans in a Mortgage Pool will generally be allocated disproportionately to (i) the Senior Certificates of the related Certificate Group during the first eleven years following the Closing Date (except as described herein) or if certain conditions are met. Such allocation will initially accelerate the amortization of the Senior Certificates.

          The yields on the Offered Certificates may also be adversely affected by Net Prepayment Interest Shortfalls. Moreover, the yield on each class of Offered Certificates will be affected by the Mortgage Rates of the Mortgage Loans in the related Mortgage Pool from time to time, as described under "Risk Factors -- Your Yield May Be Affected by Changes in Interest Rates." No prediction can be made as to future levels of Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT or as to the timing of any changes therein.

          The yields to investors in the Offered Certificates may be significantly affected by the exercise of the Master Servicer's option to purchase the related Mortgage Loans, as described herein. See "Description of the Certificates -- Optional Clean-Up Call." If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

          Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. The effective yield to holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

          The yield on each class of Exchangeable Certificates generally will depend on the yield to maturity of the REMIC Certificates in the related REMIC Combination.

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

          On each Distribution Date, the holders of classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Distribution Date before any distributions are made on any related class of Certificates subordinate to such higher ranking class. As a result, the yields to maturity and the aggregate amount of distributions on the Class B-1, Class B-2 and Class B-3 Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

          As more fully described herein, the principal portion of Realized Losses, other than Excess Losses, on the Mortgage Loans will be allocated first to the lowest ranking class of Subordinate Certificates, then to the higher ranking classes of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount of each such class has been reduced to zero, before any such Realized Losses will be allocated to the classes of Senior Certificates. The interest portion of Realized Losses on the Mortgage Loans will reduce the amount of interest available for distribution on the related Distribution Date to the lowest ranking related class of Certificates outstanding on such date. In addition, although all losses initially will be borne by the Subordinate Certificates, Excess Losses will be borne by all classes of related certificates in accordance with the allocation rules set forth in this prospectus supplement under "Description of the Certificates--Allocation of Losses". As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses on the related Mortgage Loans. Excess Losses could occur at a time when one or more classes of Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

SENSITIVITY OF THE INTEREST-ONLY CERTIFICATES

          As indicated in the table below, the yield to investors on the Interest-Only Certificates will be sensitive to the rate of principal payments (including prepayments) of the Mortgage Loans in the related Mortgage Pool. If the actual prepayment rate of the Mortgage Loans in a Mortgage Pool were to exceed the applicable Breakeven Speed for as little as one month while equaling such level for the remaining months, the investors in the related Interest-Only Certificates would not fully recoup their initial investments.

          The information set forth in the following tables have been prepared on the basis of the Structuring Assumptions beginning on page S-83 (which assume no Realized Losses), and on the assumption that the purchase price for each Class of Interest-Only Certificates is the related Assumed Purchase Price.

           SENSITIVITY OF THE CLASS 1-A-1S CERTIFICATES TO PREPAYMENTS

                                (PRE-TAX YIELDS)

                                PERCENTAGE OF CPB
                    -------------------------------------
                      0%     15%     25%    35%      50%
                    -----   -----   ----   -----   ------
                    39.21%  20.46%  7.06%  -7.32%  -31.25%

*    The Breakeven Speed for the Class 1-A-1S Certificates is approximately 30%
     CPB.

           SENSITIVITY OF THE CLASS 1-A-3S CERTIFICATES TO PREPAYMENTS

                                (PRE-TAX YIELDS)

                             PERCENTAGE OF CPB
                  ---------------------------------------
                    0%     15%     25%      35%      50%
                  -----   -----   -----   ------   ------
                  21.68%  21.57%  11.97%  -13.47%  -60.40%

*    The Breakeven Speed for the Class 1-A-3S Certificates is approximately 30%
     CPB.

           SENSITIVITY OF THE CLASS 1-A-4F CERTIFICATES TO PREPAYMENTS

                                (PRE-TAX YIELDS)

                              PERCENTAGE OF CPB
                     -----------------------------------
                      0%     15%    25%    35%      50%
                     ----   ----   ----   -----   ------
                     2.83%  2.83%  2.25%  -3.73%  -20.93%

*    The Breakeven Speed for the Class 1-A-4F Certificates is approximately 30%
     CPB.

           SENSITIVITY OF THE CLASS 1-A-4S CERTIFICATES TO PREPAYMENTS

                                (PRE-TAX YIELDS)

                              PERCENTAGE OF CPB
                     -----------------------------------
                       0%    15%    25%    35%      50%
                     ----   ----   ----   -----   ------
                     2.83%  2.83%  2.25%  -3.73%  -20.93%

*    The Breakeven Speed for the Class 1-A-4S Certificates is approximately 30%
     CPB.

           SENSITIVITY OF THE CLASS 2-A-1S CERTIFICATES TO PREPAYMENTS

                                (PRE-TAX YIELDS)

                              PERCENTAGE OF CPB
                    -------------------------------------
                      0%     15%     25%    35%      50%
                    -----   -----   ----   -----   ------
                    39.33%  20.46%  7.08%  -7.34%  -31.34%

*    The Breakeven Speed for the Class 2-A-1S Certificates is approximately 30%
     CPB.

           SENSITIVITY OF THE CLASS 2-A-3F CERTIFICATES TO PREPAYMENTS

                                (PRE-TAX YIELDS)

                              PERCENTAGE OF CPB
                   ---------------------------------------
                     0%     15%     25%      35%      50%
                   -----   -----   -----   ------   ------
                   33.36%  31.05%  12.88%  -14.31%  -63.29%

*    The Breakeven Speed for the Class 2-A-3F Certificates is approximately 30%
     CPB.

           SENSITIVITY OF THE CLASS 2-A-3S CERTIFICATES TO PREPAYMENTS

                                (PRE-TAX YIELDS)

                             PERCENTAGE OF CPB
                  ---------------------------------------
                    0%     15%     25%      35%      50%
                  -----   -----   -----   ------   ------
                  33.36%  31.05%  12.88%  -14.31%  -63.29%

*    The Breakeven Speed for the Class 2-A-3S Certificates is approximately 30%
     CPB.

           SENSITIVITY OF THE CLASS 2-A-4F CERTIFICATES TO PREPAYMENTS

                                (PRE-TAX YIELDS)

                             PERCENTAGE OF CPB
                    -----------------------------------
                     0%     15%    25%    35%      50%
                    ----   ----   ----   -----   ------
                    7.53%  7.38%  3.93%  -4.90%  -24.23%

*    The Breakeven Speed for the Class 2-A-4F Certificates is approximately 30%
     CPB.

           SENSITIVITY OF THE CLASS 2-A-4S CERTIFICATES TO PREPAYMENTS

                                (PRE-TAX YIELDS)

                             PERCENTAGE OF CPB
                    -----------------------------------
                     0%     15%    25%    35%      50%
                    ----   ----   ----   -----   ------
                    7.53%  7.38%  3.93%  -4.90%  -24.23%

*    The Breakeven Speed for the Class 2-A-4S Certificates is approximately 30%
     CPB.

           SENSITIVITY OF THE CLASS 3-A-1S CERTIFICATES TO PREPAYMENTS

                                (PRE-TAX YIELDS)

                             PERCENTAGE OF CPB
                   -------------------------------------
                     0%     15%     25%    35%      50%
                   -----   -----   ----   -----   ------
                   39.37%  20.45%  7.08%  -7.34%  -31.35%

*    The Breakeven Speed for the Class 3-A-1S Certificates is approximately 30%
     CPB.

           SENSITIVITY OF THE CLASS 3-A-2S CERTIFICATES TO PREPAYMENTS

                                (PRE-TAX YIELDS)

                            PERCENTAGE OF CPB
                 ---------------------------------------
                   0%     15%     25%      35%      50%
                 -----   -----   -----   ------   ------
                 78.99%  46.58%  17.08%  -18.02%  -74.28%

*    The Breakeven Speed for the Class 3-A-2S Certificates is approximately 30%
     CPB.

           SENSITIVITY OF THE CLASS 3-A-3F CERTIFICATES TO PREPAYMENTS

                                (PRE-TAX YIELDS)

                             PERCENTAGE OF CPB
                   -------------------------------------
                     0%     15%     25%    35%      50%
                   -----   -----   ----   -----   ------
                   10.47%  10.02%  4.43%  -5.22%  -25.04%

*    The Breakeven Speed for the Class 3-A-3F Certificates is approximately 30%
     CPB.

           SENSITIVITY OF THE CLASS 3-A-3S CERTIFICATES TO PREPAYMENTS

                                (PRE-TAX YIELDS)

                             PERCENTAGE OF CPB
                   -------------------------------------
                     0%     15%     25%    35%      50%
                   -----   -----   ----   -----   ------
                   10.47%  10.02%  4.43%  -5.22%  -25.04%

*    The Breakeven Speed for the Class 3-A-3S Certificates is approximately 30%
     CPB.

           SENSITIVITY OF THE CLASS 3-A-6F CERTIFICATES TO PREPAYMENTS

                                (PRE-TAX YIELDS)

                            PERCENTAGE OF CPB
                 ---------------------------------------
                   0%     15%     25%      35%      50%
                 -----   -----   -----   ------   ------
                 36.64%  25.74%  10.28%  -11.59%  -52.19%

*    The Breakeven Speed for the Class 3-A-6F Certificates is approximately 30%
     CPB.

           SENSITIVITY OF THE CLASS 3-A-6S CERTIFICATES TO PREPAYMENTS

                                (PRE-TAX YIELDS)

                            PERCENTAGE OF CPB
                 ---------------------------------------
                   0%     15%     25%      35%      50%
                 -----   -----   -----   ------   ------
                 36.64%  25.74%  10.28%  -11.59%  -52.19%

*    The Breakeven Speed for the Class 3-A-6S Certificates is approximately 30%
     CPB.

           SENSITIVITY OF THE CLASS 3-A-7F CERTIFICATES TO PREPAYMENTS

                                (PRE-TAX YIELDS)

                            PERCENTAGE OF CPB
                   -----------------------------------
                    0%     15%    25%    35%      50%
                   ----   ----   ----   -----   ------
                   4.93%  4.92%  3.02%  -3.98%  -20.84%

*    The Breakeven Speed for the Class 3-A-7F Certificates is approximately 30%
     CPB.

           SENSITIVITY OF THE CLASS 3-A-7S CERTIFICATES TO PREPAYMENTS

                                (PRE-TAX YIELDS)

                             PERCENTAGE OF CPB
                    -----------------------------------
                     0%     15%    25%    35%      50%
                    ----   ----   ----   -----   ------
                    4.93%  4.92%  3.02%  -3.98%  -20.84%

*    The Breakeven Speed for the Class 3-A-7S Certificates is approximately 30%
     CPB.

          It is highly unlikely that all of the Mortgage Loans in a Mortgage Pool will have the characteristics assumed or that the Mortgage Loans in a Mortgage Pool will prepay at any constant rate until maturity or that all of the Mortgage Loans in a Mortgage Pool will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Interest-Only Certificates are likely to differ from those shown in the tables above, even if all of the Mortgage Loans in the related Mortgage Pool prepay at the indicated percentages of CPB. No representation is made as to the actual rate of principal payments on the Mortgage Loans in any Mortgage Pool for any period or over the lives of the related Interest-Only Certificates or as to the yield on any class of Interest-Only Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any such class.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

          Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is CPR or CPB, as applicable. CPR represents an assumed constant rate of prepayment each month, relative to the then outstanding principal balance of a pool of mortgage loans, for the life of such mortgage loans. CPB represents CPR, with the additional assumption that each mortgage loan which reaches the end of its initial fixed rate period is prepaid in full on its first interest rate adjustment date.

          THE PREPAYMENT SPEEDS REFERRED TO HEREIN DO NOT PURPORT TO BE EITHER A HISTORICAL DESCRIPTION OF THE PREPAYMENT EXPERIENCE OF ANY POOL OF MORTGAGE LOANS OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

          The tables set forth on Annex B-2 (which is incorporated herein as part of this prospectus supplement) were prepared on the basis of the Structuring Assumptions. Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 indicate the weighted average lives of the Offered Certificates (other than the Class A-R Certificates) and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates (other than the Class A-R Certificates) that would be outstanding after each of the Distribution Dates shown at various percentages of CPR.

          The actual characteristics and the performance of the Mortgage Loans will differ from the Structuring Assumptions, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are assumed. Any difference between such Structuring Assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

          The weighted average life of an Offered Certificate is determined by
(1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

STRUCTURING ASSUMPTIONS

          The following assumptions (the "STRUCTURING ASSUMPTIONS") were used in constructing the tables set forth on Annex B-2: (i) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in October 2006, (ii) the Mortgage Loans prepay at the indicated percentages of CPR or CPB, as applicable, (iii) no defaults or delinquencies occur in the payment by borrowers of principal and interest on the Mortgage Loans, and no shortfalls are incurred due to the application of a Relief Act, (iv) the Originators and the Seller are not required to purchase or substitute for any Mortgage Loan, (v) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in October 2006 and are computed prior to giving effect to any prepayments received in the prior month, (vi) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vii) prepayments represent voluntary prepayments of individual Mortgage Loans and are received on the last day of each month, commencing in September 2006 and include 30 days' interest, (viii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics as described in item (xvi) below such that each such Mortgage Loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its remaining term to maturity (taking into account any interest-only period), (ix) interest accrues on each class of Certificates at the applicable Certificate Interest Rate described under "Description of the Certificates -- Distributions of Interest" in this prospectus supplement, (x) the initial Class Principal Amount of each class of Certificates is as described in this prospectus supplement, (xi) unless indicated otherwise, no exercise of any optional clean-up call will occur, (xii) the Closing Date of the sale of the Offered Certificates is September 29, 2006,
(xiii) the Six-Month LIBOR indexed Mortgage Loans adjust on the next interest adjustment date and semi-annually thereafter, and the 1-Year CMT and 1-Year LIBOR indexed Mortgage Loans adjust on the next interest adjustment date and annually thereafter, (xiv) the level of Six-Month LIBOR, 1-Year LIBOR and 1-Year CMT remain constant at 5.420%, 5.416% and 4.914%, respectively, (xv) with respect to the Pool 1, Pool 2, Pool 3 and Pool 4 Mortgage Loans, respectively, the weighted average months to the next rate adjustment is 58 months, 82 months, 118 months and 46 months, respectively, (xvi) scheduled monthly payments on each Mortgage Loan will adjust in the month immediately following each interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above, (xvii) the Mortgage Loans in each Mortgage Pool are aggregated into assumed Mortgage Loans having the characteristics in Annex B-1 and (xviii) the Servicing Fee Rate for the Mortgage Loans remains constant throughout the life of the Mortgage Loans.

                                 USE OF PROCEEDS

          The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller. See "Use of Proceeds" in the accompanying prospectus and "Method of Distribution" in this prospectus supplement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          In the opinion of McKee Nelson LLP, counsel to the Underwriter and special tax counsel to the Depositor, all or a portion of the Issuing Entity will comprise a tiered REMIC structure. Elections will be made to treat each REMIC created under the Pooling and Servicing Agreement as a REMIC for federal income tax purposes. The Offered Certificates, other than the Exchangeable Certificates and the Class A-R Certificates, will represent ownership of regular interests in the Upper-Tier REMIC formed pursuant to the Pooling and Servicing Agreement, and the Class A-R Certificates will represent ownership of the sole residual interest in such Upper-Tier REMIC. All prospective investors should review the discussion under "Material Federal Income Tax Consequences" in the accompanying prospectus.

          The Regular Certificates will be treated as debt instruments issued by a REMIC for all federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

          Certain other Regular Certificates may be treated as having been issued with OID. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes will be 25% CPB with respect to the Mortgage Loans. No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

          As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the Regular Certificates and the Class A-R Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the Issuing Entity would be so treated, and income on the Regular Certificates and the Class A-R Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same proportion that the income on the assets of the Issuing Entity will be so treated. The Regular Certificates will represent qualified mortgages under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

THE CLASS A-R CERTIFICATES

          Special tax considerations apply to an investment in the Class A-R Certificates. In certain circumstances, the Class A-R Certificates can produce a significantly less favorable after-tax return for a beneficial owner than would be the case if (i) the Class A-R Certificate were taxable as a debt instrument, or (ii) no portion of taxable income allocated to the Class A-R Certificate were "excess inclusion" income. See "Material Federal Income Tax Consequences --Taxation of Holders of Residual Interest Securities" in the prospectus.

          Under applicable Treasury regulations, if a Class A-R Certificate is a "noneconomic residual interest," as described in the prospectus, the transfer of a Class A-R Certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Class A-R Certificate will be considered a "noneconomic residual interest" for this purpose. See "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership and Transfer of Residual Interest Securities" in the prospectus.

          Effective August 1, 2006, temporary Treasury regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

          Under the temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

          Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

          Under the temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

ADDITIONAL CONSIDERATIONS FOR THE EXCHANGEABLE CERTIFICATES

          The arrangement under which the Exchangeable Certificates are created (the "Exchange Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the class or classes of REMIC Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the Exchange Pool. The Class 1-A-1, Class 2-A-1, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-5 and Class 3-A-6 Certificates (each, a "Combination Certificate") will represent beneficial ownership of a proportionate interest in each REMIC Certificate corresponding to that class of Exchangeable Certificates. See "--Taxation of the Combination Certificates" below. Each remaining Exchangeable Certificate (each a "Strip Certificate") represents beneficial ownership of a disproportionate interest in the REMIC Certificate corresponding to that Class of Exchangeable Certificates. See "--Taxation of the Strip Certificates" below.

TAXATION OF COMBINATION CERTIFICATES

          Each beneficial owner of a Combination Certificate should account for its ownership interest in each REMIC Certificate underlying that Combination Certificate as described under "-- General" above. If a beneficial owner of a Combination Certificate acquires an interest in two or more underlying REMIC Certificates other than in an exchange described under "Description of the Certificates--Exchangeable Certificates" in this Prospectus Supplement, the beneficial owner must allocate its cost to acquire that Combination Certificate among the related underlying REMIC Certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Combination Certificate, the owner must allocate the sale proceeds among the underlying REMIC Certificates in proportion to their relative fair market values at the time of sale.

          Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or a related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if a Combination Certificate represents beneficial ownership of two or more REMIC Certificates, those REMIC Certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC Certificates underlying a Combination Certificate were aggregated for OID purposes and a beneficial owner of a Combination Certificate were to (i) exchange that Combination Certificate for multiple Exchangeable Certificates, each of which relates to a single related underlying REMIC Certificate, (ii) sell one of those Exchangeable Certificates and (iii) retain one or more of the remaining related Exchangeable Certificates, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC Certificates sold and the related REMIC Certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the Exchangeable Certificates relating to the REMIC Certificates sold using its basis allocable to those Exchangeable Certificates. Also, the beneficial owner then must treat the REMIC Certificates underlying the Exchangeable Certificates retained as newly issued debt instruments that were purchased for an amount equal to the beneficial owner's basis allocable to those Exchangeable Certificates. Accordingly, the beneficial owner must accrue interest and OID with respect to the Exchangeable Certificates retained based on the beneficial owner's basis in those Exchangeable Certificates.

          As a result, when compared to treating each REMIC Certificate underlying a Combination Certificate as a separate debt instrument, aggregating the REMIC Certificates underlying a Combination Certificate could affect the timing and character of income recognized by a beneficial owner of a Combination Certificate. Moreover, if Section 1286 were to apply to a beneficial owner of a Combination Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Securities Administrator. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Combination Certificates and due to the Securities Administrator's lack of information necessary to report computations that might be required by Section 1286 of the Code, the Securities Administrator will treat each REMIC Certificate underlying a Combination Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC Certificates underlying a Combination Certificate were aggregated, the timing of accruals of OID applicable to a Combination Certificate could be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC Certificates underlying the Combination Certificates should be aggregated for OID purposes.

TAXATION OF STRIP CERTIFICATES

          The tax consequences to a beneficial owner of a Strip Certificate will be determined under Section 1286 of the Code, except as discussed below. Under
Section 1286 of the Code, a beneficial owner of a Strip Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on the underlying REMIC Certificates. If a Strip Certificate entitles the holder to payments of principal and interest on an underlying REMIC Certificate, the IRS could contend that the Strip Certificate should be treated (i) as an interest in the underlying REMIC Certificate to the extent that the Strip Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC Certificate, and (ii) with respect to the remainder, as an installment obligation consisting of "stripped bonds" to the extent of its share of principal payments or "stripped coupons" to the extent of its share of interest payments. For purposes of information reporting, however, each Strip Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

          Under Section 1286 of the Code, each beneficial owner of a Strip Certificate must treat the Strip Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for a Strip Certificate is determined in the same manner as described with respect to REMIC regular interests.

          If the Strip Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular interest. A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Strip Certificate is acquired or would be the prepayment assumption for the underlying REMIC Certificates.

          In light of the application of Section 1286 of the Code, a beneficial owner of a Strip Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Securities Administrator. Accordingly, any information reporting provided by the Securities Administrator with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Strip Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

          The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC Certificates exchanges them for Strip Certificates, (ii) the beneficial owner sells some, but not all, of the Strip Certificates, and (iii) the combination of retained Strip Certificates cannot be exchanged for the related REMIC Certificates. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC Certificates between the part of the REMIC Certificates underlying the Strip Certificates sold and the part of the REMIC Certificates underlying the Strip Certificates retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the Strip Certificates retained for the amount of the basis allocated to the retained Strip Certificates, and the beneficial owner must then accrue any OID with respect to the retained Strip Certificates as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC Certificates for the related Strip Certificates and retains all the Strip Certificates, see "--Exchanges" below.

          Upon the sale of a Strip Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Strip Certificate. The owner's adjusted basis generally is equal to the owner's cost of the Strip Certificate (or portion of the cost of REMIC Certificates allocable to the Strip Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Strip Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "Material Federal Income Tax Consequences" in the case of a sale or other disposition of a REMIC regular interest.

          Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under "-- Exchanges" below) a combination of Strip Certificates that may be exchanged for underlying REMIC Certificates, the owner should be treated as owning the underlying REMIC Certificates, in which case Section 1286 of the Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Strip Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Strip Certificates in this regard.

          It is not clear whether Exchangeable Certificates subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the Code or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such a Strip Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates under these provisions of the Code.

EXCHANGES

          If a beneficial owner of one or more REMIC Certificates exchanges them for the related Exchangeable Certificates in the manner described under "Description of the Certificates--Exchangeable Certificates" in this Prospectus Supplement, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related REMIC Certificate that it owned immediately prior to the exchange.

OTHER TAXES

          No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

          ALL INVESTORS SHOULD CONSULT THEIR OWN ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR DISPOSING OF THE CERTIFICATES.

                                  ERISA MATTERS

          ERISA and Section 4975 of the Code impose requirements on certain Plans to which they are applicable and on persons who are fiduciaries with respect to these Plans. ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the Plan's acquisition and ownership of such Certificates. Investments by Plans that are also subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans. See "ERISA Considerations" in the accompanying prospectus.

          Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

          The U.S. Department of Labor has granted to the Underwriter an administrative Exemption which exempts from the application of the prohibited transaction rules transactions relating to:

          o the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

          o    the servicing, operation and management of such trusts,

          o provided that the general conditions and certain other requirements set forth in the Exemption are satisfied as described in the accompanying prospectus.

          This relief does not apply to Plans sponsored by members of the "restricted group" consisting of the Seller, the Depositor, the Master Servicer, any Servicer, the Trustee, each underwriter, any obligor with respect to Mortgage Loans included in the assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity, a provider of credit enhancement to the Issuing Entity, a counterparty to an eligible swap agreement held by the Issuing Entity or any affiliate of one of these parties.

          It is expected that the Exemption will apply to the acquisition and holding by Plans that qualify as accredited investors as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 of the Offered Certificates (except for the Class A-R Certificate) and that all conditions of the exemption other than those within the control of the investors will be met.

          The rating of a class of Offered Certificates may change. If a class of Offered Certificates no longer has a rating of at least "BBB-" from at least one rating agency identified in the exemption, such as Fitch Ratings, S&P or Moody's, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it). However, insurance company general accounts investing assets of Plans may be eligible to purchase such Offered Certificates pursuant to Sections I and III of PTCE 95-60.

          When the holder of the REMIC Certificates in any REMIC Combination exchanges all or part of each class of such REMIC Certificates for a proportionate interest in the related Exchangeable Certificates, the Exchangeable Certificates received will be eligible for relief under the Exemption to the same extent as the REMIC Certificates exchanged, provided that the rating of the Exchangeable Certificates from one Rating Agency is at least investment grade. If such rating is below investment grade, the Exchangeable Certificates may acquired by insurance company general accounts investing the assets of Plans pursuant to Sections I and III of PTCE 95-60.

          BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PTCE 83-1, THE PURCHASE AND HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS AND THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, THE ACQUISITION AND TRANSFER OF THE CLASS A-R CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

o a representation from the transferee of the Class A-R Certificate to the effect that the transferee is not an employee benefit plan subject to section 406 of ERISA or a plan or arrangement subject to section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

o a representation that the transferee is an insurance company which is purchasing the Class A-R Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the Class A-R Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

o an opinion of counsel satisfactory to the Trustee and the certificate registrar to the effect that the proposed transfer will not (i) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) subject the certificate registrar, the Trustee, the Depositor, the Master Servicer, any Servicer or the Securities Administrator to any obligation in addition to those undertaken by them in the Pooling and Servicing Agreement.

          Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

          The sale of Offered Certificates to a Plan is in no respect a representation by the Issuing Entity or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Depositor has agreed to sell the Offered Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Depositor the Offered Certificates. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

          The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment. The Offered Certificates will not be listed on any national securities exchange.

          The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

          The validity of the Certificates will be passed upon for the Depositor by McKee Nelson LLP, New York, New York. Certain tax matters will be passed upon for the Depositor by McKee Nelson LLP. McKee Nelson LLP will act as counsel for the Underwriter.

                                LEGAL PROCEEDINGS

          There are no material legal proceedings currently pending against any of the Sponsor, the Depositor or the Issuing Entity.

                                     RATINGS

          It is a condition of the issuance of the Offered Certificates that they be rated as indicated on page S-1 by each of the Rating Agencies, as applicable.

          The ratings assigned to mortgage pass through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related Certificateholders under the agreements pursuant to which such certificates are issued. Such ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

          The rating assigned by the Rating Agencies to the Class A-R Certificates only addresses the return of its Class Principal Amount and interest thereon at the stated rate.

          The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

          The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                LEGAL INVESTMENT

          When issued, the Offered Certificates, other than the Class B-2 and Class B-3 Certificates, will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

          The Depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

          See "Legal Investment" in the prospectus.

                            GLOSSARY OF DEFINED TERMS

          For the purposes of the following definitions and the calculations of the Class Principal Amount of any class of REMIC Certificates, to the extent that exchanges of REMIC Certificates for Exchangeable Certificates occur, the aggregate Class Principal Amount of the REMIC Certificates will be deemed to include the Class Principal Amount of the related Exchangeable Certificate issued in the exchange and the Class Principal Amount of any Exchangeable Certificate will be deemed to be zero.

1-YEAR CMT               The weekly average yield on United States Treasury
                         securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note.

1-YEAR LIBOR             The London Interbank offered rate for one-year U.S.
                         dollar deposits as listed under "Money Rates" in The
                         Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date.

ACCRUAL PERIOD           With respect to any Distribution Date, the calendar
                         month immediately preceding the month in which the related Distribution Date occurs.

AGGREGATE CUT-OFF DATE   $915,552,984.
BALANCE

AGGREGATE POOL           Pool 1, Pool 2, Pool 3 and Pool 4, in the aggregate.

AGGREGATE SUBORDINATE    With respect to the Aggregate Pool of Mortgage Loans
PERCENTAGE               and any Distribution Date, the percentage equivalent of
                         a fraction, the numerator of which is the aggregate
                         Class Principal Amount of the Subordinate Certificates immediately prior to that date, and the denominator of which is the Pool Balance for the Aggregate Pool and such Distribution Date.

APPLICABLE CREDIT        For each class of Subordinate Certificates and any
SUPPORT PERCENTAGE       Distribution Date, the sum of the Class Subordination
                         Percentage of that class and the aggregate Class
                         Subordination Percentage of all other classes of Subordinate Certificates having higher numerical class designations than that class.

APPORTIONED PRINCIPAL    With respect to any class of Subordinate Certificates
BALANCE                  for any Distribution Date, the Class Principal Amount
                         of that class immediately prior to that Distribution
                         Date multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount for that date and the denominator of which is the sum of the Pool
                         Subordinate Amounts (in the aggregate) for the Aggregate Pool.

ASSIGNMENT AGREEMENTS    The assignment, assumption and recognition agreements
                         each among the Depositor, the Seller, the related
                         Servicer and the Trustee, on behalf of the Issuing
                         Entity.

ASSUMED PURCHASE PRICE   With respect to each class of Interest-Only
                         Certificates, the purchase price for such class of Interest-Only Certificates set forth in the table below, in each case, expressed as a percentage of the related initial Class Notional Amount (not including accrued interest).

                         Class    Assumed Purchase Price*
                         ------   -----------------------
                         1-A-1S           0.545211
                         1-A-3S           0.741177
                         1-A-4F           2.218742
                         1-A-4S           1.109371
                         2-A-1S           0.605627
                         2-A-3F           1.371602
                         2-A-3S           0.685801
                         2-A-4F           2.637110
                         2-A-4S           1.318555
                         3-A-1S           0.644390
                         3-A-2S           0.346473
                         3-A-3F           3.054762
                         3-A-3S           1.527381
                         3-A-6F           1.373114
                         3-A-6S           0.686557
                         3-A-7F           3.862842
                         3-A-7S           1.931421

                         * Expressed as a percentage of the related initial notional amount..

AVAILABLE DISTRIBUTION   With respect to each Mortgage Pool and any Distribution
AMOUNT                   Date (as more fully described in the Pooling and
                         Servicing Agreement), generally, the sum of following amounts:

                              (1) all scheduled installments of interest (net of
                         the Servicing Fees) and principal collected on the related Mortgage Loans and due during the related Due Period, together with any Monthly Advances in respect thereof;

                              (2) Insurance Proceeds;

                              (3) (a) Liquidation Proceeds received during the
                         month preceding the month of such Distribution Date, including, with respect to any Pledged Asset Loans in such Mortgage Pool, all proceeds of the related Pledged Assets, to the extent payable and (b) any Subsequent Recoveries received during the month preceding the month of such Distribution Date with respect to the related Mortgage Loans;

                              (4) all partial or full prepayments of principal,
                         together with any accrued interest thereon on the related Mortgage Loans during the related Prepayment Period plus any amounts received from the Master Servicer or the Servicers in respect of Prepayment Interest Shortfalls on such Mortgage Loans; and

                              (5) amounts received with respect to such
                         Distribution Date as the purchase price or a price adjustment in respect of a Defective Mortgage Loan in such Mortgage Pool purchased or replaced by an Originator or the Seller as of such Distribution Date as a result of a breach of a representation or warranty or a document defect;

                              minus:

                              o with respect to the Mortgage Loans in that Mortgage Pool (or, if not related to the Mortgage Pool, that Mortgage Pool's pro rata share of), all charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee under the Pooling and Servicing Agreement or to the related Servicers under the applicable Servicing Agreements;

                              o in the case of paragraphs (2) through (5) above, any related unreimbursed expenses incurred in connection with a liquidation or foreclosure and any related unreimbursed Monthly Advances or servicing advances due to the Master Servicer or the Servicers;

                              o any related unreimbursed Monthly Advances or servicing advances determined to be nonrecoverable; and

                              o in the case of paragraphs (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

BANKRUPTCY LOSS          With respect to the Subordinate Certificates, an
COVERAGE AMOUNT          initial amount expected to be up to approximately
                         $100,000 as reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

BANKRUPTCY LOSSES        Realized Losses that are incurred as a result of Debt
                         Service Reductions and Deficient Valuations.

BENEFICIAL OWNER         A person acquiring an interest in a Book-Entry
                         Certificate.

BREAKEVEN SPEED          With respect to any class of Interest-Only
                         Certificates, the percentage of the applicable
                         Prepayment Assumption at which the yield to maturity of such class of Interest-Only Certificates would be 0%, assuming the Structuring Assumptions and the related
                         Assumed Purchase Price.

BOOK-ENTRY               Any class of Certificates issued, maintained and
CERTIFICATES             transferred on the book-entry records of DTC and its
                         Participants.

BUSINESS DAY             Any day other than (i) a Saturday or Sunday, or (ii) a
                         day on which banking institutions in the City of New
                         York, New York, the States of Maryland or Minnesota or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

CERTIFICATE              Any Class 1-A-1, Class 1-A-1M, Class 1-A-1S, Class
                         1-A-2, Class 1-A-3, Class 1-A-3M, Class 1-A-3S, Class
                         1-A-4, Class 1-A-4L, Class 1-A-4F, Class 1-A-4M, Class
                         1-A-4S, Class 1-A-5, Class 2-A-1, Class 2-A-1M, Class
                         2-A-1S, Class 2-A-2, Class 2-A-3, Class 2-A-3L, Class
                         2-A-3F, Class 2-A-3M, Class 2-A-3S, Class 2-A-4, Class
                         2-A-4L, Class 2-A-4F, Class 2-A-4M, Class 2-A-4S, Class
                         2-A-5, Class 3-A-1, Class 3-A-1M, Class 3-A-1S, Class
                         3-A-2, Class 3-A-2M, Class 3-A-2S, Class 3-A-3, Class
                         3-A-3L, Class 3-A-3F, Class 3-A-3M, Class 3-A-3S, Class
                         3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-6L, Class
                         3-A-6F, Class 3-A-6M, Class 3-A-6S, Class 3-A-7, Class
                         3-A-7L, Class 3-A-7F, Class 3-A-7M, Class 3-A-7S, Class
                         3-A-L1, Class 3-A-L2, Class 3-A-8, Class 4-A-1, Class
                         4-A-2, Class B-1, Class B-2, Class B-3, Class B-4,
                         Class B-5, Class B-6, Class P or Class A-R Certificate.

CERTIFICATE GROUP        Any of the Group 1 Certificates, the Group 2
                         Certificates, the Group 3 Certificates or the Group 4
                         Certificates.

CERTIFICATE INTEREST     The rate at which interest accrues on a class of
RATE                     Certificates, as set forth under "Description of the
                         Certificates--Certificate Interest Rates."

CERTIFICATE PRINCIPAL    For any Certificate, its principal amount as of the
AMOUNT                   Closing Date as reduced by all amounts previously
                         distributed on that Certificate in respect of principal and the principal portion of any Realized Losses
                         (including Excess Losses) previously allocated to that Certificate; provided, however, that the Certificate
                         Principal Amount of each class of Certificates to which Realized Losses have been allocated shall be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a Mortgage Pool distributed as principal to any related class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Amount of such class of Certificates. The Certificate Principal Amount of a
                         Subordinate Certificate may be additionally reduced by allocation of any Subordinate Certificate Writedown
                         Amounts to that Certificate.

CERTIFICATEHOLDER        The holder of a Certificate.

CHASE ORIGINATOR         The Mortgage Loans included in the Issuing Entity that
MORTGAGE LOANS           were originated or acquired by the Chase Originators.

CHASE ORIGINATORS        JPMCB together with CHF.

CHF                      Chase Home Finance LLC.

CLASS 1-A-1 COMPLEX      The Class 1-A-1, Class 1-A-1M and Class 1-A-1S
                         Certificates.

CLASS 1-A-3 COMPLEX      The Class 1-A-3, Class 1-A-3M and Class 1-A-3S
                         Certificates.

CLASS 1-A-4 COMPLEX      The Class 1-A-4, Class 1-A-4L, Class 1-A-4F, Class
                         1-A-4M and Class 1-A-4S Certificates.

CLASS 2-A-1 COMPLEX      The Class 2-A-1, Class 2-A-1M and Class 2-A-1S
                         Certificates.

CLASS 2-A-3 COMPLEX      The Class 2-A-3, Class 2-A-3L, Class 2-A-3F, Class
                         2-A-3M and Class 2-A-3S Certificates.

CLASS 2-A-4 COMPLEX      The Class 2-A-4, Class 2-A-4L, Class 2-A-4F, Class
                         2-A-4M and Class 2-A-4S Certificates.

CLASS 3-A-1 COMPLEX      The Class 3-A-1, Class 3-A-1M and Class 3-A-1S
                         Certificates.

CLASS 3-A-2 COMPLEX      The Class 3-A-2, Class 3-A-2M and Class 3-A-2S
                         Certificates.

CLASS 3-A-3 COMPLEX      The Class 3-A-3, Class 3-A-3L, Class 3-A-3F, Class
                         3-A-3M and Class 3-A-3S Certificates.

CLASS 3-A-6 COMPLEX      The Class 3-A-6, Class 3-A-6L, Class 3-A-6F, Class
                         3-A-6M and Class 3-A-6S Certificates.

CLASS 3-A-7 COMPLEX      The Class 3-A-7, Class 3-A-7L, Class 3-A-7F, Class
                         3-A-7M and Class 3-A-7S Certificates.

CLASS P RESERVE FUND     The separate account for the benefit of the holders of
                         the Class P Certificates, into which account the Depositor will deposit $100 on the Closing Date.

CLASS NOTIONAL AMOUNT    For each class of Interest-Only Certificates, the Class
                         Principal Amount of the Related P&I Certificates.

CLASS PRINCIPAL AMOUNT   For each class of Certificates, the aggregate
                         Certificate Principal Amounts of the Certificates of that class.

CLASS SUBORDINATION      For any Distribution Date and each class of Subordinate
PERCENTAGE               Certificates, a fraction (expressed as a percentage),
                         the numerator of which is the Class Principal Amount of that class immediately before that Distribution Date and the denominator of which is the aggregate Class
                         Principal Amount of all Certificates.

CLOSING DATE             On or about September 28, 2006.

CMMC                     Chase Manhattan Mortgage Corporation.

CODE                     The Internal Revenue Code of 1986, as amended.

CPB CPB represents CPR, with the additional assumption that each mortgage loan which reaches the end of its initial fixed rate period is prepaid in full on its first interest rate adjustment date.

CPR The constant prepayment rate, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

CREDIT SUPPORT           For the Senior Certificates, the date on which the
DEPLETION DATE           aggregate Class Principal Amount of the Subordinate
                         Certificates has been reduced to zero.

CURRENT INTEREST         For each class of Certificates on any Distribution
                         Date, the amount of interest accrued during the related
                         Accrual Period on the related Class Principal Amount or
                         Class Notional Amount immediately prior to that Distribution Date at the applicable Certificate
                         Interest Rate.

CUSTODIAL ACCOUNT        With respect to each Servicer, an account or accounts
                         for the collection of payments on the Mortgage Loans which will be separate from such Servicer's other assets.

CUSTODIAN                JPMorgan Chase Bank, National Association.

CUT-OFF DATE             September 1, 2006.

DEBT SERVICE REDUCTION   With respect to any mortgage loan, a reduction in its
                         scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States
                         Bankruptcy Code.

DEFICIENT VALUATION      A proceeding under the United States Bankruptcy Code
                         whereby the court may establish the value of the mortgaged property at an amount less than the related outstanding principal balance of the mortgage loan secured by the mortgaged property or may reduce the outstanding principal balance of a mortgage loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent that the outstanding principal balance of the mortgage loan exceeds the value assigned to the mortgage loan by the bankruptcy court.

DEFECTIVE MORTGAGE       Any Mortgage Loan as to which there exists deficient
LOAN                     documentation or as to which there has been an uncured
                         breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan.

DEFINITIVE CERTIFICATE   A Certificate held in physical form.

DELETED MORTGAGE LOAN    A Defective Mortgage Loan that has been removed from
                         the Issuing Entity and replaced with a Replacement
                         Mortgage Loan.

DEPOSITOR                J.P. Morgan Acceptance Corporation I.

DETERMINATION DATE       The determination date specified in the related
                         Servicing Agreement.

DISTRIBUTION ACCOUNT     An account established by the Securities Administrator
                         on or prior to the Closing Date, which will be maintained with the Securities Administrator in trust for the benefit of the Certificateholders.

DISTRIBUTION DATE        The 25th day of each month, or if such day is not a
                         Business Day, on the first Business Day thereafter commencing in October 2006.

DTC                      The Depository Trust Company.

DUE DATE For a Mortgage Loan, the date specified in the related Mortgage Note on which the monthly scheduled payment of interest and principal (or interest only during the applicable interest-only period, if any, following origination) is due, which is the first day of the calendar month in the case of the Mortgage Loans.

DUE PERIOD               With respect to a Mortgage Loan and any Distribution
                         Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

EFFECTIVE                A fraction, expressed as a percentage, the numerator of
LOAN-TO-VALUE RATIO      which is the original Stated Principal Balance of the
                         related Mortgage Loan, less the amount secured by the Pledged Assets required at the time of origination, if any, and the denominator of which is (a) in the case of a Mortgage Loan financing the acquisition of a Mortgaged Property, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the related
                         Originator at origination of such Mortgage Loan;
                         provided however, certain Mortgage Loans financing the acquisition of a Mortgaged property in New York will be based solely on the appraised value, or (b) in the case of a refinancing, the appraised value of the Mortgaged
                         Property at the time of such refinance.

ERISA The Employee Retirement Income Security Act of 1974, as amended.

EXCESS LOSSES            Special Hazard Losses in excess of the related Special
                         Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the related Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the related Fraud Loss
                         Coverage Amount.

EXCHANGEABLE             The Class 1-A-1, Class 1-A-1M, Class 1-A-1S, Class
CERTIFICATES             1-A-3M, Class 1-A-3S, Class 1-A-4L, Class 1-A-4F, Class
                         1-A-4M, Class 1-A-4S, Class 2-A-1, Class 2-A-1M, Class
                         2-A-1S, Class 2-A-3L, Class 2-A-3F, Class 2-A-3M, Class
                         2-A-3S, Class 2-A-4L, Class 2-A-4F, Class 2-A-4M, Class
                         2-A-4S, Class 3-A-1, Class 3-A-1M, Class 3-A-1S, Class
                         3-A-2, Class 3-A-2M, Class 3-A-2S, Class 3-A-3, Class
                         3-A-3L, Class 3-A-3F, Class 3-A-3M, Class 3-A-3S, Class
                         3-A-5, Class 3-A-6, Class 3-A-6L, Class 3-A-6F, Class
                         3-A-6M, Class 3-A-6S, Class 3-A-7L, Class 3-A-7F, Class
                         3-A-7M and Class 3-A-7S Certificates.

EXEMPTION                An administrative prohibited transaction exemption
                         granted to the Underwriter by the U.S. Department of Labor, which permits the acquisition, holding and sale by Plans of the Certificates.

EXPECTED FINAL           For each Class of Certificates, the date set forth for
DISTRIBUTION DATE        such Class in the table on page S-3.

FINAL SCHEDULED          For each Class of Certificates, the date set forth for
DISTRIBUTION DATE        such Class in the table on page S-3.

FINANCIAL INTERMEDIARY   A brokerage firm, bank, thrift institution or other
                         financial intermediary that maintains a Beneficial
                         Owner's account.

FITCH                    Fitch, Inc.

FRAUD LOSS COVERAGE      With respect to the Subordinate Certificates, an
AMOUNT                   initial amount expected to be up to approximately
                         $27,466,593, as reduced on the fifth anniversary of the Cut-off Date to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (x) 2.00%, in the case of the first anniversary, and 1.00%, in the case of the second, third and fourth anniversaries, of the then current Pool Balance of the Aggregate Pool and (y) the excess of the related Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date (or, in the case of the first anniversary, the Cut-off Date), over the cumulative amount of Fraud Losses allocated to the related Certificates since the preceding anniversary.

FRAUD LOSSES             Realized Losses by reason of a default arising from
                         fraud, dishonesty or misrepresentation.

GROUP 1 CERTIFICATES     The Class 1-A-1, Class 1-A-1M, Class 1-A-1S, Class
                         1-A-2, Class 1-A-3, Class 1-A-3M, Class 1-A-3S, Class
                         1-A-4, Class 1-A-4L, Class 1-A-4F, Class 1-A-4M, Class
                         1-A-4S, Class 1-A-5 and Class A-R Certificates.

GROUP 2 CERTIFICATES     The Class 2-A-1, Class 2-A-1M, Class 2-A-1S, Class
                         2-A-2, Class 2-A-3, Class 2-A-3L, Class 2-A-3F, Class
                         2-A-3M, Class 2-A-3S, Class 2-A-4, Class 2-A-4L, Class
                         2-A-4F, Class 2-A-4M, Class 2-A-4S and Class 2-A-5
                         Certificates.

GROUP 3 CERTIFICATES     The Class 3-A-1, Class 3-A-1M, Class 3-A-1S, Class
                         3-A-2, Class 3-A-2M, Class 3-A-2S, Class 3-A-3, Class
                         3-A-3L, Class 3-A-3F, Class 3-A-3M, Class 3-A-3S, Class
                         3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-6L, Class
                         3-A-6F, Class 3-A-6M, Class 3-A-6S, Class 3-A-7, Class
                         3-A-7L, Class 3-A-7F, Class 3-A-7M, Class 3-A-7S, Class
                         3-A-L1, Class 3-A-L2 and Class 3-A-8 Certificates.

GROUP 4 CERTIFICATES     The Class 4-A-1 and Class 4-A-2 Certificates.

INSURANCE PROCEEDS       Collectively, all proceeds of any primary mortgage
                         guaranty insurance policies or any other insurance policies with respect to the related Mortgage Loans, to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with the Servicer's normal servicing procedures.

INTEREST DISTRIBUTION    With respect to each class of Certificates and any
AMOUNT                   Distribution Date, the Current Interest for that class
                         on that Distribution Date as reduced by such class' share of Net Interest Shortfalls.

INTEREST-ONLY            The Class 1-A-1S, Class 1-A-3S, Class 1-A-4F, Class
CERTIFICATES             1-A-4S, Class 2-A-1S, Class 2-A-3F, Class 2-A-3S, Class
                         2-A-4F, Class 2-A-4S, Class 3-A-1S, Class 3-A-2S, Class
                         3-A-3F, Class 3-A-3S, Class 3-A-6F, Class 3-A-6S, Class
                         3-A-7F and Class 3-A-7S Certificates.

INTEREST SHORTFALL       With respect to any class of Certificates and any
                         Distribution Date, (i) the amount by which the Interest
                         Distribution Amount for such class on all prior
                         Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution
                         Dates.

INTEREST TRANSFER        With respect to any Undercollateralized Group and any
AMOUNT                   Distribution Date, one month's interest on the
                         applicable Principal Transfer Amount at the related
                         Mortgage Pool's Net WAC, plus any shortfall of interest on the Senior Certificates of the Undercollateralized
                         Group from prior Distribution Dates.

ISSUING ENTITY           J.P. Morgan Mortgage Trust 2006-A6

JPMAC                    J.P. Morgan Mortgage Acquisition Corp.

JPMCB                    JPMorgan Chase Bank, National Association.

JPMCB SERVICING          The servicing agreements related to all of the Mortgage
AGREEMENT                Loans serviced by JPMCB among JPMCB, the Seller and
                         CHF.

LIMITED PURPOSE SURETY   A limited purpose surety bond issued to PHH Mortgage by
BOND                     Ambac Assurance Corporation intended to guarantee the
                         receipt by the Issuing Entity of certain shortfalls in the net proceeds realized from the liquidation of any required Pledged Assets related to the PHH Mortgage
                         Loans (such amount not to exceed 30% of the original principal amount of the related Pledged Asset Loan) to the extent that any such shortfall results in a loss of principal as a Pledged Asset Loan related to PHH
                         Mortgage Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety
                         Bond.

LIQUIDATED MORTGAGE      Generally, a defaulted Mortgage Loan as to which the
LOAN                     Mortgage Loan or related REO Property has been disposed
                         of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the related
                         Servicer.

LIQUIDATION PROCEEDS     All amounts received and retained in connection with
                         the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, including, with respect to any Pledged Asset Loans, all proceeds of the related
                         Pledged Assets, to the extent payable.

LOAN-TO-VALUE RATIO      For a Mortgage Loan at any given time, a fraction,
                         expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a Mortgage Loan financing the acquisition of a Mortgaged Property, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the related Originator at origination of such Mortgage
                         Loan; provided however, certain Mortgage Loans financing the acquisition of a Mortgaged Property in New York will be based solely on the appraised value, or (b) in the case of a refinancing, the appraised value of the Mortgaged Property at the time of such refinance.

MASTER SERVICER          Wells Fargo Bank, N.A.

MASTER SERVICING FEE     An amount equal to 1/12th of the product of (1) the
                         principal balance of the Mortgage Loans as of the first day of the related Due Period and (2) the Master
                         Servicing Fee Rate with respect to the Mortgage Loans.
                         The Master Servicer also may be entitled to a portion of the investment earnings on amounts on deposit in the Distribution Account.

MASTER SERVICING FEE     With respect to the Mortgage Loans, a per annum rate
RATE                     equal to 0.0085%.

MONTHLY ADVANCE          With respect to any Mortgage Loan for which a Scheduled
                         Payment due on a Due Date is not received by the related Determination Date, an amount equal to the scheduled payment of interest at the related Mortgage
                         Rate (less the applicable Servicing Fee Rate) and scheduled principal payment on that Mortgage Loan, to the extent provided in the Pooling and the Servicing
                         Agreement and the related Servicing Agreement.

MOODY'S                  Moody's Investors Service, Inc.

MORTGAGE The original instrument creating a first lien on a Mortgaged Property securing a Mortgage Loan.

MORTGAGE FILE            The Mortgage Note, the Mortgage with evidence of
                         recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the Mortgage and any modifications to such Mortgage Note and Mortgage
                         (except for any such documents other than Mortgage
                         Notes not available on the Closing Date, which will be delivered to the Trustee or the Custodian as soon as the same is available to the Depositor).

MORTGAGE LOANS           The conventional, adjustable rate mortgage loans
                         secured by first liens on the Mortgaged Properties included in the Aggregate Pool in the Issuing Entity as of the Closing Date.

MORTGAGE NOTE            The original promissory note (and any modification or
                         amendment thereto) endorsed in blank without recourse relating to a Mortgage Loan.

MORTGAGE POOL            Any of Pool 1, Pool 2, Pool 3 or Pool 4.

MORTGAGE RATE            With respect to any Mortgage Loan, the annual rate of
                         interest borne by the related Mortgage Note from time to time, as of the related Due Date.

MORTGAGED PROPERTY       A one-to four-family residential property securing a
                         Mortgage Loan, including, but not limited to, single family residences, two- to four-family residences, three-to four family residences, condominiums, cooperative units and planned unit developments.

NET INTEREST SHORTFALL   With respect to any Distribution Date and any Mortgage
                         Pool, an amount equal to the sum of:

                              o any Net Prepayment Interest Shortfalls for that Mortgage Pool and Distribution Date; and

                              o    Relief Act Reductions and the amount of
                                   interest that would otherwise have been
                                   received with respect to any Mortgage Loan in that Mortgage Pool as a result of a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the related Subordinate Certificates for those types of losses.

NET MORTGAGE RATE        As to any Mortgage Loan and any Distribution Date, the
                         excess of the Mortgage Rate over the sum of applicable
                         Servicing Fee Rate, the Master Servicing Fee Rate and the rate at which any lender paid mortgage guaranty insurance premium accrues, if applicable.

NET PREPAYMENT           With respect to a Mortgage Pool and any Distribution
INTEREST SHORTFALLS      Date, the amount by which a Prepayment Interest
                         Shortfall for the related Prepayment Period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Servicing Agreement, to cover such shortfall for such Due Period.

NET WAC For the Mortgage Loans (or any group of Mortgage Loans) for each Distribution Date, the weighted average of the Net Mortgage Rates of the related Mortgage Loans, as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.

OFFERED CERTIFICATES     Collectively, the Senior Certificates and the Class
                         B-1, Class B-2 and Class B-3 Certificates.

ORIGINATORS              Collectively, PHH Mortgage, Countrywide Home Loans,
                         Inc. and the Chase Originators and each other entity that sold Mortgage Loans to the Seller that were subsequently sold by the Seller to the Depositor and by the Depositor to the Issuing Entity.

OVERCOLLATERALIZED       When there is an Undercollateralized Group in the
GROUP                    Aggregate Pool, any Certificate Group in the Aggregate
                         Pool that is not an Undercollateralized Group.

PAR VALUE                In connection with the optional purchase of the
                         Aggregate Pool, the amount calculated pursuant to subclause (a) under "Description of Certificates -
                         Optional Clean-up Call."

PARTICIPANT              A participating firm that acts as agent for a Financial
                         Intermediary.

PERCENTAGE INTEREST      For a Certificate, either (x) a fraction, expressed as
                         a percentage, the numerator of which is that Certificate's Certificate Principal Amount and the denominator of which is the applicable Class Principal
                         Amount, or (y) the percentage stated on the face of that Certificate.

PHH MORTGAGE             PHH Mortgage Corporation.

PHH MORTGAGE LOANS       The Mortgage Loans included in the Issuing Entity that
                         were originated or acquired by PHH Mortgage.

PLANS Certain employee benefit plans and other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested.

PLEDGED ASSETS           The additional collateral, usually securities, securing
                         a PHH Mortgage Loan (or a Mortgage Loan originated or acquired by certain other originators) that has an original Loan-to-Value Ratio in excess of 80.01% and is not covered by a primary mortgage insurance policy.

PLEDGED ASSET LOAN       A PHH Mortgage Loan (or a Mortgage Loan originated or
                         acquired by certain other Originators) secured by Pledged Assets.

POOL 1                   The Mortgage Pool consisting of the Pool 1 Mortgage
                         Loans.

POOL 1 MORTGAGE LOANS    The Mortgage Loans included in Pool 1.

POOL 1 NET WAC           As of any Distribution Date, the weighted average of
                         the Net Mortgage Rates of the Mortgage Loans in Pool 1 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal
                         Balances as of that date.

POOL 1 SUBORDINATE       For any Distribution Date, the excess of the Stated
AMOUNT                   Principal Balance of the Pool 1 Mortgage Loans as of
                         the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal
                         Amounts of the Group 1 Certificates immediately before such Distribution Date.

POOL 2                   The Mortgage Pool consisting of the Pool 2 Mortgage
                         Loans.

POOL 2 MORTGAGE LOANS    The Mortgage Loans included in Pool 2.

POOL 2 NET WAC           As of any Distribution Date, the weighted average of
                         the Net Mortgage Rates of the Mortgage Loans in Pool 2 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal
                         Balances as of that date.

POOL 2 SUBORDINATE       For any Distribution Date, the excess of the Stated
AMOUNT                   Principal Balance of the Pool 2 Mortgage Loans as of
                         the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal
                         Amounts of the Group 2 Certificates immediately before such Distribution Date.

POOL 3                   The Mortgage Pool consisting of the Pool 3 Mortgage
                         Loans.

POOL 3 MORTGAGE LOANS    The Mortgage Loans included in Pool 3.

POOL 3 NET WAC           As of any Distribution Date, the weighted average of
                         the Net Mortgage Rates of the Mortgage Loans in Pool 3 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal
                         Balances as of that date.

POOL 3 SUBORDINATE       For any Distribution Date, the excess of the Stated
AMOUNT                   Principal Balance of the Pool 3 Mortgage Loans as of
                         the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal
                         Amounts of the Group 3 Certificates immediately before such Distribution Date.

POOL 4                   The Mortgage Pool consisting of the Pool 4 Mortgage
                         Loans.

POOL 4 MORTGAGE LOANS    The Mortgage Loans included in Pool 4.

POOL 4 NET WAC           As of any Distribution Date, the weighted average of
                         the Net Mortgage Rates of the Mortgage Loans in Pool 4 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal
                         Balances as of that date.

POOL 4 SUBORDINATE       For any Distribution Date, the excess of the Stated
AMOUNT                   Principal Balance of the Pool 4 Mortgage Loans as of
                         the first day of the month preceding the month of that Distribution Date over the Class Principal Amounts of the Group 4 Certificates immediately before such Distribution Date.

POOL BALANCE             For the Aggregate Pool or any Mortgage Pool, as
                         applicable, on any Distribution Date, the aggregate of the Stated Principal Balances of all the Mortgage Loans in the Aggregate Pool or such Mortgage Pool, as applicable, outstanding on the Due Date of the month preceding the month of that Distribution Date.

POOL SUBORDINATE         Any of the Pool 1 Subordinate Amount, Pool 2
AMOUNT                   Subordinate Amount, Pool 3 Subordinate Amount or Pool 4
                         Subordinate Amount.

POOLING AND SERVICING    The pooling and servicing agreement dated as of
AGREEMENT                September 1, 2006, among the Depositor, the Master
                         Servicer, the Securities Administrator and the Trustee.

PREPAYMENT ASSUMPTION    CPB.

PREPAYMENT INTEREST      With respect to a Mortgage Loan as to which a voluntary
SHORTFALL                prepayment has been made, the amount by which one
                         month's interest at the applicable Net Mortgage Rate on that Mortgage Loan exceeds the amount of interest actually received in connection with such prepayment.

PREPAYMENT PERIOD        The calendar month immediately preceding the
                         Distribution Date.

PRINCIPAL TRANSFER       With respect to any Distribution Date and any
AMOUNT                   Undercollateralized Group, the excess of the aggregate
                         Class Principal Amount of the Senior Certificates related to that Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage
                         Loans in the related Mortgage Pool.

PRIVATELY-OFFERED        The Class B-4, Class B-5, Class B-6 and Class P
CERTIFICATES             Certificates.

PTCE                     Prohibited Transaction Class Exemption.

PURCHASE AND SERVICING   The underlying mortgage loan purchase and servicing
AGREEMENTS               agreements with respect to the Mortgage Loans
                         originally entered into between the Seller and the related Originator.

RATING AGENCIES          Fitch and Moody's.

REALIZED LOSS            With respect to a Liquidated Mortgage Loan, the amount
                         by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan. With respect to a Mortgage Loan subject to a Deficient Valuation, the excess of the principal balance of that Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in a Deficient Valuation. With respect to a Mortgage Loan subject to a Debt Service
                         Reduction, the present value of all monthly Debt
                         Service Reductions, discounted monthly at the applicable Mortgage Rate.

RECONSTITUTION           Any agreement, other than an Assignment Agreement,
AGREEMENT                pursuant to which an Originator represents that the
                         representations and warranties relating to the origination of the related Mortgage Loans are true and correct as of the Closing Date.

RELATED P&I              With respect to the Class 1-A-1S Certificates, the
CERTIFICATES             Class 1-A-1M Certificates. With respect to the Class
                         1-A-3S Certificates, the Class 1-A-3M Certificates.
                         With respect to the Class 1-A-4F Certificates, the Class 1-A-4L Certificates. With respect to the Class
                         1-A-4S Certificates, the Class 1-A-4M Certificates.
                         With respect to the Class 2-A-1S Certificates, the Class 2-A-1M Certificates. With respect to the Class
                         2-A-3F Certificates, the Class 2-A-3L Certificates.
                         With respect to the Class 2-A-3S Certificates, the Class 2-A-3M Certificates. With respect to the Class
                         2-A-4F Certificates, the Class 2-A-4L Certificates.
                         With respect to the Class 2-A-4S Certificates, the Class 2-A-4M Certificates. With respect to the Class
                         3-A-1S Certificates, the Class 3-A-1M Certificates.
                         With respect to the Class 3-A-2S Certificates, the Class 3-A-2M Certificates. With respect to the Class
                         3-A-3F Certificates, the Class 3-A-3L Certificates.
                         With respect to the Class 3-A-3S Certificates, the Class 3-A-3M Certificates. With respect to the Class
                         3-A-6F Certificates, the Class 3-A-6L Certificates.
                         With respect to the Class 3-A-6S Certificates, the Class 3-A-6M Certificates. With respect to the Class
                         3-A-7F Certificates, the Class 3-A-7L Certificates.
                         With respect to the Class 3-A-7S Certificates, the Class 3-A-7M Certificates.

RELIEF ACT               The Servicemembers Civil Relief Act or any similar
                         state law.

RELIEF ACT REDUCTIONS    The amount of interest that would otherwise have been
                         received with respect to any Mortgage Loan in such Mortgage Pool which was subject to a reduction in the amount of interest collectible as a result of application of a Relief Act.

RECORD DATE              With respect to any Distribution Date, the last
                         Business Day of the month preceding the month of that Distribution Date.

REGULAR CERTIFICATES     The Offered Certificates, other than the Class A-R
                         Certificate and the Exchangeable Certificates.

REMIC CERTIFICATES       The Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 2-A-2,
                         Class 2-A-3, Class 2-A-4, Class 3-A-4, Class 3-A-7,
                         Class 3-A-L1 and Class 3-A-L2 Certificates.

REMIC COMBINATIONS       Any of the REMIC Combinations set forth in Annex C
                         "Permitted Exchangeable Certificate Combinations."

REPLACEMENT MORTGAGE     One or more mortgage loans with similar characteristics
LOAN                     to a Deleted Mortgage Loan which is placed in the
                         Issuing Entity to replace a Deleted Mortgage Loan.

RULES The rules, regulations and procedures creating and affecting DTC and its operations.

S&P Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

SCHEDULED PAYMENT        With respect to a Mortgage Loan, the scheduled monthly
                         payment on a Mortgage Loan on any Due Date allocable to principal or interest which, unless otherwise specified in the related Purchase and Servicing Agreement, will give effect to any related Debt Service Reduction and any related Deficient Valuation that is ordered by a court in bankruptcy and that has the effect of reducing the monthly payment due on such Mortgage Loan.

SEC                      The Securities and Exchange Commission.

SECURITIES               Wells Fargo Bank, N.A.
ADMINISTRATOR

SELLER                   J.P. Morgan Mortgage Acquisition Corp.

SENIOR CERTIFICATES      The Group 1, Group 2, Group 3 and Group 4 Certificates.

SENIOR PERCENTAGE        For each Distribution Date and each Mortgage Pool, the
                         percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the class or classes of Senior Certificates of the related
                         Certificate Group immediately prior to such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of all Mortgage
                         Loans in the related Mortgage Pool and for such Distribution Date; provided, however, that solely with respect to the Senior Certificates, on any Distribution
                         Date after the third Senior Termination Date has occurred, the Senior Percentage of the remaining Senior
                         Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amount of such remaining classes of Senior Certificates immediately prior to such date and the denominator of which is the aggregate Class
                         Principal Amount of all the Senior Certificates and the Subordinate Certificates, immediately prior to such date.

SENIOR PREPAYMENT        With respect to any Mortgage Pool and any Distribution
PERCENTAGE               Date:

                         o    occurring before October 2013, 100%;

                         o occurring in or after October 2013 but before October 2014, the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;

                         o occurring in or after October 2014 but before October 2015, the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;

                         o occurring in or after October 2015 but before October 2016, the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;

                         o occurring in or after October 2016 but before October 2017, the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; or

                         o occurring in October 2017 or thereafter, the related Senior Percentage for that date.

                         Notwithstanding the foregoing: (i) no decrease in the Senior Prepayment Percentage for any Mortgage Pool will occur as described above unless the Step-Down Test is satisfied with respect to each Mortgage Pool on such Distribution Date, (ii) if, on any Distribution Date, the Senior Percentage for a Mortgage Pool exceeds the related Senior Percentage on the Closing Date, in which case the Senior Prepayment Percentage for all Mortgage Pools for that Distribution Date will equal 100%, (iii) if the Two Times Test is met on any Distribution Date on or prior to the Distribution Date in September 2009, in which case the Senior Prepayment Percentage for each Mortgage Pool will equal the related Senior Percentage plus 50% of the related Subordinate Percentage for such Distribution Date, (iv) if the Two Times Test is met on any Distribution Date on or after the Distribution Date in October 2009, in which case the Senior Prepayment Percentage for each Mortgage Pool will equal the related Senior Percentage for such Distribution Date and (v) if on any Distribution Date the allocation to the related Senior Certificates then entitled to distributions of principal of related full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates below zero, the distribution to the class or classes of Certificates of the related Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

SENIOR PRINCIPAL         For a Certificate Group and for each Distribution Date,
DISTRIBUTION AMOUNT      the sum of:

                              (1) the product of (a) the related Senior
                         Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

                              (2) the product of (a) the related Senior
                         Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period; (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loans received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; (iii) the principal portion of the purchase price of each Mortgage Loan purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement or Reconstitution Agreement or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation and warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to the related Prepayment Period; and (iv) in connection with the optional purchase of an Aggregate Pool, the principal portion of the purchase price allocable to the Mortgage Loans in the related Mortgage Pool up to the principal portion of the Par Value allocable to the Mortgage Loans in the related Mortgage Pool;

                              (3) with respect to unscheduled recoveries
                         allocable to principal of any Mortgage Loan in the related Mortgage Pool that was fully liquidated during the related Prepayment Period, the lesser of (a) the related Senior Prepayment Percentage of the net Liquidation Proceeds allocable to principal and (b) the product of (i) the related Senior Percentage for that date and (ii) the related remaining Stated Principal Balance of the related Mortgage Loan at the time of liquidation; and

                              (4) any amounts described in clauses (1) through
                         (3) above that remain unpaid with respect to the Certificate Group from prior Distribution Dates.

                         With respect to the Senior Certificates, on any Distribution Date after the third Senior Termination Date has occurred, the Senior Principal Distribution Amount for the remaining Senior Certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the Aggregate Pool, as opposed to the Mortgage Loans in the related Mortgage Pool.

SENIOR TERMINATION       The date on which the aggregate Class Principal Amount
DATE                     of the Senior Certificates related to a Mortgage Pool
                         is reduced to zero.

SERVICER Countrywide Home Loans Servicing LP, JPMCB, PHH Mortgage or any other entity that has primary servicing responsibility for the Mortgage Loans.

SERVICER REMITTANCE      The 18th day of each month (or, if the 18th is not a
DATE                     Business Day, on the immediately preceding Business
                         Day).

SERVICING AGREEMENTS     Collectively, the Purchase and Servicing Agreements, as
                         may be modified by the related Assignment Agreement, and the JPMCB Servicing Agreement.

SERVICING FEE            With respect to each Servicer and each Mortgage Loan
                         serviced by it, an amount equal to 1/12th of the product of (1) the principal balance of such Mortgage
                         Loans as of the first day of the related Due Period and
                         (2) the Servicing Fee Rate with respect to such Mortgage Loan.

SERVICING FEE RATE       As of the Cut-off Date: (i) with respect to the
                         Mortgage Loans in Pool 1, a weighted average per annum rate of 0.272%, (ii) with respect to the Mortgage Loans in Pool 2, a weighted average per annum rate of 0.256%,
                         (iii) with respect to the Mortgage Loans in Pool 3, a weighted average per annum rate of 0.254% and (iv) with respect to the Mortgage Loans in Pool 4, a weighted average per annum rate of 0.250%. With respect to approximately 40.65% of the Pool 1 Mortgage Loans, the
                         Servicing Fee Rate will increase by 0.125%, per annum on the first adjustment date for such Mortgage Loan.
                         With respect to approximately 6.83% of the Pool 2
                         Mortgage Loans, the Servicing Fee Rate will increase by
                         0.125%, per annum on the first adjustment date for such Mortgage Loan. The Servicing Fee Rate will not change with respect to the Pool 3 or Pool 4 Mortgage Loans.

SIX-MONTH LIBOR          The London Interbank offered rate for six-month U.S.
                         dollar deposits as listed under "Money Rates" in The
                         Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date.

SMMEA                    The Secondary Mortgage Market Enhancement Act of 1984.

SPECIAL HAZARD LOSS      With respect to the Subordinate Certificates, an
COVERAGE AMOUNT          initial amount expected to be up to approximately
                         $9,155,529.84 as reduced, from time to time, by amount equal to on any Distribution Date to the lesser of:

                         o the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses incurred since the Closing Date, or

                         o    the greatest of

                              o 1% of the aggregate of the principal balances of the Mortgage Loans,

                              o twice the principal balance of the largest Mortgage Loan and

                              o    the aggregate principal balances of the
                                   Mortgage Loans secured by Mortgaged
                                   Properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

                         All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

SPECIAL HAZARD LOSSES    Realized Losses in respect of Special Hazard Mortgage
                         Loans.

SPECIAL HAZARD           A Liquidated Mortgage Loan as to which the ability to
MORTGAGE LOAN            recover the full amount due thereunder was
                         substantially impaired by a hazard not insured against under a standard hazard insurance policy.

SPONSOR                  JPMAC.

STATED PRINCIPAL         For a Mortgage Loan at any Due Date, the unpaid
BALANCE                  principal balance of such Mortgage Loan as of such Due
                         Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous principal prepayments and Liquidation
                         Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related mortgagor.

STEP-DOWN TEST           As to any Distribution Date, the Step-Down Test will be
                         satisfied if both of the following conditions are met:

                         o first, the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, REO property or bankruptcy status), averaged over the preceding six-month period, as a percentage of (i) if such date is on or prior to the third Senior Termination Date, the related Pool Subordinate Amount, or (ii) if such date is after such Senior Termination Date, the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and

                         o second, cumulative Realized Losses on the Mortgage Loans do not exceed:

                              o for each Distribution Date occurring in the period from October 2013 to September 2014, 30% of the original related Pool Subordinate Amount;

                              o for each Distribution Date occurring in the period from October 2014 to September 2015, 35% of the original related Pool Subordinate Amount;

                              o for each Distribution Date occurring in the period from October 2015 to September 2016, 40% of the original related Pool Subordinate Amount;

                              o for each Distribution Date occurring in the period from October 2016 to September 2017, 45% of the original related Pool Subordinate Amount; and

                              o for the Distribution Date in October 2017 and thereafter, 50% of the original related Pool Subordinate Amount.

SUBORDINATE              The amount, if any, by which the aggregate Class
CERTIFICATE              Principal Amount of all the Certificates on any
WRITEDOWN                Distribution Date (after giving effect to distributions
AMOUNT                   of principal and allocation of Realized Losses on that
                         date) exceeds the Pool Balance for the Aggregate Pool for the following Distribution Date.

SUBORDINATE CLASS        For each class of Subordinate Certificates and for each
PERCENTAGE               Distribution Date, the percentage obtained by dividing
                         the Class Principal Amount of such class immediately prior to such Distribution Date by the aggregate Class
                         Principal Amount of all classes of Subordinate
                         Certificates immediately prior to such date.

SUBORDINATE              The Class B-1, Class B-2, Class B-3, Class B-4, Class
CERTIFICATES OR          B-5 and Class B-6 Certificates.
SUBORDINATE CLASSES

SUBORDINATE NET WAC      As of any Distribution Date, the weighted average of
                         the Pool 1 Net WAC, Pool 2 Net WAC, Pool 3 Net WAC and
                         Pool 4 Net WAC, in each case weighted on the basis of the Pool Subordinate Amounts for Pool 1, Pool 2, Pool 3 and Pool 4, respectively, for such Distribution Date.

SUBORDINATE PERCENTAGE   With respect to each Mortgage Pool and any Distribution
                         Date, the difference between 100% and the related
                         Senior Percentage for such Mortgage Pool on such Distribution Date; provided, however, on any Distribution Date after the occurrence of the third
                         Senior Termination Date, the Subordinate Percentage will represent the entire interest of the Subordinate
                         Certificates in the Mortgage Loans and will be equal to the difference between the 100% and the Senior
                         Percentage related to all the Mortgage Loans for such Distribution Date.

SUBORDINATE PREPAYMENT   For any Distribution Date and for any Mortgage Pool,
PERCENTAGE               the difference between 100% and the related Senior
                         Prepayment Percentage for such Distribution Date.

SUBORDINATE PRINCIPAL    The aggregate of the amount calculated for each
DISTRIBUTION AMOUNT      Mortgage Pool for each Distribution Date, equal to the
                         sum of:

                                        (1) the product of (a) the related
                              Subordinate Percentage and (b) the principal portion of each related Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

                                        (2) the product of (a) the related
                              Subordinate Prepayment Percentage and (b) the sum of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans in the related Mortgage Pool received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; (iii) the principal portion of the purchase price of each Mortgage Loan in the related Mortgage Pool that was purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement, Reconstitution Agreement or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation or warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to such Distribution Date; and
                              (iv) in connection with the
                              optional purchase of an Aggregate Pool, the principal portion of the purchase price allocable to the Mortgage Loans in the related Mortgage Pool up to the principal portion of the Par Value allocable to the Mortgage Loans in the related Mortgage Pool;

                                        (3) with respect to unscheduled
                              recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount for that Mortgage Pool; and

                                        (4) any amounts described in clauses (1)
                              through (3) for any previous Distribution Date that remain unpaid;

                                        Minus the sum of:

                                        (A) if the aggregate Class Principal
                              Amount of any Certificate Group has been reduced to zero, principal paid from the Available Distribution Amount from the related Mortgage Pool to the remaining Certificate Groups as described under "--Limited Cross-Collateralization Among the Mortgage Pools"; and

                                        (B) the amounts paid from the Available
                              Distribution Amount for an Overcollateralized Group to the Senior Certificates of a related Undercollateralized Group, as described under "--Limited Cross-Collateralization Among the Mortgage Pools."

                         On any Distribution Date after the occurrence of the third Senior Termination Date, the Subordinate Principal Distribution Amount will not be calculated with respect to a related Mortgage Pool, but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the Subordinate Certificates for such Distribution Date with respect to all of the Mortgage Loans as opposed to the Mortgage Loans in the related Mortgage Pool only.

SUBSEQUENT RECOVERIES    Unexpected recoveries, net of reimbursable expenses,
                         with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

TOTAL TRANSFER AMOUNT    An amount equal to the sum of the Interest Transfer
                         Amount and the Principal Transfer Amount for the Undercollateralized Group.

TRANSFER PAYMENTS        Collectively, the Interest Transfer Amount and
                         Principal Transfer Amount.

TRUSTEE                  U.S. Bank National Association.

TWO TIMES TEST           The Two Times Test will be met with respect to each
                         Mortgage Pool if (x) on or prior to the Distribution
                         Date in September 2009, (i) the Subordinate Percentage for the Subordinate Certificates is at least two times the Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of "Step-Down Test" is satisfied with respect to each Mortgage Pool and (iii) cumulative
                         Realized Losses with respect to the Mortgage Loans do not exceed 20% of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date or (y) on or after the Distribution Date in October
                         2009, (i) the Subordinate Percentage for the
                         Subordinate Certificates is at least two times such Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of "Step-Down Test" is satisfied with respect to each Mortgage Pool and (iii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed 30% of the aggregate Class Principal Amount of the Subordinate
                         Certificates as of the Closing Date.

UNDERCOLLATERALIZED      Any Certificate Group in which the aggregate Class
GROUP                    Principal Amount of the related class or classes of
                         Certificates is greater than the aggregate Stated
                         Principal Balance of the Mortgage Loans in the related
                         Mortgage Pool.

UNDERWRITER              J.P. Morgan Securities Inc.

UPPER-TIER REMIC         The upper-tier REMIC created pursuant to the Pooling
                         and Servicing Agreement.

WELLS FARGO BANK         Wells Fargo Bank, N.A.

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

                                    ANNEX A:
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

          The following tables set forth certain information, as of the Cut-off Date, as to the Aggregate Pool, Pool 1, Pool 2, Pool 3 and Pool 4 Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Aggregate Pool, Pool 1, Pool 2, Pool 3 and Pool 4 Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

                     AGGREGATE POOL MORTGAGE LOAN STATISTICS

            CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                                     AGGREGATE
                                 NUMBER OF                          PRINCIPAL
 RANGE OF CUT-OFF DATE STATED    MORTGAGE    AGGREGATE PRINCIPAL     BALANCE
     PRINCIPAL BALANCES ($)        LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
  0.01 - 100,000.00 ..........        25       $  2,071,105.82          0.23%
  100,000.01 - 200,000.00 ....       235         36,737,300.95          4.01
  200,000.01 - 300,000.00 ....       198         49,854,536.35          5.45
  300,000.01 - 400,000.00 ....       182         63,720,223.08          6.96
  400,000.01 - 500,000.00 ....       310        141,505,665.18         15.46
  500,000.01 - 600,000.00 ....       276        152,274,264.82         16.63
  600,000.01 - 700,000.00 ....       184        119,596,111.98         13.06
  700,000.01 - 800,000.00 ....        87         65,309,815.84          7.13
  800,000.01 - 900,000.00 ....        57         48,779,609.74          5.33
  900,000.01 - 1,000,000.00 ..        62         60,216,758.59          6.58
1,000,000.01 - 1,100,000.00 ..        29         31,246,686.11          3.41
1,100,000.01 - 1,200,000.00 ..        13         15,186,548.21          1.66
1,200,000.01 - 1,300,000.00 ..        16         19,954,778.27          2.18
1,300,000.01 - 1,400,000.00 ..         9         12,404,092.93          1.35
1,400,000.01 - 1,500,000.00 ..        16         23,334,492.74          2.55
1,500,000.01 - 2,000,000.00 ..        28         51,196,724.62          5.59
2,000,000.01 - 2,500,000.00 ..         6         13,601,769.39          1.49
2,500,000.01 - 3,000,000.00 ..         3          8,562,499.67          0.94
                                   -----       ---------------        ------
TOTAL ........................     1,736       $915,552,984.29        100.00%
                                   =====       ===============        ======

----------
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in the Aggregate Pool is expected to be approximately $527,392.

                   CURRENT MORTGAGE RATES(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                                     AGGREGATE
                                 NUMBER OF                           PRINCIPAL
       RANGE OF CURRENT           MORTGAGE   AGGREGATE PRINCIPAL      BALANCE
       MORTGAGE RATES (%)          LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
3.751 - 4.000.................         1       $    315,630.74         0.03%
4.251 - 4.500.................         4          1,650,180.49         0.18
4.501 - 4.750.................         3          1,179,141.51         0.13
4.751 - 5.000.................        15          6,476,214.21         0.71
5.001 - 5.250.................        40         20,356,175.40         2.22
5.251 - 5.500.................       100         43,549,331.00         4.76
5.501 - 5.750.................        95         46,105,920.60         5.04
5.751 - 6.000.................       201         98,206,528.39        10.73
6.001 - 6.250.................       306        156,528,315.48        17.10
6.251 - 6.500.................       486        281,666,105.88        30.76
6.501 - 6.750.................       365        194,857,897.37        21.28
6.751 - 7.000.................        93         48,584,171.41         5.31
7.001 - 7.250.................        21         12,304,243.80         1.34
7.251 - 7.500.................         6          3,773,128.00         0.41
                                   -----       ---------------       ------
TOTAL.........................     1,736       $915,552,984.29       100.00%
                                   =====       ===============       ======

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in the Aggregate Pool is expected to be approximately 6.299% per annum.

                 REMAINING TERM TO MATURITY(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
       RANGE OF REMAINING         MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
         TERM (MONTHS)             LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
306 - 310.....................         1       $    428,994.43          0.05%
311 - 315.....................         6          1,661,908.74          0.18
316 - 320.....................         2            448,032.93          0.05
321 - 325.....................         4          1,072,274.11          0.12
326 - 330.....................         2            699,712.30          0.08
331 - 335.....................         8          5,201,316.38          0.57
336 - 340.....................         3          1,115,842.83          0.12
341 - 345.....................        31         12,937,377.25          1.41
346 - 350.....................       110         49,666,249.31          5.42
351 - 355.....................       239        105,774,657.36         11.55
356 - 360.....................     1,330        736,546,618.65         80.45
                                   -----       ---------------        ------
TOTAL.........................     1,736       $915,552,984.29        100.00%
                                   =====       ===============        ======

----------
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in the Aggregate Pool is expected to be approximately 357 months.

                ORIGINAL LOAN-TO-VALUE RATIOS(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                                    AGGREGATE
       RANGE OF ORIGINAL         NUMBER OF                          PRINCIPAL
        LOAN-TO-VALUE             MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
          RATIOS (%)               LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
0.01 - 10.00..................         2       $    542,999.99          0.06%
10.01 - 20.00.................         9          4,907,000.00          0.54
20.01 - 30.00.................        17         11,391,747.88          1.24
30.01 - 40.00.................        46         24,079,127.52          2.63
40.01 - 50.00.................        82         51,054,765.03          5.58
50.01 - 60.00.................       113         80,106,561.22          8.75
60.01 - 70.00.................       240        163,301,603.72         17.84
70.01 - 75.00.................       176        105,196,921.20         11.49
75.01 - 80.00.................       955        433,340,496.04         47.33
80.01 - 85.00.................        10          3,180,199.56          0.35
85.01 - 90.00.................        32         15,002,546.05          1.64
90.01 - 95.00.................        16          6,340,344.98          0.69
95.01 - 100.00................        38         17,108,671.11          1.87
                                   -----       ---------------        ------
TOTAL.........................     1,736       $915,552,984.29        100.00%
                                   =====       ===============        ======

----------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in the Aggregate Pool is expected to be approximately 71.12%.

           ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
  RANGE OF ORIGINAL EFFECTIVE     MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
   LOAN-TO-VALUE RATIOS (%)        LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
0.01 - 10.00..................         2       $    542,999.99        0.06%
10.01 - 20.00.................         9          4,907,000.00        0.54
20.01 - 30.00.................        17         11,391,747.88        1.24
30.01 - 40.00.................        46         24,079,127.52        2.63
40.01 - 50.00.................        85         51,502,321.03        5.63
50.01 - 60.00.................       113         80,106,561.22        8.75
60.01 - 70.00.................       286        188,438,591.41       20.58
70.01 - 75.00.................       177        105,576,921.19       11.53
75.01 - 80.00.................       954        432,509,296.04       47.24
80.01 - 85.00.................        10          3,180,199.56        0.35
85.01 - 90.00.................        22          8,995,544.10        0.98
90.01 - 95.00.................        13          3,784,344.98        0.41
95.01 - 100.00................         2            538,329.37        0.06
                                   -----       ---------------      ------
TOTAL.........................     1,736       $915,552,984.29      100.00%
                                   =====       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in the Aggregate Pool is expected to be approximately 70.36%.

                        CREDIT SCORES(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
     RANGE OF CREDIT SCORE         LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Not Available                          8       $  3,474,498.64         0.38%
621 - 640.....................        16          7,025,856.05         0.77
641 - 660.....................        32         14,709,020.37         1.61
661 - 680.....................        94         43,695,285.92         4.77
681 - 700.....................       149         70,872,921.92         7.74
701 - 720.....................       233        122,063,764.14        13.33
721 - 740.....................       239        120,490,865.35        13.16
741 - 760.....................       258        137,320,834.75        15.00
761 - 780.....................       294        175,536,087.32        19.17
781 - 800.....................       278        144,928,048.02        15.83
801 - 820.....................       132         74,113,383.02         8.09
821 - 840.....................         2            894,124.37         0.10
841 - 860.....................         1            428,294.42         0.05
                                   -----       ---------------       ------
TOTAL.........................     1,736       $915,552,984.29       100.00%
                                   =====       ===============       ======

----------
(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in the Aggregate Pool is expected to be approximately 747. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

              GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) -
                                 AGGREGATE POOL

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
      GEOGRAPHIC LOCATION          LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Alabama ......................        26       $  9,053,810.98         0.99%
Arizona ......................        59         26,755,235.77         2.92
Arkansas .....................         2            419,300.00         0.05
California ...................       403        252,862,345.82        27.62
Colorado .....................        46         24,134,666.18         2.64
Connecticut ..................        26         22,703,391.90         2.48
Delaware .....................         6          3,350,038.35         0.37
District of Columbia .........        11          5,908,518.26         0.65
Florida ......................       191         90,352,859.75         9.87
Georgia ......................        65         21,762,301.64         2.38
Hawaii .......................        10          7,092,942.41         0.77
Idaho ........................         5          2,641,532.69         0.29
Illinois .....................        40         19,775,130.61         2.16
Indiana ......................         5          2,543,569.72         0.28
Iowa .........................         1            187,200.00         0.02
Kansas .......................         2          1,165,709.25         0.13
Kentucky .....................         8          2,523,238.53         0.28
Louisiana ....................         8          3,350,349.17         0.37
Maine ........................         2            371,463.76         0.04
Maryland .....................        72         35,708,484.51         3.90
Massachusetts ................        36         22,360,680.65         2.44
Michigan .....................        49         12,052,947.44         1.32
Minnesota ....................        17          7,008,585.33         0.77
Mississippi ..................         4          1,098,105.53         0.12
Missouri .....................         5          1,571,140.19         0.17
Montana ......................         3          3,390,999.98         0.37
Nebraska .....................         1            174,400.00         0.02
Nevada .......................        33         17,131,637.42         1.87
New Hampshire ................         6          1,958,898.67         0.21
New Jersey ...................       106         62,508,304.68         6.83
New Mexico ...................         2            582,900.00         0.06
New York .....................       127        101,737,957.06        11.11
North Carolina ...............        25         10,402,843.99         1.14
North Dakota .................         1            149,573.10         0.02
Ohio .........................        27          8,040,388.41         0.88
Oklahoma .....................         2            720,050.69         0.08
Oregon .......................        10          3,628,871.69         0.40
Pennsylvania .................        24          8,648,142.38         0.94
Rhode Island .................         1            825,000.00         0.09
South Carolina ...............        13          4,298,917.14         0.47
Tennessee ....................        13          5,122,474.25         0.56
Texas ........................        56         24,789,851.76         2.71
Utah .........................         8          3,470,493.27         0.38
Vermont ......................         2          1,309,500.00         0.14
Virginia .....................        95         46,165,940.32         5.04
Washington ...................        75         31,617,911.03         3.45
West Virginia ................         3            612,780.00         0.07
Wisconsin ....................         3          1,027,600.00         0.11
Wyoming ......................         1            483,999.99         0.05
                                   -----       ---------------       ------
TOTAL ........................     1,736       $915,552,984.29       100.00%
                                   =====       ===============       ======

----------
(1) As of the Cut off Date, no more than approximately 0.79% of the Aggregate Pool Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                       OCCUPANCY TYPE(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
        OCCUPANCY TYPE             LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Primary.......................     1,563       $825,307,163.02        90.14%
Secondary.....................       138         81,955,118.61         8.95
Investment....................        35          8,290,702.66         0.91
                                   -----       ---------------       ------
TOTAL.........................     1,736       $915,552,984.29       100.00%
                                   =====       ===============       ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         PROPERTY TYPE - AGGREGATE POOL

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
         PROPERTY TYPE             LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Single Family.................       960       $516,795,397.75        56.45%
Planned Unit Development......       461        230,984,854.14        25.23
Condominium...................       270        140,808,229.84        15.38
Cooperative Units.............        25         17,222,912.59         1.88
Two- to Four-Family...........        16          8,588,582.95         0.94
Townhouse.....................         4          1,153,007.02         0.13
                                   -----       ---------------       ------
TOTAL.........................     1,736       $915,552,984.29       100.00%
                                   =====       ===============       ======

                          LOAN PURPOSE - AGGREGATE POOL

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
         LOAN PURPOSE              LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Purchase......................     1,107       $588,165,301.48        64.24%
Cash-out Refinance............       354        188,063,428.96        20.54
Rate/Term Refinance...........       271        136,297,129.18        14.89
Construction/Permanent........         3          2,587,741.35         0.28
Home Improvement..............         1            439,383.33         0.05
                                   -----       ---------------       ------
TOTAL.........................     1,736       $915,552,984.29       100.00%
                                   =====       ===============       ======

                       LOAN DOCUMENTATION - AGGREGATE POOL

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
      LOAN DOCUMENTATION           LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Full Documentation............       983       $521,037,106.68        56.91%
Simply Signature..............       295        145,501,155.37        15.89
Preferred.....................        99         62,411,704.85         6.82
No Income Verifier............        90         48,784,423.89         5.33
Alternative...................        80         44,030,618.83         4.81
Asset Verification............        88         43,487,407.61         4.75
Full Asset/No Income..........        41         26,606,379.47         2.91
No Documentation..............        18          6,612,651.52         0.72
Full Asset/Stated Income......        20          6,303,625.96         0.69
Stated Documentation..........        10          4,244,837.26         0.46
Limited.......................         4          2,217,584.86         0.24
Streamlined...................         2          1,570,642.99         0.17
Reduced.......................         2          1,346,303.07         0.15
Income........................         2            914,621.94         0.10
Automated Underwriting
   System.....................         2            483,920.00         0.05
                                   -----       ---------------       ------
TOTAL.........................     1,736       $915,552,984.29       100.00%
                                   =====       ===============       ======

                           MARGIN(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
          MARGIN (%)               LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
2.000.........................       114       $ 75,693,527.00         8.27%
2.250.........................     1,380        674,618,975.12        73.68
2.500.........................        47         67,799,275.57         7.41
2.625.........................         1            233,000.00         0.03
2.750.........................       193         96,609,294.36        10.55
2.875.........................         1            598,912.24         0.07
                                   -----       ---------------       ------
TOTAL.........................     1,736       $915,552,984.29       100.00%
                                   =====       ===============       ======

----------
(1) As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in the Aggregate Pool is expected to be approximately 2.301%.

                    MAXIMUM MORTGAGE RATE(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
       RANGE OF MAXIMUM           MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
       MORTGAGE RATE (%)           LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
7.751 - 8.000.................         4        $ 1,403,978.32         0.15%
8.001 - 8.250.................         6          1,251,390.00         0.14
8.251 - 8.500.................         3            820,900.00         0.09
8.501 - 8.750.................         1            112,499.77         0.01
8.751 - 9.000.................         1            315,630.74         0.03
9.251 - 9.500.................         4          1,650,180.49         0.18
9.501 - 9.750.................         3          1,179,141.51         0.13
9.751 - 10.000................        15          6,476,214.21         0.71
10.001 - 10.250...............        40         20,356,175.40         2.22
10.251 - 10.500...............        99         43,149,331.00         4.71
10.501 - 10.750...............        95         46,105,920.60         5.04
10.751 - 11.000...............       196         95,525,104.94        10.43
11.001 - 11.250...............       299        154,780,298.78        16.91
11.251 - 11.500...............       481        280,122,218.62        30.60
11.501 - 11.750...............       364        194,745,397.60        21.27
11.751 - 12.000...............        94         49,861,616.54         5.45
12.001 - 12.250...............        22         12,800,870.50         1.40
12.251 - 12.500...............         9          4,896,115.26         0.53
                                   -----       ---------------       ------
TOTAL.........................     1,736       $915,552,984.29       100.00%
                                   =====       ===============       ======

----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in the Aggregate Pool is expected to be approximately 11.289% per annum.

                  NEXT RATE ADJUSTMENT DATE(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
   NEXT RATE ADJUSTMENT DATE       LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
March 2007....................        1        $    428,994.43         0.05%
September 2007................        2             627,865.99         0.07
October 2007..................        3             726,932.43         0.08
December 2007.................        1             307,110.31         0.03
February 2008.................        1             442,367.39         0.05
May 2008......................        1               5,665.54         0.00
June 2008.....................        1              81,100.00         0.01
July 2008.....................        2             807,011.52         0.09
October 2008..................        1             184,162.60         0.02
November 2008.................        1             488,712.30         0.05
January 2009..................        1             211,000.00         0.02
June 2009.....................        1             315,630.74         0.03
July 2009.....................        2             742,633.88         0.08
August 2009...................        5           4,143,051.76         0.45
September 2009................        1             500,000.00         0.05
January 2010..................        2             615,842.83         0.07
February 2010.................        4           2,237,909.48         0.24
March 2010....................        5           1,869,455.32         0.20
April 2010....................        6           2,481,437.46         0.27
May 2010......................        5           1,186,956.43         0.13
June 2010.....................       10           4,239,853.15         0.46
July 2010.....................        9           5,139,912.13         0.56
August 2010...................       11           5,118,552.87         0.56
September 2010................       30           9,542,102.65         1.04
October 2010..................       36          19,057,281.04         2.08
November 2010.................        6           3,204,176.89         0.35
December 2010.................       22          10,344,781.72         1.13
January 2011..................        9           8,083,539.82         0.88
February 2011.................        4           1,261,461.50         0.14
March 2011....................       10           2,651,999.79         0.29
April 2011....................       13           4,170,829.31         0.46
May 2011......................       17           6,759,979.99         0.74
June 2011.....................       66          27,146,899.92         2.97
July 2011.....................      150          63,516,665.98         6.94
August 2011...................      183         113,295,266.22        12.37
September 2011................        9           4,854,521.80         0.53
July 2012.....................        1             279,889.86         0.03
August 2012...................        4             846,846.55         0.09
September 2012................        2             668,950.85         0.07
October 2012..................        1             323,982.43         0.04
November 2012.................        2             943,642.05         0.10
December 2012.................        9           2,734,162.63         0.30
January 2013..................        4           1,799,023.20         0.20
February 2013.................       18           6,041,404.03         0.66
March 2013....................       34           9,063,599.30         0.99
April 2013....................       62          30,311,804.00         3.31
May 2013......................       71          38,474,093.31         4.20
June 2013.....................      102          52,983,660.16         5.79
July 2013.....................      148          51,017,698.54         5.57
August 2013...................      190         116,046,758.46        12.68
September 2013................       65          49,084,045.25         5.36
May 2015......................        1             921,765.42         0.10
July 2015.....................        1             499,794.52         0.05
August 2015...................        2             809,573.94         0.09
September 2015................        1           1,142,311.62         0.12
October 2015..................        2           1,218,920.07         0.13
November 2015.................        2             870,311.85         0.10
December 2015.................        1             965,876.32         0.11
February 2016.................        2             635,489.94         0.07
March 2016....................       16           7,982,269.88         0.87
April 2016....................       35          19,728,415.92         2.15
May 2016......................       47          34,231,844.10         3.74
June 2016.....................       54          29,830,246.34         3.26

                  NEXT RATE ADJUSTMENT DATE(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
   NEXT RATE ADJUSTMENT DATE       LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
July 2016.....................        96         55,182,884.10         6.03
August 2016...................        98         68,885,865.92         7.52
September 2016................        34         25,236,188.56         2.76
                                   -----       ---------------       ------
TOTAL.........................     1,736       $915,552,984.29       100.00%
                                   =====       ===============       ======

----------
(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in the Aggregate Pool is expected to be approximately 82 months.

                         POOL 1 MORTGAGE LOAN STATISTICS

                CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - POOL 1

                                                                  PERCENT OF
                                                                  AGGREGATE
     RANGE OF CUT-OFF DATE       NUMBER OF       AGGREGATE        PRINCIPAL
        STATED PRINCIPAL          MORTGAGE   PRINCIPAL BALANCE     BALANCE
          BALANCES ($)             LOANS        OUTSTANDING      OUTSTANDING
------------------------------   ---------   -----------------   -----------
        0.01 -   100,000.00...        4       $    293,185.00        0.13%
  100,000.01 -   200,000.00...       58          8,976,440.57        4.02
  200,000.01 -   300,000.00...       52         13,143,120.75        5.88
  300,000.01 -   400,000.00...       35         12,313,480.40        5.51
  400,000.01 -   500,000.00...      105         47,844,377.50       21.41
  500,000.01 -   600,000.00...       85         46,354,973.94       20.74
  600,000.01 -   700,000.00...       58         37,645,456.89       16.84
  700,000.01 -   800,000.00...       16         11,891,115.29        5.32
  800,000.01 -   900,000.00...       11          9,324,984.70        4.17
  900,000.01 - 1,000,000.00...       15         14,423,204.58        6.45
1,000,000.01 - 1,100,000.00...        2          2,180,000.00        0.98
1,100,000.01 - 1,200,000.00...        3          3,518,061.39        1.57
1,200,000.01 - 1,300,000.00...        1          1,300,000.00        0.58
1,300,000.01 - 1,400,000.00...        2          2,750,000.00        1.23
1,400,000.01 - 1,500,000.00...        4          5,925,000.00        2.65
1,500,000.01 - 2,000,000.00...        3          5,632,500.00        2.52
                                    ---       ---------------      ------
TOTAL.........................      454       $223,515,901.01      100.00%
                                    ===       ===============      ======

----------
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 1 is expected to be approximately $492,325.

                       CURRENT MORTGAGE RATES(1) - POOL 1

                                                                  PERCENT OF
                                                                  AGGREGATE
                                 NUMBER OF       AGGREGATE         PRINCIPAL
           RANGE OF               MORTGAGE   PRINCIPAL BALANCE     BALANCE
  CURRENT MORTGAGE RATES (%)       LOANS        OUTSTANDING      OUTSTANDING
------------------------------   ---------   -----------------   -----------
5.001 - 5.250.................        4       $  2,172,694.01        0.97%
5.251 - 5.500.................        5          2,149,935.66        0.96
5.501 - 5.750.................       20         10,454,157.61        4.68
5.751 - 6.000.................       66         28,810,677.55       12.89
6.001 - 6.250.................      103         54,441,252.10       24.36
6.251 - 6.500.................      110         57,224,153.88       25.60
6.501 - 6.750.................       89         39,149,544.38       17.52
6.751 - 7.000.................       49         25,413,420.89       11.37
7.001 - 7.250.................        6          2,634,936.93        1.18
7.251 - 7.500.................        2          1,065,128.00        0.48
                                    ---       ---------------      ------
TOTAL.........................      454       $223,515,901.01      100.00%
                                    ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 6.368% per annum.

                     REMAINING TERM TO MATURITY(1) - POOL 1

                                                                  PERCENT OF
                                                                  AGGREGATE
                                 NUMBER OF       AGGREGATE        PRINCIPAL
            RANGE OF              MORTGAGE   PRINCIPAL BALANCE     BALANCE
    REMAINING TERM (MONTHS)        LOANS        OUTSTANDING      OUTSTANDING
------------------------------   ---------   -----------------   -----------
341 - 345.....................        1       $    475,900.00        0.21%
346 - 350.....................        4          1,567,851.00        0.70
351 - 355.....................       30          9,927,066.61        4.44
356 - 360.....................      419        211,545,083.40       94.64
                                    ---       ---------------      ------
TOTAL.........................      454       $223,515,901.01      100.00%
                                    ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 1 is expected to be approximately 358 months.

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 1

                                                                  PERCENT OF
                                                                  AGGREGATE
                                 NUMBER OF       AGGREGATE        PRINCIPAL
       RANGE OF ORIGINAL          MORTGAGE   PRINCIPAL BALANCE     BALANCE
   LOAN-TO-VALUE RATIOS (%)        LOANS        OUTSTANDING      OUTSTANDING
------------------------------   ---------   -----------------   -----------
20.01 - 30.00.................        1       $  1,080,000.00        0.48%
30.01 - 40.00.................        9          4,186,336.73        1.87
40.01 - 50.00.................        9          4,651,988.34        2.08
50.01 - 60.00.................       21         13,483,491.39        6.03
60.01 - 70.00.................       56         33,221,062.10       14.86
70.01 - 75.00.................       49         25,832,663.32       11.56
75.01 - 80.00.................      294        135,197,030.85       60.49
80.01 - 85.00.................        1            443,205.16        0.20
85.01 - 90.00.................        8          3,849,922.55        1.72
90.01 - 95.00.................        4          1,031,871.20        0.46
95.01 - 100.00................        2            538,329.37        0.24
                                    ---       ---------------      ------
TOTAL.........................      454       $223,515,901.01      100.00%
                                    ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 1 is expected to be approximately 74.16%.

                            CREDIT SCORES(1) - POOL 1

                                                                  PERCENT OF
                                                                  AGGREGATE
                                 NUMBER OF       AGGREGATE        PRINCIPAL
                                  MORTGAGE   PRINCIPAL BALANCE     BALANCE
     RANGE OF CREDIT SCORE         LOANS        OUTSTANDING      OUTSTANDING
------------------------------   ---------   -----------------   -----------
Not Available.................        1       $    361,794.01        0.16%
641 - 660.....................        5          3,021,448.18        1.35
661 - 680.....................       29         12,964,512.83        5.80
681 - 700.....................       37         16,179,982.33        7.24
701 - 720.....................       77         40,634,573.03       18.18
721 - 740.....................       67         31,904,959.77       14.27
741 - 760.....................       72         32,182,514.88       14.40
761 - 780.....................       75         41,981,280.06       18.78
781 - 800.....................       65         33,380,503.09       14.93
801 - 820.....................       26         10,904,332.83        4.88
                                    ---       ---------------      ------
TOTAL.........................      454       $223,515,901.01      100.00%
                                    ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 1 is expected to be approximately 743. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - POOL 1

                                                                  PERCENT OF
                                                                  AGGREGATE
                                 NUMBER OF       AGGREGATE        PRINCIPAL
                                  MORTGAGE   PRINCIPAL BALANCE     BALANCE
      GEOGRAPHIC LOCATION          LOANS        OUTSTANDING      OUTSTANDING
------------------------------   ---------   -----------------   -----------
Alabama.......................        4       $  1,629,243.07        0.73%
Arizona ......................       22         10,703,561.92        4.79
California....................      133         79,577,042.89       35.60
Colorado......................       18          7,783,964.74        3.48
Connecticut...................        2          1,301,284.88        0.58
District of Columbia..........        2          1,543,200.00        0.69
Florida.......................       53         19,016,320.35        8.51
Georgia.......................       20          4,948,667.10        2.21
Hawaii........................        3          2,080,000.00        0.93
Idaho.........................        1            661,325.06        0.30
Illinois......................        8          5,257,853.02        2.35
Indiana.......................        1            619,300.00        0.28
Maryland......................       30         14,506,586.86        6.49
Massachusetts.................       10          5,331,299.05        2.39
Michigan......................        1            480,000.00        0.21
Minnesota.....................        5          2,004,200.00        0.90
Mississippi...................        1           $148,000.00        0.07
Missouri......................        1            628,831.01        0.28
Montana.......................        1          1,300,000.00        0.58
Nevada........................       13          6,143,212.51        2.75
New Hampshire.................        1            189,200.00        0.08
New Jersey....................       16          7,785,627.85        3.48
New Mexico....................        1            428,000.00        0.19
New York......................        7          4,806,400.00        2.15
North Carolina................        3          1,545,405.95        0.69
Ohio..........................        4          1,318,058.31        0.59
Oklahoma......................        1            503,041.09        0.23
Oregon........................        1            307,100.00        0.14
Pennsylvania..................        2            442,615.65        0.20
South Carolina................        6          1,572,035.29        0.70
Tennessee.....................        3            910,601.92        0.41
Texas.........................        7          5,897,523.95        2.64
Utah..........................        4          1,667,406.90        0.75
Virginia......................       36         17,163,914.50        7.68
Washington....................       33         13,315,077.14        5.96
                                    ---       ---------------      ------
TOTAL.........................      454       $223,515,901.01      100.00%
                                    ===       ===============      ======

----------
(1) As of the Cut off Date, no more than approximately 1.34% of the Pool 1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                           OCCUPANCY TYPE(1) - POOL 1

                                                                  PERCENT OF
                                                                  AGGREGATE
                                 NUMBER OF       AGGREGATE        PRINCIPAL
                                  MORTGAGE   PRINCIPAL BALANCE     BALANCE
        OCCUPANCY TYPE             LOANS        OUTSTANDING      OUTSTANDING
------------------------------   ---------   -----------------   -----------
Primary.......................      422       $211,395,598.04       94.58%
Secondary.....................       28         11,587,353.20        5.18
Investment....................        4            532,949.77        0.24
                                    ---       ---------------      ------
TOTAL.........................      454       $223,515,901.01      100.00%
                                    ===       ===============      ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 1

                                                                  PERCENT OF
                                                                  AGGREGATE
                                 NUMBER OF       AGGREGATE        PRINCIPAL
                                  MORTGAGE   PRINCIPAL BALANCE     BALANCE
         PROPERTY TYPE             LOANS        OUTSTANDING      OUTSTANDING
------------------------------   ---------   -----------------   -----------
Single Family.................      222       $114,241,502.42       51.11%
Planned Unit Development......      171         83,331,442.16       37.28
Condominium...................       54         22,640,949.41       10.13
Two- to Four-Family...........        3          1,253,000.00        0.56
Cooperative Unit..............        1          1,080,000.00        0.48
Townhouse.....................        3            969,007.02        0.43
                                    ---       ---------------      ------
TOTAL.........................      454       $223,515,901.01      100.00%
                                    ===       ===============      ======

                              LOAN PURPOSE - POOL 1

                                                                  PERCENT OF
                                                                  AGGREGATE
                                 NUMBER OF       AGGREGATE        PRINCIPAL
                                  MORTGAGE   PRINCIPAL BALANCE     BALANCE
         LOAN PURPOSE              LOANS        OUTSTANDING      OUTSTANDING
------------------------------   ---------   -----------------   -----------
Purchase......................      310       $144,324,526.63       64.57%
Cash-out Refinance............       91         47,994,551.20       21.47
Rate/Term Refinance...........       52         30,839,823.18       13.80
Construction/Permanent........        1            357,000.00        0.16
                                    ---       ---------------      ------
TOTAL.........................      454       $223,515,901.01      100.00%
                                    ===       ===============      ======

                           LOAN DOCUMENTATION - POOL 1

                                                                  PERCENT OF
                                                                  AGGREGATE
                                 NUMBER OF       AGGREGATE        PRINCIPAL
                                  MORTGAGE   PRINCIPAL BALANCE     BALANCE
      LOAN DOCUMENTATION           LOANS        OUTSTANDING      OUTSTANDING
------------------------------   ---------   -----------------   -----------
Full..........................      262       $124,579,481.89       55.74%
Preferred.....................       84         51,773,297.15       23.16
Alternative...................       26         15,136,483.24        6.77
Simply Signature..............       30         13,144,489.98        5.88
No Income Verifier............       27          9,954,550.06        4.45
Full Asset/Stated Income......       14          4,097,025.98        1.83
Stated Documentation..........        8          3,133,850.00        1.40
Streamlined...................        1            648,877.57        0.29
Reduced.......................        1            598,303.07        0.27
Limited.......................        1            449,542.07        0.20
                                    ---       ---------------      ------
TOTAL.........................      454       $223,515,901.01      100.00%
                                    ===       ===============      ======

                               MARGIN(1) - POOL 1

                                                                  PERCENT OF
                                                                  AGGREGATE
                                 NUMBER OF       AGGREGATE        PRINCIPAL
                                  MORTGAGE   PRINCIPAL BALANCE     BALANCE
          MARGIN (%)               LOANS        OUTSTANDING      OUTSTANDING
------------------------------   ---------   -----------------   -----------
2.250.........................      437       $214,015,932.86       95.75%
2.500.........................        1            230,000.00        0.10
2.625.........................        1            233,000.00        0.10
2.750.........................       14          8,438,055.91        3.78
2.875.........................        1            598,912.24        0.27
                                    ---       ---------------      ------
TOTAL.........................      454       $223,515,901.01      100.00%
                                    ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 1 is expected to be approximately 2.271%.

                        MAXIMUM MORTGAGE RATE(1) - POOL 1

                                                                  PERCENT OF
                                                                  AGGREGATE
                                 NUMBER OF       AGGREGATE        PRINCIPAL
       RANGE OF MAXIMUM           MORTGAGE   PRINCIPAL BALANCE     BALANCE
       MORTGAGE RATE (%)           LOANS        OUTSTANDING      OUTSTANDING
------------------------------   ---------   -----------------   -----------
 7.751 - 8.000................        4       $  1,403,978.32        0.63%
 8.001 - 8.250................        6          1,251,390.00        0.56
 8.251 - 8.500................        3            820,900.00        0.37
 8.501 - 8.750................        1            112,499.77        0.05
10.001 - 10.250...............        4          2,172,694.01        0.97
10.251 - 10.500...............        5          2,149,935.66        0.96
10.501 - 10.750...............       20         10,454,157.61        4.68
10.751 - 11.000...............       62         27,406,699.23       12.26
11.001 - 11.250...............       97         53,189,862.10       23.80
11.251 - 11.500...............      107         56,403,253.88       25.23
11.501 - 11.750...............       88         39,037,044.61       17.46
11.751 - 12.000...............       49         25,413,420.89       11.37
12.001 - 12.250...............        6          2,634,936.93        1.18
12.251 - 12.500...............        2          1,065,128.00        0.48
                                    ---       ---------------      ------
TOTAL.........................      454       $223,515,901.01      100.00%
                                    ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 11.320% per annum.

                      NEXT RATE ADJUSTMENT DATE(1) - POOL 1

                                                                  PERCENT OF
                                                                  AGGREGATE
                                 NUMBER OF       AGGREGATE        PRINCIPAL
                                  MORTGAGE   PRINCIPAL BALANCE     BALANCE
   NEXT RATE ADJUSTMENT DATE       LOANS        OUTSTANDING      OUTSTANDING
------------------------------   ---------   -----------------   -----------
March 2010....................        1       $    475,900.00        0.21%
September 2010................        3          1,159,101.00        0.52
October 2010..................        1            408,750.00        0.18
December 2010.................        4          1,975,010.00        0.88
January 2011..................        2            601,794.01        0.27
February 2011.................        2            709,461.50        0.32
March 2011....................        9          2,469,971.79        1.11
April 2011....................       13          4,170,829.31        1.87
May 2011......................       16          6,595,802.60        2.95
June 2011.....................       66         27,146,899.92       12.15
July 2011.....................      146         60,290,992.86       26.97
August 2011...................      182        112,656,866.22       50.40
September 2011................        9          4,854,521.80        2.17
                                    ---       ---------------      ------
TOTAL.........................      454       $223,515,901.01      100.00%
                                    ===       ===============      ======

----------
(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool 1 is expected to be approximately 58 months.

                         POOL 2 MORTGAGE LOAN STATISTICS

                CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - POOL 2

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
 RANGE OF CUT-OFF DATE STATED     MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
    PRINCIPAL BALANCES ($)         LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
        0.01 - 100,000.00 ....       12        $  1,099,100.22         0.30%
  100,000.01 - 200,000.00 ....      114          17,467,023.25         4.84
  200,000.01 - 300,000.00 ....       87          21,900,950.75         6.07
  300,000.01 - 400,000.00 ....       76          26,387,514.98         7.32
  400,000.01 - 500,000.00 ....      100          45,541,867.45        12.63
  500,000.01 - 600,000.00 ....      116          64,350,020.19        17.84
  600,000.01 - 700,000.00 ....       73          47,204,144.98        13.09
  700,000.01 - 800,000.00 ....       46          34,624,631.75         9.60
  800,000.01 - 900,000.00 ....       28          24,005,136.89         6.66
  900,000.01 - 1,000,000.00 ..       20          19,342,716.95         5.36
1,000,000.01 - 1,100,000.00 ..       13          13,962,581.97         3.87
1,100,000.01 - 1,200,000.00 ..        3           3,532,500.00         0.98
1,200,000.01 - 1,300,000.00 ..        5           6,184,812.89         1.72
1,300,000.01 - 1,400,000.00 ..        4           5,583,092.95         1.55
1,400,000.01 - 1,500,000.00 ..        6           8,579,000.00         2.38
1,500,000.01 - 2,000,000.00 ..        7          12,851,965.73         3.56
2,000,000.01 - 2,500,000.00 ..        1           2,440,000.00         0.68
2,500,000.01 - 3,000,000.00 ..        2           5,562,499.67         1.54
                                    ---        ---------------       ------
TOTAL ........................      713        $360,619,560.62       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 2 is expected to be approximately $505,777.

                       CURRENT MORTGAGE RATES(1) - POOL 2

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
       RANGE OF CURRENT           MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
      MORTGAGE RATES (%)           LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
4.751 - 5.000 ................        1        $    569,699.20         0.16%
5.251 - 5.500 ................       32           9,956,996.76         2.76
5.501 - 5.750 ................       36          14,597,005.08         4.05
5.751 - 6.000 ................       77          31,173,670.39         8.64
6.001 - 6.250 ................      129          63,918,578.41        17.72
6.251 - 6.500 ................      274         156,505,910.47        43.40
6.501 - 6.750 ................      163          83,401,700.31        23.13
6.751 - 7.000 ................        1             496,000.00         0.14
                                    ---        ---------------       ------
TOTAL ........................      713        $360,619,560.62       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 2 is expected to be approximately 6.349% per annum.

                     REMAINING TERM TO MATURITY(1) - POOL 2

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
    RANGE OF REMAINING TERM       MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
           (MONTHS)                LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
346 - 350 ....................       10        $  3,063,311.74         0.85%
351 - 355 ....................      127          49,949,993.16        13.85
356 - 360 ....................      576         307,606,255.72        85.30
                                    ---        ---------------       ------
TOTAL ........................      713        $360,619,560.62       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 2 is expected to be approximately 358 months.

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 2

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
       RANGE OF ORIGINAL          MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
   LOAN-TO-VALUE RATIOS (%)        LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
10.01 - 20.00 ................        5        $  2,042,000.00         0.57%
20.01 - 30.00 ................        7           3,477,284.11         0.96
30.01 - 40.00 ................       17           8,418,823.16         2.33
40.01 - 50.00 ................       36          20,658,806.07         5.73
50.01 - 60.00 ................       47          27,110,839.72         7.52
60.01 - 70.00 ................       98          63,918,988.82        17.72
70.01 - 75.00 ................       69          42,056,569.42        11.66
75.01 - 80.00 ................      392         176,680,834.08        48.99
80.01 - 85.00 ................        4             984,053.64         0.27
85.01 - 90.00 ................       14           5,392,395.25         1.50
90.01 - 95.00 ................        6           2,445,898.64         0.68
95.01 - 100.00 ...............       18           7,433,067.71         2.06
                                    ---        ---------------       ------
TOTAL ........................      713        $360,619,560.62       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 2 is expected to be approximately 71.70%.

               ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS(1) - POOL 2

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
  RANGE OF ORIGINAL EFFECTIVE     MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
   LOAN-TO-VALUE RATIOS (%)        LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
10.01 - 20.00 ................        5        $  2,042,000.00         0.57%
20.01 - 30.00 ................        7           3,477,284.11         0.96
30.01 - 40.00 ................       17           8,418,823.16         2.33
40.01 - 50.00 ................       38          20,956,362.07         5.81
50.01 - 60.00 ................       47          27,110,839.72         7.52
60.01 - 70.00 ................      120          74,316,659.03        20.61
70.01 - 75.00 ................       69          42,056,569.42        11.66
75.01 - 80.00 ................      392         176,680,834.08        48.99
80.01 - 85.00 ................        4             984,053.64         0.27
85.01 - 90.00 ................        9           3,130,236.75         0.87
90.01 - 95.00 ................        5           1,445,898.64         0.40
                                    ---        ---------------       ------
TOTAL ........................      713        $360,619,560.62       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut-off Date, the weighted average Original Effective Loan-to-Value Ratio of the Mortgage Loans in Pool 2 is expected to be approximately 70.89%.

                                 CREDIT SCORES(1) - POOL 2

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                 MORTGAGE    AGGREGATE PRINCIPAL     BALANCE
     RANGE OF CREDIT SCORE         LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Not Available ................        2        $  1,037,709.25         0.29%
621 - 640 ....................       12           5,721,163.32         1.59
641 - 660 ....................       16           7,915,160.82         2.19
661 - 680 ....................       37          17,967,728.48         4.98
681 - 700 ....................       56          25,402,869.84         7.04
701 - 720 ....................       88          41,095,412.79        11.40
721 - 740 ....................      110          55,153,638.55        15.29
741 - 760 ....................      111          59,895,716.18        16.61
761 - 780 ....................      112          60,173,314.70        16.69
781 - 800 ....................      116          55,314,331.91        15.34
801 - 820 ....................       51          29,904,220.36         8.29
821 - 840 ....................        1             610,000.00         0.17
841 - 860 ....................        1             428,294.42         0.12
                                    ---        ---------------       ------
TOTAL ........................      713        $360,619,560.62       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 2 is expected to be approximately 745. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - POOL 2

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
      GEOGRAPHIC LOCATION          LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Alabama ......................        8        $  2,259,407.00         0.63%
Arizona ......................       18           8,706,991.23         2.41
Arkansas .....................        1             189,700.00         0.05
California ...................      153          92,201,124.99        25.57
Colorado .....................       16           8,045,399.42         2.23
Connecticut ..................       11          13,041,088.15         3.62
Delaware .....................        4           2,636,106.44         0.73
District of Columbia .........        6           2,665,318.26         0.74
Florida ......................       80          37,291,990.96        10.34
Georgia ......................       29          11,114,553.30         3.08
Hawaii .......................        3           1,759,782.70         0.49
Idaho ........................        1             164,000.00         0.05
Illinois .....................       17           7,394,827.90         2.05
Indiana ......................        2           1,046,000.00         0.29
Iowa .........................        1             187,200.00         0.05
Kansas .......................        1             465,709.25         0.13
Kentucky .....................        5           1,777,912.29         0.49
Louisiana ....................        1             560,000.00         0.16
Maine ........................        2             371,463.76         0.10
Maryland .....................       27          13,557,426.28         3.76
Massachusetts ................       17          10,048,122.07         2.79
Michigan .....................       47          11,108,947.44         3.08
Minnesota ....................        5           2,139,306.64         0.59
Mississippi ..................        1             232,000.00         0.06
Missouri .....................        3             754,309.18         0.21
Montana ......................        1             720,000.00         0.20
Nebraska .....................        1             174,400.00         0.05
Nevada .......................        8           4,374,845.10         1.21
New Hampshire ................        2             424,798.67         0.12
New Jersey ...................       47          26,565,002.47         7.37
New Mexico ...................        1             154,900.00         0.04
New York .....................       50          40,884,591.30        11.34
North Carolina ...............        9           3,368,788.34         0.93
North Dakota .................        1        $    149,573.10         0.04
Ohio .........................       16           4,385,059.21         1.22
Oregon .......................        6           2,279,581.33         0.63
Pennsylvania .................       11           2,622,181.02         0.73
South Carolina ...............        4           1,700,168.44         0.47
Tennessee ....................        5           1,889,858.13         0.52
Texas ........................       24           9,830,160.81         2.73
Utah .........................        2           1,219,286.37         0.34
Vermont ......................        2           1,309,500.00         0.36
Virginia .....................       39          18,258,008.94         5.06
Washington ...................       19           8,949,790.13         2.48
West Virginia ................        3             612,780.00         0.17
Wisconsin ....................        3           1,027,600.00         0.28
                                    ---        ---------------       ------
TOTAL ........................      713        $360,619,560.62       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut off Date, no more than approximately 1.46% of the Pool 2 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                           OCCUPANCY TYPE(1) - POOL 2

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
        OCCUPANCY TYPE             LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Primary ......................      661        $331,756,987.16        92.00%
Secondary ....................       41          26,910,837.70         7.46
Investment ...................       11           1,951,735.76         0.54
                                    ---        ---------------       ------
TOTAL ........................      713        $360,619,560.62       100.00%
                                    ===        ===============       ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 2

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
         PROPERTY TYPE             LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Single Family Residence ......      391        $199,534,849.18        55.33%
Planned Unit Development .....      200          95,109,918.94        26.37
Condominium ..................      103          54,327,771.63        15.07
Cooperative Units ............       11           6,661,475.60         1.85
Two- to Four-Family ..........        8           4,985,545.27         1.38
                                    ---        ---------------       ------
TOTAL ........................      713        $360,619,560.62       100.00%
                                    ===        ===============       ======

                              LOAN PURPOSE - POOL 2

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
         LOAN PURPOSE              LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Purchase .....................      428        $235,488,183.13        65.30%
Cash-out Refinance ...........      134          63,162,220.09        17.51
Rate / Term Refinance ........      151          61,969,157.40        17.18
                                    ---        ---------------       ------
TOTAL ........................      713        $360,619,560.62       100.00%
                                    ===        ===============       ======

                           LOAN DOCUMENTATION - POOL 2

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
      LOAN DOCUMENTATION           LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Full Documentation ...........      401        $197,477,943.25        54.76%
Simply Signature .............      200          98,174,862.80        27.22
No Income Verifier ...........       39          20,151.538.17         5.59
Alternative ..................       26          13,873,160.78         3.85
Full Asset/No Income .........       18          11,639,518.45         3.23
Preferred ....................       15          10,638,407.70         2.95
Asset Verification ...........        9           5,810,142.21         1.61
Stated Documentation .........        2           1,110,987.26         0.31
Reduced ......................        1             748,000.00         0.21
Limited ......................        1             655,000.00         0.18
Automated Underwriting
System .......................        1             340,000.00         0.09
                                    ---        ---------------       ------
TOTAL ........................      713        $360,619,560.62       100.00%
                                    ===        ===============       ======

                               MARGIN(1) - POOL 2

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
          MARGIN (%)               LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
2.000 ........................       49        $ 28,628,021.19         7.94%
2.250 ........................      633         295,718,417.62        82.00
2.500 ........................       22          30,796,866.25         8.54
2.750 ........................        9           5,476,255.56         1.52
                                    ---        ---------------       ------
TOTAL ........................      713        $360,619,560.62       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 2 is expected to be approximately 2.259%.

                       MAXIMUM MORTGAGE RATE(1) - POOL 2

                                                                    PERCENT OF
                                                                    PRINCIPAL
                                 NUMBER OF                          AGGREGATE
      RANGE OF MAXIMUM            MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
      MORTGAGE RATE (%)            LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
 9.751 - 10.000 ..............        1        $    569,699.20         0.16%
10.251 - 10.500 ..............       31           9,556,996.76         2.65
10.501 - 10.750 ..............       36          14,597,005.08         4.05
10.751 - 11.000 ..............       76          29,896,225.26         8.29
11.001 - 11.250 ..............      128          63,421,951.71        17.59
11.251 - 11.500 ..............      272         155,782,923.21        43.20
11.501 - 11.750 ..............      163          83,401,700.31        23.13
11.751 - 12.000 ..............        2           1,773,445.13         0.49
12.001 - 12.250 ..............        1             496,626.70         0.14
12.251 - 12.500 ..............        3           1,122,987.26         0.31
                                    ---        ---------------       ------
TOTAL ........................      713        $360,619,560.62       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 2 is expected to be approximately 11.358% per annum.

                      NEXT RATE ADJUSTMENT DATE(1) - POOL 2

                                                                    PERCENT OF
                                                                    PRINCIPAL
                                 NUMBER OF                          AGGREGATE
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
   NEXT RATE ADJUSTMENT DATE       LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
July 2012 ....................        1        $    279,889.86         0.08%
August 2012 ..................        4             846,846.55         0.23
September 2012 ...............        2             668,950.85         0.19
October 2012 .................        1             323,982.43         0.09
November 2012 ................        2             943,642.05         0.26
December 2012 ................        9           2,734,162.63         0.76
January 2013 .................        4           1,799,023.20         0.50
February 2013 ................       18           6,041,404.03         1.68
March 2013 ...................       34           9,063,599.30         2.51
April 2013 ...................       62          30,311,804.00         8.41
May 2013 .....................       71          38,474,093.31        10.67
June 2013 ....................      102          52,983,660.16        14.69
July 2013 ....................      148          51,017,698.54        14.15
August 2013 ..................      190         116,046,758.46        32.18
September 2013 ...............       65          49,084,045.25        13.61
                                    ---        ---------------       ------
TOTAL ........................      713        $360,619,560.62       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool 2 is expected to be approximately 82 months.

                         POOL 3 MORTGAGE LOAN STATISTICS

                CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - POOL 3

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
 RANGE OF CUT-OFF DATE STATED     MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
    PRINCIPAL BALANCES ($)         LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
        0.01 - 100,000.00 ....        3        $    255,880.92         0.10%
  100,000.01 - 200,000.00 ....       30           4,854,127.95         1.96
  200,000.01 - 300,000.00 ....       33           8,219,305.54         3.31
  300,000.01 - 400,000.00 ....       35          12,283,766.15         4.95
  400,000.01 - 500,000.00 ....       71          32,820,546.26        13.23
  500,000.01 - 600,000.00 ....       64          35,574,392.88        14.34
  600,000.01 - 700,000.00 ....       44          28,981,716.50        11.68
  700,000.01 - 800,000.00 ....       22          16,529,168.02         6.66
  800,000.01 - 900,000.00 ....       16          13,734,727.57         5.54
  900,000.01 - 1,000,000.00 ..       24          23,506,927.58         9.47
1,000,000.01 - 1,100,000.00 ..       13          14,024,104.14         5.65
1,100,000.01 - 1,200,000.00 ..        6           6,936,269.39         2.80
1,200,000.01 - 1,300,000.00 ..        8           9,926,215.38         4.00
1,300,000.01 - 1,400,000.00 ..        2           2,720,999.98         1.10
1,400,000.01 - 1,500,000.00 ..        5           7,344,853.38         2.96
1,500,000.01 - 2,000,000.00 ..       13          23,694,256.86         9.55
2,000,000.01 - 2,500,000.00 ..        3           6,734,500.00         2.71
                                    ---        ---------------       ------
TOTAL ........................      392        $248,141,758.50       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 3 is expected to be approximately $633,014.

                       CURRENT MORTGAGE RATES(1) - POOL 3

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
   RANGE OF CURRENT MORTGAGE      MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
           RATES (%)               LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
5.001 - 5.250 ................        2        $  2,715,544.27         1.09%
5.251 - 5.500 ................        6           3,888,178.84         1.57
5.501 - 5.750 ................       12           7,920,477.83         3.19
5.751 - 6.000 ................       39          28,566,771.52        11.51
6.001 - 6.250 ................       62          33,185,000.98        13.37
6.251 - 6.500 ................       96          64,507,074.99        26.00
6.501 - 6.750 ................      113          72,306,652.68        29.14
6.751 - 7.000 ................       43          22,674,750.52         9.14
7.001 - 7.250 ................       15           9,669,306.87         3.90
7.251 - 7.500 ................        4           2,708,000.00         1.09
                                    ---        ---------------       ------
TOTAL ........................      392        $248,141,758.50       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 3 is expected to be approximately 6.428% per annum.

                     REMAINING TERM TO MATURITY(1) - POOL 3

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
    RANGE OF REMAINING TERM       MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
           (MONTHS)                LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
341 - 345 ....................        1        $    921,765.42         0.37%
346 - 350 ....................        8           4,540,912.00         1.83
351 - 355 ....................       54          29,312,052.06        11.81
356 - 360 ....................      329         213,367,029.02        85.99
                                    ---        ---------------       ------
TOTAL ........................      392        $248,141,758.50       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 3 is expected to be approximately 357 months

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 3

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
       RANGE OF ORIGINAL          MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
   LOAN-TO-VALUE RATIOS (%)        LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
 0.01 - 10.00 ................        2        $    542,999.99         0.22%
10.01 - 20.00 ................        3           2,365,000.00         0.95
20.01 - 30.00 ................        7           4,700,301.17         1.89
30.01 - 40.00 ................       14           9,081,297.60         3.66
40.01 - 50.00 ................       29          20,759,000.64         8.37
50.01 - 60.00 ................       37          31,246,149.32        12.59
60.01 - 70.00 ................       54          45,700,397.13        18.42
70.01 - 75.00 ................       40          28,218,477.08        11.37
75.01 - 80.00 ................      178          89,896,293.10        36.23
80.01 - 85.00 ................        1             480,000.00         0.19
85.01 - 90.00 ................        6           4,200,943.45         1.69
90.01 - 95.00 ................        4           2,193,624.99         0.88
95.01 - 100.00 ...............       17           8,757,274.03         3.53
                                    ---        ---------------       ------
TOTAL ........................      392        $248,141,758.50       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 3 is expected to be approximately 68.42%.

               ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS(1) - POOL 3

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
  RANGE OF ORIGINAL EFFECTIVE     MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
   LOAN-TO-VALUE RATIOS (%)        LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
 0.01 - 10.00 ................        2        $    542,999.99         0.22%
10.01 - 20.00 ................        3           2,365,000.00         0.95
20.01 - 30.00 ................        7           4,700,301.17         1.89
30.01 - 40.00 ................       14           9,081,297.60         3.66
40.01 - 50.00 ................       30          20,909,000.64         8.43
50.01 - 60.00 ................       37          31,246,149.32        12.59
60.01 - 70.00 ................       78          60,439,714.61        24.36
70.01 - 75.00 ................       40          28,218,477.08        11.37
75.01 - 80.00 ................      177          89,065,093.10        35.89
80.01 - 85.00 ................        1             480,000.00         0.19
85.01 - 90.00 ................        1             456,100.00         0.18
90.01 - 95.00 ................        2             637,624.99         0.26
                                    ---        ---------------       ------
TOTAL ........................      392        $248,141,758.50       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in Pool 3 is expected to be approximately 66.86%

                            CREDIT SCORES(1) - POOL 3

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
     RANGE OF CREDIT SCORE         LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Not Available ................        1        $    188,000.00         0.08%
621 - 640 ....................        2             819,800.00         0.33
641 - 660 ....................        6           2,402,383.33         0.97
661 - 680 ....................       19           9,725,421.21         3.92
681 - 700 ....................       27          18,711,088.16         7.54
701 - 720 ....................       45          27,615,490.68        11.13
721 - 740 ....................       32          19,181,556.54         7.73
741 - 760 ....................       51          32,948,516.85        13.28
761 - 780 ....................       85          59,229,520.28        23.87
781 - 800 ....................       78          47,451,525.29        19.12
801 - 820 ....................       46          29,868,456.16        12.04
                                    ---        ---------------       ------
TOTAL ........................      392        $248,141,758.50       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 3 is expected to be approximately 755. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - POOL 3

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
      GEOGRAPHIC LOCATION          LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Alabama ......................        4        $  1,248,998.76         0.50%
Arizona ......................       13           5,296,143.95         2.13
Arkansas .....................        1             229,600.00         0.09
California ...................       82          58,746,324.96        23.67
Colorado .....................        8           4,424,938.44         1.78
Connecticut ..................       10           7,242,394.88         2.92
District of Columbia .........        2           1,100,000.00         0.44
Florida ......................       29          21,392,760.51         8.62
Georgia ......................       13           5,159,858.33         2.08
Hawaii .......................        2           2,185,000.00         0.88
Idaho ........................        2           1,451,239.18         0.58
Illinois .....................       14           6,944,667.27         2.80
Indiana ......................        2             878,269.72         0.35
Kansas .......................        1             700,000.00         0.28
Kentucky .....................        2             588,000.00         0.24
Louisiana ....................        2             308,374.99         0.12
Maryland .....................       10           5,207,579.43         2.10
Massachusetts ................        7           4,567,339.53         1.84
Michigan .....................        1             464,000.00         0.19
Minnesota ....................        5           2,415,215.99         0.97
Missouri .....................        1             188,000.00         0.08
Montana ......................        1           1,370,999.98         0.55
Nevada .......................        7           4,463,214.31         1.80
New Hampshire ................        3           1,344,900.00         0.54
New Jersey ...................       36          25,075,613.62        10.11
New York .....................       61          49,810,952.80        20.07
North Carolina ...............       12           5,089,649.70         2.05
Ohio .........................        5           2,011,000.00         0.81
Oklahoma .....................        1             217,009.60         0.09
Oregon .......................        1             476,569.91         0.19
Pennsylvania .................        9           4,773,670.32         1.92
Rhode Island .................        1             825,000.00         0.33
South Carolina ...............        1             452,000.00         0.18
Tennessee ....................        4           2,098,614.45         0.85
Texas ........................        9           3,977,688.38         1.60
Utah .........................        2             583,800.00         0.24
Virginia .....................       13           7,461,033.82         3.01
Washington ...................       14           6,887,335.68         2.78
Wyoming ......................        1             483,999.99         0.20
                                    ---        ---------------       ------
TOTAL ........................      392        $248,141,758.50       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut off Date, no more than approximately 1.87% of the Pool 3 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                           OCCUPANCY TYPE(1) - POOL 3

                                                                   PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                 MORTGAGE    AGGREGATE PRINCIPAL     BALANCE
        OCCUPANCY TYPE             LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Primary ......................      347        $220,308,141.07        88.78%
Secondary ....................       34          24,316,106.51         9.80
Investment ...................       11           3,517,510.92         1.42
                                    ---        ---------------       ------
TOTAL ........................      392        $248,141,758.50       100.00%
                                    ===        ===============       ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 3

                                                                   PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                 MORTGAGE    AGGREGATE PRINCIPAL     BALANCE
        PROPERTY TYPE              LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Single Family Residence ......      217        $141,364,133.47        56.97%
Planned Unit Development .....       87          51,726,786.65        20.85
Condominium ..................       73          44,980,763.72        18.13
Cooperative Units ............        9           7,536,036.98         3.04
Two- to Four-Family ..........        5           2,350,037.68         0.95
Townhouse ....................        1             184,000.00         0.07
                                    ---        ---------------       ------
TOTAL ........................      392        $248,141,758.50       100.00%
                                    ===        ===============       ======

                              LOAN PURPOSE - POOL 3

                                                                   PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                 MORTGAGE    AGGREGATE PRINCIPAL     BALANCE
         LOAN PURPOSE              LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Purchase .....................      257        $158,340,877.79        63.81%
Cash-out Refinance ...........       85          54,979,971.18        22.16
Rate/Term Refinance ..........       47          32,150,784.85        12.96
Construction/Permanent .......        2           2,230,741.35         0.90
Home Improvement .............        1             439,383.33         0.18
                                    ---        ---------------       ------
TOTAL ........................      392        $248,141,758.50       100.00%
                                    ===        ===============       ======

                           LOAN DOCUMENTATION - POOL 3

                                                                   PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                 MORTGAGE    AGGREGATE PRINCIPAL     BALANCE
      LOAN DOCUMENTATION           LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Full .........................      233        $155,840,911.82        62.80%
Simply Signature .............       65          34,181,802.59        13.78
No Income Verifier ...........       24          18,678,335.66         7.53
Alternative ..................       28          15,020,974.81         6.05
Full Asset/No Income .........       23          14,966,861.02         6.03
Asset Verification ...........        9           5,067,544.41         2.04
Full Asset/Stated Income .....        6           2,206,599.98         0.89
Limited ......................        2           1,113,042.79         0.45
Streamlined ..................        1             921,765.42         0.37
Automated Underwriting
   System ....................        1             143,920.00         0.06
                                    ---        ---------------       ------
TOTAL ........................      392        $248,141,758.50       100.00%
                                    ===        ===============       ======

                               MARGIN(1) - POOL 3

                                                                   PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                 MORTGAGE    AGGREGATE PRINCIPAL     BALANCE
          MARGIN (%)               LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
2.000 ........................       65        $ 47,065,505.81        18.97%
2.250 ........................      293         158,150,579.31        63.73
2.500 ........................       24          36,772,409.32        14.82
2.750 ........................       10           6,153,264.06         2.48
                                    ---        ---------------       ------
TOTAL ........................      392        $248,141,758.50       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 3 is expected to be approximately 2.252%.

                        MAXIMUM MORTGAGE RATE(1) - POOL 3

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
       RANGE OF MAXIMUM           MORTGAGE    AGGREGATE PRINCIPAL    BALANCE
       MORTGAGE RATE (%)           LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
10.001 - 10.250 ..............        2        $  2,715,544.27         1.09%
10.251 - 10.500 ..............        6           3,888,178.84         1.57
10.501 - 10.750 ..............       12           7,920,477.83         3.19
10.751 - 11.000 ..............       39          28,566,771.52        11.51
11.001 - 11.250 ..............       62          33,185,000.98        13.37
11.251 - 11.500 ..............       96          64,507,074.99        26.00
11.501 - 11.750 ..............      113          72,306,652.68        29.14
11.751 - 12.000 ..............       43          22,674,750.52         9.14
12.001 - 12.250 ..............       15           9,669,306.87         3.90
12.251 - 12.500 ..............        4           2,708,000.00         1.09
                                    ---        ---------------       ------
TOTAL ........................      392        $248,141,758.50       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 3 is expected to be approximately 11.428% per annum.

                      NEXT RATE ADJUSTMENT DATE(1) - POOL 3

                                                                   PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                 MORTGAGE    AGGREGATE PRINCIPAL     BALANCE
   NEXT RATE ADJUSTMENT DATE       LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
May 2015 .....................        1        $    921,765.42         0.37%
July 2015 ....................        1             499,794.52         0.20
August 2015 ..................        2             809,573.94         0.33
September 2015 ...............        1           1,142,311.62         0.46
October 2015 .................        2           1,218,920.07         0.49
November 2015 ................        2             870,311.85         0.35
December 2015 ................        1             965,876.32         0.39
February 2016 ................        2             635,489.94         0.26
March 2016 ...................       16           7,982,269.88         3.22
April 2016 ...................       35          19,728,415.92         7.95
May 2016 .....................       47          34,231,844.10        13.80
June 2016 ....................       54          29,830,246.34        12.02
July 2016 ....................       96          55,182,884.10        22.24
August 2016 ..................       98          68,885,865.92        27.76
September 2016 ...............       34          25,236,188.56        10.17
                                    ---        ---------------       ------
TOTAL ........................      392        $248,141,758.50       100.00%
                                    ===        ===============       ======

----------
(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool 3 is expected to be approximately 117 months.

                        POOL 4 MORTGAGE LOAN STATISTICS

               CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - POOL 4

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
RANGE OF CUT-OFF DATE STATED      MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
   PRINCIPAL BALANCES ($)          LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
        0.01 - 100,000.00             6         $   422,939.68         0.51%
  100,000.01 - 200,000.00            33           5,439,709.18         6.53
  200,000.01 - 300,000.00            26           6,591,159.31         7.91
  300,000.01 - 400,000.00            36          12,735,461.55        15.29
  400,000.01 - 500,000.00            34          15,298,873.97        18.37
  500,000.01 - 600,000.00            11           5,994,877.81         7.20
  600,000.01 - 700,000.00             9           5,764,793.61         6.92
  700,000.01 - 800,000.00             3           2,264,900.78         2.72
  800,000.01 - 900,000.00             2           1,714,760.58         2.06
  900,000.01 - 1,000,000.00           3           2,943,909.48         3.54
1,000,000.01 - 1,100,000.00           1           1,080,000.00         1.30
1,100,000.01 - 1,200,000.00           1           1,199,717.43         1.44
1,200,000.01 - 1,300,000.00           2           2,543,750.00         3.05
1,300,000.01 - 1,400,000.00           1           1,350,000.00         1.62
1,400,000.01 - 1,500,000.00           1           1,485,639.36         1.78
1,500,000.01 - 2,000,000.00           5           9,018,002.03        10.83
2,000,000.01 - 2,500,000.00           2           4,427,269.39         5.32
2,500,000.01 - 3,000,000.00           1           3,000,000.00         3.60
                                    ---         --------------       ------
TOTAL.........................      177         $83,275,764.16       100.00%
                                    ===         ==============       ======

----------
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 4 is expected to be approximately $470,484.

                       CURRENT MORTGAGE RATES(1) - POOL 4

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
       RANGE OF CURRENT           MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
      MORTGAGE RATES (%)           LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
3.751 - 4.000.................        1         $   315,630.74         0.38%
4.251 - 4.500.................        4           1,650,180.49         1.98
4.501 - 4.750.................        3           1,179,141.51         1.42
4.751 - 5.000.................       14           5,906,515.01         7.09
5.001 - 5.250.................       34          15,467,937.12        18.57
5.251 - 5.500.................       57          27,554,219.74        33.09
5.501 - 5.750.................       27          13,134,280.08        15.77
5.751 - 6.000.................       19           9,655,408.93        11.59
6.001 - 6.250.................       12           4,983,483.99         5.98
6.251 - 6.500.................        6           3,428,966.54         4.12
                                    ---         --------------       ------
TOTAL.........................      177         $83,275,764.16       100.00%
                                    ===         ==============       ======

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 4 is expected to be approximately 5.512% per annum.

                     REMAINING TERM TO MATURITY(1) - POOL 4

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
      RANGE OF REMAINING          MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
         TERM (MONTHS)             LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
306 - 310.....................        1         $   428,994.43         0.52%
311 - 315.....................        6           1,661,908.74         2.00
316 - 320.....................        2             448,032.93         0.54
321 - 325.....................        4           1,072,274.11         1.29
326 - 330.....................        2             699,712.30         0.84
331 - 335.....................        8           5,201,316.38         6.25
336 - 340.....................        3           1,115,842.83         1.34
341 - 345.....................       29          11,539,711.83        13.86
346 - 350.....................       88          40,494,174.57        48.63
351 - 355.....................       28          16,585,545.53        19.92
356 - 360.....................        6           4,028,250.51         4.84
                                    ---         --------------       ------
TOTAL.........................      177         $83,275,764.16       100.00%
                                    ===         ==============       ======

----------
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 4 is expected to be approximately 346 months

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 4
                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
       RANGE OF ORIGINAL          MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
   LOAN-TO-VALUE RATIOS (%)        LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
10.01 - 20.00.................        1         $   500,000.00         0.60%
20.01 - 30.00.................        2           2,134,162.60         2.56
30.01 - 40.00.................        6           2,392,670.03         2.87
40.01 - 50.00.................        8           4,984,969.98         5.99
50.01 - 60.00.................        8           8,266,080.79         9.93
60.01 - 70.00.................       32          20,461,155.67        24.57
70.01 - 75.00.................       18           9,089,211.38        10.91
75.01 - 80.00.................       91          31,566,338.01        37.91
80.01 - 85.00.................        4           1,272,940.76         1.53
85.01 - 90.00.................        4           1,559,284.80         1.87
90.01 - 95.00.................        2             668,950.15         0.80
95.01 - 100.00................        1             380,000.00         0.46
                                    ---         --------------       ------
TOTAL.........................      177         $83,275,764.16       100.00%
                                    ===         ==============       ======

----------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 4 is expected to be approximately 68.43%.

               ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS(1) - POOL 4

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
  RANGE OF ORIGINAL EFFECTIVE     MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
   LOAN-TO-VALUE RATIOS (%)        LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
10.01 - 20.00.................        1         $   500,000.00         0.60%
20.01 - 30.00.................        2           2,134,162.60         2.56
30.01 - 40.00.................        6           2,392,670.03         2.87
40.01 - 50.00.................        8           4,984,969.98         5.99
50.01 - 60.00.................        8           8,266,080.79         9.93
60.01 - 70.00.................       32          20,461,155.67        24.57
70.01 - 75.00.................       19           9,469,211.37        11.37
75.01 - 80.00.................       91          31,566,338.01        37.91
80.01 - 85.00.................        4           1,272,940.76         1.53
85.01 - 90.00.................        4           1,559,284.80         1.87
90.01 - 95.00.................        2             668,950.15         0.80
                                    ---         --------------       ------
TOTAL.........................      177         $83,275,764.16       100.00%
                                    ===         ==============       ======

----------
(1) As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in Pool 4 is expected to be approximately 68.32%.

                            CREDIT SCORES(1) - POOL 4

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
     RANGE OF CREDIT SCORE         LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Not Available.................        4         $ 1,886,995.38         2.27%
621 - 640.....................        2             484,892.73         0.58
641 - 660.....................        5           1,370,028.04         1.65
661 - 680.....................        9           3,037,623.40         3.65
681 - 700.....................       29          10,578,981.59        12.70
701 - 720.....................       23          12,718,287.64        15.27
721 - 740.....................       30          14,250,710.49        17.11
741 - 760.....................       24          12,294,086.84        14.76
761 - 780.....................       22          14,151,972.28        16.99
781 - 800.....................       19           8,781,687.73        10.55
801 - 820.....................        9           3,436,373.67         4.13
821 - 840.....................        1             284,124.37         0.34
                                    ---         --------------       ------
TOTAL.........................      177         $83,275,764.16       100.00%
                                    ===         ==============       ======

----------
(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 4 is expected to be approximately 738. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - POOL 4

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
      GEOGRAPHIC LOCATION          LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Alabama.......................       10         $ 3,916,162.15         4.70%
Arizona.......................        6           2,048,538.67         2.46
California....................       35          22,337,852.98        26.82
Colorado......................        4           3,880,363.58         4.66
Connecticut...................        3           1,118,623.99         1.34
Delaware......................        2             713,931.91         0.86
District of Columbia..........        1             600,000.00         0.72
Florida.......................       29          12,651,787.93        15.19
Georgia.......................        3             539,222.91         0.65
Hawaii........................        2           1,068,159.71         1.28
Idaho.........................        1             364,968.45         0.44
Illinois......................        1             177,782.42         0.21
Kentucky......................        1             157,326.24         0.19
Louisiana.....................        5           2,481,974.18         2.98
Maryland......................        5           2,436,891.94         2.93
Massachusetts.................        2           2,413,920.00         2.90
Minnesota.....................        2             449,862.70         0.54
Mississippi...................        2             718,105.53         0.86
Nevada........................        5           2,150,365.50         2.58
New Jersey....................        7           3,082,060.74         3.70
New York......................        9           6,236,012.96         7.49
North Carolina................        1             399,000.00         0.48
Ohio..........................        2             326,270.89         0.39
Oregon........................        2             565,620.45         0.68
Pennsylvania..................        2             809,675.39         0.97
South Carolina................        2             574,713.41         0.69
Tennessee.....................        1             223,399.75         0.27
Texas.........................       16           5,084,478.62         6.11
Virginia......................        7           3,282,983.06         3.94
Washington....................        9           2,465,708.08         2.96
                                    ---         --------------       ------
TOTAL.........................      177         $83,275,764.16       100.00%
                                    ===         ==============       ======

----------
(1) As of the Cut off Date, no more than approximately 3.60% of the Pool 4 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                           OCCUPANCY TYPE(1) - POOL 4

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
        OCCUPANCY TYPE             LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Primary.......................      133         $61,846,436.75        74.27%
Secondary.....................       35          19,140,821.20        22.98
Investment....................        9           2,288,506.21         2.75
                                    ---         --------------       ------
TOTAL.........................      177         $83,275,764.16       100.00%
                                    ===         ==============       ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 4

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
         PROPERTY TYPE             LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Single Family Residence.......      130         $61,654,912.68        74.04%
Condominium...................       40          18,858,745.08        22.65
Cooperative Units.............        4           1,945,400.01         2.34
Planned Unit Development......        3             816,706.39         0.98
                                    ---         --------------       ------
TOTAL.........................      177         $83,275,764.16       100.00%
                                    ===         ==============       ======

                              LOAN PURPOSE - POOL 4

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
         LOAN PURPOSE              LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Purchase......................      112         $50,011,713.93        60.06%
Cash-out Refinance............       44          21,926,686.49        26.33
Rate/Term Refinance...........       21          11,337,363.75        13.61
                                    ---         --------------       ------
TOTAL.........................      177         $83,275,764.16       100.00%
                                    ===         ==============       ======

                           LOAN DOCUMENTATION - POOL 4

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
      LOAN DOCUMENTATION           LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
Full Documentation............       87         $43,138,769.72        51.80%
Asset Verification............       70          32,609,720.99        39.16
No Documentation..............       18           6,612,651.52         7.94
Income........................        2             914,621.94         1.10
                                    ---         --------------       ------
TOTAL.........................      177         $83,275,764.16       100.00%
                                    ===         ==============       ======

                               MARGIN(1) - POOL 4

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
          MARGIN (%)               LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
2.250 ........................       17         $ 6,734,045.33         8.09%
2.750 ........................      160          76,541,718.83        91.91
                                    ---         --------------       ------
TOTAL ........................      177         $83,275,764.16       100.00%
                                    ===         ==============       ======

----------
(1) As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 4 is expected to be approximately 2.710%.

                        MAXIMUM MORTGAGE RATE(1) - POOL 4

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
   RANGE OF MAXIMUM MORTGAGE      MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
           RATE (%)                LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
8.751 - 9.000 ................        1         $   315,630.74         0.38%
9.251 - 9.500 ................        4           1,650,180.49         1.98
9.501 - 9.750 ................        3           1,179,141.51         1.42
9.751 - 10.000 ...............       14           5,906,515.01         7.09
10.001 - 10.250 ..............       34          15,467,937.12        18.57
10.251 - 10.500 ..............       57          27,554,219.74        33.09
10.501 - 10.750 ..............       27          13,134,280.08        15.77
10.751 - 11.000 ..............       19           9,655,408.93        11.59
11.001 - 11.250 ..............       12           4,983,483.99         5.98
11.251 - 11.500 ..............        6           3,428,966.54         4.12
                                    ---         --------------       ------
TOTAL ........................      177         $83,275,764.16       100.00%
                                    ===         ==============       ======

----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 4 is expected to be approximately 10.512% per annum.

                      NEXT RATE ADJUSTMENT DATE(1) - POOL 4

                                                                    PERCENT OF
                                                                    AGGREGATE
                                 NUMBER OF                          PRINCIPAL
                                  MORTGAGE   AGGREGATE PRINCIPAL     BALANCE
   NEXT RATE ADJUSTMENT DATE       LOANS     BALANCE OUTSTANDING   OUTSTANDING
------------------------------   ---------   -------------------   -----------
March 2007 ...................        1         $   428,994.43         0.52%
September 2007 ...............        2             627,865.99         0.75
October 2007 .................        3             726,932.43         0.87
December 2007 ................        1             307,110.31         0.37
February 2008 ................        1             442,367.39         0.53
May 2008 .....................        1               5,665.54         0.01
June 2008 ....................        1              81,100.00         0.10
July 2008 ....................        2             807,011.52         0.97
October 2008 .................        1             184,162.60         0.22
November 2008 ................        1             488,712.30         0.59
January 2009 .................        1             211,000.00         0.25
June 2009 ....................        1             315,630.74         0.38
July 2009 ....................        2             742,633.88         0.89
August 2009 ..................        5           4,143,051.76         4.98
September 2009 ...............        1             500,000.00         0.60
January 2010 .................        2             615,842.83         0.74
February 2010 ................        4           2,237,909.48         2.69
March 2010 ...................        4           1,393,555.32         1.67
April 2010 ...................        6           2,481,437.46         2.98
May 2010 .....................        5           1,186,956.43         1.43
June 2010 ....................       10           4,239,853.15         5.09
July 2010 ....................        9           5,139,912.13         6.17
August 2010 ..................       11           5,118,552.87         6.15
September 2010 ...............       27           8,383,001.65        10.07
October 2010 .................       35          18,648,531.04        22.39
November 2010 ................        6           3,204,176.89         3.85
December 2010 ................       18           8,369,771.72        10.05
January 2011 .................        7           7,481,745.81         8.98
February 2011 ................        2             552,000.00         0.66
March 2011 ...................        1             182,028.00         0.22
May 2011 .....................        1             164,177.39         0.20
July 2011 ....................        4           3,225,673.12         3.87
August 2011 ..................        1             638,400.00         0.77
                                    ---         --------------       ------
TOTAL ........................      177         $83,275,764.16       100.00%
                                    ===         ==============       ======

----------
(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool 4 is expected to be approximately 46 months.

                      [This page intentionally left blank.]

                                   ANNEX B-1:
                      ASSUMED MORTGAGE LOAN CHARACTERISTICS



                                                                           ORIGINAL TERM                         REMAINING
MORTGAGE                     PRINCIPAL     GROSS MORTGAGE   NET MORTGAGE    TO MATURITY    REMAINING TERM TO   INTEREST-ONLY
  POOL         INDEX        BALANCE ($)       RATE (%)        RATE (%)        (MONTHS)     MATURITY (MONTHS)   TERM (MONTHS)
--------   ------------   --------------   --------------   ------------   -------------   -----------------   -------------
 Pool 1     1-YEAR CMT      1,168,384.31      6.439075        6.180575          360               358               N/A
 Pool 1    1-YEAR LIBOR       285,050.00      5.750000        5.491500          360               351               111
 Pool 1    1-YEAR LIBOR       240,000.00      6.125000        5.741500          360               352               112
 Pool 1    1-YEAR LIBOR     1,506,051.08      6.328089        6.015766          360               354               114
 Pool 1    1-YEAR LIBOR    15,463,309.83      6.254700        5.996200          360               357               117
 Pool 1    1-YEAR LIBOR    43,069,729.83      6.426910        6.129409          360               358               118
 Pool 1    1-YEAR LIBOR     3,597,185.00      6.322229        5.940334          360               360               120
 Pool 1    1-YEAR LIBOR       712,400.00      6.459643        6.201143          360               357               117
 Pool 1    1-YEAR LIBOR    69,112,543.69      6.404054        6.145554          360               359               119
 Pool 1    1-YEAR LIBOR     1,567,851.00      5.543164        5.284664          360               348                48
 Pool 1    1-YEAR LIBOR     1,689,960.00      6.247417        5.988917          360               351                51
 Pool 1    1-YEAR LIBOR       465,000.00      5.875000        5.616500          360               353                53
 Pool 1    1-YEAR LIBOR     3,506,890.00      6.148508        5.830521          360               355                55
 Pool 1    1-YEAR LIBOR    11,285,923.06      6.335146        6.054895          360               357                57
 Pool 1    1-YEAR LIBOR    23,674,782.25      6.529789        6.258150          360               358                58
 Pool 1    1-YEAR LIBOR    14,854,533.30      6.498761        6.240261          360               359                59
 Pool 1    1-YEAR LIBOR       475,900.00      5.250000        4.991500          360               342               N/A
 Pool 1    1-YEAR LIBOR       606,255.51      5.557749        5.224653          360               352               N/A
 Pool 1    1-YEAR LIBOR     1,627,860.02      5.782698        5.457388          360               355               N/A
 Pool 1    1-YEAR LIBOR     6,281,069.63      6.380081        6.088866          360               357               N/A
 Pool 1    1-YEAR LIBOR    16,049,813.45      6.250031        5.904138          360               359               N/A
 Pool 1    1-YEAR LIBOR     1,257,336.80      5.681538        5.298038          360               360               N/A
 Pool 1    1-YEAR LIBOR     5,018,072.25      6.118782        5.860282          360               359               N/A
 Pool 2     1-YEAR CMT        496,626.70      6.250000        5.991500          360               353               N/A
 Pool 2    1-YEAR LIBOR       425,989.86      5.582129        5.280759          360               346               106
 Pool 2    1-YEAR LIBOR       151,999.40      5.625000        5.241500          360               348               108
 Pool 2    1-YEAR LIBOR       260,000.00      5.875000        5.491500          360               351               111
 Pool 2    1-YEAR LIBOR       886,987.26      6.454904        6.151307          360               353               113
 Pool 2    1-YEAR LIBOR     7,811,184.67      6.262179        6.003679          360               355               115
 Pool 2    1-YEAR LIBOR    25,335,285.25      6.359714        6.085826          360               356               116
 Pool 2    1-YEAR LIBOR   106,047,652.68      6.473781        6.204837          360               359               119
 Pool 2    1-YEAR LIBOR    41,335,195.25      6.453529        6.188648          360               360               120
 Pool 2    1-YEAR LIBOR       561,646.27      6.125000        5.866500          360               355               115
 Pool 2    1-YEAR LIBOR     5,321,107.70      6.346693        6.088193          360               357               117
 Pool 2    1-YEAR LIBOR       602,243.04      5.590561        5.332061          360               347                71
 Pool 2    1-YEAR LIBOR       840,933.88      5.567633        5.309133          360               348                72
 Pool 2    1-YEAR LIBOR     3,417,804.68      5.919505        5.661005          360               351                75
 Pool 2    1-YEAR LIBOR     6,456,813.27      5.979426        5.720926          360               353                77
 Pool 2    1-YEAR LIBOR    15,810,345.99      6.107315        5.848815          360               355                79
 Pool 2    1-YEAR LIBOR    10,832,268.29      6.117297        5.848459          360               357                81
 Pool 2    1-YEAR LIBOR     4,421,569.00      6.342308        6.083808          360               358                82
 Pool 2    1-YEAR LIBOR       631,198.50      6.375000        6.116500          360               355                79
 Pool 2    1-YEAR LIBOR    17,071,873.17      6.379221        6.120721          360               357                81

                                                                                      INCREASE IN
                                                                                     SERVICING FEE
                       MAXIMUM       MONTHS TO NEXT      INITIAL      SUBSEQUENT      AFTER FIRST
MORTGAGE   MARGIN   MORTGAGE RATE   RATE ADJUSTMENT     PERIODIC       PERIODIC     ADJUSTMENT DATE
  POOL       (%)         (%)              DATE        RATE CAP (%)   RATE CAP (%)          (%)
--------   ------   -------------   ---------------   ------------   ------------   ---------------
 Pool 1    2.814        11.439            58              5.000         2.000             0.125
 Pool 1    2.250        10.750            51              5.000         2.000               N/A
 Pool 1    2.250        11.125            52              5.000         2.000               N/A
 Pool 1    2.308        11.328            54              5.000         2.000               N/A
 Pool 1    2.250        10.872            57              5.000         2.000               N/A
 Pool 1    2.250        11.340            58              5.000         2.000               N/A
 Pool 1    2.250        11.322            60              5.000         2.000               N/A
 Pool 1    2.331        11.460            57              4.031         2.000             0.125
 Pool 1    2.250        11.404            59              5.000         2.000             0.125
 Pool 1    2.250        10.543            48              2.333         2.000               N/A
 Pool 1    2.250        11.247            51              2.435         2.000               N/A
 Pool 1    2.250        10.875            53              2.000         2.000               N/A
 Pool 1    2.250        11.149            55              5.000         2.000               N/A
 Pool 1    2.279        11.335            57              5.000         2.000               N/A
 Pool 1    2.287        11.530            58              5.000         2.000               N/A
 Pool 1    2.250        11.499            59              5.000         2.000             0.125
 Pool 1    2.250        10.250            42              2.000         2.000               N/A
 Pool 1    2.250        10.558            52              3.790         2.000               N/A
 Pool 1    2.396        10.783            55              4.458         2.000               N/A
 Pool 1    2.335        11.380            57              5.000         2.000               N/A
 Pool 1    2.372        11.183            59              5.000         2.000               N/A
 Pool 1    2.250        10.682            60              5.000         2.000               N/A
 Pool 1    2.250        11.119            59              5.000         2.000             0.125
 Pool 2    2.750        12.250            77              2.000         2.000               N/A
 Pool 2    2.250        10.582            70              5.000         2.000               N/A
 Pool 2    2.250        10.625            72              5.000         2.000               N/A
 Pool 2    2.250        10.875            75              5.000         2.000               N/A
 Pool 2    2.410        12.094            77              3.082         2.000               N/A
 Pool 2    2.261        11.305            79              5.043         2.000               N/A
 Pool 2    2.252        11.368            80              5.009         2.000               N/A
 Pool 2    2.279        11.474            83              5.000         2.000               N/A
 Pool 2    2.324        11.454            84              5.000         2.000               N/A
 Pool 2    2.250        11.125            79              5.000         2.000             0.125
 Pool 2    2.250        11.347            81              5.000         2.000             0.125
 Pool 2    2.250        10.591            71              5.000         2.000               N/A
 Pool 2    2.250        10.568            72              5.000         2.000               N/A
 Pool 2    2.250        10.920            75              3.989         3.011               N/A
 Pool 2    2.250        10.979            77              5.000         2.000               N/A
 Pool 2    2.250        11.107            79              5.000         2.000               N/A
 Pool 2    2.250        11.117            81              5.000         2.000               N/A
 Pool 2    2.250        11.342            82              5.000         2.000               N/A
 Pool 2    2.250        11.375            79              5.000         2.000             0.125
 Pool 2    2.250        11.379            81              5.000         2.000             0.125



                                                                           ORIGINAL TERM                         REMAINING
MORTGAGE                     PRINCIPAL     GROSS MORTGAGE   NET MORTGAGE    TO MATURITY    REMAINING TERM TO   INTEREST-ONLY
  POOL         INDEX        BALANCE ($)       RATE (%)        RATE (%)        (MONTHS)     MATURITY (MONTHS)   TERM (MONTHS)
--------   -------------   -------------   --------------   ------------   -------------   -----------------   -------------
 Pool 2     1-YEAR LIBOR       98,503.51      5.375000        4.991500          360               347                N/A
 Pool 2     1-YEAR LIBOR    9,781,166.03      6.189652        5.928915          360               355                N/A
 Pool 2     1-YEAR LIBOR   11,547,812.40      6.083924        5.825424          360               356                N/A
 Pool 2     1-YEAR LIBOR   21,739,407.63      6.387112        6.128612          360               359                N/A
 Pool 2     1-YEAR LIBOR    7,748,850.00      6.505628        6.247128          360               360                N/A
 Pool 2     1-YEAR LIBOR    1,031,037.33      5.615244        5.356744          360               357                N/A
 Pool 2    6-MONTH LIBOR      387,652.54      6.080000        5.696500          360               355                115
 Pool 2    6-MONTH LIBOR    2,570,041.18      6.198943        5.940443          360               356                116
 Pool 2    6-MONTH LIBOR   28,852,279.40      6.266117        6.007617          360               358                118
 Pool 2    6-MONTH LIBOR    4,392,209.30      6.327838        6.055137          360               355                 79
 Pool 2    6-MONTH LIBOR   16,929,963.66      6.357007        6.090757          360               357                 81
 Pool 2    6-MONTH LIBOR    4,839,303.24      6.525266        6.266766          360               358                 82
 Pool 2    6-MONTH LIBOR      818,364.49      6.278788        6.020288          360               357                N/A
 Pool 2    6-MONTH LIBOR    1,164,245.05      6.068836        5.810336          360               358                N/A
 Pool 3     1-YEAR LIBOR      323,200.00      5.375000        4.991500          360               347                107
 Pool 3     1-YEAR LIBOR    1,842,265.79      5.594986        5.336486          360               348                108
 Pool 3     1-YEAR LIBOR      237,300.00      6.250000        5.991500          360               350                110
 Pool 3     1-YEAR LIBOR      635,489.94      6.250000        5.991500          360               353                113
 Pool 3     1-YEAR LIBOR   18,814,076.88      6.139725        5.879365          360               355                115
 Pool 3     1-YEAR LIBOR   30,772,733.06      6.367218        6.107709          360               356                116
 Pool 3     1-YEAR LIBOR   86,719,950.80      6.605319        6.338272          360               359                119
 Pool 3     1-YEAR LIBOR   24,035,951.56      6.577037        6.318537          360               360                120
 Pool 3     1-YEAR LIBOR      921,765.42      5.125000        4.866500          360               344                N/A
 Pool 3     1-YEAR LIBOR      986,168.46      5.375000        5.116500          360               346                N/A
 Pool 3     1-YEAR LIBOR      518,965.90      5.875000        5.616500          360               349                N/A
 Pool 3     1-YEAR LIBOR    1,598,888.17      5.776023        5.517523          360               351                N/A
 Pool 3     1-YEAR LIBOR    6,095,910.31      5.831955        5.573455          360               355                N/A
 Pool 3     1-YEAR LIBOR   14,739,088.55      6.093103        5.834603          360               356                N/A
 Pool 3     1-YEAR LIBOR   11,765,997.85      6.201688        5.943188          360               359                N/A
 Pool 3     1-YEAR LIBOR      738,500.00      6.375000        6.116500          360               360                N/A
 Pool 3    6-MONTH LIBOR    2,800,698.61      6.313917        6.055417          360               355                115
 Pool 3    6-MONTH LIBOR   17,977,332.86      6.381846        6.120294          360               357                117
 Pool 3    6-MONTH LIBOR   25,582,801.37      6.669092        6.404947          360               358                118
 Pool 3    6-MONTH LIBOR      461,737.00      6.720000        6.461500          360               360                120
 Pool 3    6-MONTH LIBOR      572,935.97      6.580000        6.321500          360               356                N/A
 Pool 4      1-YEAR CMT     1,946,773.00      5.188246        4.929746          360               346                106
 Pool 4      1-YEAR CMT     9,415,541.76      5.381165        5.122665          360               349                109
 Pool 4      1-YEAR CMT     4,119,802.41      5.715264        5.456764          360               351                111
 Pool 4      1-YEAR CMT       400,000.00      5.625000        5.366500          360               353                113
 Pool 4      1-YEAR CMT       164,177.39      5.750000        5.491500          360               356                116
 Pool 4      1-YEAR CMT     1,800,000.00      6.062500        5.804000          360               358                118
 Pool 4      1-YEAR CMT        81,100.00      5.500000        5.241500          360               321                 21
 Pool 4      1-YEAR CMT       807,011.52      5.058553        4.800053          360               322                 22
 Pool 4      1-YEAR CMT       211,000.00      5.125000        4.866500          360               328                 28
 Pool 4      1-YEAR CMT     1,234,843.75      5.630247        5.371747          360               334                 34
 Pool 4      1-YEAR CMT       500,000.00      5.000000        4.741500          360               336                 36
 Pool 4      1-YEAR CMT     2,853,752.31      5.288609        5.030109          360               341                 41

                                                                                      INCREASE IN
                                                                                     SERVICING FEE
                       MAXIMUM       MONTHS TO NEXT      INITIAL      SUBSEQUENT      AFTER FIRST
MORTGAGE   MARGIN   MORTGAGE RATE   RATE ADJUSTMENT     PERIODIC       PERIODIC     ADJUSTMENT DATE
  POOL      (%)          (%)              DATE        RATE CAP (%)   RATE CAP (%)         (%)
--------   ------   -------------   ---------------   ------------   ------------   ---------------
 Pool 2     2.250       10.375             71             5.000          2.000             N/A
 Pool 2     2.308       11.190             79             5.000          2.000             N/A
 Pool 2     2.346       11.119             80             5.035          2.000             N/A
 Pool 2     2.333       11.446             83             5.059          2.000             N/A
 Pool 2     2.290       11.506             84             5.000          2.000             N/A
 Pool 2     2.250       10.615             81             5.000          2.000           0.125
 Pool 2     2.000       11.080             79             5.000          1.000             N/A
 Pool 2     2.109       11.199             80             5.000          1.000             N/A
 Pool 2     2.250       11.266             82             5.000          1.000             N/A
 Pool 2     2.000       11.328             79             5.000          1.000             N/A
 Pool 2     2.000       11.357             81             5.000          1.000             N/A
 Pool 2     2.000       11.525             82             5.000          1.000             N/A
 Pool 2     2.058       11.279             81             5.000          1.000             N/A
 Pool 2     2.250       11.069             82             5.000          1.000             N/A
 Pool 3     2.250       10.375            107             5.000          2.000             N/A
 Pool 3     2.405       10.595            108             5.000          2.000             N/A
 Pool 3     2.250       11.250            110             5.000          2.000             N/A
 Pool 3     2.250       11.250            113             5.000          2.000             N/A
 Pool 3     2.250       11.140            115             5.000          2.000             N/A
 Pool 3     2.280       11.367            116             5.000          2.000             N/A
 Pool 3     2.314       11.605            119             5.000          2.000             N/A
 Pool 3     2.286       11.577            120             5.000          2.000             N/A
 Pool 3     2.250       10.125            104             5.000          2.000             N/A
 Pool 3     2.250       10.375            106             5.000          2.000             N/A
 Pool 3     2.250       10.875            109             5.000          2.000             N/A
 Pool 3     2.250       10.776            111             5.000          2.000             N/A
 Pool 3     2.376       10.832            115             5.000          2.000             N/A
 Pool 3     2.451       11.093            116             5.000          2.000             N/A
 Pool 3     2.329       11.202            119             5.000          2.000             N/A
 Pool 3     2.250       11.375            120             5.000          2.000             N/A
 Pool 3     2.000       11.314            115             5.000          1.000             N/A
 Pool 3     2.000       11.382            117             5.000          1.000             N/A
 Pool 3     2.003       11.669            118             5.000          1.013             N/A
 Pool 3     2.000       11.720            120             5.000          1.000             N/A
 Pool 3     2.000       11.580            116             5.000          1.000             N/A
 Pool 4     2.750       10.188             46             5.000          2.000             N/A
 Pool 4     2.750       10.381             49             5.000          2.000             N/A
 Pool 4     2.750       10.715             51             5.000          2.000             N/A
 Pool 4     2.750       10.625             53             5.000          2.000             N/A
 Pool 4     2.750       10.750             56             5.000          2.000             N/A
 Pool 4     2.750       11.063             58             5.000          2.000             N/A
 Pool 4     2.750       10.500             21             5.000          2.000             N/A
 Pool 4     2.750       10.059             22             5.000          2.000             N/A
 Pool 4     2.750       10.125             28             5.000          2.000             N/A
 Pool 4     2.750       10.630             34             5.000          2.000             N/A
 Pool 4     2.750       10.000             36             5.000          2.000             N/A
 Pool 4     2.750       10.289             41             5.000          2.000             N/A



                                                                          ORIGINAL TERM                         REMAINING
MORTGAGE                      PRINCIPAL   GROSS MORTGAGE   NET MORTGAGE    TO MATURITY    REMAINING TERM TO   INTEREST-ONLY
  POOL         INDEX        BALANCE ($)      RATE (%)        RATE (%)        (MONTHS)     MATURITY (MONTHS)   TERM (MONTHS)
--------   ------------   -------------   --------------   ------------   -------------   -----------------   -------------
 Pool 4     1-YEAR CMT     2,528,210.79      5.366487        5.107987          360               343                43
 Pool 4     1-YEAR CMT     3,623,339.40      5.394231        5.135731          360               345                45
 Pool 4     1-YEAR CMT     6,246,831.32      5.402584        5.144084          360               347                47
 Pool 4     1-YEAR CMT    14,850,625.96      5.442467        5.183967          360               349                49
 Pool 4     1-YEAR CMT     5,866,631.08      5.861210        5.602710          360               351                51
 Pool 4     1-YEAR CMT     5,863,395.81      5.874952        5.616452          360               352                52
 Pool 4     1-YEAR CMT       182,028.00      6.250000        5.991500          360               354                54
 Pool 4     1-YEAR CMT     1,888,400.00      6.001774        5.743274          360               358                58
 Pool 4     1-YEAR CMT       428,994.43      6.250000        5.991500          360               306               N/A
 Pool 4     1-YEAR CMT       442,808.06      5.523189        5.264689          360               313               N/A
 Pool 4     1-YEAR CMT       307,110.31      5.250000        4.991500          360               315               N/A
 Pool 4     1-YEAR CMT         5,665.54      5.750000        5.491500          360               320               N/A
 Pool 4     1-YEAR CMT       184,162.60      5.375000        5.116500          360               325               N/A
 Pool 4     1-YEAR CMT       488,712.30      5.250000        4.991500          360               326               N/A
 Pool 4     1-YEAR CMT       315,630.74      4.000000        3.741500          360               333               N/A
 Pool 4     1-YEAR CMT     3,650,841.89      5.407247        5.148747          360               335               N/A
 Pool 4     1-YEAR CMT       991,079.81      5.237485        4.978985          360               342               N/A
 Pool 4     1-YEAR CMT       597,012.03      5.263523        5.005023          360               345               N/A
 Pool 4     1-YEAR CMT     1,934,460.67      5.067669        4.809169          360               347               N/A
 Pool 4     1-YEAR CMT     1,540,966.70      5.336558        5.078058          360               349               N/A
 Pool 4     1-YEAR CMT       895,136.14      5.515525        5.257025          360               351               N/A
 Pool 4     1-YEAR CMT       175,673.11      6.375000        6.116500          360               358               N/A
 Pool 4    1-YEAR LIBOR      328,000.00      5.250000        4.991500          360               348               108
 Pool 4    1-YEAR LIBOR      496,000.00      5.875000        5.616500          360               350               110
 Pool 4    1-YEAR LIBOR      201,600.00      6.375000        6.116500          360               352               112
 Pool 4    1-YEAR LIBOR      841,489.70      5.250000        4.991500          360               345                45
 Pool 4    1-YEAR LIBOR      130,400.00      5.375000        5.116500          360               347                47
 Pool 4    1-YEAR LIBOR      896,398.26      5.569957        5.311457          360               348                48
 Pool 4    1-YEAR LIBOR      196,378.98      6.125000        5.866500          360               351                51
 Pool 4    1-YEAR LIBOR    1,568,750.00      5.924303        5.665803          360               352                52
 Pool 4    1-YEAR LIBOR      911,990.37      5.714936        5.456436          360               312               N/A
 Pool 4    1-YEAR LIBOR      442,367.39      5.250000        4.991500          360               317               N/A
 Pool 4    1-YEAR LIBOR      355,702.18      5.000000        4.741500          360               343               N/A
 Pool 4    1-YEAR LIBOR      364,968.45      5.125000        4.866500          360               345               N/A

                                                                                      INCREASE IN
                                                                                     SERVICING FEE
                       MAXIMUM       MONTHS TO NEXT      INITIAL      SUBSEQUENT      AFTER FIRST
MORTGAGE   MARGIN   MORTGAGE RATE   RATE ADJUSTMENT     PERIODIC       PERIODIC     ADJUSTMENT DATE
  POOL       (%)         (%)              DATE        RATE CAP (%)   RATE CAP (%)         (%)
--------   ------   -------------   ---------------   ------------   ------------   ---------------
 Pool 4     2.750       10.366            43              5.000         2.000             N/A
 Pool 4     2.750       10.394            45              5.000         2.000             N/A
 Pool 4     2.750       10.403            47              5.000         2.000             N/A
 Pool 4     2.750       10.442            49              5.000         2.000             N/A
 Pool 4     2.750       10.861            51              5.000         2.000             N/A
 Pool 4     2.750       10.875            52              5.000         2.000             N/A
 Pool 4     2.750       11.250            54              5.000         2.000             N/A
 Pool 4     2.750       11.002            58              5.000         2.000             N/A
 Pool 4     2.750       11.250             6              5.000         2.000             N/A
 Pool 4     2.750       10.523            13              5.000         2.000             N/A
 Pool 4     2.750       10.250            15              5.000         2.000             N/A
 Pool 4     2.750       10.750            20              5.000         2.000             N/A
 Pool 4     2.750       10.375            25              5.000         2.000             N/A
 Pool 4     2.750       10.250            26              5.000         2.000             N/A
 Pool 4     2.750        9.000            33              5.000         2.000             N/A
 Pool 4     2.750       10.407            35              5.000         2.000             N/A
 Pool 4     2.750       10.237            42              5.000         2.000             N/A
 Pool 4     2.750       10.264            45              5.000         2.000             N/A
 Pool 4     2.750       10.068            47              5.000         2.000             N/A
 Pool 4     2.750       10.337            49              5.000         2.000             N/A
 Pool 4     2.750       10.516            51              5.000         2.000             N/A
 Pool 4     2.750       11.375            58              5.000         2.000             N/A
 Pool 4     2.250       10.250            48              5.000         2.000             N/A
 Pool 4     2.250       10.875            50              5.000         2.000             N/A
 Pool 4     2.250       11.375            52              5.000         2.000             N/A
 Pool 4     2.250       10.250            45              5.000         2.000             N/A
 Pool 4     2.250       10.375            47              5.000         2.000             N/A
 Pool 4     2.250       10.570            48              5.000         2.000             N/A
 Pool 4     2.250       11.125            51              5.000         2.000             N/A
 Pool 4     2.250       10.924            52              5.000         2.000             N/A
 Pool 4     2.250       10.715            12              5.000         2.000             N/A
 Pool 4     2.250       10.250            17              5.000         2.000             N/A
 Pool 4     2.250       10.000            43              5.000         2.000             N/A
 Pool 4     2.250       10.125            45              5.000         2.000             N/A

                  ANNEX B-2: PRINCIPAL AMOUNT DECREMENT TABLES

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                          CLASS 1-A-1 AND
                                     CLASS 1-A-1M CERTIFICATES            CLASS 1-A-2 CERTIFICATES
                                 ---------------------------------   ---------------------------------
       DISTRIBUTION DATE           0%     15%    25%    35%    50%     0%     15%    25%    35%    50%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial ......................     100    100    100    100    100     100    100    100    100    100
September 2007 ...............     100     84     74     64     48     100     75     59     42     18
September 2008 ...............     100     71     54     40     23      99     54     28      5      0
September 2009 ...............      99     60     40     26     11      99     36      5      0      0
September 2010 ...............      99     50     30     17      5      99     21      0      0      0
September 2011 ...............      99     42     22     11      3      98      8      0      0      0
September 2012 ...............      98     36     17      7      1      97      0      0      0      0
September 2013 ...............      98     30     12      4      1      97      0      0      0      0
September 2014 ...............      97     25      9      3      *      96      0      0      0      0
September 2015 ...............      96     21      7      2      *      94      0      0      0      0
September 2016 ...............      96     18      5      1      *      93      0      0      0      0
September 2017 ...............      93     15      4      1      *      90      0      0      0      0
September 2018 ...............      91     12      3      *      *      86      0      0      0      0
September 2019 ...............      89     10      2      *      *      82      0      0      0      0
September 2020 ...............      86      8      1      *      *      78      0      0      0      0
September 2021 ...............      83      7      1      *      *      73      0      0      0      0
September 2022 ...............      80      6      1      *      *      68      0      0      0      0
September 2023 ...............      77      5      1      *      *      63      0      0      0      0
September 2024 ...............      73      4      *      *      *      57      0      0      0      0
September 2025 ...............      69      3      *      *      *      51      0      0      0      0
September 2026 ...............      65      2      *      *      *      44      0      0      0      0
September 2027 ...............      60      2      *      *      *      37      0      0      0      0
September 2028 ...............      55      1      *      *      *      29      0      0      0      0
September 2029 ...............      50      1      *      *      *      21      0      0      0      0
September 2030 ...............      44      1      *      *      *      11      0      0      0      0
September 2031 ...............      38      1      *      *      *       2      0      0      0      0
September 2032 ...............      31      *      *      *      *       0      0      0      0      0
September 2033 ...............      24      *      *      *      *       0      0      0      0      0
September 2034 ...............      16      *      *      *      *       0      0      0      0      0
September 2035 ...............       8      *      *      *      *       0      0      0      0      0
September 2036 ...............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life in
   Years to Maturity .........   21.67   5.69   3.36   2.25   1.40   18.17   2.45   1.40   0.95   0.60
Weighted Average Life in
   Years to Optional
   Clean-up Call .............   21.66   5.50   3.21   2.15   1.34   18.17   2.45   1.40   0.95   0.60
Weighted Average Life in
   Years to Maturity (1) .....    4.80   3.29   2.56   1.99   1.36    4.74   2.37   1.40   0.95   0.60

                                          CLASS 1-A-3 AND               CLASS 1-A-4, CLASS 1-A-4L AND
                                     CLASS 1-A-3M CERTIFICATES            CLASS 1-A-4M CERTIFICATES
                                 ---------------------------------   ----------------------------------
       DISTRIBUTION DATE           0%     15%    25%    35%    50%     0%     15%     25%    35%    50%
------------------------------   -----   ----   ----   ----   ----   -----   -----   ----   ----   ----
Initial ......................     100    100    100    100    100     100     100    100    100    100
September 2007 ...............     100    100    100    100    100     100     100    100    100    100
September 2008 ...............     100    100    100    100      0     100     100    100    100     83
September 2009 ...............     100    100    100      0      0     100     100    100     92     39
September 2010 ...............     100    100     23      0      0     100     100    100     59     20
September 2011 ...............     100    100      0      0      0     100     100     80     38     10
September 2012 ...............     100     86      0      0      0     100     100     60     25      5
September 2013 ...............     100     25      0      0      0     100     100     45     16      2
September 2014 ...............     100      0      0      0      0     100      91     33     10      1
September 2015 ...............     100      0      0      0      0     100      77     25      7      1
September 2016 ...............     100      0      0      0      0     100      65     18      4      *
September 2017 ...............     100      0      0      0      0     100      54     14      3      *
September 2018 ...............     100      0      0      0      0     100      45     10      2      *
September 2019 ...............     100      0      0      0      0     100      37      7      1      *
September 2020 ...............     100      0      0      0      0     100      30      5      1      *
September 2021 ...............     100      0      0      0      0     100      25      4      *      *
September 2022 ...............     100      0      0      0      0     100      20      3      *      *
September 2023 ...............     100      0      0      0      0     100      17      2      *      *
September 2024 ...............     100      0      0      0      0     100      13      1      *      *
September 2025 ...............     100      0      0      0      0     100      11      1      *      *
September 2026 ...............     100      0      0      0      0     100       9      1      *      *
September 2027 ...............     100      0      0      0      0     100       7      *      *      *
September 2028 ...............     100      0      0      0      0     100       5      *      *      *
September 2029 ...............     100      0      0      0      0     100       4      *      *      *
September 2030 ...............     100      0      0      0      0     100       3      *      *      *
September 2031 ...............     100      0      0      0      0     100       2      *      *      *
September 2032 ...............      37      0      0      0      0     100       2      *      *      *
September 2033 ...............       0      0      0      0      0      86       1      *      *      *
September 2034 ...............       0      0      0      0      0      58       1      *      *      *
September 2035 ...............       0      0      0      0      0      27       *      *      *      *
September 2036 ...............       0      0      0      0      0       0       0      0      0      0
Weighted Average Life in
   Years to Maturity .........   25.85   6.62   3.78   2.51   1.58   28.26   12.73   7.64   5.12   3.16
Weighted Average Life in
   Years to Optional
   Clean-up Call .............   25.85   6.62   3.78   2.51   1.58   28.19   12.04   7.10   4.74   2.93
Weighted Average Life in
   Years to Maturity (1) .....    4.91   4.81   3.76   2.51   1.58    4.91    4.89   4.79   4.16   3.00

*    Indicates a number that is greater than zero but less than 0.5%.

(1) Assumes the Pool 1 Mortgage Loans prepay at the percentages indicated in each column of the table above of CPB.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                                                              CLASS 2-A-1 AND
                                      CLASS 1-A-5 CERTIFICATES           CLASS 2-A-1M CERTIFICATES
                                 ---------------------------------   ---------------------------------
       DISTRIBUTION DATE           0%     15%    25%    35%    50%     0%     15%    25%    35%    50%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial ......................     100    100    100    100    100     100    100    100    100    100
September 2007 ...............     100     84     74     64     48     100     84     74     64     48
September 2008 ...............     100     71     54     40     23     100     71     54     40     23
September 2009 ...............      99     60     40     26     11      99     60     40     26     11
September 2010 ...............      99     50     30     17      5      99     50     30     17      5
September 2011 ...............      99     42     22     11      3      99     42     22     11      3
September 2012 ...............      98     36     17      7      1      99     36     17      7      1
September 2013 ...............      98     30     12      4      1      98     30     13      5      1
September 2014 ...............      97     25      9      3      *      98     26      9      3      *
September 2015 ...............      96     21      7      2      *      97     22      7      2      *
September 2016 ...............      96     18      5      1      *      96     18      5      1      *
September 2017 ...............      93     15      4      1      *      94     15      4      1      *
September 2018 ...............      91     12      3      *      *      92     13      3      *      *
September 2019 ...............      89     10      2      *      *      89     10      2      *      *
September 2020 ...............      86      8      1      *      *      86      9      1      *      *
September 2021 ...............      83      7      1      *      *      84      7      1      *      *
September 2022 ...............      80      6      1      *      *      80      6      1      *      *
September 2023 ...............      77      5      1      *      *      77      5      1      *      *
September 2024 ...............      73      4      *      *      *      73      4      *      *      *
September 2025 ...............      69      3      *      *      *      69      3      *      *      *
September 2026 ...............      65      2      *      *      *      65      2      *      *      *
September 2027 ...............      60      2      *      *      *      60      2      *      *      *
September 2028 ...............      55      1      *      *      *      55      1      *      *      *
September 2029 ...............      50      1      *      *      *      50      1      *      *      *
September 2030 ...............      44      1      *      *      *      44      1      *      *      *
September 2031 ...............      38      1      *      *      *      38      1      *      *      *
September 2032 ...............      31      *      *      *      *      31      *      *      *      *
September 2033 ...............      24      *      *      *      *      24      *      *      *      *
September 2034 ...............      16      *      *      *      0      16      *      *      *      *
September 2035 ...............       8      *      *      *      0       7      *      *      *      *
September 2036 ...............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life
   in Years to Maturity ......   21.67   5.69   3.36   2.25   1.40   21.74   5.70   3.36   2.25   1.40
Weighted Average Life
   in Years to Optional
   Clean-up Call .............   21.66   5.50   3.21   2.15   1.34   21.72   5.51   3.21   2.15   1.34
Weighted Average Life
   in Years to Maturity (1) ..    4.80   3.29   2.56   1.99   1.36    6.74   4.03   2.92   2.14   1.39

                                                                       CLASS 2-A-3, CLASS 2-A-3L AND
                                      CLASS 2-A-2 CERTIFICATES           CLASS 2-A-3M CERTIFICATES
                                 ---------------------------------   ---------------------------------
       DISTRIBUTION DATE           0%     15%    25%    35%    50%     0%     15%    25%    35%    50%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial ......................     100    100    100    100    100     100    100    100    100    100
September 2007 ...............     100     73     55     37     10     100    100    100    100    100
September 2008 ...............      99     50     21      0      0     100    100    100     85      0
September 2009 ...............      99     30      0      0      0     100    100     84      0      0
September 2010 ...............      99     13      0      0      0     100    100     12      0      0
September 2011 ...............      98      0      0      0      0     100    100      0      0      0
September 2012 ...............      98      0      0      0      0     100     54      0      0      0
September 2013 ...............      97      0      0      0      0     100     14      0      0      0
September 2014 ...............      96      0      0      0      0     100      0      0      0      0
September 2015 ...............      95      0      0      0      0     100      0      0      0      0
September 2016 ...............      93      0      0      0      0     100      0      0      0      0
September 2017 ...............      90      0      0      0      0     100      0      0      0      0
September 2018 ...............      86      0      0      0      0     100      0      0      0      0
September 2019 ...............      81      0      0      0      0     100      0      0      0      0
September 2020 ...............      76      0      0      0      0     100      0      0      0      0
September 2021 ...............      71      0      0      0      0     100      0      0      0      0
September 2022 ...............      66      0      0      0      0     100      0      0      0      0
September 2023 ...............      60      0      0      0      0     100      0      0      0      0
September 2024 ...............      54      0      0      0      0     100      0      0      0      0
September 2025 ...............      47      0      0      0      0     100      0      0      0      0
September 2026 ...............      39      0      0      0      0     100      0      0      0      0
September 2027 ...............      31      0      0      0      0     100      0      0      0      0
September 2028 ...............      23      0      0      0      0     100      0      0      0      0
September 2029 ...............      13      0      0      0      0     100      0      0      0      0
September 2030 ...............       3      0      0      0      0     100      0      0      0      0
September 2031 ...............       0      0      0      0      0      69      0      0      0      0
September 2032 ...............       0      0      0      0      0      20      0      0      0      0
September 2033 ...............       0      0      0      0      0       0      0      0      0      0
September 2034 ...............       0      0      0      0      0       0      0      0      0      0
September 2035 ...............       0      0      0      0      0       0      0      0      0      0
September 2036 ...............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life
   in Years to Maturity ......   17.68   2.17   1.25   0.85   0.54   25.41   6.16   3.49   2.33   1.47
Weighted Average Life
   in Years to Optional
   Clean-up Call .............   17.68   2.17   1.25   0.85   0.54   25.41   6.16   3.49   2.33   1.47
Weighted Average Life
   in Years to Maturity (1) ..    6.61   2.18   1.25   0.85   0.54    6.91   6.00   3.49   2.33   1.47

*    Indicates a number that is greater than zero but less than 0.5%.

(1) Assumes the Pool 1 Mortgage Loans prepay at the percentages indicated in each column of the table above of CPB.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                    CLASS 2-A-4, CLASS 2-A-4L AND
                                      CLASS 2-A-4M CERTIFICATES            CLASS 2-A-5 CERTIFICATES
                                 ----------------------------------   ---------------------------------
       DISTRIBUTION DATE           0%     15%     25%    35%    50%     0%     15%    25%    35%    50%
------------------------------   -----   -----   ----   ----   ----   -----   ----   ----   ----   ----
Initial ......................     100     100    100    100    100     100    100    100    100    100
September 2007 ...............     100     100    100    100    100     100     84     74     64     48
September 2008 ...............     100     100    100    100     82     100     71     54     40     23
September 2009 ...............     100     100    100     90     39      99     60     40     26     11
September 2010 ...............     100     100    100     58     19      99     50     30     17      5
September 2011 ...............     100     100     79     38     10      99     42     22     11      3
September 2012 ...............     100     100     59     25      5      99     36     17      7      1
September 2013 ...............     100     100     44     16      2      98     30     13      5      1
September 2014 ...............     100      90     33     10      1      98     26      9      3      *
September 2015 ...............     100      76     25      7      1      97     22      7      2      *
September 2016 ...............     100      64     18      4      *      96     18      5      1      *
September 2017 ...............     100      53     13      3      *      94     15      4      1      *
September 2018 ...............     100      44     10      2      *      92     13      3      *      *
September 2019 ...............     100      37      7      1      *      89     10      2      *      *
September 2020 ...............     100      30      5      1      *      86      9      1      *      *
September 2021 ...............     100      25      4      *      *      84      7      1      *      *
September 2022 ...............     100      20      3      *      *      80      6      1      *      *
September 2023 ...............     100      16      2      *      *      77      5      1      *      *
September 2024 ...............     100      13      1      *      *      73      4      *      *      *
September 2025 ...............     100      11      1      *      *      69      3      *      *      *
September 2026 ...............     100       9      1      *      *      65      2      *      *      *
September 2027 ...............     100       7      *      *      *      60      2      *      *      *
September 2028 ...............     100       5      *      *      *      55      1      *      *      *
September 2029 ...............     100       4      *      *      *      50      1      *      *      *
September 2030 ...............     100       3      *      *      *      44      1      *      *      *
September 2031 ...............     100       2      *      *      *      38      1      *      *      *
September 2032 ...............     100       2      *      *      *      31      *      *      *      *
September 2033 ...............      84       1      *      *      *      24      *      *      *      *
September 2034 ...............      56       1      *      *      *      16      *      *      *      *
September 2035 ...............      26       *      *      *      *       7      *      *      *      0
September 2036 ...............       0       0      0      0      0       0      0      0      0      0
Weighted Average Life in
   Years to Maturity .........   28.21   12.68   7.60   5.09   3.14   21.74   5.70   3.36   2.25   1.40
Weighted Average Life in
   Years to Optional Clean-up
   Call ......................   28.15   11.99   7.07   4.71   2.91   21.72   5.51   3.21   2.15   1.34
Weighted Average Life  in
   Years to Maturity (1) .....    6.94    6.84   6.04   4.69   3.10    6.74   4.03   2.92   2.14   1.39

                                          CLASS 3-A-1 AND                     CLASS 3-A-2 AND
                                     CLASS 3-A-1M CERTIFICATES           CLASS 3-A-2M CERTIFICATES
                                 ---------------------------------   ---------------------------------
       DISTRIBUTION DATE           0%     15%    25%    35%    50%     0%     15%    25%    35%    50%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial ......................     100    100    100    100    100     100    100    100    100    100
September 2007 ...............     100     84     74     64     48     100     79     65     51     30
September 2008 ...............     100     71     54     40     23      99     61     39     20      0
September 2009 ...............      99     60     40     25     11      99     46     20      *      0
September 2010 ...............      99     50     30     17      5      99     33      6      0      0
September 2011 ...............      99     42     22     11      3      99     23      0      0      0
September 2012 ...............      99     36     17      7      1      98     14      0      0      0
September 2013 ...............      98     30     13      5      1      98      7      0      0      0
September 2014 ...............      98     26      9      3      *      97      1      0      0      0
September 2015 ...............      98     22      7      2      *      97      0      0      0      0
September 2016 ...............      97     18      5      1      *      96      0      0      0      0
September 2017 ...............      95     15      4      1      *      93      0      0      0      0
September 2018 ...............      93     13      3      *      *      90      0      0      0      0
September 2019 ...............      90     10      2      *      *      87      0      0      0      0
September 2020 ...............      87      9      1      *      *      83      0      0      0      0
September 2021 ...............      84      7      1      *      *      79      0      0      0      0
September 2022 ...............      81      6      1      *      *      75      0      0      0      0
September 2023 ...............      78      5      1      *      *      70      0      0      0      0
September 2024 ...............      74      4      *      *      *      65      0      0      0      0
September 2025 ...............      70      3      *      *      *      60      0      0      0      0
September 2026 ...............      66      2      *      *      *      54      0      0      0      0
September 2027 ...............      61      2      *      *      *      48      0      0      0      0
September 2028 ...............      56      2      *      *      *      41      0      0      0      0
September 2029 ...............      50      1      *      *      *      34      0      0      0      0
September 2030 ...............      45      1      *      *      *      26      0      0      0      0
September 2031 ...............      38      1      *      *      *      17      0      0      0      0
September 2032 ...............      31      *      *      *      *       8      0      0      0      0
September 2033 ...............      24      *      *      *      *       0      0      0      0      0
September 2034 ...............      16      *      *      *      *       0      0      0      0      0
September 2035 ...............       7      *      *      *      *       0      0      0      0      0
September 2036 ...............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life in
   Years to Maturity .........   21.87   5.72   3.36   2.25   1.40   19.66   3.15   1.80   1.21   0.76
Weighted Average Life in
   Years to Optional Clean-up
   Call ......................   21.85   5.52   3.21   2.15   1.34   19.66   3.15   1.80   1.21   0.76
Weighted Average Life  in
   Years to Maturity (1) .....    9.68   4.77   3.18   2.22   1.40    9.59   3.15   1.80   1.21   0.76

*    Indicates a number that is greater than zero but less than 0.5%.

(1) Assumes the Pool 1 Mortgage Loans prepay at the percentages indicated in each column of the table above of CPB.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                    CLASS 3-A-3, CLASS 3-A-3L AND
                                     CLASS 3-A-3M, CERTIFICATES            CLASS 3-A-4 CERTIFICATES
                                 ----------------------------------   ---------------------------------
      DISTRIBUTION DATE            0%     15%     25%    35%    50%     0%     15%    25%    35%    50%
------------------------------   -----   -----   ----   ----   ----   -----   ----   ----   ----   ----
Initial ......................     100     100    100    100    100     100    100    100    100    100
September 2007 ...............     100     100    100    100    100     100     73     55     37     10
September 2008 ...............     100     100    100    100     92      99     50     21      0      0
September 2009 ...............     100     100    100    100     44      99     30      0      0      0
September 2010 ...............     100     100    100     66     22      99     13      0      0      0
September 2011 ...............     100     100     89     42     11      98      0      0      0      0
September 2012 ...............     100     100     66     28      5      98      0      0      0      0
September 2013 ...............     100     100     50     18      3      97      0      0      0      0
September 2014 ...............     100     100     37     12      1      97      0      0      0      0
September 2015 ...............     100      86     28      7      1      96      0      0      0      0
September 2016 ...............     100      73     21      5      *      95      0      0      0      0
September 2017 ...............     100      61     15      3      *      91      0      0      0      0
September 2018 ...............     100      50     11      2      *      87      0      0      0      0
September 2019 ...............     100      41      8      1      *      83      0      0      0      0
September 2020 ...............     100      34      6      1      *      78      0      0      0      0
September 2021 ...............     100      28      4      *      *      73      0      0      0      0
September 2022 ...............     100      23      3      *      *      67      0      0      0      0
September 2023 ...............     100      19      2      *      *      61      0      0      0      0
September 2024 ...............     100      15      2      *      *      55      0      0      0      0
September 2025 ...............     100      12      1      *      *      48      0      0      0      0
September 2026 ...............     100      10      1      *      *      41      0      0      0      0
September 2027 ...............     100       8      1      *      *      32      0      0      0      0
September 2028 ...............     100       6      *      *      *      24      0      0      0      0
September 2029 ...............     100       5      *      *      *      14      0      0      0      0
September 2030 ...............     100       3      *      *      *       4      0      0      0      0
September 2031 ...............     100       3      *      *      *       0      0      0      0      0
September 2032 ...............     100       2      *      *      *       0      0      0      0      0
September 2033 ...............      95       1      *      *      *       0      0      0      0      0
September 2034 ...............      63       1      *      *      *       0      0      0      0      0
September 2035 ...............      29       *      *      *      *       0      0      0      0      0
September 2036 ...............       0       0      0      0      0       0      0      0      0      0
Weighted Average Life in
   Years to Maturity .........   28.41   13.33   8.00   5.36   3.30   17.89   2.17   1.25   0.85   0.54
Weighted Average Life in
   Years to Optional Clean-up
   Call ......................   28.34   12.55   7.39   4.93   3.05   17.89   2.17   1.25   0.85   0.54
Weighted Average Life in
   Years to Maturity (1) .....    9.94    9.58   7.30   5.24   3.29    9.50   2.18   1.25   0.85   0.54

                                                                       CLASS 3-A-6, CLASS 3-A-6L AND
                                      CLASS 3-A-5 CERTIFICATES           CLASS 3-A-6M CERTIFICATES
                                 ---------------------------------   ---------------------------------
      DISTRIBUTION DATE            0%     15%    25%    35%    50%     0%     15%    25%    35%    50%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial ......................     100    100    100    100    100     100    100    100    100    100
September 2007 ...............     100    100    100    100    100     100     91     86     80     72
September 2008 ...............     100    100    100     93     36     100     84     75     64     24
September 2009 ...............     100    100     93     44      0     100     78     64     30      0
September 2010 ...............     100    100     59     13      0     100     73     40      9      0
September 2011 ...............     100    100     33      0      0      99     68     23      0      0
September 2012 ...............     100     78     14      0      0      99     54     10      0      0
September 2013 ...............     100     60      0      0      0      99     41      0      0      0
September 2014 ...............     100     44      0      0      0      99     30      0      0      0
September 2015 ...............     100     31      0      0      0      99     21      0      0      0
September 2016 ...............     100     20      0      0      0      98     13      0      0      0
September 2017 ...............     100      9      0      0      0      97      6      0      0      0
September 2018 ...............     100      *      0      0      0      96      *      0      0      0
September 2019 ...............     100      0      0      0      0      95      0      0      0      0
September 2020 ...............     100      0      0      0      0      93      0      0      0      0
September 2021 ...............     100      0      0      0      0      91      0      0      0      0
September 2022 ...............     100      0      0      0      0      90      0      0      0      0
September 2023 ...............     100      0      0      0      0      88      0      0      0      0
September 2024 ...............     100      0      0      0      0      86      0      0      0      0
September 2025 ...............     100      0      0      0      0      84      0      0      0      0
September 2026 ...............     100      0      0      0      0      81      0      0      0      0
September 2027 ...............     100      0      0      0      0      79      0      0      0      0
September 2028 ...............     100      0      0      0      0      76      0      0      0      0
September 2029 ...............     100      0      0      0      0      73      0      0      0      0
September 2030 ...............     100      0      0      0      0      70      0      0      0      0
September 2031 ...............      87      0      0      0      0      59      0      0      0      0
September 2032 ...............      63      0      0      0      0      43      0      0      0      0
September 2033 ...............      38      0      0      0      0      26      0      0      0      0
September 2034 ...............      12      0      0      0      0       8      0      0      0      0
September 2035 ...............       0      0      0      0      0       0      0      0      0      0
September 2036 ...............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life in
   Years to Maturity .........   26.53   7.94   4.52   3.01   1.87   23.81   6.13   3.49   2.33   1.45
Weighted Average Life in
   Years to Optional Clean-up
   Call ......................   26.53   7.94   4.52   3.01   1.87   23.81   6.13   3.49   2.33   1.45
Weighted Average Life in
   Years to Maturity (1) .....    9.91   7.65   4.52   3.01   1.87    9.78   5.93   3.49   2.33   1.45

*    Indicates a number that is greater than zero but less than 0.5%.

(1) Assumes the Pool 1 Mortgage Loans prepay at the percentages indicated in each column of the table above of CPB.

 PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
              OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                    CLASS 3-A-7, CLASS 3-A-7L AND
                                      CLASS 3-A-7M CERTIFICATES           CLASS 3-A-L1 CERTIFICATES
                                 -----------------------------------   ---------------------------------
       DISTRIBUTION DATE           0%     15%     25%     35%    50%     0%     15%    25%    35%    50%
       -----------------         -----   -----   -----   ----   ----   -----   ----   ----   ----   ----
Initial ......................     100     100     100    100    100     100    100    100    100    100
September 2007 ...............     100     100     100    100    100     100    100    100    100    100
September 2008 ...............     100     100     100    100    100     100    100    100     88      0
September 2009 ...............     100     100     100    100     87     100    100     87      2      0
September 2010 ...............     100     100     100    100     44     100    100     28      0      0
September 2011 ...............     100     100     100     85     22     100    100      0      0      0
September 2012 ...............     100     100     100     55     11     100     62      0      0      0
September 2013 ...............     100     100     100     36      5     100     30      0      0      0
September 2014 ...............     100     100      75     23      3     100      3      0      0      0
September 2015 ...............     100     100      56     15      1     100      0      0      0      0
September 2016 ...............     100     100      42     10      1     100      0      0      0      0
September 2017 ...............     100     100      30      6      *     100      0      0      0      0
September 2018 ...............     100     100      22      4      *     100      0      0      0      0
September 2019 ...............     100      83      16      2      *     100      0      0      0      0
September 2020 ...............     100      69      12      2      *     100      0      0      0      0
September 2021 ...............     100      56       9      1      *     100      0      0      0      0
September 2022 ...............     100      46       6      1      *     100      0      0      0      0
September 2023 ...............     100      38       4      *      *     100      0      0      0      0
September 2024 ...............     100      30       3      *      *     100      0      0      0      0
September 2025 ...............     100      24       2      *      *     100      0      0      0      0
September 2026 ...............     100      19       2      *      *     100      0      0      0      0
September 2027 ...............     100      15       1      *      *     100      0      0      0      0
September 2028 ...............     100      12       1      *      *     100      0      0      0      0
September 2029 ...............     100       9       1      *      *     100      0      0      0      0
September 2030 ...............     100       7       *      *      *     100      0      0      0      0
September 2031 ...............     100       5       *      *      *      77      0      0      0      0
September 2032 ...............     100       4       *      *      *      36      0      0      0      0
September 2033 ...............     100       2       *      *      *       0      0      0      0      0
September 2034 ...............     100       1       *      *      *       0      0      0      0      0
September 2035 ...............      59       1       *      *      *       0      0      0      0      0
September 2036 ...............       0       0       0      0      0       0      0      0      0      0
Weighted Average Life in Years
   to Maturity ...............   29.16   16.74   10.33   6.96   4.28   25.68   6.45   3.66   2.44   1.53
Weighted Average Life in Years
   to Optional
   Clean-up Call .............   29.02   15.18    9.11   6.10   3.76   25.68   6.45   3.66   2.44   1.53
Weighted Average Life in Years
   to Maturity (1) ...........   9.97     9.89    8.92   6.72   4.26    9.91   6.45   3.66   2.44   1.53


                                     CLASS 3-A-L2 CERTIFICATES            CLASS 3-A-8 CERTIFICATES
                                 ---------------------------------   ---------------------------------
       DISTRIBUTION DATE           0%     15%    25%    35%    50%     0%     15%    25%    35%    50%
       -----------------         -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial ......................     100    100    100    100    100     100    100    100    100    100
September 2007 ...............     100    100    100    100    100     100     84     74     64     48
September 2008 ...............     100    100    100    100     84     100     71     54     40     23
September 2009 ...............     100    100    100    100      0      99     60     40     25     11
September 2010 ...............     100    100    100     31      0      99     50     30     17      5
September 2011 ...............     100    100     78      0      0      99     42     22     11      3
September 2012 ...............     100    100     33      0      0      99     36     17      7      1
September 2013 ...............     100    100      0      0      0      98     30     13      5      1
September 2014 ...............     100    100      0      0      0      98     26      9      3      *
September 2015 ...............     100     73      0      0      0      98     22      7      2      *
September 2016 ...............     100     46      0      0      0      97     18      5      1      *
September 2017 ...............     100     21      0      0      0      95     15      4      1      *
September 2018 ...............     100      1      0      0      0      93     13      3      *      *
September 2019 ...............     100      0      0      0      0      90     10      2      *      *
September 2020 ...............     100      0      0      0      0      87      9      1      *      *
September 2021 ...............     100      0      0      0      0      84      7      1      *      *
September 2022 ...............     100      0      0      0      0      81      6      1      *      *
September 2023 ...............     100      0      0      0      0      78      5      1      *      *
September 2024 ...............     100      0      0      0      0      74      4      *      *      *
September 2025 ...............     100      0      0      0      0      70      3      *      *      *
September 2026 ...............     100      0      0      0      0      66      2      *      *      *
September 2027 ...............     100      0      0      0      0      61      2      *      *      *
September 2028 ...............     100      0      0      0      0      56      2      *      *      *
September 2029 ...............     100      0      0      0      0      50      1      *      *      *
September 2030 ...............     100      0      0      0      0      45      1      *      *      *
September 2031 ...............     100      0      0      0      0      38      1      *      *      *
September 2032 ...............     100      0      0      0      0      31      *      *      *      *
September 2033 ...............      90      0      0      0      0      24      *      *      *      *
September 2034 ...............      27      0      0      0      0      16      *      *      *      0
September 2035 ...............       0      0      0      0      0       7      *      *      *      0
September 2036 ...............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life in Years
   to Maturity ...............   27.67   9.94   5.69   3.77   2.33   21.87   5.72   3.36   2.25   1.40
Weighted Average Life in Years
   to Optional
   Clean-up Call .............   27.67   9.94   5.69   3.77   2.33   21.85   5.52   3.21   2.15   1.34
Weighted Average Life in Years
   to Maturity (1) ...........    9.91   9.27   5.69   3.77   2.33    9.68   4.77   3.18   2.22   1.40

*    Indicates a number that is greater than zero but less than 0.5%.

(1) Assumes the Pool 1 Mortgage Loans prepay at the percentages indicated in each column of the table above of CPB.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                      CLASS 4-A-1 CERTIFICATES            CLASS 4-A-2 CERTIFICATES
                                 ---------------------------------   ---------------------------------
       DISTRIBUTION DATE           0%     15%    25%    35%    50%     0%     15%    25%    35%    50%
       -----------------         -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial ......................     100    100    100    100    100     100    100    100    100    100
September 2007 ...............     100     84     74     64     48     100     84     74     64     48
September 2008 ...............      99     71     54     40     23      99     71     54     40     23
September 2009 ...............      99     59     40     25     11      99     59     40     25     11
September 2010 ...............      99     50     30     16      5      99     50     30     16      5
September 2011 ...............      98     42     22     11      3      98     42     22     11      3
September 2012 ...............      97     35     16      7      1      97     35     16      7      1
September 2013 ...............      95     29     12      4      1      95     29     12      4      1
September 2014 ...............      94     25      9      3      *      94     25      9      3      *
September 2015 ...............      93     21      7      2      *      93     21      7      2      *
September 2016 ...............      91     17      5      1      *      91     17      5      1      *
September 2017 ...............      88     14      4      1      *      88     14      4      1      *
September 2018 ...............      86     12      3      *      *      86     12      3      *      *
September 2019 ...............      83     10      2      *      *      83     10      2      *      *
September 2020 ...............      81      8      1      *      *      81      8      1      *      *
September 2021 ...............      78      7      1      *      *      78      7      1      *      *
September 2022 ...............      74      5      1      *      *      74      5      1      *      *
September 2023 ...............      71      4      1      *      *      71      4      1      *      *
September 2024 ...............      67      3      *      *      *      67      3      *      *      *
September 2025 ...............      63      3      *      *      *      63      3      *      *      *
September 2026 ...............      58      2      *      *      *      58      2      *      *      *
September 2027 ...............      54      2      *      *      *      54      2      *      *      *
September 2028 ...............      48      1      *      *      *      48      1      *      *      *
September 2029 ...............      43      1      *      *      *      43      1      *      *      *
September 2030 ...............      37      1      *      *      *      37      1      *      *      *
September 2031 ...............      30      *      *      *      *      30      *      *      *      *
September 2032 ...............      23      *      *      *      *      23      *      *      *      *
September 2033 ...............      16      *      *      *      *      16      *      *      *      0
September 2034 ...............       8      *      *      *      *       8      *      *      *      0
September 2035 ...............       1      *      *      *      0       1      *      *      *      0
September 2036 ...............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life
   in Years to Maturity ......   20.26   5.58   3.33   2.24   1.40   20.26   5.58   3.33   2.24   1.40
Weighted Average Life
   in Years to Optional
   Clean-up Call .............   20.26   5.41   3.19   2.14   1.34   20.26   5.41   3.19   2.14   1.34
Weighted Average Life
   in Years to Maturity (1) ..    3.80   2.78   2.26   1.81   1.29    3.80   2.78   2.26   1.81   1.29

*    Indicates a number that is greater than zero but less than 0.5%.

(1) Assumes the Pool 1 Mortgage Loans prepay at the percentages indicated in each column of the table above of CPB.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                        CLASS B-1, CLASS B-2
                                     AND CLASS B-3 CERTIFICATES
                                 ---------------------------------
       DISTRIBUTION DATE           0%     15%    25%    35%    50%
       -----------------         -----   ----   ----   ----   ----
Initial ......................     100    100    100    100    100
September 2007 ...............     100    100    100    100    100
September 2008 ...............     100    100    100     93     71
September 2009 ...............      99     99     91     75     50
September 2010 ...............      99     99     68     48     25
September 2011 ...............      99     89     51     31     12
September 2012 ...............      98     75     38     20      6
September 2013 ...............      98     64     29     13      3
September 2014 ...............      97     54     21      8      2
September 2015 ...............      97     45     16      5      1
September 2016 ...............      96     38     12      4      *
September 2017 ...............      94     32      9      2      *
September 2018 ...............      91     26      6      1      *
September 2019 ...............      89     22      5      1      *
September 2020 ...............      86     18      3      1      *
September 2021 ...............      83     15      2      *      *
September 2022 ...............      80     12      2      *      *
September 2023 ...............      77     10      1      *      *
September 2024 ...............      73      8      1      *      *
September 2025 ...............      69      6      1      *      *
September 2026 ...............      65      5      *      *      *
September 2027 ...............      60      4      *      *      *
September 2028 ...............      55      3      *      *      *
September 2029 ...............      49      2      *      *      *
September 2030 ...............      44      2      *      *      *
September 2031 ...............      37      1      *      *      *
September 2032 ...............      30      1      *      *      *
September 2033 ...............      23      1      *      *      *
September 2034 ...............      15      *      *      *      *
September 2035 ...............       7      *      *      *      *
September 2036 ...............       0      0      0      0      0
Weighted Average Life
   in Years to Maturity ......   21.63   9.84   6.10   4.57   3.19
Weighted Average Life
   in Years to Optional
   Clean-up Call .............   21.61   9.43   5.75   4.25   2.90
Weighted Average Life
   in Years to Maturity (1) ..    7.02   6.19   4.94   4.12   3.09

*    Indicates a number that is greater than zero but less than 0.5%.

(1) Assumes the Pool 1 Mortgage Loans prepay at the percentages indicated in each column of the table above of CPB.

                                    ANNEX C:
                 PERMITTED EXCHANGEABLE CERTIFICATE COMBINATIONS

          REMIC CERTIFICATES                     EXCHANGEABLE CERTIFICATES
-------------------------------------   -------------------------------------------
                                                                      MAXIMUM
                 ORIGINAL CERTIFICATE                          ORIGINAL CERTIFICATE
                   PRINCIPAL AMOUNT                              PRINCIPAL AMOUNT
                    OR CERTIFICATE                                OR CERTIFICATE
  REMIC CLASS     NOTIONAL AMOUNT(1)    EXCHANGEABLE CLASSES      NOTIONAL AMOUNT
--------------   --------------------   --------------------   --------------------
     REMIC
 COMBINATION 1
   1-A-1(20)       $207,496,000(2)             1-A-1M            $207,496,000(2)
                                               1-A-1S            $207,496,000*

     REMIC
 COMBINATION 2
     1-A-3         $ 18,730,000(3)             1-A-3M            $ 18,730,000(3)
                                               1-A-3S            $ 18,730,000*

     REMIC
 COMBINATION 3
     1-A-4         $ 57,837,000(4)             1-A-4L            $ 57,837,000(4)
                                               1-A-4F            $ 57,837,000*

     REMIC
 COMBINATION 4
     1-A-4         $ 57,837,000(4)             1-A-4M            $ 57,837,000(4)
                                               1-A-4S            $ 57,837,000*

     REMIC
 COMBINATION 5
     1-A-2         $130,929,000(5)              1-A-1            $207,496,000(5)
     1-A-3         $ 18,730,000(5)
     1-A-4         $ 57,837,000(5)

          REMIC CERTIFICATES                     EXCHANGEABLE CERTIFICATES
-------------------------------------   -------------------------------------------
                                                                      MAXIMUM
                 ORIGINAL CERTIFICATE                          ORIGINAL CERTIFICATE
                   PRINCIPAL AMOUNT                              PRINCIPAL AMOUNT
                    OR CERTIFICATE                                OR CERTIFICATE
  REMIC CLASS     NOTIONAL AMOUNT(1)    EXCHANGEABLE CLASSES      NOTIONAL AMOUNT
--------------   --------------------   --------------------   --------------------
     REMIC
 COMBINATION 6
   2-A-1(20)       $334,774,000(6)             2-A-1M            $334,774,000(6)
                                               2-A-1S            $334,774,000*

     REMIC
 COMBINATION 7
     2-A-3         $ 46,666,000(7)             2-A-3L            $ 46,666,000(7)
                                               2-A-3F            $ 46,666,000*

     REMIC
 COMBINATION 8
     2-A-3         $ 46,666,000(7)             2-A-3M            $ 46,666,000(7)
                                               2-A-3S            $ 46,666,000*

     REMIC
 COMBINATION 9
     2-A-4         $ 94,792,000(8)             2-A-4L            $ 94,792,000(8)
                                               2-A-4F            $ 94,792,000*

     REMIC
COMBINATION 10
     2-A-4         $ 94,792,000(8)             2-A-4M            $ 94,792,000(8)
                                               2-A-4S            $ 94,792,000*

          REMIC CERTIFICATES                     EXCHANGEABLE CERTIFICATES
-------------------------------------   -------------------------------------------
                                                                      MAXIMUM
                 ORIGINAL CERTIFICATE                          ORIGINAL CERTIFICATE
                   PRINCIPAL AMOUNT                              PRINCIPAL AMOUNT
                    OR CERTIFICATE                                OR CERTIFICATE
  REMIC CLASS     NOTIONAL AMOUNT(1)    EXCHANGEABLE CLASSES      NOTIONAL AMOUNT
--------------   --------------------   --------------------   --------------------
     REMIC
COMBINATION 11
     2-A-2         $193,316,000(9)              2-A-1            $334,774,000(9)
     2-A-3         $ 46,666,000(9)
     2-A-4         $ 94,792,000(9)

     REMIC
COMBINATION 12
     2-A-2         $193,316,000(9)              2-A-1            $334,774,000(9)
  2-A-3M(20)       $ 46,666,000(9)
  2-A-3S(20)       $ 46,666,000*
     2-A-4         $ 94,792,000(9)

     REMIC
COMBINATION 13
     2-A-2         $193,316,000(9)              2-A-1            $334,774,000(9)
  2-A-3L(20)       $ 46,666,000(9)
  2-A-3F(20)       $ 46,666,000*
     2-A-4         $ 94,792,000(9)

     REMIC
COMBINATION 14
     2-A-2         $193,316,000(9)              2-A-1            $334,774,000(9)
     2-A-3         $ 46,666,000(9)
  2-A-4M(20)       $ 94,792,000(9)
  2-A-4S(20)       $ 94,792,000*

          REMIC CERTIFICATES                     EXCHANGEABLE CERTIFICATES
-------------------------------------   -------------------------------------------
                                                                      MAXIMUM
                 ORIGINAL CERTIFICATE                          ORIGINAL CERTIFICATE
                   PRINCIPAL AMOUNT                              PRINCIPAL AMOUNT
                    OR CERTIFICATE                                OR CERTIFICATE
  REMIC CLASS     NOTIONAL AMOUNT(1)    EXCHANGEABLE CLASSES      NOTIONAL AMOUNT
--------------   --------------------   --------------------   --------------------
     REMIC
COMBINATION 15
     2-A-2         $193,316,000(9)              2-A-1            $334,774,000(9)
     2-A-3         $ 46,666,000(9)
  2-A-4L(20)       $ 94,792,000(9)
  2-A-4F(20)       $ 94,792,000*

     REMIC
COMBINATION 16
   3-A-1(20)       $230,357,000(10)            3-A-1M            $230,357,000(10)
                                               3-A-1S            $230,357,000*

     REMIC
COMBINATION 17
   3-A-2(20)       $172,243,000(11)             3-A-1            $230,357,000(11)
   3-A-3(20)       $ 58,114,000(11)

     REMIC
COMBINATION 18
   3-A-1(20)       $230,357,000(11)            3-A-2M            $172,243,000(11)
                                               3-A-2S            $172,243,000*
                                                3-A-3            $ 58,114,000(11)

     REMIC
COMBINATION 19
   3-A-1(20)       $230,357,000(11)             3-A-2            $172,243,000(11)
                                               3-A-3M            $ 58,114,000(11)
                                               3-A-3S            $ 58,114,000*

          REMIC CERTIFICATES                     EXCHANGEABLE CERTIFICATES
-------------------------------------   -------------------------------------------
                                                                      MAXIMUM
                 ORIGINAL CERTIFICATE                          ORIGINAL CERTIFICATE
                   PRINCIPAL AMOUNT                              PRINCIPAL AMOUNT
                    OR CERTIFICATE                                OR CERTIFICATE
  REMIC CLASS     NOTIONAL AMOUNT(1)    EXCHANGEABLE CLASSES      NOTIONAL AMOUNT
--------------   --------------------   --------------------   --------------------
     REMIC
COMBINATION 20
   3-A-1(20)       $230,357,000(11)             3-A-2            $172,243,000(11)
                                               3-A-3L            $ 58,114,000(11)
                                               3-A-3F            $ 58,114,000*

     REMIC
COMBINATION 21
     3-A-4         $133,062,000(12)             3-A-1            $230,357,000(12)
   3-A-5(20)       $ 68,338,000(12)
     3-A-7         $ 28,957,000(12)

     REMIC
COMBINATION 22
     3-A-4         $133,062,000(13)             3-A-2            $172,243,000(13)
    3-A-L1         $ 39,181,000(13)

     REMIC
COMBINATION 23
     3-A-7         $ 28,957,000(14)             3-A-3            $ 58,114,000(14)
    3-A-L2         $ 29,157,000(14)

     REMIC
COMBINATION 24
    3-A-L1         $ 39,181,000(15)             3-A-5            $ 68,338,000(15)

          REMIC CERTIFICATES                     EXCHANGEABLE CERTIFICATES
-------------------------------------   -------------------------------------------
                                                                      MAXIMUM
                 ORIGINAL CERTIFICATE                          ORIGINAL CERTIFICATE
                   PRINCIPAL AMOUNT                              PRINCIPAL AMOUNT
                    OR CERTIFICATE                                OR CERTIFICATE
  REMIC CLASS     NOTIONAL AMOUNT(1)    EXCHANGEABLE CLASSES      NOTIONAL AMOUNT
--------------   --------------------   --------------------   --------------------
    3-A-L2         $ 29,157,000(15)

     REMIC
COMBINATION 25
     3-A-4        The product of (a)            3-A-6            $ 99,674,101(16)
                    23.55% and (b)
                    133,062,000(16)
   3-A-5(20)       $ 68,338,000(16)

     REMIC
COMBINATION 26
   3-A-6(20)       $ 99,674,101(17)            3-A-6L            $ 99,674,101(17)
                                               3-A-6F            $ 99,674,101*

     REMIC
COMBINATION 27
   3-A-6(20)       $ 99,674,101(17)            3-A-6M            $ 99,674,101(17)
                                               3-A-6S            $ 99,674,101*

     REMIC
COMBINATION 28
     3-A-7         $ 28,957,000(18)            3-A-7L            $ 28,957,000(18)
                                               3-A-7F            $ 28,957,000*

     REMIC
COMBINATION 29
     3-A-7         $ 28,957,000(18)            3-A-7M            $ 28,957,000(18)
                                               3-A-7S            $ 28,957,000*

     REMIC
COMBINATION 30
   3-A-1(20)       $230,357,000(19)             3-A-4           The product of (a)
                                                                  76.45% and (b)
                                                                 $133,062,000(19)

          REMIC CERTIFICATES                     EXCHANGEABLE CERTIFICATES
-------------------------------------   -------------------------------------------
                                                                      MAXIMUM
                 ORIGINAL CERTIFICATE                          ORIGINAL CERTIFICATE
                   PRINCIPAL AMOUNT                              PRINCIPAL AMOUNT
                    OR CERTIFICATE                                OR CERTIFICATE
  REMIC CLASS     NOTIONAL AMOUNT(1)    EXCHANGEABLE CLASSES      NOTIONAL AMOUNT
--------------   --------------------   --------------------   --------------------
                                               3-A-6M            $ 99,674,101(19)
                                               3-A-6S            $ 99,674,101*
                                                3-A-7            $ 28,957,000(19)
     REMIC
COMBINATION 31
   3-A-1(20)       $230,357,000(19)             3-A-4           The product of (a)
                                                                  76.45% and (b)
                                                                 $133,062,000(19)
                                               3-A-6L            $ 99,674,101(19)
                                               3-A-6F            $ 99,674,101*
                                                3-A-7            $ 28,957,000(19)

     REMIC
COMBINATION 32
   3-A-1(20)       $230,357,000(19)             3-A-4           The product of (a)
                                                                  76.45% and (b)
                                                                 $133,062,000(19)
                                                3-A-6            $ 99,674,101(19)
                                               3-A-7M            $ 28,957,000(19)
                                               3-A-7S            $ 28,957,000*

     REMIC
COMBINATION 33
   3-A-1(20)       $230,357,000(19)             3-A-4           The product of (a)
                                                                  76.45% and (b)
                                                                 $133,062,000(19)
                                                3-A-6            $ 99,674,101(19)
                                             3-A-7L(18)          $ 28,957,000(19)
                                             3-A-7F(18)          $ 28,957,000*

----------
*    Interest-Only Class

(1) Classes of REMIC Certificates in any REMIC Combination may be exchanged only in the proportion that the original balances of such certificates bear to one another as shown above.

(2) On any date of determination, the maximum original Certificate Principal Amount of all classes of Certificates in the Class 1-A-1 Complex may not exceed $207,496,000.

(3) On any date of determination, the maximum original Certificate Principal Amount of all classes of Certificates in the Class 1-A-3 Complex may not exceed $18,730,000.

(4) On any date of determination, the maximum original Certificate Principal Amount of all classes of Certificates in the Class 1-A-4 Complex may not exceed $57,837,000.

(5) On any date of determination, the maximum original Certificate Principal Amount of (a) all classes of Certificates in the Class 1-A-2 Complex, all classes of Certificates in the Class 1-A-3 Complex and all classes of Certificates in the Class 1-A-4 Complex in the aggregate and (b) all classes of Certificates in the Class 1-A-1 Complex is $207,496,000.

(6) On any date of determination, the maximum original Certificate Principal Amount of all classes of Certificates in the Class 2-A-1 Complex may not exceed $334,774,000.

(7) On any date of determination, the maximum original Certificate Principal Amount of all classes of Certificates in the Class 2-A-3 Complex may not exceed $46,666,000.

(8) On any date of determination, the maximum original Certificate Principal Amount of all classes of Certificates in the Class 2-A-4 Complex may not exceed $94,792,000.

(9) On any date of determination, the maximum original Certificate Principal Amount of (a) all classes of Certificates in the Class 2-A-2 Complex, all classes of Certificates in the Class 2-A-3 Complex and all classes of Certificates in the Class 2-A-4 Complex in the aggregate and (b) all classes of Certificates in the Class 2-A-1 Complex is $334,774,000.

(10) On any date of determination, the maximum original Certificate Principal Amount of all classes of Certificates in the Class 3-A-1 Complex may not exceed $230,357,000.

(11) On any date of determination, the maximum original Certificate Principal Amount of (a) the Class all classes of Certificates in the Class 3-A-2 Complex and all classes of Certificates in the Class 3-A-3 Complex in the aggregate and (b) all classes of Certificates in the Class 3-A-1 Complex is $230,357,000.

(12) On any date of determination, the maximum original Certificate Principal Amount of (a) the Class 3-A-4 and Class 3-A-5 Certificates and all classes of Certificates in the Class 3-A-7 Complex in the aggregate and (b) all classes of Certificates in the Class 3-A-1 Complex is $230,357,000.

(13) On any date of determination, the maximum original Certificate Principal Amount of (a) the Class 3-A-4 and Class 3-A-L1 Certificates in the aggregate and (b) all classes of Certificates in the Class 3-A-2 Complex is $172,243,000.

(14) On any date of determination, the maximum original Certificate Principal Amount of (a) the Class 3-A-7 and Class 3-A-L2 Certificates in the aggregate and (b) all classes of Certificates in the Class 3-A-3 Complex is $58,114,000.

(15) On any date of determination, the maximum original Certificate Principal Amount of (a) the Class 3-A-L1 and Class 3-A-L2 Certificates in the aggregate and (b) the Class 3-A-5 Certificates is $68,338,000.

(16) On any date of determination, the maximum original Certificate Principal Amount of (a) the Class 3-A-4 Certificates multiplied by 23.55% and the Class 3-A-5 Certificates in the aggregate and (b) all classes of Certificates in the Class 3-A-6 Complex is $99,674,101.

(17) On any date of determination, the maximum original Certificate Principal Amount of all classes of Certificates in the Class 3-A-6 Complex may not exceed $99,674,101.

(18) On any date of determination, the maximum original Certificate Principal Amount of all classes of Certificates in the Class 3-A-7 Complex may not exceed $28,957,000.

(19) On any date of determination, the maximum original Certificate Principal Amount of (a) the Class 3-A-4 Certificates multiplied by 76.45%, all classes of Certificates in the Class 3-A-6 Complex and all classes of Certificates in the Class 3-A-7 Complex in the aggregate and (b) all classes of Certificates in the Class 3-A-1 Complex is $230,357,000.

(20) Such Class of Certificates is an Exchangeable Certificate exchangeable for other Exchangeable Certificates in the combinations listed above.

Prospectus

                      J.P. Morgan Acceptance Corporation I
                                    Depositor
                             Asset Backed Securities
                              (Issuable in Series)
                                 ---------------

|--------------------------------|   J.P. Morgan Acceptance Corporation I may
|CONSIDER CAREFULLY THE RISK     |   periodically establish trusts which will
|FACTORS BEGINNING ON PAGE 6 OF  |   issue securities. The securities may be in
|THIS PROSPECTUS.                |   the form of asset-backed certificates or
|                                |   asset-backed notes. Each issue of
|The securities represent        |   securities will have its own series
|obligations of the issuing      |   designation.
|entity only and do not          |
|represent an interest in or     |   Each series of securities will:
|obligation of J.P. Morgan       |
|Acceptance Corporation I, J.P.  |   o  be backed by one or more pools of
|Morgan Mortgage Acquisition     |      mortgage loans, manufactured housing
|Corp. or any of their           |      contracts or mortgage backed securities;
|affiliates.                     |      and
|                                |
|This prospectus may be used to  |   o  consist of one or more classes of
|offer and sell the securities   |      securities.
|only if accompanied by a        |
|prospectus supplement.          |   Each class of securities:
|                                |
|No market will exist for the    |   o  will be entitled to all, some or none of
|securities of any series        |      the interest payments and principal
|before the securities are       |      payments on the assets of the trust;
|issued. In addition, even       |
|after the securities of a       |   o  may be senior or subordinate in right of
|series have been issued and     |      payment to other classes; and
|sold, there can be no           |
|assurance that a resale market  |   o  may receive payments from an insurance
|will develop.                   |      policy, cash account or other form of
|---------------------------------|      credit enhancement to cover losses on
                                        the trust assets.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

September 21, 2006

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

         (a) this prospectus, which provides general information, some of which may not apply to your series of securities and

         (b) the accompanying prospectus supplement, which describes the specific terms of your series of securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary on page 125 where you will find definitions of the capitalized terms used in this prospectus. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS



                                                                                                               Page
Risk Factors......................................................................................................6
         Yield is Sensitive to Rate of Principal Prepayment.......................................................6
         Limited Resale Market for Securities Could Adversely Affect Your Ability to Liquidate
         Your Investment..........................................................................................7
         Protection Against Losses is Limited Since Securities Will Receive Payments Only From
         Specified Sources........................................................................................7
         Nature of Mortgages Securing the Loans May Delay Receipt of, or Result in Shortfalls
         in Proceeds Payable on a Loan............................................................................8
         You Could Be Adversely Affected By Violations of Consumer Protection Laws...............................10
         You Could Be Adversely Affected By Violations of Environmental Laws.....................................10
         Value of Trust Assets May Be Less Than Outstanding Principal Balance of the Related
         Securities..............................................................................................11
         Weighted Average Net Mortgage Rate on the Loans May Limit Interest Rate on the
         Securities..............................................................................................11
         Risks Related to Loans with Interest-only Payments......................................................11
         High Balance Loans Increase Risk of Default.............................................................12
         Simultaneous Second Lien Risk...........................................................................12
         Geographic Concentration of Loans Could Adversely Affect Your Investment................................12
         Military Action and Terrorist Attacks May Impact the Return on Your Security............................12
         Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment..........................13
         Bankruptcy and Insolvency Risks.........................................................................13
         Borrower May be Unable to Make Balloon Payment..........................................................13
         High Loan-to-Value Ratios Increase Risk of Loss.........................................................14
         Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have
         Higher Expected Delinquencies...........................................................................14
         A Transfer of Servicing May Result in Increased Losses and Delinquencies on the Loans...................15
         The Recording of the Mortgages in the Name of MERS May Affect the Yield on the
         Securities..............................................................................................15
         Risks Related to the Residual Interest Securities.......................................................15

The Trust Fund...................................................................................................16
         General.................................................................................................16
         The Loans...............................................................................................18
         Underwriting Standards..................................................................................22
         Modification of Loans...................................................................................23
         Agency Securities.......................................................................................23
         Private Mortgage-Backed Securities......................................................................28
         Representations by Sellers or Originators; Repurchases..................................................30
         Substitution of Trust Fund Assets.......................................................................32

Use of Proceeds..................................................................................................32

The Depositor....................................................................................................32

The Sponsor......................................................................................................33
         General.................................................................................................33
         Securitization Activities of the Sponsor................................................................33

Description of the Securities....................................................................................34
         General.................................................................................................34
         Distributions on Securities.............................................................................36



         Advances................................................................................................37
         Reports to Securityholders..............................................................................38
         Categories of Classes of Securities.....................................................................40
         Indices Applicable to Floating Rate and Inverse Floating Rate Classes...................................42
         Book-Entry Registration of Securities...................................................................48
         Exchangeable Securities.................................................................................50
         Purchase Obligations....................................................................................53
         Mandatory Auctions......................................................................................53

Credit Enhancement...............................................................................................53
         General.................................................................................................53
         Subordination...........................................................................................54
         Letter of Credit........................................................................................55
         Insurance Policies, Surety Bonds and Guaranties.........................................................55
         Over-Collateralization..................................................................................55
         Spread Account..........................................................................................56
         Reserve Accounts........................................................................................56
         Pool Insurance Policies.................................................................................57
         Cross-Collateralization.................................................................................59
         Other Insurance, Surety Bonds, Guaranties, and Letters of Credit........................................59
         Derivative Products.....................................................................................59

Yield and Prepayment Considerations..............................................................................59

The Agreements...................................................................................................62
         Servicing...............................................................................................62
         Assignment of the Trust Fund Assets.....................................................................62
         No Recourse to Sellers, Originators, Depositor or Master Servicer.......................................65
         Payments on Loans; Deposits to Security Account.........................................................65
         Pre-Funding Account.....................................................................................67
         Hazard Insurance........................................................................................68
         Realization Upon Defaulted Loans........................................................................70
         Servicing and Other Compensation and Payment of Expenses................................................71
         Evidence as to Compliance...............................................................................71
         Matters Regarding the Master Servicer and the Depositor.................................................72
         Events of Default; Rights Upon Event of Default.........................................................72
         Amendment...............................................................................................75
         Termination; Optional Termination.......................................................................76
         The Trustee.............................................................................................76
         The Securities Administrator............................................................................76

Material Legal Aspects of the Loans..............................................................................77
         General.................................................................................................77
         Foreclosure/Repossession................................................................................78
         Environmental Risks.....................................................................................80
         Rights of Redemption....................................................................................81
         Anti-deficiency Legislation and Other Limitations on Lenders............................................81
         Due-on-Sale Clauses.....................................................................................82
         Enforceability of Prepayment and Late Payment Fees......................................................83
         Applicability of Usury Laws.............................................................................83
         The Contracts...........................................................................................83
         Installment Contracts...................................................................................85
         Servicemembers Civil Relief Act.........................................................................86
         Junior Mortgages; Rights of Senior Mortgagees...........................................................86
         Commercial Loans........................................................................................87
         The Title I Program.....................................................................................88
         Consumer Protection Laws................................................................................91


Material Federal Income Tax Consequences.........................................................................92
         General.................................................................................................92
         Taxation of Debt Securities.............................................................................93
         Taxation of the REMIC and Its Holders...................................................................98
         REMIC Expenses; Single Class REMICS.....................................................................98
         Taxation of the REMIC...................................................................................99
         Taxation of Holders of Residual Interest Securities....................................................100
         Administrative Matters.................................................................................104
         Tax Status as a Grantor Trust..........................................................................104
         Sale or Exchange.......................................................................................106
         Miscellaneous Tax Aspects..............................................................................107
         Tax Treatment of Foreign Investors.....................................................................107
         Tax Characterization of the Trust Fund as a Partnership................................................108
         Tax Consequences to Holders of the Notes...............................................................108
         Tax Consequences to Holders of the Certificates........................................................110

State Tax Considerations........................................................................................114

ERISA Considerations............................................................................................114
         General................................................................................................114
         Prohibited Transactions................................................................................115
         Plan Asset Regulation..................................................................................115
         Prohibited Transaction Class Exemption 83-1............................................................116
         The Underwriter's Exemption............................................................................117
         Insurance Company Purchasers...........................................................................119
         Consultation with Counsel..............................................................................119

Legal Investment................................................................................................119

Method of Distribution..........................................................................................121

Legal Matters...................................................................................................122

Financial Information...........................................................................................122

Rating..........................................................................................................122

Where You Can Find More Information.............................................................................123

Incorporation Of Certain Documents By Reference.................................................................124

Static Pool Information.........................................................................................124

Glossary........................................................................................................125


                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities.

YIELD IS SENSITIVE TO RATE OF PRINCIPAL PREPAYMENT

The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund. The rate of principal payments will be affected by:

         o the amortization schedules of the loans;

         o the extent of prepayments of the loans, including partial prepayments and full prepayments resulting from:

            o  refinancing by borrowers;

            o liquidations of defaulted loans by a servicer and the receipt of liquidation proceeds in connection therewith; and

            o repurchases of mortgage loans by an originator or the seller as a result of defective documentation or breaches of representations and warranties.

         o the allocation of principal, interest and/or other payments among the classes of securities of a series as specified in the related prospectus supplement;

         o  the exercise of any right of optional termination; and

         o the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

The rate of prepayments on loans is influenced by a number of economic, geographic, social and other factors, including:

         o  prevailing market interest rates for the particular asset;

         o  local and national interest rates;

         o  homeowner mobility; and

         o  the ability of the borrower to obtain refinancing.

For example, if interest rates for similar loans fall below the interest rates on the loans in the trust, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the loans in the trust, the rate of prepayment would generally be expected to decrease. Borrowers may prepay their loans in whole or in part at any time; however, some or all of the loans to be included in the trust fund may require the payment of a prepayment premium in connection with any voluntary prepayments in full and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by loan originators, including the seller and its affiliates, a servicer or any master servicer.

We cannot predict the rate at which borrowers will repay their loans. Please consider the following:

         o if you purchase a security at a discount, especially a principal-only security, your yield may be lower than expected if principal payments on the related loans occur at a slower rate than you expected;

         o if you purchase a security at a premium, especially an interest-only security, your yield may be lower than expected if principal payments on the related loans occur at a faster rate than you expected, and you could lose your initial investment;

         o if the rate of default and the amount of losses on the loans in the trust are higher than you expect, then your yield may be lower than you expect, and you could lose all or a portion of your initial investment;

         o the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any security at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

         o the priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior securities relative to the classes of subordinate securities.

LIMITED RESALE MARKET FOR SECURITIES COULD ADVERSELY AFFECT YOUR ABILITY TO LIQUIDATE YOUR INVESTMENT

         No market will exist for the securities of any series before they are issued and no underwriter will be required to assist investors in resales of their securities. We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of securities. There have been times in the past when the absence of a liquid resale market for similar asset backed securities has rendered investors unable to sell their securities at all or at other than a significant loss. Consequently, at a time when you desire to sell your securities, you may not be able to do so. Alternatively, you may be able to do so only at a price significantly below that which would be obtainable were there a liquid resale market for your securities. The market values of securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you. The secondary market for mortgage pass-through securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severe adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

PROTECTION AGAINST LOSSES IS LIMITED SINCE SECURITIES WILL RECEIVE PAYMENTS ONLY FROM SPECIFIED SOURCES

         The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person. Once released, those assets will no longer be available to make payments to securityholders.

         The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The originator or other seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset. There will be no recourse against the originator, the seller, the depositor, the master servicer or the servicers if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

         Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Additional credit enhancement in the form of one or more derivative agreements may be provided to alleviate the effect of the application of any cap on the interest rate of the securities equal to the net mortgage rate of the related loans on the payments of interest to the securities. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement such as insurance policies or derivative agreements could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

         You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

NATURE OF MORTGAGES SECURING THE LOANS MAY DELAY RECEIPT OF, OR RESULT IN SHORTFALLS IN PROCEEDS PAYABLE ON A LOAN

            o Decline in Property Values May Increase Loan Losses. Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

            o Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys payable to you. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to securityholders.

         We refer you to "Material Legal Aspects of the Loans---Anti-Deficiency Legislation and other Limitations on Lenders" for additional information.

            o Junior Liens Satisfied After Senior Liens. The trust may contain loans that are in a junior lien position. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

            o Regulated by Consumer Protection Laws. Most states have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer or a servicer to collect interest or principal on the loans and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's or servicer's ability to collect interest or principal on a loan may result in a loss to you.

         The loans may also be governed by federal laws relating to the origination and underwriting of loans. These laws:

            o require specified disclosures to the borrowers regarding the terms of the loans;

            o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

            o regulate the use and reporting of information related to the borrower's credit experience;

            o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

            o permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

            o limit the ability of the master servicer to collect full amounts of interest on some loans and interfere with the ability of the master servicer to foreclose on some properties.

         If particular provisions of these federal laws are violated, the master servicer or servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

         We refer you to "Material Legal Aspects of the Loans" for additional information.

            o Non-Owner Occupied Properties. The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than mortgage loans secured by a primary residence.

         Some pools may include a small portion of commercial mortgage loans. Mortgage loans made with respect to commercial properties, including commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, will present different risks than residential mortgage loans, and may entail greater risks of delinquency and foreclosure, and risks of loss. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than any independent income or assets of the mortgagor. The successful operation of the property may in turn be dependant on the creditworthiness of tenants to whom commercial space is leased and the business operated by them, while the risks associated with tenants may be offset by the number of tenants or, if applicable, a diversity of types of business operated by them. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of the property. By contrast, a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of the property.

         Commercial mortgage loans may be nonrecourse loans to the assets of the mortgagor. Further, the concentration of default, foreclosure and loss risks in individual mortgagors or commercial mortgage loans could be greater than for residential loans because the related mortgage loans could have higher principal balances.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

         Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the loans in the trust. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the loans in the trust, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement.

         The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia's Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the loans in the trust, could subject the trust as an assignee of the loans, to monetary penalties and could result in the borrowers rescinding such loans against the trust fund. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The seller will warranted that the loans in the trust do not include any mortgage loan in violation of HOEPA or similar state laws. However, if the trust fund should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable.

         See "Material Legal Aspects of the Loans" for additional information.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF ENVIRONMENTAL LAWS

         Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage. In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Those costs could result in a loss to the securityholders.

         We refer you to "Material Legal Aspects of the Loans---Environmental Risks" for additional information.

VALUE OF TRUST ASSETS MAY BE LESS THAN OUTSTANDING PRINCIPAL BALANCE OF THE RELATED SECURITIES

         There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders. As a result, you may not receive the full amount of interest and principal due on your security.

         If specified in the related prospectus supplement, the securities may benefit from credit enhancement from one or more external credit enhancement providers, such as primary mortgage insurers, financial guaranty insurance providers or derivative providers. If the ratings assigned by a rating agency to the securities of a series are dependent upon the financial strength of any such credit enhancement provider, any qualification, reduction or withdrawal of the financial strength ratings assigned to such credit enhancement provider could result in the reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

WEIGHTED AVERAGE NET MORTGAGE RATE ON THE LOANS MAY LIMIT INTEREST RATE ON THE SECURITIES

         As specified in the related prospectus supplement, the interest rate payable on your security may be limited by the interest paid on the loans and other assets of the trust fund, net of certain fees and expenses of the trust fund. The loans in a trust fund will have interest rates that are either fixed or adjustable based on an index, as described in the related prospectus supplement.

         Any adjustable rate loans may have interest rates that are fixed for an initial period after origination and may have periodic or annual limits on adjustments to their interest rates. As a result, the securities may accrue less interest than if the related loans accrued interest based solely on the related index and margin.

         The interest rates on the securities may adjust based on an index different from the index on which the interest rate of the related loans adjust or at different times. As a result, the limits on the interest rates on the securities may prevent increases in those interest rates for an extend period of time during a period of rising interest rates. The interest rates on adjustable rate loans may respond to different economic and market factors than those factors affecting the interest rates on the related securities. It is possible that the interest rates on your securities may react more slowly, more quickly or in a different direction than the interest rates on the loans, which may result in the application of the limit on the interest rates on the securities. In addition, delinquencies, defaults or prepayments on the loans may make it more likely that the interest rate limit on the securities will apply.

RISKS RELATED TO LOANS WITH INTEREST-ONLY PAYMENTS

         If specified in the related prospectus supplement, some of the loans in the related trust fund may provide for payments of interest at the related interest rate, but no payments of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment will be increased to an amount sufficient to amortize the principal balance of the loan over the remaining term and to pay interest at the applicable interest rate.

         Such interest-only loans will, absent other considerations, result in longer weighted average lives of the related securities when compared to securities backed by non-interest-only loans. If you purchase a security at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the interest-only term of the loan as a disincentive to prepayment.

         If the monthly payment after the interest-only term is substantially higher than a borrower's previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

HIGH BALANCE LOANS INCREASE RISK OF DEFAULT

         If specified in the related prospectus supplement, a trust fund may include loans that have a principal balance as of the applicable cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the related trust fund.

SIMULTANEOUS SECOND LIEN RISK

         The originator or other lender may have originated a second lien mortgage loan which is not included in the trust fund to the borrower on a first lien mortgage loan that is included in the trust fund. In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans. With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan, even though the first lien loan is current, which would constitute a default on the first lien loan.

         In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund. Borrowers may be more likely to refinance the first lien when any secondary mortgage financing becomes due in full, and consequently you should be aware that the rate of prepayment of the first lien mortgage loans in a trust fund may be affected by any second lien on the related mortgage properties.

GEOGRAPHIC CONCENTRATION OF LOANS COULD ADVERSELY AFFECT YOUR INVESTMENT

         The yield to maturity on your securities may be affected by the geographic concentration of the mortgaged properties securing the loans in the related trust fund. Any significant concentration of the mortgaged properties in particular geographic regions subject to adverse economic conditions or special hazards, such as earthquakes, hurricanes, windstorms, wildfires, mudslides, hurricanes or tornadoes, might increase the rate of delinquencies, defaults and losses on the related loans. Consequently, the geographic concentration of the loans in a trust fund could result in shortfalls in distributions due on your securities or losses on your securities greater than would be the case if the mortgaged properties were more geographically diversified.

MILITARY ACTION AND TERRORIST ATTACKS MAY IMPACT THE RETURN ON YOUR SECURITY

         The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States or other incidents and related military action, may have on the performance of the loans or on the values of mortgaged properties cannot be determined at this time. You should consider the possible effects on delinquency, default,loss and prepayment experience of the loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of a Relief Act and any comparable state law, and neither a master servicer nor any other servicers will be required to advance for any interest shortfall caused by any such reduction. Shortfalls in interest may result from the application of the Relief Act or comparable state law. Interest payable to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of a Relief Act or comparable state law in the manner specified in the prospectus supplement.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

         Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks.
         Therefore:

            o the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

            o your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

            o you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members. DTC will then be required to credit the distributions to the accounts of the participating organizations. Only then will the distributions be credited to your account either directly or indirectly through Securities Intermediaries.

         See "Description of the Securities---Book-Entry Registration of Securities" in this prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

         Each transfer of a loan from a seller to the depositor and from the depositor to the trust fund will be intended to be an absolute and unconditional sale of that loan rather than a secured financing for purposes of federal and state law. However, in the event of the bankruptcy or insolvency of a prior owner of a loan, a bankruptcy trustee or receiver or one of the creditors of the insolvent party might challenge this conclusion and argue that the transfer of the loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the securities. If such an attempt were successful, it is possible that the affected loans could be sold in order to liquidate the assets of the insolvent entity. There can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

BORROWER MAY BE UNABLE TO MAKE BALLOON PAYMENT

         If specified in the related prospectus supplement, certain loans in a trust fund may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity. Loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on the borrower's ability to:

            o  timely refinance the loan; or

            o  timely sell the related mortgaged property.

         A number of factors will affect a borrower's ability to accomplish either of these goals, including:

            o the level of available mortgage rates at the time of sale or refinancing;

            o  the borrower's equity in the related residential property;

            o  the financial condition of the borrower; and

            o  the tax laws.

         A borrower's failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

         If specified in the related prospectus supplement, certain of the loans included in a trust fund may have loan-to-value ratios greater than 80%. Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80% or below. Even if the related loans have primary mortgage insurance, we cannot assure you that the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those loans.

         The determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the loans for the purpose of determining whether primary mortgage insurance is required may differ from the appraised value of such mortgaged properties for loans obtained for the purpose of acquiring the related mortgaged property. Loan-to-value ratios for loans are generally determined based upon the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, although this calculation may vary depending on the state in which the mortgaged property is located.

MORTGAGE LOANS ORIGINATED ACCORDING TO NON-AGENCY UNDERWRITING GUIDELINES MAY HAVE HIGHER EXPECTED DELINQUENCIES

         If specified in the related prospectus supplement, the loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of loans are sometimes referred to as "subprime," "non-prime" or "non-conforming" mortgage loans. Whereas "prime" loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower's credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

         Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. Loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

         Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other loans of relatively low credit quality than on loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related loans.

         If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to "Alternative-A" or "Alt-A" underwriting guidelines. Although Alt-A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) are likely to have higher loan-to-value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties. You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

         Consequently, loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher than those experienced by loans underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

A TRANSFER OF SERVICING MAY RESULT IN INCREASED LOSSES AND DELINQUENCIES ON THE LOANS

         If specified in the related prospectus supplement, the servicing responsibilities with respect to certain of the loans will be transferred to a new servicer shortly after the related closing date. In addition, servicing of the loans may be transferred in the future to other servicers in accordance with provisions of the trust agreement or pooling and servicing agreement, as applicable. Investors should note that when the servicing of loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the related securities.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE SECURITIES

         The mortgages or assignments of mortgage for some of the loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the related trustee, then any related expenses will be paid by the related trust and will reduce the amount available to pay principal of and interest on the securities.

         The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to securityholders and increase the amount of losses on the loans.

RISKS RELATED TO THE RESIDUAL INTEREST SECURITIES

         The holders of the Residual Interest Securities must include the taxable income or loss of the related REMIC in determining their federal taxable income. Prospective investors are cautioned that the residual interest securityholders' REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders thereof must have sufficient sources of funds to pay such tax liability. It is not anticipated that the residual interest securityholders will receive distributions from the trust. Furthermore, prospective investors in the Residual Interest Securities should expect that all of the related REMIC's income includible by the holders of the Residual Interest Securities will be treated as "excess inclusion" income, resulting in (i) the inability of such holders to use net operating losses to offset such income, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction. Under the provisions of the Internal Revenue Code of 1986 relating to REMICs, it is likely that the Residual Interest Securities will be considered to be "non-economic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. See "Material Federal Income Tax Consequences---Taxation of Owners of Residual Interest Securities".

                                 THE TRUST FUND

GENERAL

         The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. For each series, a separate trust fund in the form of a common law trust or a Delaware business trust will be formed under the related pooling and servicing agreement or trust agreement. The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following (referred to herein as the "Assets"):

         (a) residential mortgage loans, including

         o mortgage loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

         o closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

         o home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and

         o manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

         (b) commercial mortgage loans, including mortgage loans secured by traditional commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes, but as of the creation date of the related pool, no more than 5% of the assets of the trust fund may be comprised of commercial mortgage loans;

         (c) mortgaged-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

         (d) privately issued mortgaged-backed securities representing interests in any of the above asset types; and

         (e) all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the servicer of the loans, agency securities or private mortgaged-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

         The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

         The Assets will be acquired by the depositor, either directly or through affiliates, from the sponsor. The sponsor may be an affiliate of the depositor. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under "The Loans---Underwriting Standards" or otherwise in accordance with the standards set forth in the prospectus supplement. The depositor will cause the Assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Assets, either directly or through other servicing institutions as subservicers, under a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services. See "The Agreements." With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

         Any mortgage backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

         As used in this prospectus, "agreement" means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

         If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the State of Delaware pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

         With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

         The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "The Trust Fund---Representations by Sellers or Originators; Repurchases" and "The Agreements---Servicing" and "---Assignment of the Trust Fund Assets", and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans. Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under "Description of the Securities---Advances."

         The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities. A copy of the agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities. If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement. However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

THE LOANS

         General. Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts. If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. If so specified, the loans may also include, to a limited extent, mortgage loans or deeds of trust secured by liens on commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

         In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

         o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

         o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity---a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         o The loans may provide for payments of interest at the related interest rate, but no payments of principal, for a specified period following origination. Following the applicable interest-only period, the monthly payment will be increased to an amount sufficient to amortize the principal balance of the loan over the remaining term and to pay interest at the applicable interest rate.

         A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         The real property which secures repayment of the loans is referred to as the mortgaged properties. Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties. The properties relating to loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units---single-family properties---or mixed-use properties. Any mixed-use property will be predominantly one- to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses. Properties may include vacation and second homes, investment properties, leasehold interests and commercial properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

         The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either
(1) the making of a representation by the borrower at the loan's origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence or (2) a finding that the address of the underlying property is the borrower's mailing address.

         Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan. Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

         The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months.

         Home Improvement Contracts. The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements. The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement. The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

         Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

         The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

         Commercial Loans. The trust fund assets for a series may include commercial loans, in an amount not to exceed, as of the related cut-off date, 5% by principal balance of the trust fund assets. The commercial mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of (1) primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space, (2) multifamily properties, (3) retail stores and establishments, (4) office buildings, or (5) hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use properties, including mixed commercial uses and mixed commercial and residential uses, and/or unimproved land. The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. Commercial loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan. It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

         Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space. Multifamily leases tend to be relatively short-term (i.e., one to five years). Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation. Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

         Retail properties are income-producing properties leased by borrowers to tenants that sell various goods and services. Tenant leases may have a base rent component and an additional component tied to sales. Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers. Some retail properties have anchor tenants or are located adjacent to an anchor store. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property. Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

         Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

         o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

         o the type of property securing the loan---e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

         o  the original terms to maturity of the loans,

         o the largest principal balance and the smallest principal balance of any of the loans,

         o the earliest origination date and latest maturity date of any of the loans,

         o the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

         o the loan interest rates or range of loan interest rates borne by the loans,

         o  the maximum and minimum per annum loan interest rates, and

         o  the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on Form 8-K filed within 15 days of the closing date.

         No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

         Underwriting Standards. The loans will be acquired by the depositor, either directly or through affiliates, from the sellers. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement. Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

         The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

UNDERWRITING STANDARDS

         Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize

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

verification of deposits at financial institutions where the borrower has demand or savings accounts. See "The Trust Fund---The Loans---Underwriting Standards" in this prospectus.

         A lender may also originate mortgage loans pursuant to alternative sets of underwriting criteria under reduced or limited documentation programs. These programs are designed to facilitate the loan approval process. Under these programs, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum loan-to-value ratios under these programs are generally more restrictive than those under the lender's standard underwriting criteria.

         From time to time, exceptions to a lender's underwriting policies may be made. Such exceptions may be made on a loan-by-loan basis at the discretion of the lender's underwriter. Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

MODIFICATION OF LOANS

         The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement. However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

AGENCY SECURITIES

         Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

         Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306(g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA Loans and/or VA Loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

         The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA Loans.

         If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

         Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

         o  fixed-rate level installment conventional mortgage loans;

         o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

         o  adjustable rate conventional mortgage loans; or

         o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

         Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. Each of those mortgage loans will be secured by a first lien on a one- to four-family residential property.

         Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

         Freddie Mac. Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

         Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

         Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

         Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of agency securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

         General. Private mortgage-backed securities may consist of mortgage pass-through certificates evidencing an undivided interest in an asset pool, or collateralized mortgage obligations secured by an asset pool. Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus. Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement. That agreement will have appointed a trustee to act for the benefit of the PMBS holders. The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

         The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts. If so specified in the prospectus supplement, the PMBS issuer may be an affiliate of the depositor. If the PMBS issuer is not an affiliate of the depositor, the related private mortgage-backed security:

         o will be acquired in the secondary market and not pursuant to an initial offering of the securities,

         o the related PMBS issuer will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences, and

         o will have previously been registered under the Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the PMBS. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

         Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans. As described in the prospectus supplement,

         o no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

         o the underlying mortgage loan may have had an original term to stated maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

         o the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

         o the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a Title Insurance policy.

         Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, derivative agreements, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

         Additional Information. The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

         (1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

         (2) characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

         (3) the maximum original term-to-stated maturity of the private mortgage-backed securities;

         (4) the weighted average term-to-stated maturity of the private mortgage-backed securities;

         (5) the pass-through or certificate rate of the private mortgage-backed securities;

         (6) the weighted average pass-through or certificate rate of the private mortgage-backed securities;

         (7) the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

         (8) characteristics of credit support, if any, such as reserve funds, insurance policies, derivative agreements, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

         (9) the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

         (10) the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

REPRESENTATIONS BY SELLERS OR ORIGINATORS; REPURCHASES

         Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or originated by that originator. Unless otherwise specified in the related prospectus supplement, the representations and warranties typically include the following:

         o The information set forth in the schedule relating to the loans attached to the applicable sale agreement is true and correct in all material respects;

         o Title Insurance, or in the case of properties located in areas where those policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or certificate of title as applicable, remained in effect on the date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the depositor;

         o The seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

         o Each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, Title Insurance exceptions, if applicable, and other exceptions described in the related agreement, and that the property was free from damage and was in acceptable condition;

         o There were no delinquent tax or assessment liens against the property;

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

         o No required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement;

         o Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects;

         o The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;

         o The related mortgaged property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to materially affect adversely the value of the mortgaged property;

         o The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid principal balance of the mortgage loan in the event that the related mortgaged property is sold or transferred without the prior written consent of the mortgagee;

         o All provisions of any primary mortgage insurance policies have been and are being complied with; and

         o The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the related mortgage property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

         If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the closing date or the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

         The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either (1) to repurchase the loan from the trust fund at a price equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or (2) substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement. If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities---General." Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

         Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under "The Agreements---Assignment of Trust Fund Assets."

SUBSTITUTION OF TRUST FUND ASSETS

         Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the documentation with respect to any trust fund asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted will be indicated in the related prospectus supplement. Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets. The related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.

                                 USE OF PROCEEDS

         The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

         o  to purchase the related trust fund assets;

         o to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus supplement; and

         o to pay the costs of structuring and issuing the securities, consisting generally of legal, accounting and rating agency fees and the costs of obtaining any credit enhancement as described under "Credit Enhancement".

         The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         J.P. Morgan Acceptance Corporation I, a Delaware corporation incorporated on June 27, 1988, is a direct, wholly-owned subsidiary of JPMorgan Securities Holdings LLC and will act as the depositor for the trust with respect to each series of securities. The principal executive offices of the depositor are located at 270 Park Avenue, New York, New York 10017. As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust. Its telephone number is (212) 270-8863.

         The depositor has been engaged in the securitization of loans, contracts and mortgage-backed securities since its incorporation. The depositor is generally engaged in the business of acting as depositor of one or more trusts that issues series of notes, bonds or other evidence or indebtedness and certificates that are secured by or represent interests in the assets of a trust fund. The depositor is also generally engaged in acquiring, owning, holding and pledging as collateral and otherwise dealing with loans and mortgaged-backed securities. The depositor acquires the loans and mortgaged-backed securities for inclusion in a securitization from the sponsor, or if specified in the prospectus supplement, from another seller, in each case in privately negotiated transactions.

         The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to issuing and selling one or more series of securities, acquiring and selling loans and mortgage-backed securities, serving as depositor of the trusts and engaging in activities incidental to the foregoing.

         The depositor will have limited obligations with respect to a series of securities. The depositor will obtain representations and warranties from the originators, sponsor or other sellers regarding the assets included in the related trust fund. The depositor will also assign to the trustee for the related series the depositor's rights with respect to those representations and warranties. See "The Agreements -Assignment of the Trust Fund Assets." In addition, after the issuance of a series of securities, the depositor may have limited obligations with respect to that series which may include making filings necessary to maintain the perfected status of a trustee's securities interest or lien on the related assets, appointing a successor master servicer, securities administrator, trustee or other transaction participant that resigns or is otherwise removed, preparation of any reports filed under the Exchange Act and providing notices and other information to certain parties under the operative agreements.

         The depositor does not have, nor is it expected in the future to have, any significant assets. Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                   THE SPONSOR

GENERAL

         Unless otherwise specified in the prospectus supplement, J.P. Morgan Mortgage Acquisition Corp. will act as sponsor of the trust fund. Any other entity that acts as sponsor instead of J.P. Morgan Mortgage Acquisition Corp. will be described in the related prospectus supplement. A sponsor will organize and initiate a securitization by selling or otherwise transferring assets directly or indirectly, through an affiliate, to the depositor for sale or transfer to a trust.

         JPMAC, a Delaware corporation incorporated on July 12, 2002, is a direct, wholly-owned subsidiary of JPMorgan Chase Bank, N.A. The principal executive offices of the sponsor are located at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 270-8863.

SECURITIZATION ACTIVITIES OF THE SPONSOR

         JPMAC has been engaged in the securitization of assets since its incorporation. In connection with these activities, JPMAC uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages and home equity loans.

         During fiscal years 2004 and 2003, JPMAC securitized approximately $275,299,016 and $ 4,510,234,249 of residential mortgages, respectively. During this period, no securitizations sponsored by JPMAC have defaulted or experienced an early amortization or trigger event.

         Through its affiliates, JPMAC services and master services loans. If specified in the prospectus supplement, a trust may include loans serviced and master serviced by one or more of these affiliates.

         In the normal course of its securitization program, JPMAC acquires loans from third party originators and through its affiliates. Employees of JPMAC or its affiliates structure securitization transactions in which the loans are sold to the depositor. In consideration for the Assets which JPMAC sells to the depositor, the depositor issues the securities supported by the cash flows generated by the Assets.

         Pursuant to the agreement conveying Assets from JPMAC to the depositor, JPMAC may make representations and warranties regarding the Assets. If it is later determined that the Assets fail to conform to the specified representations and warranties, JPMAC may have an obligation to repurchase such Assets from the depositor (or directly from the trustee) or it may have an obligation to indemnify the depositor (or the trustee) against any losses on the Assets. To the extent Assets being securitized have been originated by third parties, JPMAC will generally obtain appropriate representations and warranties from such third parties upon the acquisition of such Assets and will assign its rights under these representations and warranties for the benefit of the depositor (or the trustee). See The Trust Fund --- Representations by Seller or Originators; Repurchases".

                          DESCRIPTION OF THE SECURITIES

         Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee. A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement. A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in any of the above agreements. The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements for each series of securities and the applicable prospectus supplement.

GENERAL

         The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement. If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund. If the securities are notes, they will be debt obligations secured by the assets of the related trust fund. The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the depositor. In general, the securities will not represent obligations of the depositor or any affiliate of the depositor. A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

         o the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

         o the assets that from time to time have been deposited in the related security account, as described in this prospectus under "The Agreements---Payments on Loans; Deposits to Security Account";

         o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

         o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

         Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related trust fund assets. A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets. In each case, that percentage or portion may be zero or may represent any other specified interest up to and including 100%, as specified in the related prospectus supplement. Each class of notes of a series will be secured by the related trust fund assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

         Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement. Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

         The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal Revenue Code. See "ERISA Considerations." Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by plans. The transfer of securities of a restricted class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or
(ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements. If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee's acceptance of the security.

         As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied. As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Internal Revenue Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Internal Revenue Code. As to each series with respect to which a REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee or the master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

         General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

         Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

         Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates. Distributions on any class of securities in a series may also be made from amounts received in respect of any derivative agreement with respect to such class.

         Distributions of Interest. Interest will accrue on each class of securities entitled to interest at the interest rate specified in the related prospectus supplement. In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

         Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

         Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

         If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement---Subordination."

         Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

ADVANCES

         If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee. The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement. In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

         In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement. Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

         If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "---Distributions on Securities" above.

REPORTS TO SECURITYHOLDERS

         Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

         o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in that distribution;

         o the amount of the distribution allocable to interest and how it was calculated;

         o  the amount of any unpaid interest shortfall;

         o  the amount of any advance;

         o the aggregate amount (1) otherwise allocable to the subordinated securityholders on that distribution date, or (2) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

         o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that distribution date;

         o the outstanding principal balance for any pool and the principal balance of the loans in any pool at the end of the related prepayment period, and the applicable net mortgage rate of the loans in any pool at the beginning of the related due period;

         o the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date; o the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

         o the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

         o the number and aggregate principal balances of loans that are either delinquent, but not in foreclosure or are in foreclosure, (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding that distribution date;

         o with respect to any pool, the cumulative amount of realized losses incurred since the closing date;

         o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         o the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

         o if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

         o the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

         o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report (a) as to the aggregate of amounts reported pursuant to (1) and (2) above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and (b) any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

         The securities of any series may be comprised of one or more classes. Classes of securities, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes

Principal Types

Accretion Directed...................................     A class that receives principal payments from the
                                                          accreted interest from specified accrual classes.  An
                                                          accretion directed class also may receive principal
                                                          payments from principal paid on the underlying trust
                                                          fund assets for the related series.

Component Securities.................................     A class consisting of components.  The components of a
                                                          class of component securities may have different
                                                          principal and/or interest payment characteristics but
                                                          together constitute a single class.  Each component of a
                                                          class of component securities may be identified as
                                                          falling into one or more of the categories in this chart.

Lockout/NAS Securities...............................     A class that will not be entitled to payments of
                                                          principal for a specified number of distribution dates
                                                          following the related closing date.

Notional Amount Securities...........................     A class having no principal balance and bearing interest
                                                          on a notional amount.  The notional amount is used for
                                                          purposes of the determination of interest distributions.

Planned Principal Class or PACs......................     A class that is designed to receive principal payments
                                                          using a predetermined principal balance schedule derived
                                                          by assuming two constant prepayment rates for the
                                                          underlying trust fund assets.  These two rates are the
                                                          endpoints for the "structuring range" for the planned
                                                          principal class.  The planned principal classes in any
                                                          series of securities may be subdivided into different
                                                          categories---e.g., primary planned principal classes,
                                                          secondary planned principal classes and so forth---having
                                                          different effective structuring ranges and different
                                                          principal payment priorities.  The structuring range for
                                                          the secondary planned principal class of a series of
                                                          securities will be narrower than that for the primary
                                                          planned principal class of that series.

Scheduled Principal Class............................     A class that is designed to receive principal payments
                                                          using a predetermined principal balance schedule but is
                                                          not designated as a planned principal class or targeted
                                                          principal class.  In many cases, the schedule is derived
                                                          by assuming two constant prepayment rates for the
                                                          underlying trust fund assets.  These two rates are the
                                                          endpoints for the "structuring range" for the scheduled
                                                          principal class.

Senior Support Class.................................     A class of senior securities that will be allocated any
                                                          realized losses that would otherwise be allocated to the
                                                          related Super Senior Class until the principal balance
                                                          of such Senior Support Class has been reduced to zero.

Sequential Pay Class.................................     Classes that receive principal payments in a prescribed
                                                          sequence, that do not have predetermined principal
                                                          balance schedules and that under all circumstances
                                                          receive payments of principal continuously from the
                                                          first distribution date on which they receive principal
                                                          until they are retired.  A single class that receives
                                                          principal payments before or after all other classes in
                                                          the same series of securities may be identified as a
                                                          sequential pay class.

Strip................................................     A class that receives a constant proportion, or "strip," of the principal payments on the underlying trust fund assets.

Super Senior Class...................................     A class of senior securities for which any realized
                                                          losses that would otherwise be allocated to such class
                                                          will instead be allocated to the related Senior Support
                                                          Class until the principal balance of such Senior Support
                                                          Class has been reduced to zero.

Support Class or Companion Class.....................     A class that receives principal payments on any
                                                          distribution date only if scheduled payments have been
                                                          made on specified planned principal classes, targeted
                                                          principal classes and/or scheduled principal classes on
                                                          that distribution date.

Targeted Principal Class or TACs.....................     A class that is designed to receive principal payments
                                                          using a predetermined principal balance schedule derived
                                                          by assuming a single constant prepayment rate for the
                                                          underlying trust fund assets.


Interest Types

Fixed Rate...........................................     A class with an interest rate that is fixed throughout
                                                          the life of that class.

Floating Rate........................................     A class with an interest rate that resets periodically
                                                          based upon a designated index and that varies directly
                                                          with changes in that index as specified in the related
                                                          prospectus supplement.  Interest payable to a floating
                                                          rate class on a distribution date may be subject to a
                                                          cap based on the amount of funds available to pay
                                                          interest on that distribution date.

Inverse Floating Rate................................     A class with an interest rate that resets periodically
                                                          based upon a designated index as specified in the
                                                          related prospectus supplement and that varies inversely
                                                          with changes in that index.

Variable Rate........................................     A class with an interest rate that resets periodically
                                                          and is calculated by reference to the rate or rates of
                                                          interest applicable to specified assets or
                                                          instruments---e.g., the loan rates borne by the underlying loans.

Auction Rate.........................................     A class with an interest rate that resets periodically
                                                          to an auction rate that is calculated on the basis of auction procedures described in the related prospectus supplement.

Interest Only........................................     A class that receives some or all of the interest
                                                          payments made on the underlying trust fund assets or
                                                          other assets of the trust fund and little or no
                                                          principal.  Interest only classes have either a nominal
                                                          principal balance or a notional amount.  A nominal
                                                          principal balance represents actual principal that will
                                                          be paid on the class.  It is referred to as nominal
                                                          since it is extremely small compared to other classes.
                                                          A notional amount is the amount used as a reference to
                                                          calculate the amount of interest due on an interest only
                                                          class that is not entitled to any distributions in
                                                          respect of principal.

Principal Only.......................................     A class that does not bear interest and is entitled to
                                                          receive distributions in respect of principal only.

Partial Accrual......................................     A class that accretes a portion of the amount of accrued
                                                          interest with respect to that class.  The accreted
                                                          interest will not be distributed but will instead be
                                                          added to the principal balance of that class on each
                                                          applicable distribution date, with the remainder of the
                                                          accrued interest to be distributed currently as interest
                                                          on that class.  This partial accrual without
                                                          distribution may continue until a specified event has
                                                          occurred or until the partial accrual class is retired.

Accrual..............................................     A class that accretes the full amount of accrued interest
                                                          with respect to that class.

                                                          The accreted interest will not be distributed but will
                                                          instead be added as principal to the principal balance of
                                                          that class on each applicable distribution date. This
                                                          accrual without distribution may continue until some
                                                          specified event has occurred or until the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

         The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, the Federal Funds Rate, the CMT Rate, in each case calculated as described in this prospectus or any other index on debt described in the related prospectus supplement; provided however, that no index will be a commodities or securities index.

LIBOR

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month, six-month or one-year, as applicable, United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters Screen LIBOR Page, as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBOR Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

         LIBOR will be established as follows:

         (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

         (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of (1) LIBOR as determined on the previous LIBOR determination date or (2) the reserve interest rate, which is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

         (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

         Each reference bank (1) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (2) shall not control, be controlled by, or be under common control with the calculation agent; and (3) shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

         The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

                  o  savings deposits,

                  o  time deposits,

                  o  FHLBSF advances,

                  o  repurchase agreements, and

                  o  all other borrowings.

         Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

         The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Treasury Index

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

Prime Rate

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal, or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

Federal Funds Rate

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Federal Funds Rate, the calculation agent designated in the prospectus supplement will ascertain the Federal Funds Rate for the related interest accrual period. The Federal Funds Rate for an interest accrual period will be the rate for U.S. Dollar Federal funds, as published in H.15(519) for that day opposite the caption "Federal Funds (Effective)" as that rate is displayed on that date on Moneyline Telerate Page 120 under the heading "Federal Funds Rate". The calculation agent will observe the following procedures if the Federal Funds Rate cannot be determined as described above:

         o If the rate described above does not appear on Moneyline Telerate Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal Funds Rate for the relevant interest accrual period will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds (Effective)".

         o If the rate described above does not appear on Moneyline Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, the Federal Funds Rate for that interest accrual period will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the administrator, on that interest determination date.

         o If fewer than three brokers selected by the calculation agent are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the date specified in the related prospectus supplement. The calculation agent's determination of the Federal Funds Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

U.S. Treasury Constant Maturity Rate

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the U.S. Treasury constant maturity rate (which is referred to as the "CMT Rate"), the calculation agent designated in the prospectus supplement will ascertain the CMT Rate for the related interest accrual period. The CMT Rate for an interest accrual period will be the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.," under the column for:

         o if the Designated CMT Moneyline Telerate Page is 7051, the rate on the date specified in the related prospectus supplement, or

         o if the Designated CMT Moneyline Telerate Page is 7052, the average for the week, or the month, as specified in the related prospectus supplement, ended immediately before the week or month, as applicable, of the date specified in the related prospectus supplement occurs.

The following procedures will apply if the CMT Rate cannot be determined as described above:

         o If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, unless the calculation is made earlier and the rate is available from that source at that time on that date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

         o If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the administrator determine to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519).

         o If the rate described in the prior paragraph cannot be determined, then the calculation agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the date specified in the related prospectus supplement, reported, according to their written records, by leading primary United States government securities dealers in New York City. The calculation agent will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury (which we refer to as Treasury Notes) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

         o If the calculation agent cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the calculation agent will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the date specified in the related prospectus supplement, of leading primary United States government securities dealers in New York City. In selecting these offered rates, the calculation agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

         o If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the date specified in the related prospectus supplement will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

         If fewer than three leading primary United States government securities dealers selected by the calculation agent are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on the date specified in the related prospectus supplement.

         The calculation agent's determination of the CMT Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

         As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities---the security owners---will hold their securities through The Depository Trust Company in the United States, or Clearstream Banking (formerly Cedelbank) or Euroclear in Europe if they are participants of the systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream Banking and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security. Unless and until definitive securities are issued, it is anticipated that the only securityholders of the securities will be Cede & Co., as nominee of DTC. Security owners are only permitted to exercise their rights indirectly through participants and DTC.

         The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream Banking or Euroclear, as appropriate.

         Security owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding, except under the circumstances described in this prospectus, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom security owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective security owners. Accordingly, although security owners will not possess certificates, the DTC rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

         Security owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described in this prospectus. Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing the participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

         Because of time zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during the processing will be reported to the relevant Euroclear or Clearstream Banking participants on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Banking participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Banking participants and Euroclear participants may not deliver instructions directly to the European depositaries.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

         Clearstream Banking is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream Banking holds securities for its participants, or participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Banking participants through electronic book-entry changes in accounts of Clearstream Banking participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking in any of 37 currencies, including United States dollars. Clearstream Banking provides to As Clearstream Banking participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a licensed bank, Clearstream Banking is regulated by the Luxembourg Monetary Institute. Clearstream Banking participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Euroclear Bank, as Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences---Tax Treatment of Foreign Investors" and "---Tax Consequences to Holders of the Notes---Backup Withholding." Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

         Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

         DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities. Clearstream Banking or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream Banking participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the issuer will issue and the trustee will authenticate definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

         Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

         None of the master servicer, the servicers, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

EXCHANGEABLE SECURITIES

         General

         If specified in the related prospectus supplement, a series of securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

         If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

         The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

         Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

         o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

         o the aggregate amount of interest payable on any distribution date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the exchanged securities; and

         o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

         There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

         o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

         o An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class in distributions that have identical amounts and identical timing.

         o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

         In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

         o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

         o A class of exchangeable securities that is a Planned Principal Class or Targeted Principal Class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Planned Principal Class or Targeted Principal Class, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

         A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

         Procedures

         The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee in advance of the proposed exchange date. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

         The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

PURCHASE OBLIGATIONS

         If specified in the related prospectus supplement, some classes of securities of any series may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. Each purchase obligation may be a secured or unsecured obligation of the provider of that purchase obligation, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation will be payable solely to the trust fund. Each purchase obligation will be payable directly to the holders of the related securities. The purchase obligations will not be an asset of any trust fund. or a part of the securities. Rather, securities subject to a purchase obligation will be offered to the initial investors subject to an overriding purchase arrangement, under which the securities will at the same time be offered to the provider of the purchase obligation on a forward basis.

MANDATORY AUCTIONS

         If specified in the related prospectus supplement, some classes of securities of any series may be subject to a mandatory auction that would take place on a specified date, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. Such classes would be auctioned by an auction administrator, which may be the trustee or the securities administrator, to third-party investors. The terms and conditions of any such mandatory auction, including any minimum purchase price, the timing of the auction and the auction procedures, will be described in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, with respect to classes of securities subject to a mandatory auction, the auction administrator may enter into a swap contract with a swap counterparty pursuant to which (i) the swap counterparty will be required to pay to the auction administrator, for the benefit of the holders of the auctioned securities, the excess, if any, of the sum of the outstanding principal balance of those securities on the auction date plus accrued interest over the price at which the securities are sold in the auction and (ii) the auction administrator will be required to pay to the swap counterparty the excess, if any, of the price at which the securities are sold in the auction over the sum of the outstanding principal balance of those securities on the auction date plus accrued interest. The obligation of the swap counterparty to make the payment described above may be a secured or unsecured obligation of the swap counterparty.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

         If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior securities of a series by:

         o reducing the ownership interest, if applicable, of the related subordinated securities;

         o  a combination of the immediately preceding sentence and the above;
            or

         o  another method described in the related prospectus supplement.

         If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

         In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement. Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

         If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

         As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

         o  in the order of their scheduled final distribution dates;

         o  in accordance with a schedule or formula;

         o  in relation to the occurrence of events; or

         o  by another method as specified in the related prospectus supplement.

As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

         The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements---Termination; Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

         o maintaining timely payments or providing additional protection against losses on the trust fund assets;

         o  paying administrative expenses; or

         o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

         Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

OVER-COLLATERALIZATION

         If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.


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

SPREAD ACCOUNT

         If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

RESERVE ACCOUNTS

         If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series. The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

         The reserve account for a series will be funded:

         o by the deposit in the reserve account of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments on those amounts or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement;

         o by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled; or

         o in any other manner as may be specified in the related prospectus supplement.

         Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

               (1) obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United States;

               (2) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in he downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

               (3) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

               (4) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a rating agency for such series, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

               (5) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

               (6) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

               (7) repurchase obligations with respect to any security described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4) above;

               (8) securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

               (9) interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

               (10) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

         If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund. The insurer issuing the pool insurance policy will be named in that prospectus supplement.

         Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool. Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy.

Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.

         The pool insurance policy may provide that no claims may be validly presented unless:

         o any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

         o hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         o if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

         o the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

         If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that (1) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

         The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or (2) failure to construct a property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's or originator's representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator. No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.

         The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.


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

CROSS-COLLATERALIZATION

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by (1) the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or (2) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund. Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, AND LETTERS OF CREDIT

         If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:

         o maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

         o  paying administrative expenses; or

         o establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

DERIVATIVE PRODUCTS

         If specified in the related prospectus supplement, a trust fund may also include a derivative arrangement with respect to the securities of any series or any class or classes of a series of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement or an interest rate or currency swap agreement, in each case as described in the related prospectus supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the securities will be affected substantially by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the


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

circumstances, if any, under which the related loans will have prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

         The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of the Loans---Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

         Collections on revolving credit line loans may vary because, among other things, borrowers may (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

         As specified in the related prospectus supplement, conventional loans may or may not contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property. FHA Loans and VA Loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements--- Collection Procedures" and "Material Legal Aspects of the Loans" for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

         The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan rates. However, there can be no assurance that the preceding sentence will be the case.


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

         When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment. If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.

         Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed. Foreclosure actions may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

         Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.

         If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

         Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities. See "The Agreements---Termination; Optional Termination."

         The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.

                                 THE AGREEMENTS

         Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus. The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

SERVICING

         Customary servicing functions with respect to loans constituting the Assets in the trust fund will be provided, as specified in the prospectus supplement, either by the master servicer directly or through one or more servicers subject to supervision by the master servicer, or by a single servicer that is a party to the applicable agreement for a series and services the loans directly or through one or more subservicers. In general, descriptions of the rights and obligations of a master servicer in this prospectus will also be applicable to any servicer.

         If the master servicer services the loans through servicers, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers.

         Each seller of a loan to the depositor in connection with a series or any other servicing entity may act as the sub-servicer for a loan in connection with that series pursuant to a sub-servicer agreement, which will not contain any terms inconsistent with the related agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.

ASSIGNMENT OF THE TRUST FUND ASSETS

         Assignment of the Loans. At the time of issuance of the securities of a series, and except as otherwise specified in the related prospectus supplement, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.

         Unless otherwise specified in the related prospectus supplement, within the time period specified in the related poololing and servicing agreement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee's custodian as to each mortgage loan or home equity loan, among other things:

               (1) the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

               (2) the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the applicable recording office;

               (3) an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

               (4) the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses (1) through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

         If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans. Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.

         If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage Electronic Registration Systems, Inc., or MERS(R), or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans---The Contracts."

         Unless otherwise specified in the related prospectus supplement, the trustee or its custodian will review the loan documents delivered to it within the time period specified in the related pooling and servicing agreement or custodial agreement, and the trustee will hold those documents in trust for the benefit of the related securityholders. If any document is found to be missing or defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

         If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or originator will be obligated to either
(1) purchase the related loan from the trust fund at the purchase price or (2) if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement; provided, however, that such substitution is permitted only within two years after the related closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the REMIC elections or result in a prohibited transaction tax under the Code. Unless otherwise specified in the related prospectus supplement, any replacement loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the loan being replaced (the amount of any shortfall to be deposited in the distribution account in the month of substitution), (ii) have a maximum mortgage rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the loan being replaced, (iii) have a gross margin not less than that of the loan being replaced, (iv) have a loan-to-value ratio equal to or less than that of the loan being replaced, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the loan being replaced, (vi) have the same adjustment date as that of the related loan being replaced, (vii) have a minimum rate not less than that of the loan being replaced n, (viii) have the same index as that of the loan being replaced and (ix) comply with all of the applicable representations and warranties.

         There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "The Trust Fund---Representations by Sellers or Originators; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

         The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.

         Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.


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

NO RECOURSE TO SELLERS, ORIGINATORS, DEPOSITOR OR MASTER SERVICER

         As described above under "---Assignment of the Trust Fund Assets," the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse. However, each seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under "---Assignment of the Trust Fund Assets" and under "The Trust Fund---Representations by Sellers or Originators; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

         o maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;

         o an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation);

         o an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

         o  an account or accounts otherwise acceptable to each rating agency.

The collateral eligible to secure amounts in the security account is limited to permitted investments. A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

         The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

         o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

         o all payments on account of interest on the loans, net of applicable servicing compensation;


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

         o all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under "The Trust Funds---Representations by Sellers or Originators; Repurchases" or under "---Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "---Termination; Optional Termination" below;

         o all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "---Hazard Insurance" below;

         o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

         o all other amounts required to be deposited in the security account pursuant to the agreement.

The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:

         o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

         o to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

         o to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

         o to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

         o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

         o to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;


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

         o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

         o to withdraw any amount deposited in the security account and not required to be deposited in the security account; and

         o to clear and terminate the security account upon termination of the agreement.

In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

         If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the earlier of (a) the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date and (b) the date on which the amount on deposit in the prefunding account is reduced to $10,000 or less.

         The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets. Following the purchase of subsequent loans by the Trust Fund, the loans, including the subsequent loans, will have the characteristics set forth in the related prospectus supplement. Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. The depositor will include


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

information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

         In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

HAZARD INSURANCE

         Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located. Coverage will be in an amount that is at least equal to the lesser of (1) the maximum insurable value of the improvements securing the loan or (2) the greater of (y) the outstanding principal balance of the loan and (z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures will be deposited in the related security account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally 80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above. See "Credit Enhancement."

         In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

         If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

         If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan. See "Credit Enhancement."

         In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

         o first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to that loan;

         o second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;

         o third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

         o  fourth, as a recovery of principal of that loan.

         The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.

REALIZATION UPON DEFAULTED LOANS

         General. The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and (2) the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance. Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

         The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.

         Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required. Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

         FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Material Legal Aspects of the loans---The Title I Program," some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities and will be equal to the amount set forth in the related prospectus supplement. The master servicing fee may include a percentage per annum, if any, of the outstanding principal balance of each loan retained by it from collections of interest on the related loan in the related trust fund. In addition, the master servicer or Sub-Servicer may be entitled to retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and/or any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

         The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.

EVIDENCE AS TO COMPLIANCE

         The related agreement for each series will require the trustee, any securities administrator, any master servicer and any other party that is participating in the servicing function of the Assets to provide to the depositor and any other party specified in the related agreement, on an annual basis on or before the date specified in the related agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party's assessment of compliance. In addition, the related agreement will require each of the trustee, any securities administrator, any master servicer and any other party that is participating in the servicing function of the assets to provide to the depositor and any other party specified in the related


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agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party's activities during the reporting period and of its performance under the related agreement has been made under such officer's supervision and (b) to the best of that officer's knowledge, based on such review, such party has fulfilled all of its obligations under the related agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. Each servicing agreement will provide that the master servicer may not resign from its obligations and duties under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

         Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.

         Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of that series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:

         o failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the


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            depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting interests constituting that class;

         o any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

         o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.

         If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust fund assets. Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

         No securityholder, solely by virtue of that holder's status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

         Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

         o a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;


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         o  failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

         o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

         o any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

         If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

         (a) the holders of 100% of the voting interests of the notes of that series consent to the sale;

         (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

         (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the voting interests of the notes of that series.

         In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

         Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

         In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then


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aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series. The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders. Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.

AMENDMENT

         Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:

         o  to cure any ambiguity;

         o to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

         o to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.

         Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66 2/3% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC.

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TERMINATION; OPTIONAL TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of (1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

         Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of that option will effect early retirement of the securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series. Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets, causing the retirement of the related series of securities. In that event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of that series of securities and any undistributed shortfall in interest of that series of securities as will be described in the related prospectus supplement. However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Internal Revenue Code.

         Indenture. The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

         In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series. In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

         The trustee under each applicable agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

THE SECURITIES ADMINISTRATOR

         If specified in the related prospectus supplement, a securities administrator may be appointed which will be responsible for performing certain administrative and tax functions typically performed by

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the trustee. The securities administrator shall at all times be a commercial bank, savings and loan association or trust company. The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates. The securities administrator may also act as a master servicer or a servicer for a series of securities.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans. Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.

GENERAL

         The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Cooperatives. A portion of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make

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a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "---Foreclosure/ Repossession" below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE/REPOSSESSION

         Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

         Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance

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and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

         Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "---Junior Mortgages; Rights of Senior Mortgagees" below.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method,

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manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "---Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may subject the lender to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien to assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest---the "secured creditor exclusion"---but without "participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.

         The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

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         A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and Recovery Act, or RCRA. The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed EPA's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these limitations, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in specific instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from

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obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

         The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

         The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Act, subject to exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (1) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to particular categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

         Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

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ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE CONTRACTS

         General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

         Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home

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improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"---i.e., without breach of the peace---or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

         Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

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         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

         The loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in

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that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT

         Generally, under the terms of the Servicemembers Civil Relief Act, or the Relief Act, a borrower who enters military service after the origination of that borrower's loan including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender that a servicemember's ability to pay a higher rate is not materially affected due to the servicemember's military service. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan of this type goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor. This action would in turn cause the junior mortgagee's lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in

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excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

COMMERCIAL LOANS

         The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units. Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

         Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is not default. Under these assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the

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mortgagor's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

         Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

         Commercial mortgage loans may present additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that: hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the variability of local law requirements. Mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties. Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

         The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants. Furthermore, such factors as the management skill, experience and financial resources of the operator, who may or may not be the borrower, national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

THE TITLE I PROGRAM

         General. Some of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance Program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans which are eligible for FHA insurance under the Title I Program include property improvement loans. A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

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         There are two basic methods of lending or originating loans, which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

         Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

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         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

         FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (1) the amount of the FHA insurance claims approved for payment relating to the insured loans and (2) the amount of insurance coverage attributable to insured loans sold by the lender, and the insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to the lesser of 10% of the actual purchase price and the net unpaid principal balance of that loan. However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

         Claims Procedures Under Title I. Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default

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persists, the lender will report the default to an appropriate credit agency.
The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount is equal to 90% of the sum of:

         (a) the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

         (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

         (c)  the uncollected court costs;

         (d)  the attorney's fees not to exceed $500; and

         (e) the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

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and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement. The summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and that type of a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

         The federal income tax consequences to holders of securities will vary depending on whether:

         (1)  the securities of a series are classified as indebtedness;

         (2) an election is made to treat the trust fund relating to a particular series of securities as one or more REMICs under the Internal Revenue Code;

         (3) the securities represent a beneficial ownership interest in some or all of the assets included in the trust fund for a series; or

         (4) the trust fund relating to a particular series of certificates is treated as a partnership.

         McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that, for federal income tax purposes:

         o    securities issued as notes will be treated as indebtedness;

         o securities issued as certificates will be treated as one of the following:

              --- indebtedness;

              --- beneficial ownership interests in the related trust fund or in its assets; or

              --- "REMIC regular interests" or "REMIC residual interests".

The last treatment would occur in the event that a REMIC election is made with respect to the trust fund, as described under "---Taxation of the REMIC and Its Holders". Each prospectus supplement will specify which of these treatments applies to the securities being issued. McKee Nelson LLP, or any other counsel identified in the prospectus supplement, is of the opinion that REMIC "regular interests" will be treated as indebtedness issued by the REMIC.

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         In all cases, each trust fund will be structured to not be subject to an entity level tax, and McKee Nelson LLP, or any other counsel identified in the prospectus supplement, is of the opinion that each trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.

         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series. Prior to issuance of each series of securities, the depositor shall file with the SEC a Current Report on Form 8-K on behalf of the related trust fund containing an opinion of counsel to the depositor with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

TAXATION OF DEBT SECURITIES

         General. If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the securities will be treated as debt for United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. At the time those securities are issued McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion generally to that effect.

         Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

         Debt Securities that are Compound Interest Securities---generally, securities all or a portion of the interest on which is not paid currently---will, and some of the other Debt Securities may, be issued with original issue discount. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury (the "OID regulations") regulations issued thereunder on February 2, 1994. A holder of Debt Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

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         Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in this prospectus. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years---i.e., rounding down partial years---from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

         (1) the interest is unconditionally payable at least annually at a "current value" of the index;

         (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments;

         (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on that Debt Security; and

         (4)  the principal payments are not contingent.

         In the case of Compound Interest Securities, some Interest Weighted Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         In addition, the IRS has issued regulations the ("Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code Section 1272(a)(6), such as the

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Debt Securities. Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code
Section 1272(a)(6) and the OID regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

         The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the "daily portions" of that OID. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated interest allocable to that accrual period. The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a Pay-Through Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of
(a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of Regular Interest Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without those adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

         Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

         A subsequent holder of a Debt Security will also be required to include OID in gross income, but a subsequent holder who purchases that Debt Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt Security's issue price, to offset the OID by comparable economic accruals of portions of that excess.

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         Effects of Defaults and Delinquencies. Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a trust fund asset default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities. The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus. See "---Tax Status as a Grantor Trust---Discount or Premium on Pass-Through Securities."

         Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of those Debt Securities and (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of those securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

         Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of "market discount"---generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price---will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or (2) in the ratio of
(a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described in this prospectus, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible

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when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

         Premium. A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing that class. If a holder of a Debt Security makes an election to amortize premium on a Debt Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Election to Treat All Interest as Original Issue Discount. The OID regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If that election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during or after the year of the election. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

         The Internal Revenue Service proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

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         The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC IOs"), high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

TAXATION OF THE REMIC AND ITS HOLDERS

         General. If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the arrangement by which the securities of that series are issued will be treated as a REMIC. At the time the securities are issued McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion generally to that effect and to the effect that the securities designated as "regular interests" in the REMIC will be regular interests in a REMIC and will be treated as indebtedness issued by the REMIC, and that the securities designated as the sole class of "residual interests" in the REMIC will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and (2) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets. If less than 95% of the REMIC's assets consist of assets described in (1) or (2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that those REMIC assets are qualifying assets.

         Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of the REMIC.

         Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each

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holder of a Residual Interest Security or Regular Interest Security on that day.
In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder", including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder of a Regular Interest Security, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"). The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules. In general the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities. The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.

TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC. As described above, the regular interests are generally taxable as debt of the REMIC.

         The American Jobs Creation Act of 2004 (the "Jobs Act") allows REMICs to hold reverse mortgages, home equity line of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a "reverse mortgage," is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, any additional tax consequences will be discussed in the prospectus supplement offering interests in that REMIC.

         Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder's other miscellaneous itemized deductions for that year, do not exceed two percent of that holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will

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be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount---i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See "Material Federal Income Tax Consequences---Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

         (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

         (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

         (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

         (4) the receipt of any fees or other compensation for services rendered by the REMIC.

         It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC. To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.

         The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount---if this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities

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are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

         Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which that loss arises. A holder's basis in a Residual Interest Security will initially equal that holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

         Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of a payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

         Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

         Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on that holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to additional limitations. See "---Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a
Section 593 institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess

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inclusions. These rules are effective for tax years beginning after December 31,
1995, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for a quarterly period of (1) 120% of the long term applicable Federal Rate on the startup day multiplied by (2) the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term Federal Rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in some circumstances, transfers of Residual Interest Securities may be disregarded. See "---Restrictions on Ownership and Transfer of Residual Interest Securities" and "---Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by a "Disqualified Organization." Disqualified Organizations include the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if that entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988, in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described in this prospectus, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. A similar type of limitation exists with respect to transfers of residual interests by foreign persons to United States persons. See "---Tax Treatment of Foreign Investors."

         Final Treasury regulations issued on July 18, 2002 (the "New REMIC Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual

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interest to be attributable to a foreign permanent establishment or fixed base
(within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer; and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations.

         A transfer to an "eligible corporation", generally a domestic corporation, will satisfy the asset test if: (i) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, (ii) the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and (iii) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

         A transfer of a noneconomic residual interest will not qualify under the "formula test" unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated withholding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to applicable federal rate for short term debt interest. If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

         The New REMIC Regulations generally apply to transfers of noneconomic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a noneconomic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test, apply to transfers occurring on or after August 19, 2002.

         The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to general taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

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         Mark to Market Rules. Under IRS regulations, a REMIC Residual Interest
Security acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         General. If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code, in which case, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets and at the time those Pass-Through Securities are issued, special counsel to the depositor will deliver an opinion generally to that effect. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans. With Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct fees under Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act").

         Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other

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common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "---Taxation of Debt Securities; Market Discount" and "---Premium" above.

         In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

         Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points---i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for

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those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

         Under some circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest Weighted Securities.

         Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments; (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

         Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price a holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition of the security. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder's income if the yield on a Regular Interest Security had equaled 110% of the applicable Federal Rate as of the beginning of the holder's holding period, over (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

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MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC Residual Security, may, under some circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

         (1) fails to furnish the trustee with its taxpayer identification number;

         (2)  furnishes the trustee an incorrect taxpayer identification number;

         (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

         (4) under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation. Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders of Residual Interest Securities should assume that that income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be

                                      107
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taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "---Taxation of Holders of Residual Interest Securities---Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation, then assuming compliance with the related agreement and related documents and applicable law, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes, and upon the issuance of those securities, will deliver an opinion generally to that effect. If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes---i.e.---any excess of the principal amount of the notes over their issue price---does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations. If these

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conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a short-term note---with a fixed maturity date of not more than one year from the issue date of that note---may be subject to special rules. An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8 BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W 8 BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

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         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

         A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund. This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus. The following discussion assumes that the certificates represent equity interests in a partnership.

         The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist

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primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement---here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

         (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

         (2) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

         (3) prepayment premium payable to the holders of certificates for that month; and

         (4) any other amounts of income payable to the holders of certificates for that month.

         The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

         An individual taxpayer's share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

         Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust

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

fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

         If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

         Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated. The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A holder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

         The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code. In order

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to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a certificate represents an interest will constitute a securitization partnership for this purpose.

         Administrative Matters. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee under a trust agreement will file a partnership information return (IRS Form
1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. That information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) some information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Holders of Certificates. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is

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allocable to foreign holders of certificates pursuant to Section 1446 of the
Code, as if that income were effectively connected to a U.S. trade or business, at the highest rate of tax applicable to their domestic counterparts in the case of foreign holders that are taxable as corporations and all other foreign holders, respectively. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8 BEN, IRS Form W 9 or the holder's certification of nonforeign status signed under penalties of perjury.

         The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created in the United States or organized under the laws of the United States or any state or the District of Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W 8 BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

         ERISA and Section 4975 of the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested. Generally, ERISA applies to investments made by these Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any

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authority or control respecting the management or disposition of the assets of a
Plan is considered to be a fiduciary of that Plan, subject to exceptions not here relevant.

         Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code, including under the prohibited transaction rules described in this prospectus, of the acquisition and ownership of those securities.

         Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, within other applicable federal and state law. However, any governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PROHIBITED TRANSACTIONS

         Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and "disqualified persons", within the meaning of the Code, and "parties in interest", within the meaning of ERISA, who have specified relationships to the Plan, unless an exemption applies. Therefore, a Plan fiduciary or any other person using the assets of a Plan and considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, or whether there is an applicable exemption.

         Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities---for example,

         o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

         o PTCE 95-60, which exempts certain transactions by insurance company general accounts;

         o PTCE 91-38, which exempts certain transactions by bank collective investment funds;

         o PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or

         o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Plans.

PLAN ASSET REGULATION

         The DOL has issued Plan Asset Regulations, which are final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. (29 C.F.R. ss.2510.3-101.) The Plan Asset Regulations describe the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" so that any person who exercises control over those assets

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would be subject to ERISA's fiduciary standards. Under the Plan Asset
Regulations, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of that investment, any of the underlying assets of the entity. However, the Plan Asset Regulations provide that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security"---defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934---nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless an exception applies. If the securities were deemed to be equity interests and no statutory, regulatory or administrative exception applies, the trust fund could be considered to hold plan assets by reason of a Plan's investment in the securities. Those plan assets would include an undivided interest in any assets held by the trust fund. In that event, the trustee and other persons, in providing services with respect to the trust fund's assets, may be Parties in Interest with respect to those Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund's assets.

         Under the Plan Asset Regulations, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulations, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the Plan Asset Regulation.

PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

         In Prohibited Transaction Class Exemption 83-1, the DOL exempted from ERISA's prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTCE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTCE 83-1 are satisfied, investments by a Plan in Single Family Securities will be exempt from the prohibitions of ERISA Sections 406(a) and 407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Securities at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving subordinate securities. Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTCE 83-1, the term "mortgage pool pass-through certificate" would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified percentage of future interest payments, greater than 0%, and a specified percentage of future principal payments, greater than 0%, on the loans. It is not clear whether a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a "mortgage pass-through certificate" for purposes of PTCE 83-1.

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         PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

         (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

         (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

         (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

         The depositor believes that the first general condition referred to above will be satisfied with respect to the Single Family Securities in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus with respect to those Single Family Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of Single Family Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

         Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

THE UNDERWRITER'S EXEMPTION

         The DOL has granted to J.P. Morgan Securities Inc. an administrative exemption from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including securities, issued by entities, including trusts, holding investment pools that consist of receivables, loans, and other obligations that meet the conditions and requirements of the Exemption and for which J.P. Morgan Securities Inc. is the sole underwriter, the manager or co-manager of the underwriting syndicate, or a placement agent.

         Among the conditions that must be satisfied for the Exemption to apply are the following:

         (1) the acquisition of the securities by a Plan is on terms, including the price for those securities, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (2) unless the investment pool contains only certain types of collateral, such as fully-secured mortgages on real property (a "Designated Transaction") the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

         (3) the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from at least one Rating Agency;

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         (4)  the trustee must not be an affiliate of any other member of the
              Restricted Group, other than an underwriter;

         (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting those securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets investment pool represents not more than the fair market value of those assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person's services under the related agreement and reimbursements of that person's reasonable expenses in connection with providing those services; and

         (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

         The trust fund must also meet the following requirements:

         (a) the investment pool must consist solely of assets of the type that have been included in other investment pools;

         (b) securities evidencing interests in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a Rating Agency for at least one year prior to the Plan's acquisition of the securities; and

         (c) securities evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

         The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and meet the conditions of the Exemption. Generally, mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the trust within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date.

         The Exemption permits the Trust Fund to hold certain types of interest rate swap agreements, yield supplement agreements or cap agreements, subject to the conditions of the Exemption. In the event securityholders receive payments under such agreements, these conditions will be described in the related prospectus supplement.

         Moreover, the Exemption provides relief from some self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire mortgage-backed or asset-backed securities in a trust containing receivables on which that person, or its affiliate, is obligor, provided that, among other requirements:

         (1) neither that person nor its affiliate is an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the investment pool;

         (2) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

         (3) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

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         (4)  a Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

         (5) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

         The Exemption may apply to the acquisition, holding and transfer of the securities by Plans if all of the conditions of the Exemption are met, including those within the control of the investor.

INSURANCE COMPANY PURCHASERS

         Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the Exemption or such other exemption were satisfied, that the Exemption or such other exemption would apply to all transactions involving a trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

         Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the Exemption and the availability of exemptive relief under any class exemption.

                                LEGAL INVESTMENT

         The prospectus supplement for each series of securities will specify which, if any, of the classes of offered securities constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered securities that will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in or secured by a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities) under various legal investment restrictions, and thus the ability of

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investors subject to these restrictions to purchase those offered securities, may be subject to significant interpretive uncertainties. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

         As "mortgage related securities", the SMMEA Securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities.

         Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered securities satisfying the rating and qualified originator requirements for "mortgage related securities", but evidencing interests in or secured by a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in the SMMEA Securities only to the extent provided in that legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities: without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. sec. 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift


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institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

         All depository institutions considering an investment in the offered securities, whether or not the class of securities under consideration for purchase constitutes a "mortgage related security", should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of certain classes of the offered securities as "mortgage related securities," no representations are made as to the proper characterization of the offered securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

         The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

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

         Alternatively, the prospectus supplement may specify that securities will be distributed by J. P. Morgan Securities Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If JPMorgan acts as agent in the sale of securities, JPMorgan will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that JPMorgan elects to purchase securities as principal, JPMorgan may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

         If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement. In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities. That underwriter may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale.

         The depositor will indemnify JPMorgan and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments JPMorgan and any other underwriters may be required to make in respect of those civil liabilities.

         The securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

         As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

                                  LEGAL MATTERS

         The validity of the securities of each series, and the material federal income tax consequences with respect to that series will be passed upon for the depositor by McKee Nelson LLP or any other counsel identified in the prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, except in the case where the trust fund is formed as a statutory business trust, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. In the case where the trust fund is formed as a statutory business trust, the trust's financial statements will be included in the related prospectus supplement in reliance upon the report of the independent certified public accountants named in the prospectus supplement.

                                     RATING

         It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

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

         Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency's assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined in accordance with criteria established by each rating agency rating classes of that series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. This could be particularly the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties. In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                       WHERE YOU CAN FIND MORE INFORMATION

         The depositor, as originator of each trust, has filed with the SEC a registration statement under the Securities Act of 1933, with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but the registration statement includes additional information. You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC's public reference facility at 100 F Street, N.E., Washington, D.C. 20548. In addition, the SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed. The internet address of this site is http://www.sec.gov. You may obtain more information on the operation of the SEC's public reference facility by calling the SEC at 1-800-SEC-0330.

         Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar


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year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor on Form 8-K or Form 10-D pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities.

                             STATIC POOL INFORMATION

         The depositor shall make available any of the sponsor's material static pool information as required under the SEC's rules and regulations. The static pool information for a particular series will be available online at an Internet website specified in the applicable prospectus supplement.

         The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.


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                                    GLOSSARY

         Whenever used in this prospectus, the following terms have the following meanings:

         "401(c) Regulations" means the published proposed regulations published by DOL on December 22, 1997 pursuant to Section 401(c) of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Compound Interest Securities" means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under "Description of the Securities---Categories of Classes of Securities".

         "Contingent Regulations" means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

         "Debt Securities" means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are Regular Interest Securities.

         "DOL" means the Department of Labor.

         "Eligible Corporation" means a domestic C corporation that is fully subject to corporate income tax.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exemption" means the administrative exemption that the DOL has granted to J. P. Morgan Securities Inc.

         "FHA Loan" means a mortgage loan insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949.

         "Interest Weighted Security" means, for federal income tax purposes and any REMIC, securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Pass-Through Securities.

         "JPMAC" means J.P. Morgan Mortgage Acquisition Corp.

         "JPMorgan" means J.P. Morgan Securities Inc.

         "OID" means with respect to any security, "original issue discount" under the Code with respect to the issuance of that security.

         "Parties in Interest" means, collectively, "disqualified persons" within the meaning of the Code and "parties in interest" under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the Code.

         "Pass-Through Security" means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.

         "Pay-Through Security" means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

         "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

         "Plan Asset Regulations" means the final regulations issued by DOL that define the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3 101).

         "Prepayment Assumption" means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

         "Property Improvement Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

         "Ratio Stripped Securities" means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

         "Regular Interests" or "Regular Interest Securities" means securities that are designated as "regular interests" in a REMIC in accordance with the Code.

         "Relief Act" means the Servicemembers Civil Relief Act.

         "REMIC" means a "real estate mortgage investment conduit" under the Code.

         "Residual Interests" or "Residual Interest Securities" means securities that are designated as "residual interests" in a REMIC in accordance with the Code.

         "Restricted Group" means, for any series, the seller, the depositor, J.P. Morgan Securities Inc. and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, each counterparty in an eligible swap agreement or any affiliate of any of those parties.

         "Single Family Securities" are certificates that represent interests in a pool consisting of loans of the type that may back the securities to be offered under this prospectus.

         "Stripped Security" means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

         "Title I Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

         "Title I Programs" means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

         "VA Loan" means a mortgage loan partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.

                                  $908,227,000
                                  (APPROXIMATE)

                       J.P. MORGAN MORTGAGE TRUST 2006-A6
                                 ISSUING ENTITY

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-A6

                     J.P. MORGAN MORTGAGE ACQUISITION CORP.
                               SPONSOR AND SELLER

                      J.P. MORGAN ACCEPTANCE CORPORATION I
                                    DEPOSITOR

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                                [JP MORGAN LOGO]

                               SEPTEMBER 28, 2006

     Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.